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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ROCHESTER MEDICAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
• Common stock, without par value ("Common Stock")

	(2)	Aggregate number of securities to which transaction applies:
• 12,359,643 shares of Common Stock, including shares of restricted stock ("Restricted Stock") (representing the number of shares of Common Stock outstanding on October 8, 2013); and
• options to purchase 638,944 shares of Common Stock, (as of October 8, 2013) ("Options").
• restricted stock units that are convertible into 116,314 shares of Common Stock (as of October 8, 2013) ("Restricted Stock Units").

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Calculated solely for the purpose of determining the filing fee. The transaction value was determined based upon the sum of:
• $247,192,860 (12,359,643 shares of Common Stock multiplied by $20.00 per share);

•

$12,778,880 (638,944 Options, with an exercise price of less than $20.00 per share and assuming all such Options are exercised rather than deducting the applicable exercise price of each Option); and

• $2,326,280 (Restricted Stock Units convertible into 116,314 shares of Common stock multiplied by $20.00 per share).

In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .00013640 by the proposed maximum aggregate value of the transaction of $262,298,020.
	(4)	Proposed maximum aggregate value of transaction: $262,298,020.
	(5)	Total fee paid: $35,777.45.
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SPECIAL MEETING OF SHAREHOLDERS—MERGER VOTE REQUIRED

Dear Shareholder of Rochester Medical Corporation:

        You are cordially invited to attend a special meeting of the shareholders of Rochester Medical Corporation, a Minnesota corporation, which will be held on November 13, 2013 at 2:00 p.m., local time, at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota.

        At the special meeting, you will be asked to consider and vote upon a proposal to approve a merger agreement pursuant to which Rochester Medical would be indirectly acquired by C. R. Bard, Inc. We entered into this merger agreement on September 3, 2013. If the merger is completed pursuant to the terms of the merger agreement, holders of our outstanding Common Stock will be entitled to receive $20.00 in cash, without interest or dividends, and less applicable withholding taxes, for each share of Common Stock they own immediately prior to the effective time of the merger.

        After careful consideration, our board of directors unanimously approved the merger agreement and determined the transactions contemplated by the merger agreement are advisable and fair to and in the best interests of our shareholders. Our board of directors unanimously recommends that Rochester Medical shareholders vote "FOR" the approval of the merger agreement.

        Your vote is very important. We cannot complete the merger unless the merger agreement is approved by holders of a majority of the outstanding shares of our Common Stock at the close of business on the record date for the special meeting. If you vote to "ABSTAIN", fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote "AGAINST" the proposal to approve the merger agreement.

        In addition, the Securities and Exchange Commission has adopted rules that require us to seek a non-binding, advisory vote with respect to certain payments that will or may be made to Rochester Medical's named executive officers by Rochester Medical based on or otherwise relating to the merger. Our board of directors unanimously recommends that Rochester Medical shareholders vote "FOR" the merger-related compensation proposal described in the accompanying proxy statement.

        The accompanying proxy statement provides more detailed information about the proposed merger and the special meeting. We encourage you to read the accompanying proxy statement carefully and in its entirety because it explains the proposed merger, the documents related to the merger and the special meeting.

        Thank you in advance for your continued support.

Sincerely,

ANTHONY J. CONWAY
President and Chief Executive Officer

        This proxy statement is dated October 10, 2013 and is first being mailed to shareholders of Rochester Medical Corporation on or about October 14, 2013.

Rochester Medical Corporation
One Rochester Medical Drive
Stewartville, MN 55976-1647

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 13, 2013

To the Shareholders of Rochester Medical Corporation:

        NOTICE IS HEREBY GIVEN THAT a special meeting of shareholders of Rochester Medical Corporation, a Minnesota corporation, will be held on November 13, 2013 at 2:00 p.m., local time, at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota (on the corner of Sixth Street and Nicollet Avenue in downtown Minneapolis):

          1.     To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 3, 2013, by and among C. R. Bard, Inc., Starnorth Acquisition Corp. and Rochester Medical Corporation;

          2.     To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to Rochester Medical's named executive officers in connection with the completion of the merger, which we refer to as the compensation proposal;

          3.     To consider and vote upon any proposal by Rochester Medical's board of directors to adjourn the special meeting, if necessary, to solicit additional proxies in support of Proposal 1 if there are not sufficient votes at the time of the special meeting in favor of approval of the merger agreement; and

          4.     To transact such other business as may properly come before the special meeting or any adjournments of the special meeting.

        Our board of directors has unanimously approved the merger agreement and recommends that Rochester Medical shareholders vote "FOR" the approval of the merger agreement. Our board of directors also recommends that Rochester Medical shareholders vote "FOR" the compensation proposal and "FOR" any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement.

        Our board of directors has fixed the close of business on September 30, 2013 as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. Only holders of record of shares of our Common Stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. At the close of business on the record date, Rochester Medical had outstanding and entitled to vote 12,359,643 shares of Common Stock. Rochester Medical shareholders who do not wish to accept the merger consideration for their shares and who do not vote in favor of the approval of the merger agreement may have dissenters' rights under Minnesota law in connection with the merger if they meet specified conditions. See the section of this proxy statement entitled "Dissenters' Rights" beginning on page 53.

        Your vote is very important, regardless of the number of shares you hold.    The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock at the close of business on the record date is required to approve the merger agreement. The affirmative vote of the holders of a majority of the shares of our common stock at the close of business on the record date that are present in person or represented by proxy at the special meeting and entitled to vote may approve the compensation proposal. The affirmative vote of the holders of a majority of the shares of our Common Stock at the close of business on the record date that are present in person or represented by proxy at the special meeting and entitled to vote may approve the compensation proposal. The affirmative vote of the holders of a majority of the shares of our Common Stock at the close of business on the record date that are present in person or represented by proxy at the special meeting and entitled to vote may approve any proposal by our board of directors to adjourn the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the approval of the merger agreement. The chairperson of the special meeting may also adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the approval of the merger agreement.

        Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the special meeting if you are unable to attend. You may also vote your shares by using a toll-free number or via the internet. If you submit your proxy but do not indicate how you wish to vote, your proxy will be counted as a vote "FOR" the approval of the merger agreement, "FOR" the compensation proposal and "FOR" any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement. If you do not vote, it will have the same effect as a vote "AGAINST" the proposal to approve the merger agreement and make it more difficult for Rochester Medical to achieve a quorum at the special meeting—so please vote. If you do not vote, it will not affect the outcome of the compensation proposal or any proposal to adjourn the special meeting, but will reduce the number of votes required to approve such a proposal. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

        This proxy statement contains detailed information about the merger and the other transactions contemplated by the merger agreement. Please read this proxy statement and the merger agreement attached to it as Annex A carefully and in their entirety. For specific instructions on how to vote your shares, please refer to the section of this proxy statement entitled "The Special Meeting" beginning on page 10.

By Order of the Board of Directors,

DAVID A. JONAS
Chief Financial Officer, Treasurer and Secretary

October 10, 2013

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

YOUR VOTE IS VERY IMPORTANT

        Ensure that your shares can be voted at the special meeting by submitting your proxy or contacting your broker, bank or other nominee. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting "AGAINST" the approval of the merger agreement.

        If your shares are registered in the name of a broker, bank or other nominee:    check the voting instruction card forwarded by your broker, bank or other nominee to see which voting options are available or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares are voted in favor of the proposals at the special meeting.

        If your shares are registered in your name:    submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares can be voted in favor of the proposals at the special meeting.

        Instructions regarding telephone and Internet voting are included on the proxy card.

        YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.

        If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact:

480 Washington Blvd.
26th Floor
Jersey City, New Jersey 07310
 (866) 767-8989 (Toll Free)

Banks and Brokerage Firms please call:
(212) 440-9800

i

Rochester Medical Corporation

        This proxy statement contains information related to our special meeting of shareholders to be held on November 13, 2013 at 2:00 p.m., local time, at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota (on the corner of Sixth Street and Nicollet Avenue in downtown Minneapolis), and at any adjournments or postponements thereof. We are furnishing this proxy statement to the shareholders of Rochester Medical Corporation as part of the solicitation of proxies by Rochester Medical's board of directors for use at the special meeting.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

        The following are some questions that you, as a shareholder of Rochester Medical, may have regarding the proposed merger and the special meeting of Rochester Medical shareholders as well as brief answers to such questions. We urge you to read carefully the entirety of this proxy statement because the information in this section does not provide all the information that may be important to you with respect to the approval of the merger agreement. Additional important information is also contained in the annexes to this proxy statement.

        Throughout this proxy statement we refer to Rochester Medical Corporation as "Rochester Medical" and as "we," "our," "us" and similar words.

Q:
When and where is the special meeting of our shareholders?

A:
The special meeting of Rochester Medical shareholders will take place on November 13, 2013 at 2:00 p.m., local time, at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota (on the corner of Sixth Street and Nicollet Avenue in downtown Minneapolis).

Q:
What matters will be voted on at the special meeting?

A:
We have entered into an Agreement and Plan of Merger (which we refer to in this proxy as the "merger agreement") with C. R. Bard, Inc., a New Jersey corporation (which, together with any of its assignees, we refer to in this proxy statement as "Bard"), and its wholly owned subsidiary, Starnorth Acquisition Corp., a Minnesota corporation (which we refer to in this proxy statement as "Merger Sub"). Under the terms of the merger agreement, Merger Sub will merge with and into Rochester Medical, with Rochester Medical (which we sometimes refer to in this proxy statement as the "surviving corporation") surviving the merger and becoming Bard's wholly owned subsidiary.

  In order to complete the merger, we must obtain the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock. At the special meeting, you will be asked to consider and vote on the approval of the merger agreement. In addition, you will be asked to consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to Rochester Medical's named executive officers in connection with the completion of the merger (which we sometimes refer to in this proxy statement as the "compensation proposal"). You may be asked to consider and vote on a proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement. This proxy statement contains important information about the merger and the special meeting, and you should read it carefully in its entirety.

  Your vote is very important, regardless of the number of shares you hold.    We encourage you to vote as soon as possible. The enclosed voting materials allow you to vote your shares without attending the special meeting of Rochester Medical shareholders. For more specific information on how to vote, please see the questions and answers below and the section of this proxy statement entitled "The Special Meeting" beginning on page 10.

Q:
As a Rochester Medical shareholder, what will I receive upon completion of the merger?

A:
If the merger is completed, you will receive merger consideration of $20.00 in cash for each share of our Common Stock that you own, without interest or dividends, and less applicable withholding taxes (which amount we sometimes refer to in this proxy statement as the "merger consideration").

Q:
How does the per share merger consideration compare to the market price of Common Stock prior to announcement of the merger?

A:
The $20.00 per share cash merger consideration represents approximately a 53% premium over $13.09, the closing price our Common Stock on the NASDAQ on August 30, 2013, the last full trading day before the public announcement of the merger agreement. It represents a 36% premium to Rochester Medical's 60-day trading average price of $14.73 per share and a 68% premium over the volume-weighted average price of $11.94 per share over the five-year period ended on August 30, 2013.

Q:
What do I need to do now?

A:
After you carefully read this proxy statement in its entirety, including its annexes, consider how the merger affects you and then vote or provide voting instructions as described in this proxy statement. We encourage you to read the proxy statement carefully and in its entirety, consider your options and please vote, as your vote is very important.

Q:
Who can vote and attend the special meeting?

A:
All shareholders of record as of the close of business on September 30, 2013, the record date set by our board of directors for the special meeting, are entitled to receive notice of and to attend and vote at the special meeting, or any postponement or adjournment thereof. If you want to attend the special meeting and your shares are held in an account at a brokerage firm, bank or other nominee, you must bring to the special meeting a proxy from the record holder (your broker, bank or nominee) of the shares authorizing you to vote at the special meeting.

Q:
What constitutes a quorum at the special meeting?

A:
In order to constitute a quorum and to transact business at the special meeting, a majority of the outstanding shares of our Common Stock on the record date must be represented at the special meeting, either in person or by proxy. Shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Q:
What vote of our shareholders is required to approve the merger agreement?

A:
The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock at the close of business on the record date is required to approve the merger agreement. Because the vote is based on the number of votes entitled to be cast, rather than the number of votes cast, failure to vote your shares and votes to "ABSTAIN" will have the same effect as voting "AGAINST" the approval of the merger agreement—so please vote. As a condition to Bard and Merger Sub entering into the merger agreement, our directors and executive officers entered into a voting agreement with Bard pursuant to which they have agreed, among other things, to vote the shares owned by them in favor of the approval of the merger agreement. As of September 30, 2013, the record date for the special meeting, a total of 1,386,825 shares of our Common Stock, representing approximately 11.2% of the shares of our Common Stock outstanding and entitled to vote as of that date, were subject to the voting agreement. See the section of this proxy statement entitled "The Merger—Voting Agreement" beginning on page 44 and Annex B hereto.

Q:
How many votes are required to approve the compensation proposal?

A:
The Securities and Exchange Commission has adopted rules that require us to seek a non-binding advisory vote with respect to certain payments that will or may be made to Rochester Medical's named executive officers by Rochester Medical based on or otherwise relating to the merger. The vote to approve the compensation proposal is advisory and, therefore, will not be binding on Rochester Medical. However, Rochester Medical's board of directors values the opinions of Rochester Medical's shareholders, and Rochester Medical's board of directors will consider shareholders' concerns and will evaluate whether any actions are necessary to address those concerns. Rochester Medical's board of directors will consider the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon as advisory approval of the compensation proposal.

Q:
How can the special meeting be adjourned, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting in favor of approval of the merger agreement?

A:
The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock present in person or by proxy at the special meeting and entitled to vote may adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement. Failure to vote your shares will not affect the outcome of any proposal to adjourn the special meeting, but will reduce the number of votes required to approve such a proposal. Votes to "ABSTAIN" will have the same effect as voting "AGAINST" any proposal by our board of directors to adjourn the special meeting. No proxy that is specifically marked "AGAINST" approval of the merger proposal will be voted in favor of the meeting adjournment proposal, unless it is specifically marked "FOR" the discretionary authority to adjourn the special meeting to a later date.

Q:
How many votes do Rochester Medical shareholders have?

A:
Each holder of record of our Common Stock as of September 30, 2013 will be entitled to one vote for each share of Common Stock held on that date.

Q:
How does Rochester Medical's board of directors recommend I vote?

A:
At a meeting held on September 3, 2013, our board of directors unanimously determined that the merger is advisable and fair to and in the best interests of our shareholders, and authorized and approved the merger agreement and the other transactions contemplated by the merger agreement, including the merger and the voting agreement referred to in the merger agreement. Accordingly, our board of directors unanimously recommends that you vote "FOR" the approval of the merger agreement. Our board of directors also unanimously recommends that Rochester Medical shareholders vote "FOR" the compensation proposal and "FOR" any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement.

Q:
How do I vote my shares?

A:
If you are a shareholder of record as of the record date, you can give a proxy to be voted at the special meeting in any of the following ways:

•
over the telephone by calling a toll-free number;

•
electronically, using the internet; or

•
by completing, signing and mailing the enclosed proxy card.

  The telephone and internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record as of the record date and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your completed and signed proxy card to us before the special meeting.

  If you hold your shares in "street name" through a broker, bank or nominee, you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares, and telephone and internet voting is also encouraged for shareholders who hold their shares in "street name."

Q:
May I vote my shares in person at the meeting?

A:
Yes. If you are a shareholder of record as of the record date, you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card. If your shares are held in "street name," you must request a legal proxy from the broker, bank or nominee that holds your shares and present that proxy and proof of identification at the special meeting to vote your shares.

Q:
May I change my vote after I have submitted my proxy?

A:
Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by voting in person at the meeting. Your proxy will not be revoked by your attendance at the meeting unless you specifically request to revoke it. If you hold your shares in "street name" and have instructed a broker, bank or nominee to vote your shares, you must follow directions received from your broker, bank or nominee to change those instructions.

Q:
If my broker, bank or nominee holds my shares in "street name," will they vote my shares for me?

A:
Your broker, bank or nominee will not be able to vote your shares without instructions from you. You should instruct your broker, bank or nominee to vote your shares following the procedure provided by your broker, bank or nominee. Without instructions, your shares will not be voted, which will have the effect of a vote "AGAINST" the approval of the merger agreement.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your

v

  shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card or voting instruction card that you receive, or, if you submit your proxy vote by telephone or internet, vote once for each proxy card you receive.

Q:
What happens if I do not vote, whether by attending the special meeting in person, returning a proxy card or through telephone or internet voting procedures?

A:
The failure to vote will have the same effect as voting "AGAINST" the approval of the merger agreement. The failure to vote will not affect the outcome of the vote on the compensation proposal or any proposal by our board of directors to adjourn the special meeting but will reduce the number of votes required to approve such a proposal.

Q:
Is the merger expected to be taxable to me for U.S. federal income tax purposes?

A:
The exchange of shares of our Common Stock for the merger consideration will be a taxable transaction to our shareholders for U.S. federal income tax purposes.

  You should read the section of this proxy statement entitled "Material U.S. Federal Income Tax Consequences" beginning on page 54 for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your own tax advisor as to the tax consequences of the merger to you.

Q:
Should I send in my Rochester Medical share certificates now?

A:
No. Promptly after the merger is completed, each holder of record immediately prior to the effective time of the merger will be sent a letter of transmittal, together with written instructions for exchanging share certificates for the applicable portion of the merger consideration in cash. These instructions will tell you how and where to send in your certificates in exchange for your cash consideration. You will receive your cash payment after the exchange agent receives your stock certificates and any other documents requested in the instructions.

Q:
What should I do if I have lost my share certificates?

A:
The materials you are sent after the completion of the merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. You may also be required to provide a customary indemnity agreement to Rochester Medical in order to cover any potential loss.

Q:
What happens if I sell my shares before the special meeting?

A:
The record date of the special meeting is earlier than the special meeting and the date that the merger is expected to be completed. If you transfer your shares of our Common Stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but you will have transferred the right to receive the merger consideration. In order to receive the merger consideration, you must hold your shares of Common Stock through completion of the merger.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger promptly. We expect the merger to close in the fourth calendar quarter of 2013. However, in addition to obtaining shareholder approval, we must satisfy all other closing conditions contained in the merger agreement, including the expiration or termination of applicable regulatory waiting periods under the Hart-Scott-Rodino Antitrust

  Improvements Act of 1976, as amended (including the rules and regulations promulgated thereunder, the "HSR Act"), and under any applicable foreign antitrust laws, so we cannot be certain of the timing of the completion of the merger.

Q:
Is Bard's obligation to complete the merger subject to Bard's receipt of financing?

A:
No. Bard must complete the merger regardless of whether it receives financing.

Q:
Am I entitled to dissenters' rights?

A:
Under Minnesota law, holders of our Common Stock who do not vote in favor of approval of the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the approval of the merger agreement and they comply with Minnesota law procedures explained in this proxy statement. For additional information about dissenters' rights, see the section of this proxy statement entitled "Dissenters' Rights" beginning on page 53 and Annex D hereto.

Q:
How will the merger affect my Options?

A:
If we complete the merger, at the effective time of the merger, each outstanding and unexercised Option to purchase shares of our Common Stock will immediately fully vest and be canceled in exchange for the right to receive an amount equal to the total number of shares subject to the Option as of the effective time of the merger multiplied by the excess, if any, of the merger consideration over the exercise price, less applicable withholdings.

Q:
How will the merger affect my Restricted Stock and Restricted Stock Units?

A:
If we complete the merger, at the effective time of the merger, each outstanding share of Restricted Stock will be canceled and converted into the right to receive the merger consideration, less applicable withholdings.

  If we complete the merger, at the effective time of the merger, the performance period relating to each Restricted Stock Unit that is outstanding will end at the effective time of the merger and the vesting of each Restricted Stock Unit will be determined by the compensation committee of Rochester Medical as required by the underlying award agreements. Each Restricted Stock Unit that vests will be canceled and converted into the right to receive the merger consideration that the holder would have been entitled to receive had the Restricted Stock Unit been settled immediately prior to the effective time of the merger, less applicable withholdings. Each Restricted Stock Unit that does not vest will be canceled without payment.

Q:
Do any Rochester Medical directors or officers have interests in the merger that may differ from those of Rochester Medical shareholders?

A:
Yes. Our executive officers are parties to change in control agreements which provide the officers with the opportunity to earn cash retention payments if they remain employed by us for twelve months following such change in control. The change in control agreements also provide for severance payments if the officers' employment is terminated within twelve months following a change in control by us without cause or by the officer for good reason. Further, the change in control agreements generally require us to continue to maintain welfare benefit plans for the benefit of the officers and their dependents for a period terminating on the earlier of (i) twelve months after the date of termination or (ii) the commencement date of equivalent benefits from a new employer.

  In addition, Options held by our executive officers and directors at the effective time of the merger will be accelerated and canceled in exchange for the right to receive a cash payment equal to the merger consideration less the per share exercise price associated with such Options, and shares of Restricted Stock and certain Restricted Stock Units held by our executive officers will fully vest and be converted into the right to receive the merger consideration. In addition, indemnification arrangements for our directors and officers will be continued if the merger is completed. See "Interests of our Directors and Executive Officers in the Merger" beginning on page 45 for a description of these agreements as well as a description of other rights of our directors and executive officers that come into effect in connection with the merger.

Q:
Who is paying for this proxy solicitation?

A:
Rochester Medical is conducting this proxy solicitation and will bear the cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. We have retained Georgeson Inc. to assist in the solicitation of proxies for the special meeting for a base fee of $8,000, additional telephone service fees on a per shareholder contact basis and reimbursement for costs and expenses incurred. Our directors, officers and employees may also solicit proxies by personal interview, mail, email, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding proxy and solicitation materials to beneficial owners. If you choose to submit your proxy by telephone, you are responsible for any related telephone charges you may incur. If you choose to submit your proxy over the internet, you are responsible for any related internet access charges you may incur.

Q:
Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

480 Washington Blvd.
26th Floor
Jersey City, New Jersey 07310
 (866) 767-8989 (Toll Free)

Banks and Brokerage Firms please call:
(212) 440-9800

SUMMARY

        This summary highlights the most material terms of the proposed merger. While this summary describes the principal terms of the merger, this summary may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement and the documents to which we have referred you. In particular, you should read the annexes attached to this proxy statement, including the Agreement and Plan of Merger, dated as of September 3, 2013, by and among Rochester Medical, Bard and Merger Sub, which is attached as Annex A to this proxy statement. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. See the section of this proxy statement entitled "Where You Can Find More Information" beginning on page 78.

The Parties to the Merger

Rochester Medical Corporation

        Rochester Medical Corporation develops, manufactures and markets, domestically and internationally, a broad line of innovative, technologically enhanced PVC-free and latex-free urinary continence and urine drainage care products for patients who generally use such products at home. A small percentage of our urological products also are used in the acute care market, which generally includes hospitals and extended care treatment facilities. We also sell certain ostomy and wound and scar care products and other brands of urological products worldwide. Rochester Medical's principal executive offices are located at One Rochester Medical Drive, Stewartville, MN 55976, and its telephone number is (800) 615-2364. Rochester Medical's common stock is publicly traded on the NASDAQ Global Market under the symbol "ROCM." Additional information regarding Rochester Medical is contained in our filings with the Securities and Exchange Commission, or the "SEC". See the section of this proxy statement entitled "Where You Can Find More Information" beginning on page 78.

C. R. Bard, Inc.

        C. R. Bard, Inc., a New Jersey corporation, is a multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products. Bard's principal executive offices are located at 730 Central Avenue, Murray Hill, New Jersey 07974, and its telephone number is (800) 367-2273. Bard's common stock is publicly traded on the New York Stock Exchange under the symbol "BCR."

Starnorth Acquisition Corp.

        Starnorth Acquisition Corp. a Minnesota corporation and a wholly owned subsidiary of Bard, was formed solely for the purpose of facilitating Bard's acquisition of Rochester Medical. Starnorth Acquisition Corp. has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the merger, Starnorth Acquisition Corp. will merge with and into Rochester Medical and will cease to exist. Starnorth Acquisition Corp.'s principal executive offices are located at 730 Central Avenue, Murray Hill, New Jersey 07974, and its telephone number is (800) 367-2273.

The Merger (See Page 14)

        This proxy statement relates to the proposed acquisition of us by Bard pursuant to an Agreement and Plan of Merger, dated as of September 3, 2013, among Bard, Merger Sub and us. We have attached a copy of this agreement, which we refer to as the merger agreement, as Annex A to this proxy statement. We encourage you to read the merger agreement in its entirety. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Rochester Medical. As a result of the merger, we will continue as the surviving corporation and become a wholly owned subsidiary of Bard.

Effect on Capital Stock (See Page 58)

        If the merger is completed, you will receive the merger consideration of $20.00 in cash for each share of our Common Stock that you own immediately prior to the effective time of the merger, without interest or dividends and less applicable withholding taxes, unless you exercise and perfect your dissenters' rights under Minnesota law. Upon completion of the merger, shareholders of Rochester Medical will no longer have any equity or ownership interest in Rochester Medical.

        As described in the section of this proxy statement entitled "The Merger Agreement—Effect on Capital Stock" beginning on page 58, pursuant to the merger agreement, the merger consideration is subject to adjustment only if Rochester Medical changes the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for Common Stock prior to the effective time of the merger as a result of any reclassification, stock split, reverse stock split, stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction.

Effect on Options (See Page 59)

        Each Option that is unexercised and outstanding immediately prior to the effective time of the merger will, at such time, fully vest and be canceled in exchange for the right to receive an amount equal to the total number of shares of Common Stock subject to the Option multiplied by the excess, if any, of the merger consideration over the exercise price of the Option, less applicable withholding taxes.

Effect on Restricted Stock and Restricted Stock Units (See Page 59)

        Each share of Restricted Stock that is outstanding immediately prior to the effective time of the merger will, as such time, be canceled and converted into the right to receive the merger consideration, less applicable withholding taxes.

        At the effective time of the merger, the performance period relating to each Restricted Stock Unit that is outstanding will end at the effective time of the merger and the vesting of each Restricted Stock Unit will be determined by the compensation committee of Rochester Medical as required by the underlying award agreements. Each Restricted Stock Unit that vests will be canceled and converted into the right to receive the merger consideration that the holder would have been entitled to receive had the Restricted Stock Unit been settled immediately prior to the effective time of the merger, less applicable withholding taxes. Each Restricted Stock Unit that does not vest will be canceled without payment.

The Merger Agreement (See Page 57)

        The obligations of each of Bard and Merger Sub, on the one hand, and us, on the other hand, to complete the merger depend on the satisfaction or waiver, on or prior to the effective time of the merger, of a number of conditions, including:

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  receipt of the required vote to approve the merger agreement by our shareholders at the special meeting;

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  the absence of an order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award issued by a government or governmental or regulatory body (which we sometimes refer to in this proxy statement as a "legal proceeding") that prevents the completion of the merger and no law shall have been enacted or be deemed applicable to the merger that makes the completion of the merger illegal;

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  the absence of any pending or threatened legal proceeding or enforcement action by any governmental body that prevents the performance of the merger agreement or the completion of the merger, or declares the merger unlawful;

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  expiration or termination of the applicable waiting period under the HSR Act and completion of all filings with or receipt of all permits, authorizations, consents and approvals of or expirations of waiting periods imposed by any other governmental antitrust authority and required to complete the merger;

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  each party's respective representations, and warranties in the merger agreement are true and correct, subject to certain qualifications; and

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  each party having performed in all material respects its respective obligations under the merger agreement.

        The obligation of Bard and Merger Sub to complete the merger is subject to the additional conditions that:

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  no material adverse effect (as defined in the merger agreement and described under "The Merger Agreement—Material Adverse Effect") on us shall have occurred since the date of the merger agreement;

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  no more than 10% of the outstanding shares of Common Stock shall be dissenting shares;

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  the absence of any pending or threatened legal proceeding or enforcement action to which Rochester Medical or any of its subsidiaries is subject, that prevents the performance of the merger agreement or the completion of the merger, or declares the merger unlawful; and

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  no more than 116,314 Restricted Stock Units shall be permitted to vest.

        The merger is not conditioned upon Bard or Merger Sub obtaining financing.

Termination

        The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval by our shareholders of the merger agreement:

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  by mutual written consent of Bard and us;

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  by either Bard or us, if:

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  the merger has not occurred on or before February 19, 2014 (or, if the terminating party is not in breach of its obligations that has been the cause of, or resulted in, the failure of the closing of the merger to occur; and provided, further, that all conditions of closing have been waived or satisfied, the termination date may be extended until May 20, 2014);

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  a special meeting is held and we do not obtain the required shareholder approval in favor of approval of the merger agreement at such meeting;

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  by Bard, if:

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  any incurable breach by us or any curable breach by us that is not cured within fifteen days after written notice is given by Bard, of any of our representations, warranties, covenants or agreements in the merger agreement that would result in the conditions to Bard's or all parties' obligations to complete the merger not being satisfied; or

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    our board of directors or any committee has effected an adverse recommendation (as defined in the merger agreement and described under "The Merger Agreement—No Solicitation of Alternative Transactions");

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  by us, if:

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  any incurable breach by Bard or Merger Sub or any curable breach by Bard or Merger Sub that is not cured within fifteen days after written notice is given by us, of any of its representations, warranties, covenants or agreements in the merger agreement that would result in the conditions to our or all parties' obligations to complete the merger not being satisfied; or

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  we accept a superior proposal in compliance with our non-solicitation obligations under the merger agreement, and pay Bard the $7,868,941 termination fee as a condition to the effectiveness of such termination.

Termination Fee; Expenses

        In the event that Bard terminates the merger agreement due to:

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  our adverse recommendation, or

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  our uncured or incurable breach of any of our representations, warranties, covenants or agreements in the merger agreement, which would result in the conditions to Bard's or all parties' obligations to complete the merger not being satisfied, then we must pay to Bard a termination fee of $7,868,941 within two business days following such termination.

        In the event that we terminate the merger agreement in connection with accepting a superior proposal in compliance with our non-solicitation obligations under the merger agreement, then we must pay Bard a termination fee of $7,868,941 concurrently with any such termination as a condition to the effectiveness of such termination.

        In the event either the merger agreement is terminated by either Bard or us because we held a special meeting and we did not obtain the required shareholder approval in favor of approval of the merger agreement in that meeting, then we must pay to Bard its documented fees and expenses incurred or paid in connection with the merger, but no more than $2,000,000, no later than two business days after receipt of documentation supporting such expenses. If, concurrently with or within twelve months after:

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  any such termination described in the immediately preceding sentence, or

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  the merger agreement is terminated by us because the merger has not occurred on or before February 19, 2014 or, in specified circumstances, May 20, 2014, in either case, prior to the termination of the merger agreement, (i) any acquisition proposal (which, solely for the purposes of determining whether the termination fee is payable in this instance, acquisition proposal will have the meaning set forth in this proxy statement, except that all references to "20% or more" shall be deemed references to "more than 50%") is made, and (ii) Rochester Medical enters into a definitive adverse acquisition agreement with any third party other than Bard or its affiliates, then we must pay to Bard the termination fee of $7,868,941 within two business days following the entry into such definitive agreement; provided that, the amount of any expenses previously paid to Bard will be credited against the payment of the termination fee.

        If we fail to promptly pay the amounts due as described above, and, in order to obtain such payment Bard commences a suit which results in a judgment against us, then we must pay Bard's reasonable costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amounts due.

No Solicitation of Alternative Transactions

        The merger agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party with respect to an acquisition proposal (as defined in the merger agreement and described under "The Merger Agreement—No Solicitation of Alternative Transactions"). Notwithstanding these restrictions, the merger agreement provides that under specified circumstances if, prior to the approval of the merger agreement by our shareholders, we receive an unsolicited acquisition proposal from a third party that our board of directors determines in good faith, after consultation with our outside legal counsel and financial advisor, is a superior proposal (as defined in the merger agreement and described under "The Merger Agreement—No Solicitation of Alternative Transactions"), we may furnish non-public information to that third party and engage in negotiations with that third party.

        The merger agreement also contains restrictions on our board of directors' ability to make an adverse recommendation (as defined in the merger agreement and described under "The Merger Agreement—No Solicitation of Alternative Transactions"). Notwithstanding these restrictions, the merger agreement provides that under specified circumstances, prior to the approval of the merger agreement by our shareholders, our board of directors may make an adverse recommendation in response to a superior proposal or intervening event (as defined in the merger agreement and described under "The Merger Agreement—No Solicitation of Alternative Transactions").

Recommendation of our Board of Directors (See Page 27)

        After careful consideration of the factors described in the section of this proxy statement entitled "The Merger—Recommendation of our Board of Directors" beginning on page 27, our board of directors unanimously:

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  determined that the merger is advisable and fair to and in the best interests of our shareholders;

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  authorized and approved the merger agreement and the other transactions contemplated by the merger agreement, including the voting agreement referred to in the merger agreement; and

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  recommends that our shareholders approve the merger agreement.

        Our board of directors also unanimously recommends that Rochester Medical shareholders vote "FOR" the compensation proposal and "FOR" any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement.

        See the section of this proxy statement entitled "The Merger—Recommendation of our Board of Directors" beginning on page 27.

Special Committee—Business Combination Act / Control Share Acquisition Act (See Page 30)

        In order to comply with the anti-takeover provisions of the Minnesota Business Corporation Act (the "MBCA"), the merger agreement and the related voting agreement were approved by our board of directors and a special committee of our board of directors. See the section of this proxy statement entitled "The Merger—Special Committee—Business Combinations Act / Control Share Acquisitions Act" beginning on page 30.

The Special Meeting (See Page 10)

        Time, Date and Place.    A special meeting of our shareholders will be held on November 13, 2013 at 2:00 p.m., local time, at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota (on the corner of Sixth Street and Nicollet Avenue in downtown Minneapolis), to consider and vote upon a proposal to approve the merger agreement, consider and vote upon a non-binding, advisory proposal to approve the compensation that may become payable to Rochester Medical's named executive officers in connection with the completion of the merger, and consider and vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement.

        Record Date and Voting Power.    You are entitled to vote at the special meeting if you owned shares of our Common Stock at the close of business on September 30, 2013, the record date set by our board of directors for the special meeting. You will have one vote at the special meeting for each share of our Common Stock you owned at the close of business on the record date. As of the record date, there were 12,359,643 shares of our Common Stock outstanding and entitled to be voted at the special meeting.

        Required Vote.    The approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock as of the close of business on the record date. As a condition to Bard and Merger Sub entering into the merger agreement, our directors and executive officers have entered into a voting and support agreement with Bard pursuant to which they have agreed, among other things, to vote an aggregate of 1,386,825 shares of our Common Stock owned by them, representing approximately 11.2% of the shares of our Common Stock outstanding as of September 30, 2013, the record date for the special meeting, in favor of the approval of the merger agreement. See the section of this proxy statement entitled "The Merger—Voting Agreement" beginning on page 44 and Annex B hereto. If you vote to "ABSTAIN", in person or by proxy, it will have the same effect as a vote "AGAINST" approval of the merger agreement. If you vote to "ABSTAIN", fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee it will have the same effect as a vote "AGAINST" approval of the merger agreement.

        The Securities and Exchange Commission has adopted rules that require us to seek a non-binding advisory vote with respect to certain payments that will or may be made to Rochester Medical's named executive officers by Rochester Medical based on or otherwise relating to the merger. The vote on the compensation proposal is advisory and, therefore, will not be binding on Rochester Medical. However, Rochester Medical's board of directors values the opinions of Rochester Medical's shareholders, and Rochester Medical's board of directors will consider shareholders' concerns and will evaluate whether any actions are necessary to address those concerns. Rochester Medical's board of directors will consider the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon as advisory approval of the compensation proposal. If you vote to "ABSTAIN", it will have the same effect as a vote "AGAINST" the compensation proposal. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the compensation proposal.

        The affirmative vote of the holders of a majority of our shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote may approve any proposal by our board of directors to adjourn the special meeting to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement. If you vote to "ABSTAIN", it will have the same effect as a vote "AGAINST" any proposal to adjourn the special meeting to solicit additional proxies. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on any adjournment proposal.

        Share Ownership of Directors and Management.    As of the record date, our directors and executive officers and their affiliates owned approximately 14.5% of the shares entitled to vote at the special meeting.

        See the section of this proxy statement entitled "The Special Meeting" beginning on page 10.

Opinion of Rochester Medical's Financial Advisor (See Page 33)

        On September 3, 2013, Piper Jaffray & Co., which is referred to as "Piper Jaffray", rendered its oral opinion to our board of directors (which was subsequently confirmed in writing by delivery of Piper Jaffray's written opinion dated the same date) to the effect that, as of September 3, 2013, and based upon and subject to the various assumptions and limitations set forth therein, the merger consideration of $20.00 in cash per share to be received by the holders of Common Stock in the merger was fair, from a financial point of view, to such shareholders. Piper Jaffray's opinion was directed to the board of directors, and only addressed the fairness, from a financial point of view, to the holders of Common Stock of the merger consideration to be received by such shareholders in the merger and did not address any other aspect or implication of the merger. The summary of Piper Jaffray's opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Piper Jaffray in preparing its opinion. However, neither Piper Jaffray's written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, a recommendation to any holder of Common Stock as to how such shareholder should act or vote with respect to the merger or any other matter.

        See Annex C and the section of this proxy statement entitled "The Merger—Opinion of Piper Jaffray & Co." beginning on page 33.

Interests of our Directors and Executive Officers in the Merger (See Page 45)

        When considering the recommendation by our board of directors to vote in favor of the approval of the merger agreement, you should be aware that a number of our executive officers and directors have interests in the merger that are different from yours, including, among others:

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  our executive officers are parties to change in control agreements which provide for retention payments, severance payments and other benefits in the event of a change in control;

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  unvested Options held by our executive officers and directors will be accelerated and all Options will be canceled in exchange for the right to receive an amount equal to the total number of shares of Common Stock subject to the Option multiplied by the excess, if any, of the merger consideration over the exercise price of the Option, less applicable withholding taxes;

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  each share of Restricted Stock held by our executive officers and directors will be canceled and converted into the right to receive the merger consideration, less applicable withholding taxes;

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  the performance period relating to any Restricted Stock Unit held by our executive officers and directors that is outstanding will end on the closing date of the merger and whether such Restricted Stock Units vest will be determined by the Compensation Committee of Rochester Medical and, each Restricted Stock Unit that vests, will be canceled and converted into the right to receive the merger consideration that the holder would have been entitled to receive had the Restricted Stock Unit been settled immediately prior to the effective time of the merger, less applicable withholding taxes; and

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  indemnification arrangements for our current and former directors and executive officers will be continued if the merger is completed.

        See the sections of this proxy statement entitled "Interests of our Directors and Executive Officers in the Merger" beginning on page 45 and "Security Ownership of Certain Beneficial Owners and Management" beginning on page 75.

Voting Agreement (See Page 44)

        As a condition to Bard and Merger Sub entering into the merger agreement, each of the members of our board of directors and each of our executive officers entered into a voting and support agreement with Bard pursuant to which they have agreed, among other things, to vote the shares owned by them in favor of the approval of the merger agreement. As of September 30, 2013, the record date for the special meeting, an aggregate of 1,386,825 shares of our Common Stock, representing approximately 11.2% of the shares of our Common Stock outstanding and entitled to vote as of that date, were subject to these voting agreement. See the section of this proxy statement entitled "The Merger—Voting Agreement" beginning on page 44 and Annex B hereto.

Market Price and Dividend Data (See Page 52)

        Our Common Stock is listed on the NASDAQ Global Market under the symbol "ROCM." On September 3, 2013, the last full trading day prior to the public announcement of the proposed merger, our Common Stock closed at a price of $13.81. On October 9, 2013, the last practicable trading day prior to the printing of this proxy statement, our Common Stock closed at a price of $19.95. To date, we have not paid any dividends on our Common Stock. See the section of this proxy statement entitled "Market Price and Dividend Data" beginning on page 52.

Delisting and Deregistration of Rochester Medical's Common Stock (See Page 57)

        If the merger is completed, our Common Stock will no longer be traded on the NASDAQ Global Market and will be deregistered under the Securities Exchange Act of 1934, as amended, and we will no longer be required to file periodic reports with the SEC with respect to our shares of Common Stock.

Material U.S. Federal Income Tax Consequences (See Page 54)

        The exchange of shares of our Common Stock for the merger consideration will be a taxable transaction to our shareholders for U.S. federal income tax purposes.

        You should read the section of this proxy statement entitled "Material U.S. Federal Income Tax Consequences" beginning on page 54 for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisor to fully understand the tax consequences to you.

Regulatory Matters (See Page 52)

        We and Bard have agreed to make any required submissions under the HSR Act, and any applicable foreign antitrust laws which we or Bard determine should be made with respect to the merger, the merger agreement, and the other transactions contemplated by the merger and the merger agreement. On September 17, 2013, we and Bard filed notification reports with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission. See the section of this proxy statement entitled "Regulatory Matters" beginning on page 52.

Dissenters' Rights (See Page 53)

        The laws of the State of Minnesota entitle any holder of our Common Stock as of the record date for the special meeting, in lieu of receiving the merger consideration that such holder would otherwise be entitled to receive pursuant to the merger agreement, to dissent from the merger and obtain payment in cash for the "fair value" of the shares of our Common Stock held by such holder. ANY SHAREHOLDER CONTEMPLATING THE EXERCISE OF THESE DISSENTERS' RIGHTS SHOULD REVIEW CAREFULLY THE PROVISIONS OF SECTIONS 471 AND 473 OF THE MBCA (COPIES OF WHICH ARE ATTACHED AS ANNEX D TO THIS PROXY STATEMENT), PARTICULARLY THE SPECIFIC PROCEDURAL STEPS REQUIRED TO PERFECT SUCH RIGHTS. SUCH RIGHTS MAY BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTION 473 OF THE MBCA ARE NOT FULLY AND PRECISELY SATISFIED. See the section of this proxy statement entitled "Dissenters' Rights" beginning on page 53.

Exchange Agent

        Wells Fargo Bank National Association will act as the exchange agent in connection with the merger.

Legal Proceedings related to the Merger (See Page 57)

        Since September 18, 2013, three putative class action complaints challenging the transaction were filed by separate shareholders in Olmsted County District Court, Third Judicial District, State of Minnesota, against Bard, Merger Sub, Rochester Medical and individual members of our board of directors. The complaints generally allege, among other things, that the members of our board of directors breached their fiduciary duties owed to the shareholders of Rochester Medical by entering into the merger agreement, approving the proposed merger and failing to take steps to maximize the value of Rochester Medical to its shareholders, and that Rochester Medical, Bard and Merger Sub aided and abetted such breaches of fiduciary duties. In addition, the complaints allege that the transaction improperly favors Bard and that certain provisions of the merger agreement unduly restrict Rochester Medical's ability to receive a topping bid or negotiate with rival bidders. One of the complaints, as amended, also alleges that the members of our board of directors breached their fiduciary duties through allegedly materially misleading and inadequate disclosures. The complaints seek, among other things, declaratory and injunctive relief concerning the alleged fiduciary breaches, injunctive relief prohibiting the defendants from completing the merger and other forms of equitable relief.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Forward-looking statements contained in this proxy statement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements can be identified by words such as "should", "could", "may", "will", "expect", "believe", "anticipate", "estimate", "continue", "intend", "plan", or other similar expressions. These statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside Rochester Medical's control. Although Rochester Medical believes that the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be incorrect and actual results differ materially from those anticipated by the forward-looking statements made herein. including (i) whether and when the proposed acquisition by Bard will be completed, (ii) the transaction may involve the timing of product introductions, the ability of the sales force to grow and sustain revenues, the impact of increased unexpected costs, liabilities and delays, (iii) the business of Rochester Medical may suffer as a result of uncertainty surrounding the transaction, (iv) the occurrence of any event, change or other circumstance that would give rise to the termination of the merger agreement, (v) competition in various markets Rochester Medical serves,

(vi) the ability to grow ostomy and woundcare revenue and achieve profitability, outcomes of marketing studies as well as regulatory submissions, (vii) the ability to identify, acquire and successfully integrate suitable acquisition candidates, (viii) any operational or financial impact from the current global economic environment, (ix) the impact of healthcare reform legislation, and (x) any other factors and matters contained or incorporated in this document. Additional risk factors that may affect the future results of Rochester Medical are set forth in Rochester Medical's filings with the SEC, such as the "Risk Factors" section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2012. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Rochester Medical undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof or thereof, as applicable.

THE SPECIAL MEETING

        The enclosed proxy is solicited on behalf of the board of directors of Rochester Medical for use at the special meeting of shareholders or at any adjournment or postponement thereof.

Date, Time and Place

        We will hold the special meeting on November 13, 2013 at 2:00 p.m., local time at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota (on the corner of Sixth Street and Nicollet Avenue in downtown Minneapolis).

Purpose of Special Meeting

        At the special meeting, we are asking holders of record of our Common Stock at the close of business on September 30, 2013, to consider and vote on the following proposals:

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  the approval of the Agreement and Plan of Merger, dated as of September 3, 2013, by and among C. R. Bard, Inc., Starnorth Acquisition Corp. and Rochester Medical Corporation (see the sections of this proxy statement entitled "The Merger" beginning on page 14 and "Proposal No. 1: The Merger Agreement" beginning on page 57);

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  a non-binding, advisory proposal to approve the compensation that may become payable to Rochester Medical's named executive officers in connection with the completion of the merger, which we refer to as the compensation proposal (see the section of this proxy statement entitled "Proposal No. 2: The Compensation Proposal" beginning on page 74);

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  any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement (see the section of this proxy statement entitled "Proposal No. 3: Approval of Adjournment of Special Meeting" beginning on page 75); and

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  to transact such other business as may properly come before the special meeting or any adjournments of the special meeting.

        We do not expect a vote to be taken on any other matter at the special meeting. If any other matters are properly presented at the special meeting for consideration, however, the holders of the proxies, if properly authorized, will have discretion to vote on these matters in accordance with their best judgment.

Recommendation of our Board of Directors

        After careful consideration, our board of directors unanimously determined that it is advisable, fair to and in the best interests of our shareholders for Rochester Medical to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement.

        Our board of directors unanimously recommends that our shareholders vote "FOR" the proposal to approve the merger agreement. Our board of directors also recommends that Rochester Medical shareholders vote "FOR" the compensation proposal and "FOR" any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement. Our board of directors will determine whether to make such a proposal to adjourn the special meeting in accordance with its obligations under the merger agreement and its fiduciary duties to our shareholders.

        In considering such recommendation, you should be aware that some of our directors and officers have interests in the merger that are different from, or in addition to, those of our shareholders generally. See the section of this proxy statement entitled "Interests of our Directors and Executive Officers in the Merger" beginning on page 45.

        If your submitted proxy does not specify how you want to vote your shares, your shares will be voted "FOR" the proposal to approve the merger agreement, "FOR" the compensation proposal and "FOR" any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement.

Record Date; Stock Entitled to Vote; Quorum

        Only holders of record of our Common Stock at the close of business on September 30, 2013, the record date set by our board of directors, are entitled to notice of and to vote at the special meeting. On the record date, 12,359,643 shares of our Common Stock were issued and outstanding and held by approximately 116 holders of record.

        A quorum will be present at the special meeting if a majority of the outstanding shares of our Common Stock on the record date is present in person or by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be postponed to solicit additional proxies. Holders of record of our Common Stock on the record date are entitled to one vote per share at the special meeting on the proposals to approve the merger agreement, approve the compensation proposal and adjourn the special meeting.

Votes Required

        The approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock. If a shareholder votes to "ABSTAIN" or does not vote, either in person or by proxy, it will have the same effect as a vote "AGAINST" the approval of the merger agreement—so please vote. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote may adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement. If a shareholder does not vote, either in person or by proxy, such failure will not affect the outcome of the compensation proposal or any proposal to adjourn the special meeting, but will reduce the number of votes required to approve such a proposal. If a shareholder votes to "ABSTAIN", either in person or by proxy, it will count as a vote "AGAINST" the compensation proposal and "AGAINST" any proposal to adjourn the special meeting.

Voting by Rochester Medical Directors, Executive Officers and Certain Shareholders

        At the close of business on the record date, our directors and executive officers and their affiliates owned and were entitled to vote 1,790,568 shares of our Common Stock, which represented approximately 14.5% of the shares of our Common Stock outstanding on that date. At the close of business on the record date, GAMCO Investors, Inc. was entitled to vote 2,305,082 shares of our Common Stock. See the section of this proxy statement entitled "Security Ownership of Certain Beneficial Owners and Management."

        As a condition to Bard and Merger Sub entering into the merger agreement, our directors and executive officers entered into a voting and support agreement with Bard pursuant to which they have agreed, among other things, to vote the shares owned by them in favor of the approval of the merger agreement. As of September 30, 2013, the record date for the special meeting, an aggregate of 1,386,825 shares of our Common Stock, representing approximately 11.2% of the shares of our Common Stock outstanding and entitled to vote as of that date, were subject to such voting and support agreement. See the section of this proxy statement entitled "The Merger—Voting Agreement" beginning on page 44 and Annex B hereto.

Voting of Proxies

        All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "FOR" the approval of the merger agreement, "FOR" the compensation proposal and "FOR" any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement.

        Shares of our Common Stock represented at the special meeting but not voting, including shares of our Common Stock for which proxies have been received but for which shareholders have voted to "ABSTAIN" will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

        Only shares affirmatively voted for the approval of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. Only shares affirmatively voted for the compensation proposal, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for such a proposal. Only shares affirmatively voted for any proposal by our board of directors to adjourn the special meeting, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for such a proposal. No proxy that is specifically marked "AGAINST" approval of the merger proposal will be voted in favor of the meeting adjournment proposal, unless it is specifically marked "FOR" the discretionary authority to adjourn the special meeting to a later date. If a shareholder votes to "ABSTAIN", it will effectively count as a vote "AGAINST" the approval of the merger agreement, a vote "AGAINST" the compensation proposal and a vote "AGAINST" the adjournment of the special meeting—so please vote. If a shareholder does not vote, either in person or by proxy, it will effectively count as a vote "AGAINST" the approval of the merger agreement and it will not affect the outcome of the compensation proposal or any proposal to adjourn the special meeting, but will reduce the number of votes required to approve any such proposal.

        Brokers who hold shares of our Common Stock in "street name" for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. Any "broker non-votes" would be considered present for purposes of determining whether or not a quorum is present, but would not be considered entitled to vote on a particular proposal. Failing to instruct your broker on how to vote your shares on the proposal to approve the merger agreement will have the same effect as a vote "AGAINST" such proposal—so please vote. Failing to instruct your broker on how to vote your shares on the compensation proposal or any proposal to adjourn the special meeting will have no effect on the outcome of such a proposal, but will reduce the number of votes required to approve that proposal.

Revocability of Proxies

        The grant of a proxy on the enclosed form of proxy does not preclude you from voting in person at the special meeting. If you are a shareholder of record you may revoke your proxy and change your vote at any time before your vote is counted at the special meeting by submitting a later-dated proxy by telephone, internet or mail, or by voting in person at the meeting. You proxy will not be revoked by your attendance at the meeting unless you specifically request to revoke it. To request an additional proxy card, or if you have any questions about the special meeting or how to vote or revoke your proxy, you should write to Georgeson Inc., 480 Washington Blvd., 26th Floor, Jersey City, New Jersey 07310 or call (866) 767-8989. If you hold your shares in "street name" and have instructed a broker, bank or nominee to vote your shares, you must follow directions received from your broker, bank or nominee to change those instructions.

Solicitation of Proxies

        Rochester Medical is conducting this proxy solicitation and will bear the cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. In addition, we have engaged Georgeson Inc. to assist in the solicitation of proxies and to provide related advice and informational support for a base fee of $8,000, additional telephone service fees on a per shareholder contact basis and reimbursement for costs and expenses incurred. Our directors, officers and employees may also solicit proxies by personal interview, mail, email, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding proxy and solicitation materials to beneficial owners.

        Shareholders should not send stock certificates with their proxies. A letter of transmittal with instructions for the surrender of stock certificates will be mailed to our shareholders as soon as practicable after completion of the merger. The instructions will provide that, at the election of the shareholder, certificates may be surrendered, and the merger consideration in exchange for the certificates may be collected, by hand delivery.

Dissenters' Rights

        Under applicable Minnesota law, if you do not vote to approve the merger agreement and if you follow certain procedures in lieu of receiving the merger consideration, you have the right to receive payment in cash for the "fair value" of your shares of our Common Stock. If you are seeking to exercise your statutory dissenters' rights, you must follow certain procedures as outlined in Sections 471 and 473 of the MBCA. Merely voting "AGAINST" the approval of the merger agreement will not preserve your dissenters' rights. See the section of this proxy statement entitled "Dissenters' Rights" beginning on page 53.

Assistance

        If you need assistance submitting your proxy or have questions regarding the Rochester Medical special meeting, please contact:

480 Washington Blvd.
26th Floor
Jersey City, New Jersey 07310
 (866) 767-8989 (Toll Free)

Banks and Brokerage Firms please call:
(212) 440-9800

 THE MERGER

        The following discussion summarizes the material terms of the proposed merger and does not purport to be complete and is qualified in its entirety by reference to the merger agreement. Shareholders should read the merger agreement, which is attached as Annex A to this proxy statement, carefully and in its entirety.

General Description of the Merger

        Pursuant to the merger agreement, at the effective time of the merger, Merger Sub will merge with and into Rochester Medical, with Rochester Medical (which we sometimes refer to in this proxy statement as the "surviving corporation") surviving as Bard's wholly owned subsidiary.

Merger Consideration

        If we complete the merger, each share of our Common Stock issued and outstanding immediately prior to the effective time of the merger, other than:

  •
  shares held in Rochester Medical's treasury, all of which will be canceled in the merger, and

  •
  shares held by shareholders who properly exercise dissenters' rights, whom we refer to as "dissenting shareholders,"

will be automatically converted into and represent the right to receive the merger consideration as described in the section of this proxy statement entitled "The Merger Agreement—Effect on Capital Stock" beginning on page 58. After the merger is effective, shareholders will no longer have any right with respect to their shares, except for the right to receive the merger consideration. No interest will accrue or be paid with respect to the merger consideration. At the effective time of the merger, shares of our Common Stock will no longer be outstanding, will automatically be canceled and will cease to exist.

        Pursuant to the merger agreement, the merger consideration is subject to adjustment only if Rochester Medical changes the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for Common Stock prior to the effective time of the merger as a result of any reclassification, stock split, reverse stock split, stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction.

        Shareholders of record will not receive the merger consideration until they surrender their stock certificates for certificated shares to the exchange agent or comply with the procedures for lost certificates (each as described below), and otherwise comply with the procedures described under "The Merger Agreement—Procedures for Exchange of Certificates" beginning on page 60.

        Bard has represented to us under the merger agreement that it has, and will have as of the effective time of the merger, sufficient funds to complete the merger.

        If we complete the merger, at the effective time of the merger, (i) each outstanding Option will be canceled in exchange for the right to receive an amount equal to the total number of shares of Common Stock subject to the Option multiplied by the excess, if any, of the merger consideration over the exercise price of the Option, (ii) each outstanding share of Restricted Stock will be canceled and converted into the right to receive the merger consideration, and (iii) each Restricted Stock Unit that vests will be canceled and converted into the right to receive the merger consideration that the holder would have been entitled to receive had the Restricted Stock Unit been settled immediately prior to the effective time of the merger, in each case, less applicable withholding taxes.

Background to the Merger

        On an ongoing basis, our board of directors has reviewed and evaluated, with our management, the strategic direction for Rochester Medical in light of our financial performance and market, economic, competitive and other conditions and developments. These discussions have included the possibility of, among other things, business combinations involving Rochester Medical and other medical device companies, particularly in view of the increasing competition in our industry. In an effort to maximize shareholder value, our management and board of directors have also regularly considered a variety of business strategies, including the continued pursuit of organic growth, strategic alliances and acquisitions, as well as regularly reviewing our prospects as an independent public company.

        Through our 2012 fiscal year, our urological products included a line of standard Foley catheters, our Strata® brand of advanced Foley catheters, and our StrataNF® Catheter, an antibacterial Foley catheter that reduces the incidence of hospital acquired urinary tract infection, or UTI. Our Foley catheters were sold primarily into the acute care market. In November 2012 we announced our decision to cease manufacturing and marketing our Foley catheters and focus on our core product lines of MECs and intermittent catheters. Prior to making this decision, we, through our financial advisor Piper Jaffray, had explored the possible sale of the Foley catheter line to a third party and as part of that process we contacted a number of medical device companies to gauge the extent of their interest in acquiring the Foley line.

        Over four months following the announcement of our decision to cease manufacturing and marketing our Foley line, on March 28, 2013, Anthony J. Conway, our Chief Executive Officer and President, received an unsolicited telephone call from a representative from Bard. During this call, the Bard representative indicated that Bard was interested in scheduling an in-person meeting with Mr. Conway to discuss potential strategic business opportunities. Mr. Conway agreed to such a meeting with the caveat that the exchange of information at this meeting would be limited to publicly available, non-confidential information.

        On April 4, 2013, Mr. Conway met with two representatives from Bard in person in Stewartville, Minnesota. At this meeting, based on publicly available, non-confidential information, Mr. Conway provided a general business update and overview regarding Rochester Medical's product offering. The parties discussed the complementary nature of Rochester Medical's products and Bard's products. In the course of this conversation, the representatives from Bard expressed Bard's interest in discussing a transaction in which Bard would acquire Rochester Medical. Mr. Conway responded that, while Rochester Medical was not for sale, Rochester Medical's board of directors was committed to maximizing shareholder value and, in the event Bard were to present a proposal, the board of directors would give it full consideration.

        Promptly following this meeting, Mr. Conway requested a special meeting of our board of directors to update the board on the discussion with Bard. The meeting was held on April 5, 2013, and representatives of Dorsey & Whitney LLP, our legal advisor (which we refer to as "Dorsey"), and Piper Jaffray, our financial advisor, participated. At the meeting, Mr. Conway updated the board regarding the initial contact made by Bard on March 28 and regarding the April 4 in-person meeting. The board of directors authorized management to proceed with further discussions with Bard, including entering into an appropriate nondisclosure agreement. The board also discussed the advisability of contacting other companies that might be interested in a potential acquisition of Rochester Medical to determine the level of interest these companies may have in such an acquisition, but agreed to delay a decision on this matter until Rochester Medical had determined Bard's level of interest in an acquisition transaction. Also at the meeting our board acknowledged that Piper Jaffray had been retained as Rochester Medical's financial advisor in fiscal 2012 in connection with the potential sale of the Foley line, and agreed that Piper Jaffray would be best positioned to represent us in connection with any strategic transaction resulting from Bard's unsolicited contact due to Piper Jaffray's extensive experience in advising similar companies in similar transactions, Piper Jaffray's knowledge of our business and the prior consideration and review by Piper Jaffray in connection with our attempts to sell the Foley line in fiscal 2012 and Piper Jaffray's familiarity with the medical device business. Accordingly, our board acknowledged its expectation that Piper Jaffray would continue to serve as our financial advisor and directed management to formally engage Piper Jaffray. The board then expressed an interest in scheduling a separate meeting at which representatives of Piper Jaffray would be invited to provide its initial analysis and impressions of Bard's interest in a potential strategic transaction.

        On April 9, 2013, our board of directors held a special meeting at which representatives of Piper Jaffray and Dorsey participated. At Mr. Conway's invitation, a representative of Piper Jaffray provided the board with an overview of Bard's business and prior merger and acquisition activity based on publicly available information, and briefed the board on Piper Jaffray's view of current merger and acquisition trends in the industry. A representative of Dorsey reviewed with the board the fiduciary duties of directors in connection with an evaluation of a proposal for a business combination transaction.

        Following the April 9 meeting, Rochester Medical and Piper Jaffray negotiated the terms of Piper Jaffray's engagement letter and, on April 10, 2013, executed such engagement letter.

        On April 10, 2013, Bard submitted a proposed form of nondisclosure agreement to be executed in connection with the disclosure by Rochester Medical of confidential information for the purposes of exploring a potential strategic transaction. On April 11, Rochester Medical responded with its own proposed form of mutual nondisclosure agreement to be executed in connection with the disclosure by both parties of confidential information and the parties executed a nondisclosure agreement on April 19. Representatives of Rochester Medical and Bard also made arrangements for representatives of Bard to meet with management of Rochester Medical in Minneapolis, Minnesota, followed by a tour of Rochester Medical's facility in Stewartville, Minnesota.

        On April 12, 2013, Rochester Medical received an initial information request list from Bard. On April 22, Rochester Medical provided its initial response to the due diligence request and Bard commenced its due diligence process. From April 22 to May 21, representatives of Rochester Medical and Piper Jaffray responded to a series of follow-up information requests and inquiries made by representatives of Bard, including providing information to Bard regarding Rochester Medical's operating costs, manufacturing headcount, UK reimbursements, new manufacturing facility and patent technology.

        On April 25, 2013, Mr. Conway updated the board regarding the details of the management presentation and meetings scheduled for April 30 and May 1 with representatives of Bard.

        On April 30 and May 1, Mr. Conway, David A. Jonas, Rochester Medical's Chief Financial Officer, and a representative from Piper Jaffray presented an overview of Rochester Medical's business to representatives of Bard in Minneapolis, Minnesota. This presentation was followed by a tour of Rochester Medical's Stewartville facility by a smaller group of Bard representatives. On the evening of May 1, Messrs. Conway and Jonas had dinner with representatives of Bard, who informed Messrs. Conway and Jonas that Bard was approaching the point where it could make a decision regarding whether or not to make an offer to acquire Rochester Medical and hoped to have a response to Rochester Medical within the next week and a half.

        On May 9, 2013, at Bard's request, Messrs. Conway and Jonas participated in telephone conferences with representatives of Bard to discuss additional questions about Rochester Medical's business and technology. Following this meeting, representatives of Bard informed Messrs. Conway and Jonas that the following week, senior management of Bard would be discussing the potential acquisition of Rochester Medical.

        On May 30, 2013, representatives of Bard met with Mr. Conway, Mr. Jonas and Piper Jaffray in Stewartville, Minnesota. At the meeting, Bard presented an oral, non-binding expression of interest in acquiring all of the outstanding shares of Rochester Medical common stock for cash consideration of $17.75 per share. A written, non-binding expression of interest reflecting the $17.75 per share cash consideration was subsequently delivered to Mr. Conway on May 31, 2013. Following this meeting, Messrs. Conway and Jonas and representatives of Piper met in Stewartville, Minnesota to discuss preliminary reactions to the expression of interest, and also discussed whether other potential strategic or financial acquirers might be interested in Rochester Medical, based on their collective knowledge of the industry.

        On May 31, 2013, the Rochester Medical board held a special meeting at which representatives of Piper Jaffray and Dorsey were present, to discuss Bard's expression of interest. Mr. Conway reviewed with the board the terms of the expression of interest. Representatives of Piper Jaffray then discussed its preliminary financial analysis of the valuation of Rochester Medical implied by the expression of interest. Representatives of Piper Jaffray also provided an overview of eight other potential strategic acquirers that might be interested in Rochester Medical, based on the knowledge of each of Piper Jaffray and Rochester Medical's management of the industry. The board discussed Bard's expression of interest and agreed that the valuation included in the expression of interest, $17.75 per share, did not reflect an acceptable value of Rochester Medical. Following a discussion of how to respond to the expression of interest, the board directed Piper Jaffray to express to Bard the board's appreciation for Bard's interest in Rochester Medical's business but to inform Bard that the proposed valuation of $17.75 per share was too low to support continuing discussions with Bard regarding an acquisition transaction. The board did not authorize Piper Jaffray to deliver a counter-offer to Bard.

        Also at the May 31, 2013, meeting, the board discussed the advisability of contacting other companies that might be interested in a potential acquisition of Rochester Medical to determine the level of interest these companies may have in such an acquisition. After discussion, the board instructed management and Piper Jaffray to conduct a targeted market check of five potential strategic acquirers which Rochester Medical, based on input from Piper Jaffray (including the likelihood of any such parties having the financial capability to close such a transaction), believed would have the strongest interest in acquiring Rochester Medical. Piper Jaffray was authorized by the board to contact representatives of all five companies. The board authorized Mr. Conway to make the initial contact with a representative of one of these companies, Company A, because he had participated in discussions with that representative in connection with Company A's evaluation of the Foley line in fiscal 2012.

        On May 31, 2013, Mr. Conway called a representative of Company A to determine the level of interest Company A may have in acquiring Rochester Medical.

        Between May 31 and June 4, 2013, as instructed by the Rochester Medical board, Piper Jaffray contacted on a confidential basis the other four companies, which had been judged to have the strongest potential strategic interest in acquiring Rochester Medical. Of the four parties contacted by Piper Jaffray, none of the parties accepted an invitation for an introductory meeting with Rochester Medical or further information. Each party specifically conveyed that their strategic interest was insufficient to warrant further activity.

        On June 1, 2013, a second representative of Company A contacted Mr. Jonas, as well as a representative of Piper Jaffray, and requested additional information about the process they should undertake to evaluate a potential acquisition of the Company.

        On June 3, 2013, a representative of Company A contacted Mr. Conway and informed him that Company A was interested in evaluating a potential transaction with Rochester Medical.

        On June 4, 2013, a representative of Piper Jaffray contacted representatives of Bard to discuss Bard's expression of interest. The representative of Piper Jaffray informed Bard that the Rochester Medical board had determined that the proposed valuation of $17.75 per share was too low to support continuing discussions with Bard regarding an acquisition transaction. Representatives of Bard requested a counter-offer. The representative of Piper Jaffray declined to negotiate any further, but advised that the Rochester Medical board would require a significantly higher offer in order to consider a sale of Rochester Medical.

        On June 5, 2013, Rochester Medical's board of directors held a special meeting to discuss the reaction by Bard to the board's decision not to pursue a transaction, as well as the progress made with respect to the market check previously authorized by the board. Representatives of Dorsey and Piper Jaffray also participated in the meeting. At the meeting, a representative of Piper Jaffray updated the board regarding his conversation with representatives of Bard in which he informed them of the board's decision not to pursue a transaction at the value ($17.75 per share) included in Bard's expression of interest. Mr. Conway and a representative of Piper Jaffray then updated the board regarding the progress made so far with respect to the market check, noting that of the five companies contacted, only Company A had requested additional information about Rochester Medical.

        On June 11, 2013, a representative of Company A requested that it be permitted to send a team of representatives to Minnesota to meet with Mr. Conway and Mr. Jonas regarding a potential acquisition of Rochester Medical and to hear management's overview of Rochester Medical's business. Mr. Conway agreed to this request, provided that Company A entered into an appropriate nondisclosure agreement with Rochester Medical.

        On June 11, 2013, a representative of Piper Jaffray delivered to a representative of Company A a proposed form of nondisclosure agreement drafted by Dorsey.

        On June 12, 2013, representatives of Bard contacted a representative of Piper Jaffray by telephone and presented a revised oral, non-binding expression of interest in acquiring all of the outstanding shares of Rochester Medical common stock for cash consideration of $18.25 per share. A written, non-binding expression of interest from Bard reflecting the $18.25 per share cash consideration was subsequently delivered to a representative of Piper Jaffray on June 12, 2013.

        From June 13 until June 15, 2013, representatives of Company A and Rochester Medical exchanged comments on the proposed nondisclosure agreement and executed a nondisclosure agreement on June 14, 2013. Representatives of Rochester Medical and Company A also made arrangements for representatives of Company A to visit Rochester Medical's facility in Stewartville, Minnesota on June 20, 2013.

        On June 13, 2013, the Rochester Medical board held a special meeting to consider the new expression of interest received from Bard. Representatives of Dorsey and Piper Jaffray also participated in the meeting. After an initial discussion of the offer, Mr. Conway and Mr. Jonas led the board through the management presentation that had previously been given to representatives of Bard on April 30, 2013. Following the presentation, representatives of Piper Jaffray offered their observations regarding the revised expression of interest from Bard. Mr. Conway also updated the board with respect to continuing discussions between management and representatives of Company A, noting that Company A intended to send representatives to Minnesota on June 20, 2013, to meet with Mr. Conway and Mr. Jonas and to hear their management presentation. After discussion, and in light of the continuing interest expressed by Company A, the board authorized Piper Jaffray to inform Bard that the valuation of $18.25 per share included in Bard's most recent expression of interest was insufficient but that the board would consider a non-binding offer at $22.50 per share.

        On June 14, 2013, a representative of Piper Jaffray contacted a representative of Bard and informed Bard that the Rochester Medical board had considered the most recent expression of interest and determined that the valuation of $18.25 per share included in the expression of interest was insufficient but that the board would consider a valuation at $22.50 per share.

        On June 20, 2013, representatives of Company A met with Mr. Conway, Mr. Jonas and a representative from Piper Jaffray in Rochester, Minnesota, where Messrs. Conway and Jonas presented an overview of Rochester Medical's business.

        On June 24, 2013, a representative of Company A contacted a representative of Piper Jaffray to inform him that while Company A was interested in pursuing an acquisition transaction with Rochester Medical, that it could not offer an overall valuation of Rochester Medical that would be the equivalent of $20.00 on a per share basis.

        On June 24, 2013, a representative from Bard telephoned a representative of Piper Jaffray and presented a further revised oral, non-binding expression of interest in acquiring all of the outstanding shares of Rochester Medical common stock for cash consideration of $20.00 per share. That representative indicated that if the Rochester Medical board were interested in pursuing a transaction at this valuation, Bard would be willing to move quickly toward a closing. He also stated that this was Bard's final offer and that Bard would not be willing to increase it. Additionally, he stated that exclusivity to complete diligence and negotiate a definitive agreement was required at $20.00 per share.

        On June 25, 2013, the Rochester Medical board held a special meeting to receive an update on discussions with Bard and Company A. Representatives of Dorsey and Piper Jaffray also participated in the meeting. Mr. Conway and a representative of Piper Jaffray updated the board regarding the June 24 expression of interest received from Bard to acquire Rochester Medical for $20.00 per share. Mr. Conway also updated the board regarding Company A's June 20 meeting with him and Mr. Jonas, and Piper Jaffray's representative reported on his discussion with Company A during which a representative of Company A confirmed that while Company A was interested in pursuing an acquisition transaction, that it could not offer a valuation of $20.00 per share. The board then discussed the terms of Bard's new expression of interest, and a representative of Piper Jaffray provided an updated analysis of the valuation of Rochester Medical implied by the $20.00 per share offer based on management's five-year financial projections. The board discussed the terms of the new expression of interest, including Bard's position that this would be Bard's final offer and that exclusivity was required, and considered the results of the market check that had been conducted and completed. While making no decision regarding a possible sale of Rochester Medical, the board discussed a range of potential responses to Bard, including granting Bard an exclusive negotiating period if it were to increase its valuation. The board then instructed Piper Jaffray to negotiate further with Bard by offering to grant Bard a period of exclusivity in which to complete confirmatory due diligence and to prepare definitive transaction documents in exchange for an increase to Bard's offer price, and to inquire as to whether or not Bard would consider paying a portion of the purchase price in the form of stock as opposed to an all cash purchase price in an attempt to increase the overall value of Bard's offer. The board also instructed Piper Jaffray to communicate to Company A that an offer of $20.00 per share had been made by another company in order to provide Company A a final opportunity to present its own offer.

        On June 26, 2013, a representative of Piper Jaffray contacted representatives of Bard to discuss Bard's expression of interest. Piper Jaffray asked Bard to consider increasing its expression of interest in exchange for an exclusive negotiating period and inquired whether or not Bard would consider paying a portion of the purchase price in the form of stock as opposed to an all cash purchase price. Representatives of Bard responded that Bard's valuation of $20.00 per share assumed that Bard would be granted exclusivity and would not offer any more. Bard also indicated that it would not consider paying a portion of that purchase price in stock. After discussing whether exclusivity should be granted, the representative of Piper Jaffray proposed to raise with the Rochester Medical board a 30-day exclusivity period. Bard's representatives requested that exclusivity extend until the next regular meeting of Bard's own board of directors on August 14, 2013, at which an acquisition of Rochester Medical could be considered.

        On June 26, a representative of Bard delivered to Piper Jaffray a written, non-binding expression of interest reflecting the $20.00 per share cash consideration previously delivered orally on June 24. The written expression of interest included a request for an exclusive negotiating period through August 14, 2013.

        On June 26, 2013, a representative of Piper Jaffray contacted a representative of Company A to communicate to Company A that an offer of $20.00 per share had been made by another company and to inquire as to whether or not Company A was interested in presenting its own offer. The representative of Company A declined the opportunity to explore any further an acquisition transaction with Rochester Medical.

        On June 27, 2013, the Rochester Medical board held a special meeting to receive an update on Piper Jaffray's discussions with Bard and Company A. Representatives of Dorsey and Piper Jaffray also participated in the meeting. After receiving an update from a representative of Piper Jaffray, the board discussed the terms of the existing expression of interest from Bard, including Bard's views regarding exclusivity. The board made no decision as to a possible sale of Rochester Medical at this meeting. The board did, however, conclude that Bard's agreement to increase the valuation included in the expression of interest to $20.00 per share from its prior valuation of $18.25 per share formed an adequate basis for executing the expression of interest and granting Bard's request for a reasonable period of exclusivity to complete confirmatory due diligence and negotiate the terms of a transaction. The board directed management to negotiate certain revisions to the exclusivity period and fiduciary out term, and authorized management, upon satisfactory negotiation of the requested revisions, to execute the expression of interest, including the exclusivity obligations, and to proceed to negotiate a definitive merger agreement.

        Also at the June 27, 2013 meeting, Mr. Conway raised with the board the operation, in connection with a change of control of Rochester Medical, of certain provisions of the restricted stock unit award agreements and change of control agreements previously entered into with Rochester Medical's executive officers. Management was authorized to consult with legal counsel regarding the operation of these provisions.

        On June 28, 2013, Rochester Medical and Bard executed a non-binding expression of interest, including an exclusive period extending to August 1, 2013 (32 days) for Bard to complete confirmatory due diligence and negotiate a definitive agreement, for the acquisition of all of the outstanding shares of Rochester Medical common stock for cash consideration of $20.00 per share.

        Between June 27 and July 1, 2013, Rochester Medical's management prepared an online data room populated with materials responsive to a due diligence request list supplied by Bard. Representatives of Rochester Medical and Bard spoke by telephone during this period to review the due diligence request list and to provide updates on the status of the data room. The data room was made available to Bard and its representatives starting on July 1, 2013. After making the data room available to Bard through the date of signing the definitive merger agreement, Rochester Medical representatives responded to various additional due diligence and information requests made by representatives and advisors of Bard.

        Following the execution of the non-binding expression of interest, a representative of Piper Jaffray engaged in multiple discussions with representatives of Bard regarding preliminary matters related to the proposed transaction structure.

        On July 9 and July 10, 2013, representatives of Dorsey and representatives of Weil, Gotshal & Manges LLP, counsel to Bard (which we refer to as "Weil"), discussed preliminary matters related to the proposed transaction structure.

        On July 11, 2013, Weil delivered an initial draft of the merger agreement to Dorsey.

        On July 12, 2013, representatives of PricewaterhouseCoopers LLP (which we refer to as "PwC"), Bard's independent public accounting firm, met with representatives of Grant Thornton LLP (which we refer to as "GT"), Rochester Medical's independent public accounting firm, to review GT's audit work papers and tax work papers relating to Rochester Medical.

        On July 15, 2013, representatives of Rochester Medical, including Mr. Jonas, Dorsey and Piper Jaffray convened by telephone to discuss preliminary reactions to the Bard draft merger agreement and the key issues raised by such draft merger agreement, including the amount of the termination fee.

        From July 15 to July 18, 2013 representatives of Bard conducted on-site due diligence at the facilities of Rochester Medical Ltd. In the United Kingdom and of Rochester Medical B.V. in The Netherlands.

        On July 17, 2013, Dorsey delivered a revised draft of the merger agreement to Weil.

        Also on July 17, the Rochester Medical Compensation Committee held a special meeting to consider matters relating to the operation, in connection with a change of control of Rochester Medical, of certain provisions of the change of control agreements entered into by the executive officers of Rochester Medical. Messrs. Conway and Jonas (who are not members of the Compensation Committee) attended the meeting, as did representatives of Dorsey and Piper Jaffray. Mr. Jonas advised the Compensation Committee that he had determined, based on information calculations he had performed, that for each of Rochester Medical's executive officers other than Mr. A. Conway, Mr. Jonas and Mr. Philip Conway, Rochester Medical's Vice President—Production Technologies, it was likely that a significant portion of the compensation these executive officers would potentially be entitled to under their change of control agreements would be "cut back" (not paid) under the terms of the agreements because they would constitute "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). Mr. Jonas proceeded to discuss possible alternatives Rochester Medical could pursue to lessen the unintended impact on these executive officers, and requested that the Compensation Committee consider authorizing management to retain an independent public accounting firm to conduct a more formal analysis and to evaluate options for lessening any impact. The Compensation Committee authorized management to investigate the potential cost of such an analysis and evaluation, and agreed to raise the matter with Bard before making any formal decisions regarding this matter. The Compensation Committee then met in executive session to discuss the matter.

        From July 17 through the date of execution of the merger agreement, representatives of Rochester Medical responded to various information requests and inquiries from representatives of Bard.

        On July 18, 2013, the Compensation Committee and Audit Committee of Rochester Medical held special meetings to consider the retention of Ernst & Young LLP (which we refer to as "E&Y"), an independent public accounting firm other than Rochester Medical's existing independent public accounting firm, to evaluate the impact of Section 280G of the Code on any payments that could be made to Rochester Medical's executive officers (other than Messrs. A. Conway, P. Conway and Jonas) under the officers' change of control agreements in connection with a change of control of Rochester Medical. The Compensation Committee also considered the impact of such a retention on the proposed acquisition transaction with Bard. After discussion, the Compensation Committee authorized management to retain E&Y to conduct the analysis, and the Compensation Committee authorized a representative of Piper Jaffray to provide an update to Bard regarding these matters.

        On July 18, 2013, representatives of Dorsey and Weil held a telephone conference to discuss the merger agreement. After the call, Dorsey updated management on the status of merger agreement negotiations.

        On July 19, Mr. Jonas spoke with a representative of Bard for an update regarding the status of Bard's due diligence process and internal approval process for the transaction. Following the call, Mr. Jonas updated Rochester Medical's board regarding these issues and the fact that discussions were ongoing regarding the exclusive negotiating period because it appeared unlikely that Bard's internal approval process would be completed prior to the expiration of that period.

        On July 22, 2013, Weil delivered a revised draft of the merger agreement to Dorsey, indicating that open issues remained with respect to Rochester Medical's ability to respond to any unsolicited offers and the circumstances under which a termination fee would be payable by Rochester Medical as well as the amount of such termination fee.

        On July 24, 2013, Bard delivered to a representative of Piper Jaffray a proposed amendment to the expression of interest, relating to an extension of the exclusive negotiating period until August 8, 2013, with an automatic extension until August 15, 2013 if by the end of the calendar day on August 8, 2013 the parties reached agreement on the termination fee to be included in the definitive merger agreement relating to the acquisition and either (i) Bard received approval of the acquisition transaction at its management acquisition committee meeting or (ii) Bard confirmed to Rochester Medical in writing that at the time of such confirmation Bard had not discovered anything during its due diligence process that would cause Bard not to proceed with the acquisition transaction. The parties executed the amended letter agreement on July 26, 2013.

        On July 25, 2013, Dorsey delivered an initial draft of the company letter (which is also commonly referred to as a disclosure schedule) to Weil, and Weil delivered to Dorsey an initial draft of the voting agreement.

        On July 28, 2013, representatives of PwC contacted Mr. Jonas to discuss his calculations relating to potential executive officer "excess parachute payments" under Section 280G of the Code.

        On July 30, 2013, our board of directors met to discuss Rochester Medical's earnings release for the three and nine months ended June 30, 2013. After the scheduled business was addressed, Mr. A. Conway informed the board that he expected the board of directors of Bard to consider approving the acquisition on August 14. Mr. Jonas then updated the board regarding the status of negotiations with Bard on the merger agreement. Also on July 30, 2013, Rochester Medical announced its earnings for the three and nine months ended June 30, 2013.

        On July 30, 2013, representatives of Dorsey, Rochester Medical, Weil and Bard convened a telephone conference to discuss the status of remaining open issues in the draft merger agreement (and the path for resolving these issues), including provisions relating to the termination fee and the allocation of risk relating to required regulatory approvals.

        On August 1, 2013, Dorsey delivered comments to the voting agreement to Weil.

        On August 8, 2013, representatives of Dorsey, Bard and Weil held a telephone conference to discuss the remaining open issues under the draft merger agreement, including the termination fee. On this call, the parties also discussed the treatment of outstanding restricted stock units under the applicable award agreements and the merger agreement, as well as a proposal by Rochester Medical intended to alleviate the impact of the tax imposed by Section 280G of the Code on the executive officers of Rochester Medical (other than Messrs. A. Conway, P. Conway and Jonas) in light of the executive officers' existing change of control agreements.

        On August 8, 2013, the parties agreed on a termination fee of 3% and Bard confirmed that it had received internal approval of the transaction at its management acquisition committee meeting, resulting in the automatic extension of the exclusive negotiating period until August 15, 2013.

        Also on August 8, 2013, Weil delivered comments to the company letter to Dorsey and Dorsey delivered an updated draft of the company letter.

        On August 9, 2013, representatives of Rochester Medical, Dorsey, Piper Jaffray, Bard and Weil held a telephone conference to discuss the previously discussed treatment of outstanding restricted stock units under the applicable award agreements and the merger agreement, as well as the proposal by Rochester Medical intended to alleviate the impact of the tax imposed by Section 280G of the Code on the executive officers of Rochester Medical (other than Messrs. A. Conway, P. Conway and Jonas) in light of the executive officers' existing change of control agreements.

        On August 11 and 12, 2013, representatives of Rochester Medical, Piper Jaffray and Bard had discussions regarding the previously discussed treatment of outstanding restricted stock units under the applicable award agreements and the merger agreement, as well as Rochester Medical's proposal to alleviate the impact of the tax imposed by Section 280G of the Code on the executive officers of Rochester Medical (other than Messrs. A. Conway, P. Conway and Jonas) in light of the executive officers' existing change of control agreements. Bard informed Mr. A. Conway that Bard would not object to the Compensation Committee of Rochester Medical making a determination regarding the vesting of the applicable restricted stock units upon the change of control but that based on the performance criteria for fiscal 2013 included in the award agreements for which the performance period would end on September 30, 2013, Bard would expect that those restricted stock units would not vest. Bard also informed Mr. A. Conway that it would not agree to Rochester Medical's proposal to alleviate the impact of the tax imposed by Section 280G of the Code on any executive officers of Rochester Medical because the proposal would have a negative financial impact on Bard following the change of control.

        On August 12, 2013, Weil delivered updated drafts of the merger and voting agreements to Dorsey, and representatives of Weil and Dorsey held a conference call to discuss the remaining open issues. From August 12 to August 13, 2013 representatives of Rochester Medical, Dorsey, Weil and Bard continued negotiations on the merger agreement and the voting agreement, the company letter and related documentation. Representatives of Rochester Medical, Dorsey and Piper Jaffray coordinated with representatives of Bard and Weil to prepare the communications materials.

        On August 13, 2013, Weil delivered updated drafts of the merger and voting agreements to Dorsey. By this point in the negotiations, the draft agreements delivered by Weil were in a form substantively satisfactory to Rochester Medical.

        On August 13, 2013, Rochester Medical's board of directors held a special meeting at Rochester Medical's offices in Stewartville, Minnesota to consider the proposed acquisition of Rochester Medical by Bard. Each of the members of the board of directors attended the meeting in person. Representatives of Dorsey and Piper Jaffray also participated in the meeting. Management, Dorsey and Piper Jaffray updated the board on the status of discussions with Bard. A representative of Piper Jaffray noted that Piper Jaffray had been informed that Bard's due diligence investigation was largely complete with no unresolved critical issues and that the Bard board was scheduled to consider approval of the transaction on August 14, 2013. The board was also advised that Bard had requested that, subject to approval by both boards, the parties enter into the merger agreement on Friday night of August 16, 2013 and announce the transaction to the public prior to the opening of the stock market the following Monday, August 19. A representative of Piper Jaffray informed the board that in light of this timing, Piper Jaffray would advise the board of its preliminary financial analysis of the proposed merger consideration of $20.00 per share but that its opinion would be officially delivered on the date of execution of the merger agreement. The board agreed to schedule a follow-up board meeting on

Friday, August 16, 2013 to receive the Piper Jaffray fairness opinion. A representative of Piper Jaffray then reviewed with the board the process since its engagement as financial advisor relating to the potential sale of Rochester Medical and its financial analysis of the proposed merger consideration of $20.00 per share based on management's five-year financial projections. Piper Jaffray then reviewed with the board the fairness opinion which, assuming circumstances did not change prior to August 16, 2013, Piper Jaffray expected to deliver on August 16, 2013. Mr. A. Conway then updated the board regarding Bard's expectation that certain restricted stock units previously granted to executive officers of Rochester Medical would not vest in light of how unlikely it would be for Rochester Medical to satisfy the related performance criteria given that the performance period would end on September 30, 2013, as well as its rejection of a proposal by Rochester Medical to take steps to alleviate the impact of the tax imposed by Section 280G of the Code on any executive officers of Rochester Medical. The board acknowledged Bard's position on both issues and agreed that based on input provided by Mr. Jonas regarding the likelihood of Rochester Medical meeting the performance criteria relating to the restricted stock units for which the performance period would end on September 30, 2013, it was highly unlikely that such restricted stock units would vest. Following this discussion, Dorsey reviewed with the directors their fiduciary duties under Minnesota law in connection with the evaluation of the proposed transaction with Bard and the need to form a limited purpose special committee for purposes of compliance with Minnesota anti-takeover laws. Dorsey next reviewed, in detail, the terms and conditions of the proposed merger agreement with Bard and the related voting agreement. The board of directors then discussed the terms of the proposed transaction with Bard. Management and representatives of Dorsey and Piper Jaffray responded to questions posed by the directors about the proposed transaction. Dorsey then reviewed with the board the proposed resolutions to be adopted. Management then provided its assessment of the proposed transaction and provided its recommendation that the Rochester Medical board approve the transaction with Bard and the entry into the definitive merger agreement. Following this recommendation, and assuming receipt of the fairness opinion of Piper Jaffray on the date of execution of the merger agreement, the board and a committee formed for purposes of compliance with Minnesota anti-takeover laws unanimously approved the merger agreement and the voting agreement, and recommended them for approval to the board. The board then unanimously approved the merger agreement and the other transactions contemplated thereby, including the voting agreement, and authorized Rochester Medical's officers to execute the merger agreement and to proceed with the merger.

        On August 14, 2013, Bard's board of directors approved the merger agreement and the transactions contemplated thereby, contingent upon the agreement of Mr. A. Conway to sign an acceptable noncompetition agreement with a term of three years following the closing of the acquisition transaction. Following the meeting, a representative of Bard contacted Mr. A. Conway to inform him of the Bard board's determination and requested that Mr. A. Conway agree to sign a non-competition agreement with a term of three years following the closing of the acquisition. Mr. A. Conway informed the representative of Bard that he was not willing to negotiate any individual arrangements with Bard relating to his post-closing relationship with Rochester Medical until after the closing of the transaction.

        Between August 14 and August 16, 2013, management and representatives of Piper Jaffray, Bard, Dorsey and Weil participated in multiple telephone conferences regarding Bard's request of Mr. A. Conway and were unable to resolve the matter.

        On August 16, 2013, the board of Rochester Medical held the special meeting that had previously been scheduled to receive Piper Jaffray's formal fairness opinion. Representatives of Dorsey and Piper Jaffray participated in the meeting. At this meeting, Mr. A. Conway updated the board regarding Bard's request that he enter into a three-year non-competition agreement in order for the transaction to proceed. Mr. A. Conway confirmed to the board his commitment to the transaction as previously approved by Rochester Medical's board but expressed that he was uncomfortable entering into the requested non-competition agreement, noting that he was already subject to a one-year noncompetition covenant in his existing change of control agreement with Rochester Medical and that the request for a three-year noncompetition agreement had not been raised by Bard prior to August 14, 2013 in the context of discussions between the parties. Mr. A. Conway and a representative of Piper Jaffray responded to a number of questions from the remaining directors regarding the reasoning behind Bard's request, the reasons for Mr. A. Conway's rejection of the request, potential alternatives for resolving the matter, and the consequences for Rochester Medical of not completing the transaction. While concluding that Bard's request was not appropriate under the circumstances, the board reaffirmed its commitment to and approval of the acquisition transaction on the terms previously approved by the board. Representatives of Piper Jaffray were instructed by the board to contact representatives of Bard to determine whether the acquisition transaction could be approved by Bard's board without an extended non-competition agreement from Mr. A. Conway.

        Between August 16 and August 19, 2013, Mr. A. Conway and a representative of Piper Jaffray participated in multiple telephone conferences with representatives of Bard regarding Bard's request of Mr. A. Conway and were unable to resolve the matter. During these conversations, representatives of Bard repeated that Bard remained very interested in the transaction but required the three-year noncompetition agreement in order to enter into the merger agreement.

        On August 20, 2013, Mr. A. Conway contacted a representative of Bard and advised him that Mr. A. Conway would agree to the requested three-year noncompetition agreement, for no compensation to himself, if that were the only remaining obstacle to the parties' signing the merger agreement.

        On August 21, 2013, the board of Rochester Medical held a special meeting to update the board on the status of discussions with Bard. Representatives of Dorsey and Piper Jaffray also participated in the meeting. Mr. A. Conway updated the board as to the conversations he and Piper Jaffray had with representatives of Bard since the last board meeting. The board thanked Mr. Conway for his willingness to agree to the three-year noncompetition under these circumstances, confirmed its agreement that the decision relating to the noncompetition agreement was Mr. A. Conway's decision alone, and reaffirmed its commitment to the transaction on the terms previously approved by the board. The board discussed the significant amount of time that management had devoted to this transaction over the preceding months and agreed that if a transaction did not appear likely to happen very soon on the terms previously approved by the board, the board should consider whether or not discussions with Bard should be terminated to enable management to focus exclusively on the operation of the business.

        On August 23, 2013, a representative from Bard telephoned Mr. A. Conway and advised him that after consulting senior management at Bard, Bard had determined that a three-year noncompetition agreement was no longer sufficient and that for Bard to enter into the acquisition transaction, it would require a five-year noncompetition agreement from Messrs. A. Conway and P. Conway, for no compensation, and for Messrs. A. Conway and P. Conway to travel to Bard's headquarters to meet with senior management of Bard.

        Between August 23 and August 24, 2013, Mr. A. Conway engaged in multiple conversations with a representative from Bard in an attempt to reach a mutually acceptable solution that would not require him or Mr. P. Conway to agree to a five-year noncompetition agreement. The parties were unable to reach agreement.

        On August 26, 2013, the board of Rochester Medical held a special meeting to update the board on the status of discussions with Bard. Representatives of Dorsey and Piper Jaffray also participated in the meeting. Mr. A. Conway updated the board regarding his discussions with Bard since the last meeting, and informed the board that he was not willing to agree to a five-year noncompetition agreement. Mr. A. Conway asked that the board consider formally terminating discussions with Bard.

The board confirmed its support of Mr. A. Conway's right to make this personal decision regarding the noncompetition agreement request, and after considerable discussion of the likelihood of reaching an agreement under the circumstances, the board authorized management to prepare, in consultation with legal counsel, a letter to Bard acknowledging the termination of discussions and requesting the return or destruction of all confidential materials previously provided to Bard during its due diligence process. The board also authorized a representative of Piper Jaffray to inform a representative of Bard that the letter would be provided.

        On August 26, 2013, a representative of Piper Jaffray contacted representatives of Bard and informed them that the Rochester Medical board had authorized management to deliver a letter acknowledging the termination of discussions regarding a transaction. Members of Bard's senior management conveyed to Piper Jaffray that Bard remained interested in pursuing a potential transaction. The same day, Messrs. A. Conway and P. Conway, Piper Jaffray and representatives of Bard engaged in discussions regarding Bard's request for a five-year noncompetition agreement and for an in -person meeting with senior management of Bard, and Messrs. A. Conway and P. Conway agreed to travel to Bard's headquarters in New Jersey to meet with Bard senior management.

        On August 29, 2013, Messrs. A. Conway and P. Conway met with Bard senior management at Bard's headquarters in New Jersey. At the meeting, Messrs. A. Conway and P. Conway agreed to Bard's request for five-year noncompetition agreements, in each case for no consideration. Mr. A. Conway promptly requested a meeting of the Rochester Medical board for September 3, 2013.

        On August 30, 2013, Mr. Jonas informed the board of the recent developments, and informed the board that management and Bard had proposed to confirm final approval of the merger agreement on September 3 and asked that the members of the board confirm availability for a telephonic board meeting on that day. Also on August 30, 2013, Weil delivered an updated draft of the merger agreement to Dorsey and Dorsey delivered an updated draft of the company letter to Weil.

        On August 30, 2013, Weil delivered an initial draft of the form of noncompetition agreement for Messrs. A. Conway and P. Conway to Dorsey. Dorsey provided the same to Mr. A. Conway.

        From August 30 to September 3, 2013, Rochester Medical and Bard, and their respective legal counsel, continued efforts to finalize the merger agreement, the voting agreement, the company letter and related documents. Representatives of Rochester Medical, Dorsey and Piper Jaffray coordinated with representatives of Bard and Weil to prepare the communications materials relating to the transaction. During the same period, Messrs. A. Conway and P. Conway, Weil and Bard negotiated to finalize the noncompetition agreements for Messrs. A. Conway and P. Conway.

        On September 3, 2013, the board of Rochester Medical held a special meeting to consider ratification of the transaction previously approved by the board. Representatives of Dorsey and Piper Jaffray also participated in the meeting. Mr. A. Conway updated the board on the discussions and meeting he had had with Bard since the last meeting, and informed them that he had agreed to the requested five-year noncompetition agreement in order to see the deal to completion. The board reaffirmed its commitment to the transaction on the terms previously approved by the board. Piper Jaffray then reviewed with the board the process since its engagement as financial advisor relating to the potential sale of Rochester Medical and its financial analysis of the proposed merger consideration of $20.00 per share based on management's five-year financial projections. Piper Jaffray then rendered to the board its opinion, which was confirmed by delivery of a written opinion dated September 3, 2013, that, as of September 3, 2013, and based on and subject to the assumptions made, matters considered and qualifications and limitations on the scope of the review undertaken by Piper Jaffray, as described in its opinion, the $20.00 per share to be received by the holders of shares of Rochester Medical's common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. Dorsey next informed the board that the terms and conditions of the proposed merger agreement with Bard and the related voting agreement that had previously been approved by the board had not changed in any material respect. Management then recommended that the Rochester Medical board confirm its approval of the transaction with Bard and the entry into the definitive merger agreement. After discussion with Piper Jaffray, Dorsey and management, the board of directors confirmed its approval of the merger agreement and the other transactions contemplated thereby, including the voting agreement, and authorized Rochester Medical's officers to execute the merger agreement and to proceed with the merger.

        Following the Rochester Medical board meeting on September 3, 2013, Rochester Medical and Bard, and their respective legal counsel, finalized the merger agreement, the voting agreement, the company letter and related documents, and Messrs. A. Conway and P. Conway, Weil and Bard finalized the noncompetition agreements. In the evening of September 3, 2013, Rochester Medical, Bard and the merger subsidiary formed by Bard entered into the merger agreement. As a condition to the merger agreement, each member of Rochester Medical's board of directors and each of Rochester Medical's executive officers entered into the voting agreement with Bard.

        Prior to the opening of equity trading markets in the United States on September 4, 2013, Rochester Medical and Bard separately issued press releases announcing the entry into the merger agreement.

Recommendation of our Board of Directors

        Board of Directors Recommendation.    After careful consideration, and taking into account all of the factors described below, our board of directors unanimously determined that the merger is advisable and fair to and in the best interests of Rochester Medical and its shareholders, and authorized and approved the merger agreement and the other transactions contemplated by the merger agreement, including the voting and support agreement referred to in the merger agreement, and our board of directors unanimously recommends that our shareholders vote "FOR" the approval of the merger agreement, which approval shall include the adoption of the plan of merger (as such term is used in Section 302A.611 of the MBCA) contained in the merger agreement. Our board of directors also unanimously recommends that Rochester Medical's shareholders vote "FOR" any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement.

Reasons for Recommendation

        In evaluating the merger agreement and the transactions contemplated thereby, our board of directors consulted with Rochester Medical's management and our financial advisor and legal counsel, and considered and evaluated a number of factors, including:

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  Review of Strategic Alternatives.  The belief of the board of directors, after consultation with Rochester Medical's financial and legal advisors and management (including a review with management of Rochester Medical's five-year strategic plan), and after review of the other strategic opportunities reasonably available to Rochester Medical, including continuing to operate as an independent company or pursuing a business combination transaction with another party or a series of business combination transactions, in each case taking into account the potential benefits, risks and uncertainties associated with those other opportunities (including the risks associated with future investments in our ostomy and woundcare business), that consummation of the merger represents Rochester Medical's best and most certain prospect for maximizing shareholder value in a volatile and unpredictable financial and economic environment.

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  Prospects of Rochester Medical as a Stand-Alone Enterprise.  The competitive environment in which Rochester Medical operates, including the fact that many of our competitors and industry customers have greater sales and distribution capabilities, substantially greater capital resources, larger marketing, research and development staffs, larger facilities, greater name recognition, access to broader product lines and larger customer bases and may develop or acquire products that are alternatives to the products sold by Rochester Medical and have a greater ability to bear the risks associated with participating in the healthcare and medical device industries.

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  Industry Factors.  The highly competitive nature of medical devices, the changing reimbursement environment, changes by healthcare insurers, changes in the medical device regulatory approval process, and pending legislative changes to the healthcare systems and our comparative ability, compared to that of our established competitors, to bear those uncertainties, including the risks associated with Medicare, private payer and non-U.S. reimbursement rates and the risks associated with reduced health care spending resulting from the recent global economic slowdown and higher than normal unemployment rates.

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  Fair Value.  The board of directors' belief that the merger consideration of $20.00 per share represents fair value for the shares of our Common Stock, taking into account the board's familiarity with our business, operations, prospects, business strategy, properties, assets, and financial condition, and the board's belief that the merger consideration represents the highest consideration that Bard was willing to pay, and the highest per share value obtainable on the date of signing the merger agreement.

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  Certainty of Value.  The fact that the consideration to be received by our shareholders in the merger will consist entirely of cash, which will provide liquidity and certainty of value to our shareholders, compared to the risks and uncertainty associated with the operation of our business, including the risks inherent in, the costs associated with and the time required for the development and marketing of new medical technologies.

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  Premium to Current and Historical Trading Prices.  The merger consideration to be received by our shareholders in relation to the prevailing trading price and the historical trading prices for shares of our Common Stock, including the fact that the $20.00 per share merger consideration represents:

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  a 53% premium over the $13.09 per share closing price on August 30, 2013, the last trading day prior to the approval of the merger agreement by the board of directors;

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  a 36% premium over the volume-weighted average price of $14.73 per share over the 60-day period prior to the approval of the merger agreement by the board of directors; and

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  a 68% premium over the volume-weighted average price of $11.94 per share over the five-year period ended on August 30, 2013.

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  Lack of Available Transactional Alternatives.  The actions taken by Rochester Medical, both before and after receiving the initial indication of interest from Bard, to explore transactional alternatives to the merger with Bard, including Piper Jaffray's market check of potential strategic acquirers (including a party which had previously demonstrated a strategic interest in Rochester Medical) believed to have the strongest interest in acquiring Rochester Medical and the failure of any contacted party to request an introductory meeting with Rochester Medical or further information in the opportunity, as more fully described above under "Background of the Merger."

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  Opinion of Financial Advisor.  The opinion of Piper Jaffray, delivered to our board of directors orally on September 3, 2013, and later confirmed in a written opinion of the same date, that based on and subject to the assumptions made, matters considered and qualifications and limitations on the scope of the review undertaken by Piper Jaffray, as described in its opinion, the consideration of $20.00 per share, in cash, to be paid in connection with the merger was fair, from a financial point of view, to the holders of our shares as of the date of the opinion, as more fully described below under "Opinion of Piper Jaffray & Co."

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  Terms of Merger Agreement; Ability to Respond to Unsolicited Proposals.  The terms and conditions of the merger agreement, including our ability to consider and respond, under certain circumstances specified in the merger agreement, to an unsolicited, written proposal for a business combination from a third party prior to approval of the merger agreement by our shareholders, and the right of the board of directors after complying with the terms of the merger agreement to terminate the merger agreement in order to accept a superior proposal upon payment of a termination fee of $7,868,941 (approximately 3.0% of the equity value of the transaction), and the belief of the board of directors, after discussion with our advisors, that the termination fee was on the lower side of the range of termination fees payable in similar transactions.

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  Likelihood of Completion.  The board of directors' belief that the merger will be consummated, based on, among other things, the resources devoted to this transaction by Bard, the prior successful transaction experience of Bard, the limited number of conditions to completion of the merger and the absence of a financing condition or a closing condition relating to market conditions.

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  Dissenters' Rights.  The availability under Minnesota law of statutory dissenters' rights to Rochester Medical shareholders who do not vote in favor of the merger and otherwise comply with all the required procedures under the MBCA, which allows such shareholders to seek payment of the fair value of their shares.

        The board of directors also considered a variety of risks and other potentially negative factors concerning the merger agreement. These factors included the following:

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  No Shareholder Participation in Potential Future Growth or Earnings.  The fact that our shareholders will cease to participate in Rochester Medical's potential future earnings growth or benefit from any future increase in its value following the merger and the possibility that the price of the shares might have increased in the future to a price greater than the $20.00 per share offered in the merger.

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  Nonsolicitation Restrictions.  The restrictions that the merger agreement imposes on our ability to solicit competing proposals.

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  Termination Fee.  The possibility that the termination fee of $7,868,941 payable by Rochester Medical to Bard may discourage other bidders and, if the merger agreement is terminated, impact our ability to engage in another transaction without paying such termination fee for up to one year, and the fact that we may be required to pay expenses (up to $2,000,000) of Bard if a special meeting is held but the required shareholder approval is not obtained at such meeting.

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  Closing Conditions.  The fact that completion of the merger requires antitrust clearance and the satisfaction of other closing conditions that are not within our control.

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  Taxable Consideration.  The fact that the gains from the transactions contemplated by the merger agreement will be taxable to shareholders for U.S. federal income tax purposes and that any gains from any proceeding arising from an assertion of dissenters' rights will be taxable for U.S. federal income tax purposes to shareholders who exercise dissenters' rights.

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  Business Disruption Resulting from Transaction.  The possible disruption to our business, including the possible loss of attention from our third-party distributors, and the possible effect on our ability to attract and retain key personnel that may result from the announcement of the transaction with Bard and the resulting distraction of the attention of our management and employees.

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  Potential Conflicts of Interest.  The fact that our executive officers and directors may have interests in the transaction that are different from, or in addition to, those of Rochester Medical's other shareholders.

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  Interim Restrictions on Business Pending the Completion of the Merger.  The restrictions imposed by the merger agreement that can affect the conduct of our business prior to completion of the merger.

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  Risk Associated with Failure to Consummate the Merger.  The risks and costs to Rochester Medical if the merger is not consummated, including (i) the potentially adverse effect on Rochester Medical's trading price and the market's perception of Rochester Medical's prospects, (ii) diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business, customer, vendor and distributor relationships and (iii) the payment of our expenses associated with the transaction.

        The foregoing discussion of the information and factors considered by the board of directors is not meant to be exhaustive, but includes the material information, factors and analyses considered by the board of directors in reaching its conclusions and recommendation in relation to the merger agreement and the transactions contemplated thereby. The members of the board of directors evaluated the various factors listed above in light of their knowledge of the business, financial condition and prospects of Rochester Medical, taking into account the advice of Rochester Medical's financial and legal advisors. In light of the variety of factors and amount of information that the board of directors considered, the members of the board of directors did not find it practicable to provide specific assessment of, quantify or otherwise assign any relative weights to, the factors considered in determining its recommendation. Rather, the recommendation of the board of directors was made after considering the totality of the information and factors involved. Individual members of the board of directors may have given different weight to different factors. In addition, in arriving at their recommendation, the directors were aware of the interests of certain officers and directors of Rochester Medical as described in "Interests Of Our Directors And Executive Officers In The Merger."

Special Committee—Business Combination Act / Control Share Acquisition Act

        We are governed by the provisions of Sections 302A.671 (the Control Share Acquisition Act) and 302A.673 (the Business Combinations Act) of the MBCA, which in some cases may discourage a negotiated acquisition of Rochester Medical and thus deprive our shareholders of an opportunity to sell their shares at a premium over the market price. In general, Section 302A.671 provides that a public Minnesota corporation's shares acquired in a control share acquisition have no voting rights unless voting rights are approved in a prescribed manner. A "control share acquisition" is a direct or indirect acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a business combination with an interested shareholder for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. The term "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder, and an "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of a corporation's voting stock, or who is an affiliate or associate of the corporation and, at any time within four years before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock. The restrictions of Sections 302A.671 and 302A.673 do not apply to any transaction if a committee of a Minnesota corporation's board of directors consisting of one or more disinterested directors (excluding the corporation's current and former officers) approves the proposed transaction or the interested shareholder's acquisition of shares before the interested shareholder becomes an interested shareholder.

        While our board of directors had determined that it was not necessary to form a special committee in order to evaluate Bard's non-binding indication of interest, the consideration and approval of a binding merger proposal triggered technical requirements under the MBCA. In order to ensure that Sections 302A.671 and 302A.673 would not be triggered by our entry into the merger agreement and the entry by the members of our board of directors and executive officers into the voting and support agreement described under the section of this proxy statement entitled "The Merger—Voting Agreement" beginning on page 44 and the completion of the merger, and to prevent Bard and Merger Sub from acquiring "interested shares" (as defined in Section 302A.671) or becoming an "interested shareholder" (as defined in Section 302A.673) as a result of the merger, our board of directors formed a special committee of the board comprised of all of our directors other than Mr. A. Conway and Mr. Jonas (who were excluded because of their status as current officers of Rochester Medical), each member of such special committee being a "disinterested director" (as defined in Section 302A.673). This committee approved the merger agreement, the voting agreement, the merger and the business combination represented by the merger, and recommended them to the full board for approval, all for the purposes of exempting the merger and the transactions contemplated thereby, and the respective parties thereto, from the restrictions and limitations of Sections 302A.671 and 302A.673, and rendering the restrictions and limitations set forth in Sections 302A.671 and 302A.673 inapplicable to the merger agreement and the transactions contemplated thereby.

Certain Financial Projections

        In response to Bard's proposal and subsequent due diligence requests, Rochester Medical provided to Bard and Piper Jaffray certain projected and budgeted financial information for Rochester Medical. Rochester Medical's internal financial projections were prepared solely for internal use to assist with operating, capital budgeting and other management decisions and are subjective in many respects. Consequently, these projections are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

        The financial projections were based upon numerous estimates and assumptions made by Rochester Medical's management with respect to general business, economic, market, regulatory, reimbursement and financial conditions and other matters. These estimates and assumptions regard future events that are difficult to predict, and many are beyond Rochester Medical's control. Accordingly, there can be no assurance that the estimates and assumptions made by Rochester Medical in preparing the financial projections will be realized and actual results may be materially greater or less than those contained in the financial projections below.

        The inclusion of certain financial projections in this proxy statement should not be regarded as an indication that Rochester Medical or Piper Jaffray or their respective affiliates or representatives (including their advisors) consider the financial projections to be necessarily material or predictive of actual future events, and the financial projections should not be relied upon as such. The financial projections in this proxy statement are being provided in this proxy statement only because Rochester Medical provided them to Bard and/or Piper Jaffray in connection with the Bard proposal and subsequent due diligence requests and because they were relied upon by Piper Jaffray in performing its financial analysis to formulate the fairness opinion delivered to Rochester Medical's board of directors. None of Rochester Medical or Piper Jaffray or any of their respective affiliates or representatives (including their respective advisors) makes any representation to any person regarding the financial projections by virtue of their inclusion in this proxy statement, and none of them intends to update or otherwise revise the financial projections to reflect circumstances existing after the date when made or to reflect the occurrence of subsequent or future events, even in the event that any or all of the assumptions underlying the financial projections are shown to be in error. In this regard, holders of shares of our Common Stock are cautioned not to place undue reliance on these financial projections.

        The financial projections, which were prepared by Rochester Medical's management in connection with the annual budget process for fiscal year 2013, were provided to Bard on April 30, 2013. The Rochester Medical board of directors reviewed and approved Rochester Medical's budget for fiscal year 2013 at a meeting held on November 15, 2012. In connection with finalizing its analyses in support of the opinion delivered to the Rochester Medical board on September 3, 2013, Piper Jaffray was provided with the financial projections as presented to the Rochester Medical board on November 15, 2012.

        The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of entry into the merger agreement or the proposed merger. Further, the financial projections do not take into account the effect of any failure to occur of the proposed merger and should not be viewed as accurate or continuing in that context.

        Rochester Medical's management did not prepare the financial projections below with a view to public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The financial projections do not purport to present operations in accordance with GAAP, and Rochester Medical's independent auditors have not examined, compiled or performed any procedures with respect to the financial projections presented in this proxy statement, nor have they expressed any opinion or any other form of assurance of such information or the likelihood that Rochester Medical may achieve the results contained in the financial projections, and accordingly assume no responsibility for them.

        The financial projections that Rochester Medical provided to Bard and Piper Jaffray included the following:

	FY2013	FY2014	FY2015
Total Sales	$68,743,385	$80,796,697	$99,103,619
Cost of Goods Sold	$33,996,126	$39,590,382	$48,560,773

Gross Profit	$34,747,259	$41,206,315	$50,542,846
Total Operating Expense	$25,755,430	$25,625,946	$26,351,362

Income from Operations	$8,991,829	$15,580,369	$24,191,484
Total Other Income (Expense)	$100,000	$150,000	$150,000

Net Income Before Taxes	$9,091,829	$15,730,369	$24,341,384
Income Tax Benefit (Expense)	$(2,727,549)	$(4,719,111)	$(7,302,445)

Net Income	$6,364,280	$11,011,258	$17,039,038
Diluted Shares Outstanding	12,439,500	12,539,500	12,639,500
Diluted Earnings Per Share	$0.51	$0.88	$1.35

	FY2013	FY2014	FY2015
Income From Operations	$8,991,829	15,580,369	24,191,484
Depreciation	$1,900,000	$2,400,000	$2,900,000
Amortization	$1,006,847	$1,006,847	$1,006,847
Stock Based Compensation	$983,286	$983,286	$983,286

EBITDA	$12,881,962	$19,970,502	$29,081,617

	FY2013	FY2014	FY2015
Revenue Growth	11%	18%	23%
Gross Margin	51%	51%	51%
Operating Margin	13%	19%	24%
EBITDA Margin	19%	25%	29%
Net Margin	9%	14%	17%

        In addition to the financial projections identified above, the financial projections Rochester Medical provided to Piper Jaffray included the following:

	FY2016	FY2017	FY2018
Total Sales	$117,867,230	$138,773,084	$162,199,267
Cost of Goods Sold	$56,576,271	$66,611,080	$77,855,648

Gross Profit	$61,290,960	$72,162,004	$84,343,619
Total Operating Expense	$27,596,659	$28,904,220	$30,277,160

Income from Operations	$33,694,301	$43,257,783	$54,066,459
Total Other Income (Expense)	$150,000	$150,000	$150,000

Net Income Before Taxes	$33,844,301	$43,407,783	$54,216,459
Income Tax Benefit (Expense)	$(10,153,290)	$(13,022,335)	$(16,264,938)

Net Income	$23,691,011	$30,385,448	$37,951,521
Diluted Shares Outstanding	12,739,500	12,839,500	12,939,500
Diluted Earnings Per Share	$1.86	$2.37	$2.93

	FY2016	FY2017	FY2018
Income From Operations	$33,694,301	$43,257,783	$54,066,459
Depreciation	$3,400,000	$3,900,000	$4,400,000
Amortization	$1,006,847	$1,006,847	$1,006,847
Stock Based Compensation	$983,286	$983,286	$983,286

EBITDA	$39,084,434	$49,147,916	$60,456,592

	FY2016	FY2017	FY2018
Revenue Growth	18%	18%	20%
Gross Margin	51%	51%	51%
Operating Margin	29%	31%	33%
EBITDA Margin	33%	35%	37%
Net Margin	20%	22%	23%

        The financial projections included in this proxy statement were prepared by, and are the responsibility of, our management. Piper Jaffray neither examined nor compiled the projected financial information and, accordingly, Piper Jaffray expresses no opinion or any other form of assurance with respect to the projected financial information included in this proxy statement.

Opinion of Piper Jaffray & Co.

        We retained Piper Jaffray to act as financial advisor to our board of directors, and, if requested, to render to the board an opinion as to the fairness, from a financial point of view, to the holders of our Common Stock of the consideration to be paid pursuant to the merger agreement.

        The full text of the Piper Jaffray written opinion dated September 3, 2013, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Jaffray in rendering its opinion, is attached as Annex C and is incorporated in its entirety herein by reference. You are urged to, and should, carefully read the Piper Jaffray opinion in its entirety and this summary is qualified in its entirety by reference to the written opinion. The Piper Jaffray opinion addresses solely the fairness, from a financial point of view and as of the date of the opinion, to holders of Common Stock of the $20.00 per share merger consideration to be paid in cash pursuant to the merger agreement. The Piper Jaffray opinion was directed to the board of directors of Rochester Medical and was not intended to be, and does not constitute, a recommendation as to how any of our shareholders should act or vote with respect to the merger or any other matter. The Piper Jaffray opinion is not intended to confer rights and remedies upon Bard, any shareholders of Bard or any affiliates thereof, any of our shareholders, option holders or any other holder of stock-based compensation of Rochester Medical. The opinion was approved for issuance by a committee of Piper Jaffray employees in accordance with its customary practice.

        In connection with rendering the opinion described above and performing its related financial analyses, Piper Jaffray, among other things:

  •
  reviewed and analyzed the financial terms of the draft of the merger agreement dated August 30, 2013;

  •
  reviewed and analyzed certain financial and other data with respect to Rochester Medical that was publicly available;

  •
  reviewed and analyzed certain information, including financial projections on a stand-alone basis, relating to the business, earnings, cash flow, assets, liabilities and prospects of Rochester Medical that were publicly available, as well as those that were furnished to Piper Jaffray by Rochester Medical;

  •
  conducted discussions with members of senior management and representatives of Rochester Medical concerning the immediately preceding matters described above, as well as Rochester Medical's business and prospects before and after giving effect to the merger;

  •
  reviewed the current and historical reported prices and trading activity of Common Stock and similar information for certain other companies deemed by Piper Jaffray to be comparable to Rochester Medical;

  •
  compared the financial performance of Rochester Medical with that of certain other publicly traded companies that Piper Jaffray deemed relevant;

  •
  reviewed and compared the premium payable in the merger to recent Rochester Medical stock trading prices to premiums or discounts implied by the consideration paid in selected merger transactions;

  •
  reviewed the financial terms, to the extent publicly available, of certain business combination transactions that Piper Jaffray deemed relevant; and

  •
  performed a discounted cash flows analysis for Rochester Medical on a stand-alone basis.

In addition, Piper Jaffray conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as Piper Jaffray deemed necessary in arriving at its opinion.

        The following is a summary of the material financial analyses performed by Piper Jaffray in connection with the preparation of its fairness opinion, which was reviewed with, and formally delivered to, our board at a meeting held on September 3, 2013. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Piper Jaffray or of its presentation to our board on September 3, 2013.

        This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Piper Jaffray. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by Piper Jaffray or our board. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 3, 2013, and is not necessarily indicative of current market conditions.

        For purposes of its analyses, Piper Jaffray calculated our equity value implied by the merger to be approximately $262 million, based on our diluted shares deemed outstanding (calculated using the treasury stock method) and the per share merger consideration, and our implied enterprise value (implied equity value, plus debt, less cash and cash equivalents) to be approximately $236 million.

Historical Trading Analysis

        Piper Jaffray reviewed the historical closing prices and trading volumes for Common Stock over the five-year period ended August 30, 2013, in order to provide background information on the prices at which Common Stock has historically traded. The following table summarizes some of these historical closing prices relative to the per share merger consideration:

Price per Share
Merger consideration per share	$20.00
Closing price on August 30, 2013	$13.09
One-day prior closing price on August 29, 2013	$14.03
180 trading day average	$14.53
One-year trading day average	$12.89
Two- year high (July 11, 2013)	$15.80
Two- year low (October 19, 2011)	$6.60

        In addition, Piper Jaffray prepared a chart of indexed trading performance that showed Common Stock over the past two years had increased by 55% from its price at August 30, 2011, as compared to an increase of 13% for the selected public companies and a decline of 35% for the S&P 500.

Selected Public Companies Analysis

        Piper Jaffray reviewed selected historical financial data of Rochester Medical for the two fiscal years ended September 30, 2012 and three quarters ended June 30, 2013, and estimated financial data of Rochester Medical that were prepared by Rochester Medical's management as its internal financial projections for the quarter ended September 30, 2013 and the five fiscal years ending September 30, 2018, and compared them to corresponding historical financial data, and consensus Wall Street research forecasts, where applicable, for public companies in the medical device industry which Piper Jaffray believed were comparable to Rochester Medical's financial profile. Piper Jaffray selected companies based on information obtained by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases, professional judgment and other sources and by applying the following general criteria:

  •
  companies with last twelve months ("LTM") revenue greater than $20 million and less than $300 million;

  •
  companies with expected revenue growth between 5% and 25% in 2013 and 2014; and

  •
  companies with LTM gross margin less than 70%.

        Based on these criteria, Piper Jaffray identified and analyzed the following selected companies:

  •
  CryoLife, Inc.

  •
  Exactech, Inc.

  •
  Insulet Corporation

  •
  Iridex Corporation

  •
  MAKO Surgical Corporation

  •
  NxStage Medical, Inc.

  •
  STAAR Surgical Company

  •
  Stereotaxis, Inc.

  •
  Vascular Solutions, Inc.

        For the selected public companies analysis, Piper Jaffray compared LTM and projected calendar year ("CY") 2013 and CY 2014 implied enterprise valuation ("EV") multiples for Rochester Medical derived from the per share merger consideration and Rochester Medical's corresponding projected revenue and EBITDA, on the one hand, to implied enterprise valuation multiples for the selected public companies derived from their closing prices per share on August 30, 2013 and corresponding projected revenue and EBITDA, on the other hand.

        The analysis indicated the following multiples:

Selected Public Companies
	Rochester Medical(1)	High	75th%	Mean	Median	25th%	Low
EV to LTM revenue	3.5x	8.0x	5.8x	3.5x	2.5x	1.3x	1.2x
EV to projected CY 2013 revenue(2)	3.3x	7.4x	5.2x	3.2x	2.3x	1.2x	1.1x
EV to projected CY 2014 revenue(2)	2.8x	6.2x	4.2x	2.8x	2.1x	1.1x	1.0x
EV to LTM Gross Profit	7.0x	18.1x	9.0x	6.2x	3.7x	1.9x	1.8x
EV to LTM EBITDA(3)	23.3x	13.2x	10.4x	9.4x	7.7x	7.5x	7.3x
EV to projected CY 2013 EBITDA(2)(3)(4)	15.5x	11.5x	10.4x	9.2x	9.2x	8.1x	6.9x
EV to projected CY 2014 EBITDA(2)(3)(4)	10.6x	9.8x	9.0x	8.2x	8.2x	7.4x	6.6x

(1)
Based on the per share merger consideration of $20.00 per share.

(2)
LTM, projected CY 2013 and CY 2014 revenue and EBITDA for Rochester Medical were based on the estimates of Rochester Medical's management. LTM, projected CY 2013 and CY 2014 revenue and EBITDA for the selected financial profile public companies were based on Wall Street consensus estimates and/or Wall Street research.

(3)
Piper Jaffray determined that EV/EBITDA ratios were not meaningful, and therefore omitted them, if they were negative or greater than 30.0x. Accordingly, the results of six selected transactions were omitted from the calculation of the LTM EBIDTA multiples and the results of three selected transactions were omitted from the calculation of the CY 2013 and CY 2014 EBITDA multiples.

(4)
Piper Jaffray excluded four public companies from calculation of the CY 2013 and CY 2014 EBITDA multiples due to insufficient data.

        The selected public companies analysis showed that, based on the estimates and assumptions used in the analysis, the implied enterprise valuation multiples of Rochester Medical based on the per share merger consideration were within the range of implied enterprise valuation multiples of the selected public companies. Based on this analysis, Piper Jaffray also derived a range of implied equity values per diluted share of Common Stock, with a maximum and minimum mean/median value per share of $20.34 and $8.34, respectively. Piper Jaffray noted that the merger consideration was $20.00 per share.

        No company utilized in the selected public companies analysis is identical to Rochester Medical. In evaluating the selected public companies, Piper Jaffray made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters.

Selected M&A Transaction Analysis

Financial Profile

        Piper Jaffray reviewed merger and acquisition ("M&A") transactions involving target companies in the medical device industry and which Piper Jaffray believed were comparable to Rochester Medical's financial profile. Piper Jaffray selected these transactions based on information obtained by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases, professional judgment and other sources and by applying the following criteria:

  •
  transactions announced since January 1, 2006;

  •
  LTM revenue greater than $20 million and less than $300 million;

  •
  next twelve months ("NTM") revenue growth between 5% and 25%; and

  •
  LTM gross margin less than 70%.

        Based on these criteria, the following 19 transactions were selected:

Target	Acquiror	Date of Transaction
Palomar	Cynosure	March 18, 2013
Kensey Nash	Royal DSM	May 3, 2012
Codman & Shurtleff (Surgical Bus.)	Symmetry Medical	December 12, 2011
Celera Corporation	Quest Diagnostics	March 17, 2011
TomoTherapy	Accuray	March 4, 2011
Osteotech, Inc.	Medtronic	August 17, 2010
ATS Medical	Medtronic	April 29, 2010
Ascent Healthcare Solutions	Stryker Corp	November 30, 2009
Datascope	Getinge	September 16, 2008
Lifecore Biomedical	Warburg Pincus	January 15, 2008
Tutogen Medical	Regeneration Technologies	November 13, 2007
Microtek Medical Holdings	Ecolab	August 7, 2007
Cholestech	Inverness Medical Innovations	June 4, 2007
Medisystems	NxStage Medical	June 4, 2007
ZEVEX International	Moog	January 12, 2007
RITA Medical	AngioDynamics	November 28, 2006
Vision Systems Ltd.	Danaher	October 10, 2006
Tripath Imaging	Becton Dickinson	August 14, 2006
Laserscope	American Medical Systems	June 5, 2006

        Piper Jaffray calculated the ratio of implied enterprise value to historical revenue for the LTM preceding each transaction and the ratio of implied enterprise value to projected revenue for the FTM following each transaction. Piper Jaffray also calculated the ratio of implied enterprise value to historical EBITDA for the LTM preceding each transaction and the ratio of implied enterprise value to projected EBITDA for the FTM following each transaction. Piper Jaffray then compared the results of these calculations with similar calculations for Rochester Medical based on the per share merger consideration.

        The analysis indicated the following multiples:

Selected Transactions
	Rochester Medical(1)	High	75th%	Mean	Median	25th%	Low
EV to LTM revenue(2)	3.5x	5.2x	4.4x	3.2x	2.9x	2.2x	0.8x
EV to FTM revenue(3)	3.0x	4.8x	3.8x	2.8x	2.6x	1.9x	0.7x
EV to LTM Gross Margin	7.0x	10.1x	7.3x	5.9x	5.3x	4.4x	2.6x
EV to LTM EBITDA(2)(4)	23.3x	27.8x	22.6x	18.8x	18.9x	13.8x	10.4x
EV to FTM EBITDA(3)(5)	11.9x	29.4x	16.0x	15.4x	14.5x	10.6x	9.7x

(1)
Based on the per share merger consideration of $20.00.

(2)
Revenues and EBITDA for the LTM for Rochester Medical were for the twelve months ended June 30, 2013.

(3)
Projected revenue and EBITDA for Rochester Medical with respect to the FTM were for the twelve months beginning June 30, 2013 and were based on estimates of Rochester Medical's management. Revenues and EBITDA for the selected transactions for the NTM were based on Wall Street consensus estimates, Wall Street research or public filings.

(4)
Piper Jaffray determined that EV/EBITDA ratios were not meaningful, and therefore omitted them, if they were negative or greater than 30.0x. Accordingly, the results of seven selected transactions were omitted for the LTM EBITDA multiples and the results of three selected transaction were omitted for the FTM EBITDA multiples.

(5)
Piper Jaffray determined that transaction multiples were not applicable where there was insufficient information available to Piper Jaffray to calculate the FTM EBITDA. Accordingly, the results of three selected transactions were omitted for the LTM EBITDA multiples and the results of seven selected transactions were omitted for the FTM EBITDA multiples.

        The selected financial profile M&A transactions analysis showed that, based on the estimates and assumptions used in the analysis, the implied enterprise valuation multiples of Rochester Medical based on the per share merger consideration to be received in merger were within the range of implied enterprise valuation multiples of the selected financial profile M&A transactions. Based on this analysis, Piper Jaffray also derived a range of implied equity values per diluted share of Common Stock, with a maximum and minimum mean/median of $25.12 and $15.83, respectively. Piper Jaffray noted that the per share merger consideration was $20.00.

Business Profile—Men's and Women's Health

        Piper Jaffray also reviewed M&A transactions involving target companies in the medical device industry and which Piper Jaffray believed were comparable to Rochester Medical's business profile in the Men's and Women's Health market. Piper Jaffray selected these transactions based on information obtained by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases, professional judgment and other sources.

        The following four transactions were selected:

Target	Acquiror	Date of Transaction
American Medical Systems	Endo Pharmaceuticals	April 11, 2011
Healthtronics	Endo Pharmaceuticals	May 5, 2010
Gyrus	Olympus	November 19, 2007
Laserscope	American Medical Systems	June 5, 2006

        Piper Jaffray calculated the ratio of implied enterprise value to historical revenue for the LTM preceding each transaction and the ratio of implied enterprise value to projected revenue for the FTM following each transaction. Piper Jaffray also calculated the ratio of implied enterprise value to historical EBITDA for the LTM preceding each transaction and the ratio of implied enterprise value to projected EBITDA for the FTM following each transaction. Piper Jaffray then compared the results of these calculations with similar calculations for Rochester Medical based on the per share merger consideration.

        The analysis indicated the following multiples:

Selected Transactions(6)
	Rochester Medical(1)	High	75th%	Mean	Median	25th%	Low
EV to LTM revenue(2)	3.5x	5.2x	5.2x	4.2x	5.0x	3.9x	1.4x
EV to FTM revenue(3)	3.0x	4.8x	4.9x	3.9x	4.6x	3.6x	1.2x
EV to LTM Gross Margin	7.0x	10.1x	8.1x	6.4x	7.1x	5.4x	2.5x
EV to LTM EBITDA(2)(4)	23.3x	27.8x	26.3x	22.7x	24.9x	20.2x	15.4x
EV to FTM EBITDA(3)(5)	11.9x	29.4x	17.2x	16.3x	16.3x	15.4x	14.5x

(1)
Based on the per share merger consideration of $20.00.

(2)
Revenues and EBITDA for the LTM for Rochester Medical were for the twelve months ended June 30, 2013.

(3)
Projected revenue and EBITDA for Rochester Medical with respect to the FTM were for the twelve months beginning June 30, 2013 and were based on estimates of Rochester Medical's management. Revenues and EBITDA for the selected transactions for the FTM were based on Wall Street consensus estimates, Wall Street research or public filings.

(4)
Piper Jaffray determined that EV/EBITDA ratios were not meaningful, and therefore omitted them, if they were negative or greater than 30.0x. Accordingly, the results of one selected transaction were omitted for the LTM EBITDA multiples and the results of one selected transaction were omitted for the FTM EBITDA multiples.

(5)
Piper Jaffray determined that transaction multiples were not applicable where there was insufficient information available to Piper Jaffray to calculate the FTM EBITDA. Accordingly, the results of one selected transaction were omitted for the FTM EBITDA multiples.

        The selected Men's and Women's Health M&A transactions analysis showed that, based on the estimates and assumptions used in the analysis, the implied enterprise valuation multiples of Rochester Medical based on the per share merger consideration to be received in merger were within the range of implied enterprise valuation multiples of the selected Men's and Women's Health M&A transactions. Based on this analysis, Piper Jaffray also derived a range of implied equity values per diluted share of Common Stock, with a maximum and minimum mean/median of $29.01 and $18.49, respectively. Piper Jaffray noted that the per share merger consideration was $20.00.

        A selected M&A transaction analysis generates an implied value of a company based on publicly available financial terms of selected change of control transactions involving companies that share certain characteristics with Rochester Medical being valued. However, no company or transaction utilized in the selected financial profile or business profile M&A transaction analysis is identical to Rochester Medical or the merger.

Premiums Paid Analysis

        Piper Jaffray reviewed publicly available information for selected completed or pending M&A transactions to determine the premiums paid in the transactions over recent trading prices of the target companies prior to announcement of the transaction. Piper Jaffray selected these transactions from industry databases if Piper Jaffray determined the target was a public medical device company based upon SIC codes and professional judgment, and applied, among others, the following criteria:

  •
  M&A transactions between public target and acquirer seeking to purchase more than 85% of shares;

  •
  transactions announced since January 1, 2006;

  •
  enterprise value greater than $50 million;

  •
  1-day, 1-week and 4-week premiums; and

  •
  no negative premiums.

        Based on these criteria, 82 transactions were selected for analysis by Piper Jaffray, and the table below shows a comparison of premiums paid in these transactions to the premium that would be paid to Rochester Medical's shareholders based on the per share merger consideration of $20.00.

        The analysis indicated the following premiums:

	Selected Transactions
	Rochester Medical(1)	High	75th%	Mean	Median	25th%	Low
Premium 1 day prior(2)	53%	172%	46%	38%	31%	19%	4%
Premium 1 week prior(3)	43%	173%	50%	40%	29%	21%	3%
Premium 4 weeks prior(4)	33%	145%	66%	46%	33%	28%	10%

(1)
Based on the per share merger consideration of $20.00 and an assumed announcement date of September 4, 2013.

(2)
Based on closing price per share of $13.09 on 8/30/2013.

(3)
Based on closing price per share of $14.03 on 8/23/2013.

(4)
Based on closing price per share of $15.03 on 8/2/2013.

        The premiums paid analysis showed that, based on the estimates and assumptions used in the analysis, the premiums over the market prices at the selected dates for the shares implied by the per share merger consideration to be paid in the merger were within the range of premiums paid in the selected M&A transactions. Piper Jaffray also derived a range of implied equity values per diluted share of Common Stock, with a maximum and minimum mean/median of $21.95 and $17.12, respectively. Piper Jaffray noted that the per share merger consideration was $20.00.

Discounted Cash Flows Analysis

        Using a discounted cash flows analysis, Piper Jaffray calculated an estimated range of theoretical values for Rochester Medical based on the net present value of (i) projected free cash flows from June 30, 2013 to September 30, 2018, discounted back to June 30, 2013, and (ii) a projected terminal value at the fiscal year end September 30, 2018 based upon terminal year multiples of projected revenue, discounted back to June 30, 2013. The free cash flows for each year and terminal year revenue were calculated by Piper Jaffray from the financial projections for such periods provided to Piper Jaffray by Rochester Medical (which were the same financial projections described above in "The Merger—Certain Financial Projections"). The free cash flows for each year were calculated as: earnings before interest and taxes, less taxes (based on an assumed 35% marginal tax rate through September 30, 2018), plus depreciation and amortization, plus stock- based compensation, less capital expenditures, less the increase in net working capital. Piper Jaffray calculated the range of net present values for free cash flows for each period from June 30, 2013 through September 30, 2018, based on a blended range of discount rates ranging from 16.4% (which represented a weighted average discount rate of 14.6% for the base business and 26.5% for the new products business) to 18.6% (which represented a weighted average discount rate of 16.6% for the base business and 30.5% for the new products business). Piper Jaffray calculated a range of terminal values using terminal EBITDA multiples ranging from 6.0x to 8.0x applied to projected fiscal year 2018 EBITDA, and discounted back to June 30, 2013 using a blended range of discount rates ranging from 16.7% (which represented a weighted average discount rate of 14.6% for the base business and 26.5% for the new products business) to 19.0% (which represented a weighted average discount rate of 16.6% for the base business and 30.5% for the new products business).

        For purposes of the discounted cash flows analysis Piper Jaffray segregated Rochester Medical into a base business and a new products business. The new products business consists of products that were more recently developed and are projected to grow at rates in excess of the base business. To account for these differences, Piper Jaffray determined and applied a different discount rate to the financial metrics derived from each of these businesses for purposes of this analysis. The weighted average discount rates applied to projected free cash flows were based upon the pro rata revenue contributions of the base business and high-growth business for each fiscal year from 2013 to 2018. The weighted average discount rates applied to projected terminal value were based upon the pro rata revenue contributions of the base business and new products business in the fiscal year 2018. Piper Jaffray based the discount rates for the base business on an analysis of Rochester Medical's weighted average cost of capital. The weighted average cost of capital was calculated based on Rochester Medical's capital structure, with the cost of equity defined as the equity risk premium multiplied by Rochester Medical's 1-year daily adjusted beta, plus the size premium, plus the risk free rate as defined by the 20-year U.S. Treasury Coupon Bond Yield. Piper Jaffray based the discount rates for the high-growth business on a published index of average U.S. venture capital returns over a 20-year period. Piper Jaffray based the selected range of terminal year revenue multiples on the approximate range between the mean and 75th percentile of LTM revenue multiples for the selected public companies.

        This analysis resulted in implied per share values of Common Stock ranging from a low of $17.44 per share to a high of $22.81 per share. Piper Jaffray observed that the per share merger consideration was within the range of implied values derived from this analysis.

Miscellaneous

        The summary set forth above does not contain a complete description of the analyses performed by Piper Jaffray, but does summarize the material analyses performed by Piper Jaffray in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Piper Jaffray believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Piper Jaffray opinion. In arriving at its opinion, Piper Jaffray considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper Jaffray made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Piper Jaffray's view of the actual value of Common Stock.

        None of the selected companies or transactions used in the analyses above is directly comparable to Rochester Medical or the merger. Accordingly, an analysis of the results of the comparisons is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and target companies in the selected transactions and other factors that could affect the public trading value or transaction value of the companies involved.

        Piper Jaffray performed its analyses solely for purposes of providing its opinion to our board. In performing its analyses, Piper Jaffray made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by Piper Jaffray are based upon financial projections of future results furnished to Piper Jaffray by Rochester Medical's management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These financial projections are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Piper Jaffray does not assume responsibility if future results are materially different from projected financial results.

        Piper Jaffray's opinion was one of many factors taken into consideration by our board in making the determination to approve the merger agreement. While Piper Jaffray provided advice to our board during their negotiations with Bard, Piper Jaffray did not recommend any specific merger consideration.

        Piper Jaffray relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Piper Jaffray or discussed with or reviewed by Piper Jaffray. Piper Jaffray further relied upon the assurances of the management of Rochester Medical that the financial information provided to Piper Jaffray was prepared on a reasonable basis in accordance with industry practice, and that the management of Rochester Medical was not aware of any information or facts that would make any information provided to Piper Jaffray incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of Piper Jaffray's opinion, Piper Jaffray assumed that with respect to financial projections, estimates and other forward- looking information reviewed by Piper Jaffray, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of Rochester Medical as to the expected future results of operations and financial condition of Rochester Medical to which such financial projections, estimates and other forward-looking information relate. Piper Jaffray expressed no opinion as to any such financial projections, estimates or forward-looking information or the assumptions on which they were based. Piper Jaffray relied, with Rochester Medical's consent, on advice of the outside counsel to Rochester Medical, and on the assumptions of the management of Rochester Medical, as to all accounting, legal, regulatory, tax and financial reporting matters with respect to Rochester Medical and the merger agreement. Piper Jaffray's opinion does not address any accounting, legal, regulatory, tax and financial reporting matters.

        In arriving at its opinion, Piper Jaffray assumed that the executed merger agreement was in all material respects identical to the last draft reviewed by Piper Jaffray. Piper Jaffray relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the merger agreement and all other documents and instruments that are referred to therein were true and correct, (ii) each party to such agreements would fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the merger would be consummated pursuant to the terms of the merger agreement without amendments thereto, and (iv) all conditions to the consummation of the merger would be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Piper Jaffray assumed that all the necessary regulatory approvals and consents (including any consents required under applicable state corporate laws) required for the merger would be obtained in a manner that would not adversely affect Rochester Medical or the contemplated benefits of the merger.

        In arriving at its opinion, Piper Jaffray did not perform any appraisals or valuations nor did Piper Jaffray evaluate the solvency of Rochester Medical under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Piper Jaffray in connection with its opinion were going concern analyses and Piper Jaffray expressed no opinion regarding the liquidation value of Rochester Medical or any other entity. Without limiting the generality of the foregoing, Piper Jaffray undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Rochester Medical or any of its affiliates was a party or may be subject, and made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Piper Jaffray also assumed that Rochester Medical is not party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin- off, other than the merger.

        Piper Jaffray's opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after the date of its opinion could materially affect the assumptions used in preparing its opinion. Piper Jaffray did not express any opinion as to the price at which shares of Common Stock have traded or such stock may trade at any future time. Piper Jaffray did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.

        Piper Jaffray's opinion addressed solely the fairness, from a financial point of view, to holders of the Common Stock of the per share merger consideration, as set forth in the merger agreement, and did not address any other terms or agreement relating to the merger or any other terms of the merger agreement. Piper Jaffray was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with the merger, the merits of the merger relative to any alternative transaction or business strategy that may be available to Rochester Medical, Bard's ability to fund the merger consideration, any other terms contemplated by the merger agreement, the fairness of the merger to any other class of securities, creditor or other constituency of Rochester Medical, or the fairness of the amount or nature of compensation to our officers, directors or employees, or any class of such persons, relative to the per share merger consideration proposed to be paid to holders of Common Stock. Piper Jaffray expressed no opinion as to whether any alternative transaction might produce consideration for Rochester Medical's shareholders in excess of the amount contemplated in the merger.

Information About Piper Jaffray

        As a part of its investment banking business, Piper Jaffray is regularly engaged in the valuation of businesses in the medical technology and other industries and their securities in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. Our board selected Piper Jaffray to be its financial advisor and render its fairness opinion in connection with the transaction contemplated by the merger agreement on the basis of such experience and its familiarity with Rochester Medical.

        Piper Jaffray acted as a financial advisor to Rochester Medical in connection with the merger and will receive an estimated fee of approximately $5.246 million from Rochester Medical, which is contingent upon the consummation of the merger, except for $500,000 of such fee which has been paid to Piper Jaffray for providing its fairness opinion and will be credited against the total fee. The opinion fee was not contingent upon the consummation of the merger or the conclusions reached in Piper Jaffray's opinion. Rochester Medical has also agreed to indemnify Piper Jaffray against certain liabilities and reimburse Piper Jaffray for certain expenses in connection with its services. In the ordinary course of its business, Piper Jaffray and its affiliates may actively trade securities of Rochester Medical and Bard for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In the ordinary course of its business, Piper Jaffray also publishes research on the common stock of Bard. Piper Jaffray may also, in the future, provide investment banking and financial advisory services to Rochester Medical or Bard or entities that are affiliated with Rochester Medical or Bard, for which Piper Jaffray would expect to receive compensation. Neither Bard nor Rochester Medical has paid any fees or other compensation to Piper Jaffray for financial advisory services in the past five years, including, in the case of Rochester Medical, in connection with its potential sale of the Foley line in fiscal 2012.

        Consistent with applicable legal and regulatory requirements, Piper Jaffray has adopted policies and procedures to establish and maintain the independence of Piper Jaffray's research department and personnel. As a result, Piper Jaffray's research analysts may hold opinions, make statements or investment recommendations and/or publish research reports with respect to Rochester Medical and the merger and other participants in the merger (including Bard) that differ from the opinions of Piper Jaffray's investment banking personnel.

Voting Agreement

        As a condition to Bard and Merger Sub entering into the merger agreement, Bard entered into a voting and support agreement (which we sometimes refer to in this proxy statement as the "voting agreement"), with each of the members of our board of directors and each of our executive officers (each of which we sometimes refer to in this proxy statement as a "covered shareholder"), concurrently with the execution and delivery of the merger agreement. As of the record date for the special meeting, an aggregate of 1,386,825 shares of our Common Stock, representing approximately 11.2% of the shares of our Common Stock outstanding on the record date, were subject to the voting agreement. Of those shares:

  •
  870,159, or approximately 7.0% of our Common Stock entitled to vote at the special meeting as of the record date, were then held by Anthony J. Conway;

  •
  62,500, or less than one percent of our Common Stock entitled to vote at the special meeting as of the record date, were then held by David A. Jonas;

  •
  14,000, or less than one percent of our Common Stock entitled to vote at the special meeting as of the record date, were then held by Darnell L. Boehm;

  •
  4,100, or less than one percent of our Common Stock entitled to vote at the special meeting as of the record date, were then held by Peter H. Shepard;

  •
  0, or less than one percent of our Common Stock entitled to vote at the special meeting as of the record date, were then held by Richard W. Kramp;

  •
  403,743, or 3.3% of our Common Stock entitled to vote at the special meeting as of the record date, were then held by Philip J. Conway;

  •
  20,000, or less than one percent of our Common Stock entitled to vote at the special meeting as of the record date, were then held by Martyn R. Sholtis;

  •
  10,600, or less than one percent of our Common Stock entitled to vote at the special meeting as of the record date, were then held by Robert M. Anglin;

  •
  500, or less than one percent of our Common Stock entitled to vote at the special meeting as of the record date, were then held by James M. Carper; and

  •
  1,223, or less than one percent of our Common Stock entitled to vote at the special meeting as of the record date, were then held by Sarah L. Grinde.

        The voting agreement is attached as Annex B hereto.

        Pursuant to the voting agreement, each covered shareholder agreed, among other things, to vote all of his or her respective shares of our Common Stock:

  •
  in favor of the approval of the merger and adoption of the merger agreement and any transactions contemplated by the merger agreement;

  •
  against any adverse acquisition agreement or other merger agreement or merger, or other business combination, sale of substantial securities, issuance of securities or other extraordinary transaction by Rochester Medical;

  •
  against any acquisition proposal or superior proposal; and

  •
  against any amendment of Rochester Medical's organizational documents or other action, proposal or transaction involving Rochester Medical or any of its subsidiaries, which amendment or other action, proposal or transaction would reasonably be expected to impede, interfere with, delay, frustrate, prevent or nullify any provision of the merger agreement or the merger, inhibit the timely consummation of the merger or change in any manner the voting rights of any class of capital stock of Rochester Medical.

        In addition, each covered shareholder has given representatives of Bard an irrevocable proxy to vote his or her shares of Common Stock that are subject to the voting agreement in this manner.

        The voting agreement prohibits each covered shareholder from:

  •
  transferring any shares of Common Stock at any time prior to the expiration of the voting agreement;

  •
  entering into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any such shares; or

  •
  commit or agree to take any of the foregoing actions

        The voting agreement further prohibits each covered shareholder, in his or her capacity as a shareholder, from engaging in any activities that would be prohibited as described in the section of this proxy statement entitled "The Merger—No Solicitation of Alternative Transactions" beginning on page 65.

        The voting agreement does not prohibit members of our board of directors or executive officers from taking any action, solely in their respective capacities as members of the board of directors or as executive officers, in the exercise of their fiduciary duties, including with respect to transactions as alternatives to the merger.

        The number of shares covered by the voting agreement does not exceed 19.9% of our outstanding Common Stock. The voting agreement terminates upon the earlier of the mutual consent of the parties, the effective time of the merger or the termination of the merger agreement.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

        In considering the recommendation of our board of directors in favor of the approval of the merger agreement, you should be aware that members of our board of directors and our executive officers have interests in the merger that are different from, or in addition to, yours.

        All such additional interests are described below, to the extent material, and except as described below, such persons have, to our knowledge, no material interest in the merger different from those of shareholders generally. The special committee of our board of directors described above was aware of, and considered the interests of, our directors and executive officers in recommending to the full board of directors the approval of the merger agreement and the merger.

Stock held by our Officers and Directors

        As of October 8, 2013, our directors and executive officers and their affiliates beneficially owned approximately 14.5% of our outstanding Common Stock, excluding shares that may be acquired through the exercise of Options, Restricted Stock and shares that may be acquired through the settlement of Restricted Stock Units. The following table summarizes the shares of Common Stock beneficially owned as of October 8, 2013 by our executive officers and directors, excluding shares that may be acquired through the exercise of Options, Restricted Stock and shares that may be acquired through the settlement of Restricted Stock Units, and the consideration that each of them will receive pursuant to the merger agreement in connection with the ownership of their shares.

	Shares of Common Stock Owned (#)	Resulting Consideration to be Paid at Completion of Merger ($)
Executive Officers:
Anthony J. Conway*	870,159	17,403,180
David A. Jonas*	62,500	1,250,000
Martyn R. Sholtis	20,000	400,000
Philip J. Conway	403,743	8,074,860
Robert M. Anglin	10,600	212,000
James M. Carper	500	10,000
Sarah L. Grinde	1,223	24,460
Directors:
Darnell L. Boehm	14,000	280,000
Peter H. Shepard	4,100	82,000
Richard W. Kramp	—	—

*
Such executive officer is also a director of Rochester Medical.

Options

        As of October 8, 2013, our executive officers and directors as a group held 847,000 Options with an exercise price less than the merger consideration, having a weighted average exercise price of $9.77 per share. In accordance with the merger agreement, at the effective time of the merger, each of these Options, together with all other outstanding Options, will be canceled in exchange for the right to receive an amount equal to the total number of shares of Common Stock subject to the Options multiplied by the excess, if any, of the merger consideration over the exercise price of the Options, less applicable withholding taxes. As a result, directors or executive officers holding such "in the money" Options may have a financial interest that is different from, or in addition to, the interest of holders of our Common Stock.

        The following table summarizes the Options held as of October 8, 2013 by our executive officers and directors, and the consideration that each of them will receive pursuant to the merger agreement in connection with the ownership of their Options.

	Number of Shares of Common Stock Underlying Options (#)	Weighted Average Exercise Price of Options ($)(1)	Resulting Consideration to be Paid at Completion of Merger ($)(1)
Executive Officers:
Anthony J. Conway*	236,000	9.46	2,487,220
David A. Jonas*	174,000	8.75	1,957,380
Martyn R. Sholtis	147,000	9.50	1,543,300
Philip J. Conway	137,000	9.85	1,390,300
Robert M. Anglin	55,000	11.43	471,150
James M. Carper	70,000	11.85	570,250
Sarah L. Grinde	—	—	—
Directors:
Darnell L. Boehm	88,000	11.77	724,240
Peter H. Shepard	—	—	—
Richard W. Kramp	—	—	—

*
Such executive officer is also a director of Rochester Medical.

(1)
These amounts have been rounded for presentation purposes.

Restricted Stock

        As of October 8, 2013, our executive officers and directors as a group held 62,000 shares of Restricted Stock. In accordance with the merger agreement, all Restricted Stock will be canceled and converted into the right to receive the merger consideration, less applicable withholding taxes. As a result, directors or executive officers holding Restricted Stock may have a financial interest that is different from, or in addition to, the interest of holders of our Common Stock.

        The following table summarizes the Restricted Stock held as of October 8, 2013 by our executive officers and directors, and the consideration that each of them will receive pursuant to the merger agreement in connection with the ownership of their Restricted Stock.

	Restricted Stock (#)	Resulting Consideration to be Paid at Completion of Merger ($)
Executive Officers:
Anthony J. Conway*	—	—
David A. Jonas*	30,000	600,000
Martyn R. Sholtis	20,000	400,000
Philip J. Conway	—	—
Robert M. Anglin	—	—
James M. Carper	—	—
Sarah L. Grinde	12,000	240,000
Directors:
Darnell L. Boehm	—	—
Peter H. Shepard	—	—
Richard W. Kramp	—	—

*
Such executive officer is also a director of Rochester Medical.

(1)
These amounts have been rounded for presentation purposes.

Restricted Stock Units

        As of October 8, 2013, our executive officers and directors as a group held 251,804 Restricted Stock Units. In accordance with the merger agreement, the performance period relating to any Restricted Stock Unit that is outstanding will end at the effective time of the merger and the vesting of such Restricted Stock Units will be determined by the Compensation Committee of Rochester Medical as required by the underlying award agreements. Each Restricted Stock Unit that vests will be canceled and converted into the right to receive the merger consideration that the holder would have been entitled to receive had the Restricted Stock Unit been settled immediately prior to the effective time of the merger, less applicable withholding taxes. Each Restricted Stock Unit that does not vest will be canceled without payment. It is a condition to the closing of the merger that no more than 116,314 Restricted Stock Units may vest, and we expect that an aggregate of 135,490 Restricted Stock Units that are currently outstanding and which have a performance period ending on September 30, 2013 will not vest under the terms of the underlying award agreements, as it is not probable the required performance metrics will be achieved by that date. As a result, directors or executive officers holding Restricted Stock Units may have a financial interest that is different from, or in addition to, the interest of holders of our Common Stock.

        The following table summarizes the Restricted Stock Units held as of October 8, 2013 by our executive officers and directors, and the consideration that each of them will receive pursuant to the merger agreement in connection with the ownership of their Restricted Stock Units.

	Restricted Stock Units Owned (#)	Resulting Consideration to be Paid at Completion of Merger ($)(2)
Executive Officers:
Anthony J. Conway*	80,432	662,300
David A. Jonas*	39,688	364,220
Martyn R. Sholtis	36,784	334,060
Philip J. Conway	33,833	307,260
Robert M. Anglin	22,004	211,140
James M. Carper	30,587	277,780
Sarah L. Grinde	8,476	169,520
Directors:		—
Darnell L. Boehm	—	—
Peter H. Shepard	—	—
Richard W. Kramp	—	—

*
Such executive officer is also a director of Rochester Medical.

(1)
These amounts have been rounded for presentation purposes.

(2)
In accordance with the merger agreement, no more than 116,314 Restricted Stock Units shall be permitted to vest. If the 116,314 Restricted Stock Units granted on January 31, 2013 were to vest and the remainder of the Restricted Stock Units were forfeited, the following Restricted Stock Units would vest: 33,115 in the case of Mr. A. Conway, 18,211 in the case of Mr. Jonas, 16,703 in the case of Mr. Sholtis, 15,363 in the case of Mr. P. Conway, 10,557 in the case of Mr. Anglin, 13,889 in the case of Mr. Carper, and 8,476 in the case of Ms. Grinde.

Change in Control Agreements with Executive Officers

        We have entered into change in control agreements with each of our executive officers. The change in control agreements provide that if a change in control occurs and the officer remains employed by us for twelve months following such change in control, then the individual will be entitled to receive a lump sum cash payment equal to two and one-half times such officer's earned compensation (salary plus cash bonuses) during the twelve month period prior to the date of the change in control. If an officer's employment is terminated within twelve months following a change in control by us other than for cause or by the officer for good reason, then the officer will be entitled to receive a lump sum cash payment equal to two and one-half times such officer's earned compensation during the one year period prior to the date of the change in control.

        Additionally, the agreements provide that following a change in control, unless and until employment is terminated for cause or disability or the officer terminates employment other than for good reason, we will maintain for the continued benefit of the officer and his or her dependents for a period terminating on the earlier of (i) twelve months after the date of termination or (ii) the commencement date of equivalent benefits from a new employer, each insured and self-insured employee welfare benefit plan (including, without limitation, group health, death, dental and disability plans) in which the officer was entitled to participate immediately prior to the change in control (provided the terms of such plans allow for continued participation and such officer continues to pay his or her regular contribution).

        The agreements further provide that if the payments or benefits provided to an executive in connection with a change in control (whether under the agreements or any other arrangement with us or Bard) would not be deductible by us solely as a result of Section 280G of the Code, the amounts payable to the executive under his or her agreement will be reduced until there is no portion of the payment that is not deductible by us.

        "Good reason" is generally defined as the termination of employment as a result of the assignment to the officer of employment responsibilities which are not materially comparable to the employment responsibilities held by the officer immediately prior to the change in control, a reduction in compensation or benefits, a relocation of our office of more than 35 miles, or failure by us to obtain assent to the change in control agreement by any successor. The merger, if completed, will constitute a "change in control" for the purposes of the change in control agreements with each of our executive officers.

New Arrangements with Bard

        In addition to the equity awards and change in control agreements described above, Bard has initiated preliminary discussions with the executive officers regarding compensation and benefits that may be provided to them by Bard following the closing of the merger. Bard may enter into definitive agreements with the executive officers relating to such compensation and benefits arrangements prior to the closing of the merger.

        If the effective time of the merger had been September 15, 2013, and the employment of the executive officers had been immediately terminated, either by us (other than for cause or disability) or by the officer for good reason, the executive officers would have been entitled to receive, pursuant to the terms of the change in control agreements, lump sum payments upon termination in the amounts set forth in the table below (except that health care benefits may be provided under a Bard benefit plan instead of a lump sum payment, but, in the event such coverage is not provided, lump sum payments will be made for any remaining value of the contractually required benefits). In addition, the unvested Options and value of the Options, shares of Restricted Stock and Restricted Stock Units held by the executive officers that are expected to vest upon the closing of the merger is set forth in the table below, without taking into effect any possible reduction due to the effects of Section 280G of the Code as described above.

Executive Officer	Cash(1)	Equity(2)	Pension/ NQDC(3)	Perquisites / Benefits(4)	Tax Reimbursement(5)	Other	Total
Anthony J. Conway	$1,121,959	$859,475	—	$7,789	—	—	$1,989,223
David A. Jonas	$780,756	$1,095,670	—	$7,789	—	—	$1,884,215
Martyn R. Sholtis	$700,212	$865,510	—	$7,789	—	—	$1,573,511
Philip J. Conway	$664,191	$438,710	—	$7,789	—	—	$1,110,690
James M. Carper	$642,499	$409,230	—	$7,789	—	—	$1,059,518
Robert M. Anglin	427,202	$278,865	—	$7,789	—	—	$713,856
Sarah L. Grinde	$351,083	$409,520	—	$7,789	—	—	$768,392

(1)
Cash.    The change in control agreements of the executive officers provide for the following, subject to the terms and conditions set forth therein: (i) in the case of Mr. A. Conway, a lump sum cash severance payment in an amount equal to two and one-half times the sum of his base salary during the twelve-month period prior to the change in control ($319,225), plus any cash amounts received under incentive or other bonus plans during the twelve-month period prior to the change in control ($129,559); (ii) in the case of Mr. Jonas, a lump sum cash severance payment in an amount equal to two and one-half times the sum of his base salary during the twelve-month period prior to the change in control ($233,521), plus any cash amounts received under incentive or other bonus plans during the twelve-month period prior to the change in control ($78,782); (iii) in the case of Mr. Sholtis, a lump sum cash severance payment in an amount equal to two and one-half times the sum of his base salary during the twelve-month period prior to the change in control ($215,184), plus any cash amounts received under incentive or other bonus plans during the twelve-month period prior to the change in control ($64,901); (iv) in the case of Mr. P. Conway, a lump sum cash severance payment in an amount equal to two and one-half times the sum of his base salary during the twelve-month period prior to the change in control ($197,924), plus any cash amounts received under incentive or other bonus plans during the twelve-month period prior to the change in control ($67,752); (v) in the case of Mr. Carper, a lump sum cash severance payment in an amount equal to two and one-half times the sum of his base salary during the twelve-month period prior to the change in control ($178,938), plus any cash amounts received under incentive or other bonus plans during the twelve-month period prior to the change in control ($78,062); (vi) in the case of Mr. Anglin, a lump sum cash severance payment in an amount equal to two and one-half times the sum of his base salary during the twelve-month period prior to the change in control ($134,885), plus any cash amounts received under incentive or other bonus plans during the twelve-month period prior to the change in control ($35,996); and (vii) in the case of Ms. Grinde, a lump sum cash severance payment in an amount equal to two and one-half times the sum of his base salary during the twelve-month period prior to the change in control ($107,500), plus any cash amounts received under incentive or other bonus plans during the twelve-month period prior to the change in control ($32,933). These amounts are "double triggers".

(2)
Equity.    Consists of the aggregate value of the shares of Common Stock underlying Options for which vesting will be accelerated upon completion of the merger (valued as the difference between $20.00 and the applicable exercise price), Restricted Stock for which vesting will be accelerated upon completion of the merger and Restricted Stock Units convertible into 116,314 shares of Common Stock for which vesting is expected to be accelerated upon completion of the merger pursuant to the terms and conditions of the underlying award agreements. These amounts are "single trigger". We expect that the remaining Restricted Stock Units that are currently outstanding and which have a performance period ending on September 30, 2013 will not vest as it is not probable the required performance metrics will be achieved by that date. See "Interests of our Directors and Executive Officers in the Merger" beginning on page 45.

	Unvested Options ($)	Unvested Restricted Stock ($)	Unvested Restricted Stock Units ($)
Name:
Anthony J. Conway	197,175	—	662,300
David A. Jonas	131,450	600,000	364,220
Martyn R. Sholtis	131,450	400,000	334,060
Philip J. Conway	131,450	—	307,260
Robert M. Anglin	67,725	—	211,140
James M. Carper	131,450	—	277,780
Sarah L. Grinde	—	240,000	169,520
(3)
There are no pension or nonqualified deferred compensation benefits based on, or otherwise related to, the merger.

(4)
The change in control agreements require that we will maintain for the continued benefit of the executive officer and his or her dependents for of up to twelve months after the date of such executive officer's termination, group health, death, dental and disability plans in which the executive officer was entitled to participate immediately prior to the change in control. Based on a total cost for our healthcare plans for the twelve-month period prior to the change in control of $1,550,000 that covered 199 employees, the average cost per employee is $7,789. These amounts are "single triggers" because these benefits are required to be provided even if the executive officers are not terminated.

(5)
There are no tax reimbursement benefits based on, or otherwise related to, the merger.

        In addition, the change in control agreements with each of the executive officers also contain provisions which are intended to restrict them from competing with Rochester Medical by performing similar services for a competitor, soliciting customers to a competing business, or soliciting Rochester Medical's employees until twelve months following the executive's termination.

Indemnification; Insurance

        The merger agreement provides that for a period of six years after the effective time of the merger, the surviving corporation in the merger will fulfill and honor in all respects the indemnification and advancement of expenses obligations of Rochester Medical pursuant to our organizational documents or any indemnification agreements between Rochester Medical and our directors and officers as of the date of execution of the merger agreement against all losses or claims arising out of such person having served as a director or officer of Rochester Medical or any of our subsidiaries or having served at the request of Rochester Medical or any of our subsidiaries as a director or officer of any other person pertaining to any matter existing or occurring or any acts or omissions occurring prior to the effective time of the merger, whether or not such losses or claims are asserted prior to the effective time of the merger.

        In addition, the merger agreement provides that we will cause the surviving corporation to maintain in effect directors' and officers' liability insurance substantially similar to the insurance applicable to current directors and officers of Rochester Medical, for an aggregate period of not less than six years from the effective time of the merger.

        See the section of this proxy statement entitled "The Merger Agreement—Indemnification; Insurance" beginning on page 69.

 MARKET PRICE AND DIVIDEND DATA

        Our Common Stock is traded on the NASDAQ Global Market under the symbol "ROCM." The following table sets forth, for the periods indicated, the high and low closing sales prices per share of our Common Stock as reported on the NASDAQ Global Market. These prices do not include adjustments for retail mark-ups, mark-downs, or commissions.

	Fiscal Quarters
	First	Second	Third	Fourth
Fiscal year ending September 30, 2013
High	$12.04	$14.86	$14.85	$19.96
Low	$9.11	$10.34	$13.00	13.09
Fiscal year ended September 30, 2012
High	$8.30	$10.10	$10.90	12.45
Low	$6.68	$7.45	$9.46	9.93
Fiscal year ended September 30, 2011
High	$11.74	$11.48	$11.58	9.43
Low	$10.30	$10.03	$8.28	7.45

        We have never declared or paid cash dividends in the past and intend to retain all future earnings for the operation and expansion of our business.

        The following table sets forth the closing per share sales price of our Common Stock, as reported on the NASDAQ Global Market on September 3, 2013, the last full trading day before the public announcement of the merger, and on October 9, 2013, the latest practicable trading day prior to the printing of this proxy statement:

Date	Common Stock Closing Price
September 3, 2013	$13.81
October 9, 2013	$19.95

        Following the merger, there will be no further market for our Common Stock and our stock will be delisted from the NASDAQ Global Market and deregistered under the Securities Exchange Act of 1934, as amended.

REGULATORY MATTERS

        We and Bard have agreed to make any required submissions under the HSR Act, and any applicable foreign antitrust laws which we or Bard determine should be made with respect to the merger, the merger agreement, and the other transactions contemplated by the merger and the merger agreement.

        Mergers and acquisitions that may have an impact in the United States are subject to review by the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the HSR Act, mergers and acquisitions that meet certain jurisdictional thresholds, such as the merger between us and Merger Sub, may not be completed until the expiration of a waiting period that follows the filing of notification forms by both parties to the transaction with the Department of Justice and the Federal Trade Commission. The initial waiting period is 30 days after both parties have filed notification forms, but this period may be shortened if the reviewing agency grants "early termination" of the waiting period, or it may be lengthened if the reviewing agency determines that an in-depth investigation is required and issues a formal request for additional information and documentary material (referred to as a "Second Request"). On September 17, 2013, we and Bard filed notification reports with the

Department of Justice and Federal Trade Commission under the HSR Act and requested early termination of the applicable waiting period. The waiting period under the HSR Act will expire at 11:59 p.m. on October 17, 2013, assuming no further action by the Department of Justice or the Federal Trade Commission.

        It is possible that one or more of the government entities with which filings are made may seek various regulatory concessions as conditions for granting approval of the merger. There can be no assurance that we will obtain all of the regulatory approvals necessary to complete the merger or that the granting of these approvals will not involve the imposition of conditions on completion of the merger or require changes to the terms of the merger. These conditions or changes could result in conditions to completion of the merger not being satisfied. See "The Merger Agreement—Covenants Relating to the Conduct of Our Business" and "The Merger Agreement—Conditions to Completion of the Merger."

DISSENTERS' RIGHTS

        Sections 471 and 473 of the MBCA entitle any holder of our Common Stock as of the record date for the special meeting of our shareholders, in lieu of receiving the merger consideration that such holder would otherwise be entitled pursuant to the merger agreement, to dissent from the merger and obtain payment in cash for the "fair value" of the shares of our Common Stock held by such holder. ANY SHAREHOLDER CONTEMPLATING THE EXERCISE OF THESE DISSENTERS' RIGHTS SHOULD REVIEW CAREFULLY THE PROVISIONS OF SECTIONS 471 AND 473 OF THE MBCA (COPIES OF WHICH ARE ATTACHED AS ANNEX D TO THIS PROXY STATEMENT), PARTICULARLY THE SPECIFIC PROCEDURAL STEPS REQUIRED TO PERFECT SUCH RIGHTS. SUCH RIGHTS MAY BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTION 473 OF THE MBCA ARE NOT FULLY AND PRECISELY SATISFIED.

        Set forth below is a brief description of the procedures relating to the exercise of dissenters' rights, which should be read in conjunction with the full text of Section 473 of the MBCA appearing in Annex D to this proxy statement. The following description does not purport to be a complete statement of the provisions of Section 473 of the MBCA and is qualified in its entirety by reference thereto.

        Under Section 473, Subd. 3 of the MBCA, a holder of our Common Stock as of the record date of our special meeting of shareholders who wishes to exercise dissenters' rights (which we sometimes refer to in this proxy statement as a "dissenter") must give to Rochester Medical (at Rochester Medical Corporation, Attn: Chief Financial Officer, One Rochester Medical Drive, Stewartville, Minnesota 55976-1647), before the vote on the merger, a written notice that such holder objects to the merger proposal and that such holder intends to demand the "fair value" of such holders' shares of our Common Stock if the merger proposal is approved. IN ADDITION, THE SHAREHOLDER MUST NOT VOTE HIS OR HER SHARES OF OUR COMMON STOCK IN FAVOR OF APPROVING THE MERGER AGREEMENT. A VOTE AGAINST APPROVING THE MERGER AGREEMENT WILL NOT ITSELF CONSTITUTE SUCH A WRITTEN NOTICE AND A FAILURE TO VOTE WILL NOT AFFECT THE VALIDITY OF A TIMELY NOTICE. HOWEVER, THE SUBMISSION OF A BLANK PROXY WILL CONSTITUTE A VOTE IN FAVOR OF APPROVING THE MERGER AGREEMENT AND A WAIVER OF STATUTORY DISSENTERS' RIGHTS.

        If the merger agreement is approved by our shareholders, we will send to all dissenters who filed the necessary notice of intent to demand the "fair value" of their shares of our Common Stock, and who did not vote their shares of our Common Stock in favor of approving the merger agreement, a notice containing certain information required by Section 473, Subd. 4 of the MBCA, including, without limitation, (i) the address to which a dissenter must send a demand for payment and certificates representing shares of our Common Stock in order to obtain payment for such shares and the date by which they must be received and (ii) a form to be used to certify the date on which the dissenter (or the beneficial owner on whose behalf the dissenter dissents) acquired such shares of stock (or an interest in them) and to demand payment. In order to receive the "fair value" of the shares of our Common Stock under Section 473 of the MBCA, a dissenter must demand payment and deposit certificates representing shares of our Common Stock within 30 days after such notice from us is given. Under Minnesota law, notice by mail is given by us when deposited in the United States mail. A SHAREHOLDER WHO FAILS TO MAKE DEMAND FOR PAYMENT AND TO DEPOSIT CERTIFICATES AS REQUIRED BY SECTION 473, SUBD. 4 OF THE MBCA WILL NOT BE A DISSENTER AND WILL LOSE THE RIGHT TO RECEIVE THE "FAIR VALUE" OF HIS OR HER SHARES OF OUR COMMON STOCK UNDER SUCH SECTION NOTWITHSTANDING THE TIMELY FILING OF NOTICE OF INTENT TO DEMAND PAYMENT UNDER SECTION 473 SUBD. 3 OF THE MBCA, BUT WILL BE ENTITLED TO THE MERGER CONSIDERATION PAYABLE UNDER THE MERGER AGREEMENT, WHICH MAY BE MORE OR LESS THAN OR EQUAL TO THE "FAIR VALUE" OF THE SHARES DETERMINED UNDER 473 OF THE MBCA.

 ACCOUNTING TREATMENT

        The merger will be accounted for as a "purchase transaction" for financial accounting purposes.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (each, as defined below) of our Common Stock whose shares are exchanged for cash in the merger. This discussion is included for general information purposes only and does not constitute, and is not, a tax opinion or tax advice to any particular holder of our Common Stock. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other legal authorities, all in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. No ruling from the Internal Revenue Service (the "IRS") or opinion of counsel will be requested concerning the U.S. federal income tax consequences of the merger. The tax consequences set forth in this discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

        This discussion is not intended to constitute a complete description of all U.S. federal income tax consequences relating to the merger, and does not address any aspects of the recently enacted 3.8% United States federal income tax on investment income of certain United States persons or potential foreign, state, local and other tax consequences of the merger. This discussion applies only to holders who hold our Common Stock as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment). In addition this discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder of our Common Stock, including holders who, in light of their particular circumstances, may be subject to special rules, including, without limitation:

  •
  financial institutions, mutual funds, tax-exempt organizations, insurance companies, dealers in securities, persons that mark-to-market their securities, or persons that hold our Common Stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment;

  •
  certain former citizens or residents of the United States, or U.S. persons that have a functional currency other than the U.S. dollar;

  •
  holders that are partnerships or other pass-through entities or who hold our Common Stock through partnerships or other pass-through entities;

  •
  holders of Options or any other form of equity-based compensation;

  •
  holders who acquired our Common Stock pursuant to the exercise of Options, pursuant to participation in an employee stock purchase plan or otherwise as compensation;

  •
  holders who hold our Common Stock as qualified small business stock;

  •
  holders who exercise dissenters' rights;

  •
  holders that are subject to the alternative minimum tax;

  •
  controlled foreign corporations; or

  •
  passive foreign investment companies.

        If shares of our Common Stock are held by a partnership, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships that hold shares of our Common Stock and partners in such partnerships should consult their own tax advisors regarding the tax consequences to them of the merger.

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of our Common Stock who is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if either (1) a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (2) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

        A "non-U.S. holder" is a beneficial owner of our Common Stock that is not a U.S. holder, subject to the limitations set forth above for holders to whom special rules apply.

U.S. Holders

General

        The exchange of shares of our Common Stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. holder generally will recognize capital gain or capital loss equal to the difference, if any, between the amount of cash received in the merger and the U.S. holder's adjusted tax basis in the shares surrendered.

        Gain or loss will be calculated separately for each block of shares (that is, shares acquired at the same cost in a single transaction) exchanged in the merger. Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder's holding period in the shares of our Common Stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

General

        Any gain realized on the receipt of cash in the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met; or

  •
  Rochester Medical is or has been a "United States real property holding corporation," or "USRPHC," for U.S. federal income tax purposes at any time during the shorter of the five year period preceding the merger or the period that the non-U.S. holder held our Common Stock.

        Unless an applicable income tax treaty provides otherwise, a non-U.S. holder whose gain is described in the first bullet point above will be subject to U.S. federal income tax on its net gain in the same manner as if it were a U.S. holder. A non-U.S. holder that is a corporation and whose gain is described under the first bullet point above may be subject to an additional branch profits tax equal to 30% of its effectively connected earnings and profits (including such gain) or at such lower rate as may be specified by an applicable income tax treaty.

        An individual non-U.S. holder described in the second bullet point above generally will be subject to tax at a 30% rate on the gain realized (equal to the difference, if any, between the amount of cash received in exchange for shares of our Common Stock and the non-U.S. holder's adjusted tax basis in such shares) which may be offset by certain U.S.-source capital losses incurred in the same taxable year, even though the individual is not considered a resident of the United States.

        We believe that we are not currently and have not previously been a USRPHC for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

        Payments made in exchange for shares of our Common Stock generally will be subject to information reporting unless the holder is an "exempt recipient" and may also be subject to backup withholding at a rate of 28%. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return IRS Form W-9, certifying that the U.S. holder is a U.S. person, the taxpayer identification number provided is correct, and the U.S. holder is not subject to backup withholding. A non-U.S. holder that provides the exchange agent with an IRS Form W-8BEN or W-8ECI, as appropriate, will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

        EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO THE HOLDER AS A RESULT OF THE MERGER AND ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES RELEVANT TO THE HOLDER AS A RESULT OF THE MERGER.

 DELISTING AND DEREGISTRATION OF OUR COMMON STOCK

        If the merger is completed, our Common Stock will no longer be traded on the NASDAQ Global Market and will be deregistered under the Securities Exchange Act of 1934, as amended, as soon as practicable following the completion of the merger. The delisting and deregistration will be accomplished by filing a Form 25 and a Form 15, respectively, with the SEC.

LEGAL PROCEEDINGS RELATED TO THE MERGER

        Since September 18, 2013, three putative class action complaints challenging the transaction were filed by separate shareholders in Olmsted County District Court, Third Judicial District, State of Minnesota, against Bard, Merger Sub, Rochester Medical and individual members of our board of directors. The complaints generally allege, among other things, that the members of our board of directors breached their fiduciary duties owed to the shareholders of Rochester Medical by entering into the merger agreement, approving the proposed merger and failing to take steps to maximize the value of Rochester Medical to its shareholders, and that Rochester Medical, Bard and Merger Sub aided and abetted such breaches of fiduciary duties. In addition, the complaints allege that the transaction improperly favors Bard and that certain provisions of the merger agreement unduly restrict Rochester Medical's ability to receive a topping bid or negotiate with rival bidders. One of the complaints, as amended, also alleges that the members of our board of directors breached their fiduciary duties through allegedly materially misleading and inadequate disclosures. The complaints seek, among other things, declaratory and injunctive relief concerning the alleged fiduciary breaches, injunctive relief prohibiting the defendants from completing the merger and other forms of equitable relief.

PROPOSAL NO. 1: THE MERGER AGREEMENT

        As discussed elsewhere in this proxy statement, our shareholders will consider and vote on a proposal to approve the merger agreement, which approval shall include the adoption of the plan of merger (as such term is used in Section 302A.611 of the MBCA) contained in the merger agreement. You should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger. In particular, you should read in its entirety the merger agreement, which is attached as Annex A to this proxy statement.

        The Rochester Medical board of directors unanimously recommends that you vote "FOR" the approval of the merger agreement.

        The following is a description of the material aspects of the merger agreement but does not purport to describe all of the terms of the merger agreement. While we believe that the following description covers the material terms of the merger agreement, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the merger agreement attached to this proxy statement as Annex A, for a more complete understanding of the merger. The following description is subject to, and is qualified in its entirety by reference to, the merger agreement.

        The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Rochester Medical or its business. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available without charge at www.sec.gov.

The Merger

        Pursuant to the merger agreement, Merger Sub will merge with and into Rochester Medical, with Rochester Medical surviving as a wholly owned subsidiary of Bard. At the effective time of the merger, the separate corporate existence of Rochester Medical with all of its rights, privileges, powers and franchises will continue unaffected by the merger.

Closing; Effective Time

        The consummation of the merger will take place as promptly as practicable, but no later than two business days following the satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement or on such other date as Rochester Medical and Bard may mutually agree. The merger will become effective upon the filing of the articles of merger with the Secretary of State of the State of Minnesota or at such later time as is agreed in writing by Rochester Medical and Bard and specified in the articles of merger.

Articles of Incorporation and Bylaws

        The merger agreement provides that at the effective time of the merger, the articles of incorporation of Merger Sub immediately prior to the effective time will be the articles of incorporation of the surviving corporation, except that the name of the surviving corporation shall remain "Rochester Medical Corporation." The merger agreement also provides that at the effective time of the merger, the bylaws of Merger Sub as in effect immediately prior to the effective time of the merger will be the bylaws of the surviving corporation.

Directors and Officers

        The initial directors and officers of the surviving corporation will be the directors and officers of Merger Sub immediately prior to the effective time of the merger.

Effect on Capital Stock

Common Stock

        At the effective time of the merger, each share of our Common Stock issued and outstanding as of the effective time of the merger will be canceled and automatically converted into the right to receive an amount equal to $20.00 in cash, without interest or dividends, and less applicable withholding taxes (which amount, subject to adjustment in the limited circumstances described below, we sometimes refer to in this proxy statement as the "merger consideration"), other than the following shares:

  •
  shares held in Rochester Medical's treasury, all of which will be canceled automatically with no consideration being delivered in exchange for such shares pursuant to the merger agreement; and

  •
  shares held by shareholders who have properly exercised their dissenters' rights in accordance with Minnesota law (See the section of this proxy statement entitled "The Merger—Dissenter's Rights," above).

        Pursuant to the merger agreement, the merger consideration is subject to adjustment only if Rochester Medical changes the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for Common Stock prior to the effective time of the merger as a result of any reclassification, stock split, reverse stock split, stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction.

        Shareholders of record will not receive the merger consideration until they surrender their stock certificates or transfer their uncertificated shares represented by book entry to the paying agent for exchange or comply with the procedures for lost certificates (each as described below), and otherwise comply with the procedures described in "The Merger Agreement—Procedures for Exchange of Certificates" beginning on page 60.

        Bard has represented to us under the merger agreement that it has, and will have as of the effective time of the merger, sufficient funds to complete the merger.

Dissenting Shares

        Shares of our Common Stock issued and outstanding prior to the effective time of the merger and held by a holder who has not approved the merger and who properly demands appraisal of such holder's shares, and also complies in all material respects with, Sections 471 and 473 of the MBCA (which we sometimes refer to in this proxy statement as the "dissenting shares") will not be converted into or represent the right to receive the merger consideration, but rather, such dissenting shareholder will only be entitled to payment of the fair value of such shares in accordance with Sections 471 and 473 of the MBCA (and, at the effective time of the merger, such shares will no longer be outstanding and will automatically be canceled and will cease to have any rights). If any dissenting shareholder effectively withdraws or loses such holder's dissenters' rights under Sections 471 and 473 of the MBCA, then such shares will automatically be converted into and will represent only the right to receive the merger considerations.

Capital Stock of Merger Sub

        Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into and become one share of Common Stock of the surviving corporation.

Effect on Equity Awards

Options

        Each Option to purchase shares of our Common Stock that is outstanding immediately prior to the effective time of the merger will, at the effective time of the merger, be canceled in exchange for the right to receive an amount, payable in cash as soon as practicable following the effective time of the merger, equal to the product of:

  •
  the total number of shares of Common Stock otherwise issuable upon the exercise of such Option; and

  •
  the merger consideration less the applicable exercise price per share of Common Stock of such Option, less applicable withholding taxes.

Restricted Stock

        Each share of Restricted Stock that is outstanding immediately prior to the effective time of the merger will, at the effective time of the merger, be canceled in exchange for the right to receive an amount, payable in cash as soon as practicable following the effective time of the merger, equal to the merger consideration less applicable withholding taxes.

Restricted Stock Units

        The performance period (as defined in the applicable award agreement) applicable to each Restricted Stock Unit that is outstanding immediately prior to the effective time of the merger, shall end on the closing date of the merger and each such Restricted Stock Unit that vests on the closing date of the merger pursuant to the terms governing that Restricted Stock Unit will be canceled in exchange for the right to receive an amount in cash equal to the merger consideration that the holder would have been entitled to receive had such vested Restricted Stock Unit been settled immediately prior to the effective time of the merger, less applicable withholding taxes. As of the effective time of the merger, all Restricted Stock Units that do not vest shall automatically be extinguished and canceled without the right to receive any consideration.

Procedures for Exchange of Certificates

        Bard has appointed Wells Fargo Bank, National Association (which we sometimes refer to in this proxy statement as the "paying agent") as paying agent to make payment of the merger consideration to Rochester Medical shareholders. Bard will deposit with the paying agent no later than one business day following the effective time of the merger a sufficient amount of cash in order to provide for the payment of the merger consideration by the paying agent. As promptly as reasonably practicable after the effective time of the merger, the paying agent will mail to each person who, as of immediately prior to the effective time of the merger, was the record holder of shares of our Common Stock, a letter of transmittal and instructions explaining how to surrender stock certificates and book-entry shares to the paying agent. The paying agent will pay the merger consideration to our shareholders promptly following the paying agent's receipt of the stock certificates or book-entry shares, as applicable, and properly completed and executed letter of transmittal. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate or book-entry shares are registered if the certificate (or affidavit of loss) representing the cancelled shares is presented to the paying agent accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the paying agent that any applicable stock transfer or other taxes have been paid.

        You should not send your certificates or instruments representing our Common Stock to the paying agent until you have received the letter of transmittal from the paying agent. Do not return your stock certificates with the enclosed proxy, and do not forward your stock certificates to the paying agent without a letter of transmittal.

        If you own shares of our Common Stock that are held in "street name" by your broker, nominee, fiduciary or other custodian, you will receive instructions from your broker, nominee, fiduciary or other custodian as to how to surrender your "street name" shares and receive cash for those shares.

Transfer of Ownership, Ownership Rights and Lost Certificates

        At the effective time of the merger, our stock transfer books will be closed and no transfer of shares of our Common Stock thereafter will be made, and all shares of our Common Stock will cease to be outstanding and will automatically be canceled, retired and cease to exist, and each holder of a certificate formerly evidencing share(s) of our Common Stock will have no further rights with respect to such certificate, except the right to receive the merger consideration payable upon surrender of the certificate in accordance with the terms of the merger agreement. If, after the effective time of the merger, certificates representing shares of our Common Stock are presented to the surviving corporation for transfer, they shall be canceled and exchanged for the merger consideration.

        If you have lost your stock certificate, or if it has been stolen or destroyed, you will be required to make an affidavit of that fact before you will be entitled to receive the merger consideration. In addition, if required by the surviving corporation in the merger, you may have to post a bond in customary amount and upon such terms as may be required by the paying agent or the surviving corporation and/or offer an indemnity against any claims made against it with respect to the lost, stolen or destroyed certificate. Thereafter, the paying agent will pay the merger consideration to you in exchange for your lost, stolen or destroyed certificate.

Unclaimed Amounts

        Any portion of the funds deposited with the paying agent (including any investment proceeds) that remains undistributed to the holders of shares of our Common Stock one year after the effective time of the merger will be delivered, upon request, to the surviving corporation. Any of our former shareholders who have not surrendered their certificates or book-entry shares prior to the delivery of these funds to the surviving corporation may look only to the surviving corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any merger consideration that may be payable upon due surrender of the certificates, or book-entry shares, held by them. Notwithstanding the foregoing, neither Bard, Merger Sub, the paying agent, nor the surviving corporation will be liable to any of our shareholders for any merger consideration delivered to a governmental body pursuant to any applicable abandoned property, escheat or similar law.

Representations and Warranties

        The merger agreement contains representations and warranties made by us to Bard and Merger Sub and by Bard and Merger Sub to us, and may be subject to important limitations and qualifications agreed to by the parties in connection with negotiating the terms of the merger agreement. The statements embodied in those representations and warranties are qualified by information in a confidential disclosure letter that we have exchanged in connection with signing the merger agreement, or as otherwise provided in the merger agreement. While we do not believe that the confidential disclosure letter contains information that securities laws require us to publicly disclose other than information that has already been so disclosed, the confidential disclosure letter does contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating risk between Bard and Rochester Medical, rather than to establish matters as facts. The confidential disclosure letter contains information that has been included in our general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the agreement, which subsequent information may or may not be fully reflected in Rochester Medical's or Bard's public disclosures. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information.

        At the effective time of the merger, the representations and warranties contained in the merger agreement are only required to be true and correct subject to the materiality standards contained in the merger agreement, which may differ from what may be viewed as material by shareholders. The representations and warranties will not survive consummation of the merger and cannot be the basis for any claim under the merger agreement by any party thereto after consummation of the merger. The merger agreement should not be read alone, but should instead be read in conjunction with the other information regarding Rochester Medical and the merger that is contained in this proxy statement as well as in the filings that Rochester Medical makes and has made with the SEC.

        The representations and warranties contained in the merger agreement may or may not have been accurate as of the date of they were made and we make no assertion herein that they are accurate as of the date of this proxy statement.

        Rochester Medical has made representations and warranties to Bard and Merger Sub regarding, among other things:

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  corporate matters, including due organization, qualification and our articles of incorporation and bylaws;

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  our capitalization, including the number of shares of our Common Stock, Options, Restricted Stock, and Restricted Stock Units outstanding;

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  our subsidiaries and our ownership interests in them;

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  requisite corporate power and the authorization, execution, delivery and enforceability of the merger agreement;

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  absence of conflicts with, or violations of, our and our subsidiaries' organizational documents or other obligations, including under applicable law, in connection with entering into the merger agreement or completing the merger;

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  the accuracy of information contained in the reports and financial statements that we have filed with the SEC since January 1, 2010, and the compliance of these SEC filings with applicable federal securities law requirements and, with respect to financial statements therein, generally accepted accounting principles, which we sometimes refer to in this proxy statement as "GAAP";

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  the adequacy of our internal controls and procedures and disclosure controls and procedures;

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  the absence of undisclosed liabilities;

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  required governmental filings and consents;

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  the absence since September 30, 2012 of changes or events that would have a material adverse effect on us and the absence of certain actions by us since that date;

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  the accuracy and compliance as to form with applicable securities law requirements of this proxy statement;

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  the absence of undisclosed brokers' or financial advisors' fees in connection with the merger;

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  employee benefits and labor matters;

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  the absence of litigation and investigations;

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  tax matters;

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  compliance since January 1, 2010 with laws applicable to our business, operations and assets;

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  the possession of all government permits necessary for the lawful conduct of our business and compliance with all terms and conditions of such government permits;

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  environmental matters;

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  intellectual property matters, including our rights to use owned and licensed intellectual property and any infringement matters;

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  real property matters, including leased properties;

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  material contracts and the performance of obligations thereunder;

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  regulatory compliance and product warranties;

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  insurance policies;

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  customers and suppliers;

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  absence of illegal payments;

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  absence of undisclosed related party transactions since January 1, 2010;

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  receipt of an opinion from Piper Jaffray;

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  required vote of our shareholders;

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  inapplicability of Minnesota anti-takeover statutes; and

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  compliance with export control laws and anti-corruption laws since January 1, 2010.

Bard and Merger Sub have made representations and warranties to us regarding, among other things:

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  corporate matters, including due organization and qualification;

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  requisite corporate power and the authorization, execution, delivery and enforceability of the merger agreement;

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  the absence of conflicts with, or violations of, their respective organizational documents or other obligations, including under applicable law, in connection with entering into the merger agreement or completing the merger;

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  required governmental filings and consents;

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  the absence of litigation relating to the merger agreement or the merger;

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  the sufficiency of available funds for the merger; and

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  the absence of undisclosed brokers' or financial advisors' fees in connection with the merger.

Material Adverse Effect

        It is a condition to Bard's and Merger Sub's obligation to complete the merger that our representations and warranties be true and correct in all respects, in each case as of the date of the merger agreement and as of the completion of the merger. For purposes of this determination, materiality and material adverse effect qualifications in such representations and warranties are disregarded. However, this condition is satisfied if, subject to certain exceptions described below, any inaccuracies in such representations and warranties are disregarded if the circumstances giving rise to all such inaccuracies, considered collectively, do not constitute a material adverse effect, as defined below.

        With respect to representations and warranties relating to (i) our organization and good standing, (ii) our authority to enter into the merger agreement, (iii) our capitalization (subject to the exception described below), (iv) our subsidiaries, (v) the absence of undisclosed brokers' or financial advisors' fees in connection with the merger and the fairness opinion we received from Piper Jaffray, and (v) the inapplicability of state takeover statutes and the fact that we do not have a shareholder rights plan, the closing condition is satisfied only if these representations and warranties are true and correct in all respects, in each case, as of the date of the merger agreement and as of the completion of the merger.

        With respect to the representation and warranty relating to our capitalization, the closing condition is satisfied and such representation and warranty is true and correct, in each case, as of the date of the merger agreement and as of the completion of the merger, even if there are insignificant deviations in the numerical amounts with respect to the number of shares of Common Stock and in respect of our Options, Restricted Stock, and Restricted Stock Units that have been disclosed to Bard and Merger Sub.

        A material adverse effect is defined in the merger agreement as any event, circumstance, change in or effect that, either alone or in combination, is or would reasonably be expected to be materially adverse to: (a) the business, assets, properties, liabilities, results of operations or condition (financial or otherwise) of Rochester Medical and its subsidiaries (taken as a whole), other than any such event, circumstance, change in or effect resulting from or arising in connection with: (i) any change in general economic or financial conditions; (ii) any change affecting the industries in which Rochester Medical and its subsidiaries operate; (iii) any hurricane, earthquake or other natural disaster; or (iv) any action taken by Rochester Medical or any of its subsidiaries at the request or with the consent of Bard or Merger Sub, that, if taken without the request or the consent of Bard, would have been prohibited by the terms of the merger agreement (but only in the case of the foregoing clauses (i), (ii) or (iii), to the extent such change or effect does not disproportionately affect Rochester Medical and its subsidiaries relative to other industry participants); (iv) any change, in and of itself, in the share price or trading volume of our Common Stock, provided that this clause (iv) shall not preclude any fact, circumstance, effect, event, change or occurrence that may have contributed to or caused such changes from being taken into account in determining whether a material adverse effect has occurred; (v) any fact, circumstance, effect, event, change or occurrence resulting from a change after the date of the merger agreement in accounting rules or procedures announced with respect to GAAP, or a change after the date of the merger agreement in laws (or the interpretation thereof); (vi) any failure, in and of itself, to meet any internal budgets, plans, projections or forecasts of Rochester Medical's revenue, earnings or other financial performance or results of operations, or any published financial forecasts or analyst estimates of Rochester Medical's revenue, earnings or other financial performance or results of operations or any change in analyst recommendations, for any period, provided that this clause (vi) shall not preclude any fact, circumstance, effect, event, change or occurrence that may have contributed to or caused such failures from being taken into account in determining whether a material adverse effect has occurred; (vii) any fact, circumstance, effect, event, change or occurrence attributable to the execution, performance or announcement of the merger agreement; or (b) the ability of Rochester Medical to perform its obligations under the merger agreement or any documents executed by Rochester Medical in connection with the consummation of the merger.

Covenants Relating to the Conduct of Our Business

        From the date of the merger agreement through the effective time of the merger, we have agreed that Rochester Medical and our subsidiaries will conduct our operations in the ordinary and usual course of business consistent with past practice and to use our commercially reasonable efforts to preserve intact our business organization, to preserve business relationships with third parties, and to keep available the services of our present officers and employees. During the same period, we have also agreed that we will not, and will not allow our subsidiaries to, among other things, take any of the following actions without the prior written consent of Bard:

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  transfer, issue, sell, pledge, encumber or dispose of any shares of our capital stock or the capital stock of our subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of, or other ownership interests in Rochester Medical or any of its subsidiaries;

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  accelerate the vesting of any Options, Restricted Stock or Restricted Stock Units;

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  recapitalize, split, combine or reclassify any shares of our capital stock or the capital stock of our subsidiaries;

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  declare, set aside, make or pay any dividend or distribution, whether or not in respect of our capital stock;

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  redeem, purchase or otherwise acquire directly or indirectly any of our capital stock or the capital stock of our subsidiaries;

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  amend our articles of incorporation or bylaws or the similar organizational documents of any of our subsidiaries;

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  spend or commit to any new capital expenditures in excess of $50,000;

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  grant or announce any increase in the salary severance or other direct or indirect compensation or benefits payable or to become payable to any employee or other service provider;

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  grant any bonus, benefit or other direct or indirect compensation to any employee or other service provider not required by the terms of any existing employee benefit plans, loan or advance any money or other property to any employee or other service provider,

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  amend or terminate any employee benefit plan;

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  subject any of our assets to any lien;

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  sell, assign, license, lease or transfer any or our assets or property, except in the ordinary course of business consistent with past practice;

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  waive any rights of material value;

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  amend, modify or change any of our accounting policies, practices or procedures, except as required by GAAP;

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  amend, modify, make, change or rescind any material tax election, enter into any tax sharing, tax indemnity or closing agreement, extend the statute of limitations with any tax authority, amend any tax return, or settle or compromise any tax claim;

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  acquire any interest in any person;

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  delay or postpone any payment of any accounts payable or other payables or expenses, or accelerate the collection of accounts receivable or cash collections of any type other than in the ordinary course of business;

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  amend, modify, elect not to renew or terminate any material contract or enter into any material contract;

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  amend, modify or make any changes to our or any of our subsidiaries' standardized or other sales terms and conditions, except in the ordinary course of business;

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  incur any indebtedness or amend any indebtedness, guarantee any indebtedness or obligation of another person or issue or sell any debt securities or right to acquire debt securities of Rochester Medical or any of its subsidiaries;

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  settle any suit, action, claim, proceeding or investigation for an amount greater than or equal to $10,000;

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  amend, modify, terminate or make any changes to coverage levels of any insurance policy;

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  sell, modify, amend, license or otherwise transfer any rights under or to our intellectual property or terminate, default or otherwise fail to maintain any license to material licensed intellectual property;

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  enter into any commitment or transaction which would constitute a breach of the representations, warranties or agreements contained in the merger agreement, or take any action or fail to take an action or, to the extent within Rochester Medical's control, permit to occur any event that, individually or in the aggregate, could reasonably be expected to result in a material adverse effect; or

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  agree or commit, in writing or otherwise, to do any of the foregoing.

No Solicitation of Alternative Transactions

        The merger agreement provides that we will not, and will not authorize or permit our subsidiaries or any officer, director, employee, partner, agent, advisor, attorney, accountant, or representative to, directly or indirectly:

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  solicit, initiate, or facilitate or encourage an acquisition proposal,

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  furnish or disclose to any person any non-public information with respect to an acquisition proposal,

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  negotiate or enter into discussions with any person with respect to an acquisition proposal, or

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  enter into or amend or grant any waiver or release under any contract (whether or not binding) or agreement in principle with respect to an acquisition proposal.

        An "acquisition proposal" is defined under the merger agreement as any proposal, inquiry or offer from, or indication of interest by, any person (other than Bard and its subsidiaries, including Merger Sub) relating to any (i) direct or indirect acquisition of assets of Rochester Medical or any of its subsidiaries (including any voting equity interests of the subsidiaries) equal to 20% or more of the fair market value of Rochester Medical's consolidated assets or to which 20% or more of Rochester Medical's net revenues or net income on a consolidated basis are attributable; (ii) direct or indirect acquisition 20% or more of the voting equity interests of Rochester Medical or any of its subsidiaries; (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the voting equity interests of Rochester Medical; (iv) merger, consolidation, other business combination or similar transaction involving Rochester Medical or any of its subsidiaries, pursuant to which such person would own 20% or more of the consolidated assets, net revenues or net income of Rochester Medical and its subsidiaries, taken as a whole; or (v) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of Rochester Medical or any of its subsidiaries or the declaration or payment of an extraordinary dividend (whether in cash or other property) by Rochester Medical or any of its subsidiaries.

        Prior to obtaining approval by our shareholders of the merger agreement, however, in the event that we receive an unsolicited, bona fide written acquisition proposal that did not result from our breach of our non-solicitation obligations, our board of directors may, directly or directly through any representative: (i) provide information to (so long as it has previously been, or is concurrently, made available to Bard) or enter into discussions and negotiations with a third party that makes such acquisition proposal so long as the third party has executed a confidentiality agreement at least as restrictive in all material respects as the confidentiality agreement entered into by Bard (and such confidentiality agreement permits the sharing of information by us to Bard as contemplated by the merger agreement), (ii) if such acquisition proposal is determined by our board of directors to constitute a superior proposal, make an adverse recommendation and/or (iii) upon the occurrence of an intervening event, make an adverse recommendation, if, in each case:

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  our board determines in good faith, after consultation with our outside legal counsel, that the failure to take such action would reasonably be expected to cause our board to be in breach of its fiduciary duties; and

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  we provide Bard with prior written notice of our intent to take any such action at least one business day prior to taking such action.

        A "superior proposal" is defined under the merger agreement as any bona fide written acquisition proposal that our board of directors determines in good faith (after consultation with outside legal counsel and its financial advisor, if applicable) is more favorable from a financial point of view to our shareholders than the transactions contemplated by the merger agreement, taking into account: (i) all financial considerations; (ii) the identity of the third-party making such acquisition proposal; (iii) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such acquisition proposal; (iv) the other terms and conditions of such acquisition proposal and the implications thereof on Rochester Medical; and (v) any revisions to the terms of the merger agreement and the merger proposed by Bard as described below.

        An "intervening event" is defined under the merger agreement to mean, in the absence of a superior proposal, there are material events or changes in circumstances after the date of the merger agreement that were neither known to nor reasonably foreseeable by Rochester Medical as of or prior to the date of the merger agreement, that are materially more favorable to the recurring financial condition of Rochester Medical and its subsidiaries, taken as a whole, and that do not relate to (i) an acquisition proposal, (ii) any events or changes in circumstances relating to Bard or Merger Sub (or any of their respective affiliates), (iii) clearance of the merger under the HSR Act or any other applicable antitrust laws, (iv) the fact, in each case in and of itself, that Rochester Medical meets or exceeds any internal or published projections, forecasts or estimates of its revenue, earnings or other financial performance or results of operations for any period ending on or after the date hereof, or changes after the date of the merger agreement in the market price or trading volume of the Common Stock or any credit rating of Rochester Medical or (v) developments or changes in the industries to which Rochester Medical and its subsidiaries operate.

        We also have agreed to promptly (within 24 hours after receipt) notify and provide specified information to Bard of any acquisition proposal, any request for non-public information, any inquiry that would reasonably be expected to lead to any acquisition proposal or the determination of an intervening event. In such notice, we must: (i) identify the third party making the acquisition proposal and (ii) provide a summary of the material terms and conditions of the acquisition proposal, request or inquiry, or the material details of any intervening event. In addition, we are required to provide Bard with at least one business day prior notice of any meeting of our board of directors at which our board is reasonably expected to consider any acquisition proposal, or in the case of an intervening event, that causes our board to adopt an adverse recommendation. We are also required to keep Bard fully informed, on a current basis, of status and material terms of, any such acquisition proposal, request or inquiry, including any material amendments or proposed amendments as to price and other material terms. We refer to the foregoing as our "notification requirements". The merger agreement provides that our board of directors may not:

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  withdraw, amend or modify, or propose to withdraw, modify, or qualify, in a manner adverse to Bard or Merger Sub, the declaration of advisability by our board of directors of the merger agreement, the merger or the other transactions contemplated by the merger agreement and the adoption of a resolution by our board of directors recommending the adoption and approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement by our shareholders, which we sometimes refer to in this proxy statement as the "board recommendation");

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  make any statement that is inconsistent with the board recommendation;

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  recommend, adopt or approve, or fail to recommend against, or propose to approve or recommend, any acquisition proposal;

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  fail to include its board recommendation to our shareholders in this proxy statement (we refer to any of the foregoing as an "adverse recommendation"); or

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  enter into any contract (whether or not binding) or agreement in principle with respect to any acquisition proposal (which we sometimes refer to in this proxy statement as an "adverse acquisition agreement").

        However, our board of directors may make an adverse recommendation only as follows:

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  if such action is taken in response to a superior proposal or an intervening event, as applicable;

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  the approval of our shareholders has not been obtained;

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  we have complied with our notification requirements as described above;

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  we have (i) (a) provided to Bard four business days' prior written notice of our board's intention to make an adverse recommendation in response to the superior proposal or intervening event, and (b) in the case of a superior proposal, attached to such notice the most current version of the proposed transaction agreements and provided the identity of the third party making such superior proposal, and (ii) used our reasonable best efforts to engage in good faith negotiations with Bard to amend the merger agreement so that the acquisition proposal ceases to be a superior proposal, or so that the intervening event ceases to exist; and

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  our board of directors determines in good faith, after having consulted with its outside legal counsel and financial advisor, that, (i) in the case of a superior proposal, such acquisition proposal continues to constitute a superior proposal or (ii) in the case of an intervening event, such intervening event continues to constitute an intervening event, and in each case of (a) and (b), after taking into account any adjustments made by Bard to the merger agreement.

Shareholder Approval

        The merger agreement requires us, as promptly as practicable following the clearance by the SEC of the proxy statement, (or, if the staff of the SEC has not informed Rochester Medical that it intends to review the proxy statement, duly call and give notice of a special meeting of its shareholders for the purpose of considering and voting upon the approval and adoption of the merger agreement and the merger, which we sometimes refer to in this proxy statement as the "company shareholder meeting", no later than the first date following the tenth calendar day following the filing of the preliminary proxy statement) to duly call, give notice of, convene and hold the company shareholder meeting.

        Except in the limited circumstances described above in "The Merger Agreement—No Solicitation of Alternative Transactions," our board of directors is required to recommend that our shareholders vote in favor of the approval of the merger agreement and we must use our reasonable best efforts to obtain from our shareholders the vote in favor of the approval of the merger agreement.

Access to Books and Records; Confidentiality

        The merger agreement requires us to afford to Bard, Merger Sub and their respective representatives reasonable access to all of our and our subsidiaries' offices, properties, personnel, books, and records, but only to the extent that such access is not prohibited by applicable law and does not unreasonably interfere with the business or operations of Rochester Medical and its subsidiaries. Rochester Medical must also promptly provide to Bard, Merger Sub and their respective representatives such additional information that Bard, Merger Sub and their respective representatives may reasonably request, provided that doing so does not result in violation of applicable law. Bard, Merger Sub and their respective representatives are required to hold all information received from Rochester Medical in confidence in accordance with the terms of our confidentiality agreement until the effective time of the merger.

HSR Act and Competition Filings

        With respect to the HSR Act and other antitrust filings, Bard and Rochester Medical have agreed to make any HSR filings or any filings required by other antitrust laws as promptly as reasonably practicable, and no later than ten business days after the date of the merger agreement. These filings were timely made on September 17, 2013. No other filings were required to be made. Bard and Rochester Medical have agreed to, and to cause their respective subsidiaries to:

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  use their commercially reasonable efforts to obtain prompt termination of the notice periods under the HSR Act or other antitrust laws;

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  cooperate and consult with each other in connection with the making of all HSR filings and any other material actions with respect to other antitrust laws, by (i) giving each other reasonable advance notice of all meetings with any governmental body with regulatory jurisdiction over the enforcement of any applicable antitrust law, which we sometimes refer to in this proxy statement as a "governmental antitrust authority", relating to the merger agreement, (ii) permitting counsel for both Rochester Medical and Bard to participate in any in-person meetings with the governmental antitrust authority if permitted, (iii) provide each other with copies of all written communications from any governmental antitrust authority relating to the merger agreement, (iv) provide each other with drafts of all proposed written communications with the governmental antitrust authority and consider in good faith the comments of the other party on such draft; and (v) otherwise keep the other party reasonably apprised with respect to any communications with any governmental antitrust authority regarding the merger agreement; and

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  promptly inform the other party of any written communications with any governmental antitrust authority regarding any such filings or the merger.

        If Bard decides to litigate any decision by a governmental antitrust authority, Rochester Medical and its subsidiaries shall use their respective commercially reasonable efforts to cooperate with Bard in such litigation.

        If necessary to resolve an objection from a governmental antitrust authority or avoid or eliminate an impediment under any law or order that may be asserted by a governmental antitrust authority and make effective the merger, Bard, Rochester Medical and their respective subsidiaries shall promptly, and in any event no later than six months from the date of the merger agreement, agree to any sale, divestiture, license or other disposition of any business, product line or asset of Rochester Medical that is not material to the business and the imposition of any restriction or limitation on the ability of any of them to own or exercise control of such non-material business, product line or asset of Rochester Medical. Any such divestiture shall be consummated in the most expeditious manner practicable provided, that the geographic scope of any license pursuant to any such non-material divestiture shall be limited to the United States.

        In no event shall Bard or Rochester Medical, or their subsidiaries be obligated to make any divestiture or accept any operational restriction or limitation that is material to the business. Nor shall Rochester Medical, its subsidiaries or any of its related persons, without the prior written consent of Bard, discuss or commit to any divestiture transaction, or discuss or commit to alter their businesses or commercial practices in any way, or otherwise discuss, take or commit to take any action that limits Bard's freedom of action with respect to, or Bard's ability to retain any of its respective businesses, product lines or assets or otherwise receive the full benefits of this Agreement.

Publicity

        Rochester Medical has agreed to consult promptly with Bard prior to issuing any press release or other public statement with respect to the merger and the transactions contemplated by the merger agreement and to provide Bard with a copy of the press release or statement for review and approval prior to issuing the release or making a public statement. If the release or statement is required by applicable law or the rules and regulations of any securities exchange, Rochester Medical shall use its commercially reasonable efforts to allow Bard reasonable time to comment on such release or announcement in advance of such issuance.

State Takeover Laws

        If any "fair price," "moratorium," "business combination", "control share acquisition" or other similar anti-takeover laws in the United States becomes applicable to the merger, the merger agreement requires Bard and Rochester Medical to use commercially reasonable efforts to take such actions as are reasonably necessary to allow the merger to be consummated as promptly as practicable on the terms of the merger agreement, and our board of directors must take all actions necessary to render such statutes inapplicable to the merger or the transactions contemplated under the merger agreement.

Indemnification; Insurance

        The merger agreement provides that for a period of six years after the effective time of the merger, the surviving corporation in the merger will fulfill and honor in all respects the indemnification and advancement of expenses obligations of Rochester Medical pursuant to our organizational documents in effect on the date of execution of the merger agreement for the benefit of any of our current or former directors and officers and any person who becomes a director or officer of Rochester Medical or any of its subsidiaries prior to the effective time of the merger.

        In addition, the merger agreement provides that Bard will provide, or cause the surviving corporation to provide, to our current directors and officers, for an aggregate period of not less than six years from the effective time of the merger, an insurance and indemnification policy that provides coverage for events occurring prior to the effective time of the merger that is on terms and amounts no less favorable than those of our existing policy, or if such insurance policy is unavailable, the best available coverage. However, Bard and the surviving corporation will not be required to pay an annual premium for directors' and officers' insurance in excess of 200% of the last annual premium paid prior to the date of the merger agreement under such policy.

Notification of Certain Matters

        Each of Bard and Rochester Medical has agreed to give prompt notice to the other of (i) the occurrence, or non-occurrence, of any event that has caused or would be reasonably likely to cause (a) any representation or warranty of the notifying party contained in the merger agreement to be untrue or inaccurate in any respect, such that the closing condition relating to the accuracy of such representations and warranties would not be satisfied or (b) any covenant, condition or agreement of the notifying party contained in the merger agreement not to be complied with or satisfied, such that the closing condition relating to such compliance would not be satisfied, or (ii) the institution of or the threat of institution of any legal proceeding against it related to the merger agreement or the merger.

Employee Covenants

        The merger agreement provides that:

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  during the period commencing at the closing of the merger and ending on the first anniversary of the closing date of the merger, Bard shall or shall cause the surviving corporation to provide each employee of Rochester Medical or any of its subsidiaries whose principal place of employment is located in the United States and who remains employed immediately after the closing of the merger (each such employee, we refer to as a "Continuing Employee"), subject to his or her continued employment, with a base salary or hourly wage rate, as applicable, that is no less than the base salary or hourly wage rate provided by Rochester Medical or any of its Subsidiaries immediately prior to the closing of the merger. Additionally, Bard shall or shall cause the surviving corporation to provide the Continuing Employees with retirement and welfare benefits that are substantially similar to those provided to similarly situated employees of Bard or its subsidiaries;

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  with respect to any employee benefit plan maintained by Bard or its subsidiaries including the surviving corporation (collectively, we refer to as "Bard Benefit Plans") in which any Continuing Employees will participate following the closing of the merger, Bard shall, or shall cause the applicable subsidiary to, recognize all service of the Continuing Employees with Rochester Medical or any of its subsidiaries, as the case may be as if such service were with Bard, for vesting and eligibility purposes (but not benefit accruals) in any Bard Benefit Plan in which such Continuing Employees may be eligible to participate after the closing of the merger; provided, however, such service shall not be recognized to the extent that (i) such recognition would result in a duplication of benefits or (ii) such service was not recognized under the corresponding Rochester Medical employee benefit plan; and

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  in addition, for purposes of each Bard Benefit Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, Bard shall use commercially reasonable efforts to cause each third-party insurer to (i) waive all pre-existing condition exclusions and actively-at-work requirements of such Bard Benefit Plan for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable Rochester Medical employee benefit plan in which such employee participated immediately prior to the closing of the merger; and (ii) cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Rochester Medical employee benefit plan ending on the date such employee's participation in the corresponding Bard Benefit Plan begins to be taken into account under such Bard Benefit Plan for purposes of satisfying all deductible and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Bard Benefit Plan.

Tax and Accounting Matters

        The merger agreement provides that until the effective time of the merger, except as required by applicable law or with Bard's prior written consent, neither Rochester Medical nor any of our subsidiaries will:

  •
  amend, modify, make, change or rescind any material tax election;

  •
  enter into any tax sharing, tax indemnity or closing agreement pursuant to Section 7121 of the Code (or any similar provision of the law);

  •
  settle or compromise any tax claim, notice, audit, report or assessment;

  •
  file any amended income or other material tax return;

  •
  amend, modify or make any change to (or make a request to change) its tax accounting or reporting principles, periods, methods or practices;

  •
  surrender any right to claim a refund of taxes;

  •
  file any income or other material tax return other than one prepared in the ordinary course of business;

  •
  consent to any extension or waiver of the limitation period applicable to any income or material tax return, tax claim or assessment; or

  •
  amend, modify or change any of its accounting policies, practices or procedures, except as required by GAAP.

        The merger agreement requires Rochester Medical and its subsidiaries to retain all books, documents and records reasonably necessary for the preparation of tax returns.

Certain Litigation

        The merger agreement requires us to promptly advise Bard orally and in writing of any legal proceedings commenced on or after the date of the merger agreement against Rochester Medical or any of its directors, by any shareholder of Rochester Medical, relating to the merger agreement or the merger, and to keep Bard reasonably informed regarding any such litigation. Each of Rochester Medical and Bard shall give the other the reasonable opportunity to participate in the defense of any shareholder legal proceeding against Rochester Medical, Bard or Merger Sub, as applicable, and their respective directors relating to the merger or the transactions contemplated under the merger agreement. We may not settle any shareholder legal proceeding without the prior written consent of Bard.

Conditions to Completion of the Merger

        The obligations of each of Bard and Merger Sub, on the one hand, and us, on the other hand, to complete the merger depend on the satisfaction or waiver, on or prior to the effective time of the merger, of a number of conditions, including:

  •
  receipt of the required vote to approve the merger agreement by our shareholders at the special meeting;

  •
  the absence of a legal proceeding that prevents the completion of the merger and no law shall have been enacted or be deemed applicable to the merger that makes the completion of the merger illegal;

  •
  the absence of any pending or threatened legal proceeding or enforcement action by any governmental body that prevents the performance of the merger agreement or the completion of the merger, or declares the merger unlawful;

  •
  expiration or termination of the applicable waiting period under the HSR Act and completion of all filings with or receipt of all permits, authorizations, consents and approvals of or expirations of waiting periods imposed by any other governmental antitrust authority and required to complete the merger;

  •
  each party's respective representations, and warranties in the merger agreement are true and correct, subject to certain qualifications; and

  •
  each party having performed in all material respects its respective obligations under the merger agreement.

        The obligation of Bard and Merger Sub to complete the merger is subject to the additional conditions that:

  •
  no material adverse effect (as defined in the merger agreement and described under "The Merger Agreement—Material Adverse Effect") on us shall have occurred since the date of the merger agreement;

  •
  no more than 10% of the outstanding shares of Common Stock shall be dissenting shares;

  •
  the absence of any pending or threatened legal proceeding or enforcement action to which Rochester Medical or any of its subsidiaries is subject, that prevents the performance of the merger agreement or the completion of the merger, or declares the merger unlawful; and

  •
  no more than 116,314 Restricted Stock Units shall be permitted to vest.

        The merger is not conditioned upon Bard or Merger Sub obtaining financing.

Termination

        The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval by our shareholders of the merger agreement:

  •
  by mutual written consent of Bard and us;

  •
  by either Bard or us, if:

  •
  the merger has not occurred on or before February 19, 2014 (or, if the terminating party is not in breach of its obligations that has been the cause of, or resulted in, the failure of the closing of the merger to occur; and provided, further, that all conditions of closing have been waived or satisfied, the termination date may be extended until May 20, 2014;

    •
    a special meeting is held and we do not obtain the required shareholder approval in favor of approval of the merger agreement at such meeting;

  •
  by Bard, if:

  •
  any incurable breach by us or any curable breach by us that is not cured within fifteen days after written notice is given by Bard, of any of our representations, warranties, covenants or agreements in the merger agreement that would result in the conditions to Bard's or all parties' obligations to complete the merger not being satisfied; or

  •
  our board of directors or any committee has effected an adverse recommendation (as defined in the merger agreement and described under "The Merger Agreement—No Solicitation of Alternative Transactions");

  •
  by us, if:

  •
  any incurable breach by Bard or Merger Sub or any curable breach by Bard or Merger Sub that is not cured within fifteen days after written notice is given by us, of any of its representations, warranties, covenants or agreements in the merger agreement that would result in the conditions to our or all parties' obligations to complete the merger not being satisfied; or

  •
  we accept a superior proposal in compliance with our non-solicitation obligations under the merger agreement, and pay Bard the $7,868,941 termination fee as a condition to the effectiveness of such termination.

Termination Fee; Expenses

        In the event that Bard terminates the merger agreement due to:

  •
  our adverse recommendation, or

  •
  our uncured incurable breach of any of our representations, warranties, covenants or agreements in the merger agreement, which would result in the conditions to Bard's or all parties' obligations to complete the merger not being satisfied, then we must pay to Bard a termination fee of $7,868,941 within two business days following such termination.

        In the event that we terminate the merger agreement in connection with accepting a superior proposal in compliance with our non-solicitation obligations under the merger agreement, then we must pay Bard a termination fee of $7,868,941 concurrently with any such termination as a condition to the effectiveness of such termination.

        In the event either we or Bard terminates the merger agreement because that we held a special meeting and we did not obtain the required shareholder approval in favor of approval of the merger agreement in that meeting, then we must pay to Bard its documented fees and expenses incurred or paid in connection with the merger, but no more than $2,000,000, no later than two business days after receipt of documentation supporting such expenses. If, concurrently with or within twelve months after:

  •
  any such termination described in the immediately preceding sentence, or

  •
  the merger agreement is terminated by us because the merger has not occurred on or before February 19, 2014 or, in specified circumstances, May 20, 2014,

        in either case, prior to the termination of the merger agreement, (i) any acquisition proposal (which, solely for the purposes of determining whether the termination fee is payable in this instance, acquisition proposal will have the meaning set forth in this proxy statement, except that all references to "20% or more" shall be deemed references to "more than 50%") is made, and (ii) Rochester Medical enters into a definitive adverse acquisition agreement with any third party other than Bard or its affiliates, then we must pay to Bard the termination fee of $7,868,941 within two business days following the entry into such definitive agreement; provided that, the amount of any expenses previously paid to Bard will be credited against the payment of the termination fee.

        If we fail to promptly pay the amounts due as described above, and, in order to obtain such payment Bard commences a suit which results in a judgment against us, then we must pay Bard's reasonable costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amounts due.

Expenses

        Whether or not the merger is completed, the parties must pay their own costs and expenses incurred in connection with the merger, except that we may be obligated to reimburse Bard for its fees and expenses, up to a maximum of $2,000,000, following termination of the merger agreement under certain circumstances as described under "The Merger Agreement—Termination Fee" above.

Amendment, Extension and Waiver

        The merger agreement may be amended by the parties at any time by an instrument in writing signed by each of Bard and Rochester Medical. However, after the merger agreement has been approved by our shareholders, no amendment may be made which by law requires further approval by our shareholders without such further approval. At any time prior to the completion of the merger, the parties may (i) extend the time for the performance of any of the obligations or acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties by any other applicable party, or (iii) waive compliance by any party with any of the covenants, agreements or conditions contained in the merger agreement that may be legally waived, provided that no such retention or waiver that by law requires further approval by our shareholders may be made without such further approval. Any such extension or waiver by a party must be in writing signed on behalf of such party.

Certain Additional Agreements—Voting Agreement

        As a condition to Bard and Merger Sub entering into the merger agreement, Bard entered into a voting and support agreement with each of our directors and executive officers, concurrently with the execution and delivery of the merger agreement. As of the record date for the special meeting, an aggregate of 1,386,825 shares of our Common Stock, representing approximately 11.2% of the shares of our Common Stock outstanding on the record date, were subject to the voting and support agreement. The voting and support agreement is attached as Annex B hereto.

PROPOSAL NO. 2: THE COMPENSATION PROPOSAL

        As required by Item 402(t) of Regulation S-K and Section 14A of the Exchange Act, Rochester Medical is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that may become payable to its named executive officers in connection with the completion of the merger, which we refer to as the compensation proposal.

        Rochester Medical believes that the information regarding the compensation proposal is reasonable and demonstrates that Rochester Medical's executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of Rochester Medical's shareholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to Rochester Medical's named executive officers in connection with the completion of the merger. In addition, this vote is separate and independent from the vote of shareholders to approve the merger agreement.

        The Rochester Medical board of directors unanimously recommends that you vote "FOR" the compensation proposal.

        The vote to approve the compensation proposal is advisory and, therefore, will not be binding on Rochester Medical. However, Rochester Medical's board of directors values the opinions of Rochester Medical's shareholders, and Rochester Medical's board of directors will consider shareholders' concerns and will evaluate whether any actions are necessary to address those concerns. Rochester Medical's board of directors will consider the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon as advisory approval of the compensation proposal. If you vote to "ABSTAIN", it will have the same effect as a vote "AGAINST" the compensation proposal. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust of other nominee, it will have no effect on the compensation proposal.

        More information regarding the compensation that may become payable to Rochester Medical's named executive officers in connection with the completion of the merger is set forth in the section captioned "Interests of Our Directors and Executive Officers in the Merger," beginning on page 45 of this proxy statement.

PROPOSAL NO. 3: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

        If at the special meeting the votes present or represented and voting in favor of approval of the merger agreement are not sufficient to approve the merger agreement under Minnesota law, our management may move to adjourn the special meeting in order to enable our board of directors to continue to solicit additional proxies in favor of the approval of the merger agreement.

        In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning the special meeting, and any later adjournments, to another time and place. If the Rochester Medical shareholders approve the meeting adjournment proposal, we could adjourn the special meeting, and any adjourned session of the special meeting, to a later date and use the additional time to solicit additional proxies in favor of the merger proposal, including the solicitation of proxies from holders of Rochester Medical capital stock that have previously voted "AGAINST" the merger proposal. Among other things, approval of the meeting adjournment proposal could mean that, even if we had received proxies representing a majority of votes "AGAINST" the merger proposal, we could adjourn the special meeting without a vote on the merger proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the merger agreement.

        The Rochester Medical board of directors believes that if the number of shares of Rochester Medical's capital stock present or represented at the special meeting and voting in favor of the merger proposal is not sufficient to approve the merger agreement, it is in the best interests of the holders of Rochester Medical capital stock to enable the board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve the merger agreement.

        The Rochester Medical board of directors unanimously recommends that you vote "FOR" the meeting adjournment proposal.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth security ownership information pertaining to persons known by us to beneficially own more than 5% of our Common Stock, our directors, our executive officers and all of our directors and executive officers as a group as of October 8, 2013. Except as otherwise described with respect to our officers and directors in the section of this proxy statement entitled "The Merger—Voting Agreement" beginning on page 44 or unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares of Common Stock owned by them, and such shares are not subject to any pledge.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Ownership
Other Beneficial Owners:
GAMCO Investors, Inc.	2,305,082	(1)(4)	18.65%
One Corporate Center
Rye, New York 10580-1435
Executive Officers and Directors:
Anthony J. Conway	1,186,591	(2)(3)(5)	9.4%
David A. Jonas	306,188	(2)(6)	2.4%
Martyn R. Sholtis	223,784	(2)(7)	1.8%
Philip J. Conway	574,576	(2)(3)(8)	4.6%
James M. Carper	101,087	(2)(9)	* %
Sarah L. Grinde	21,699	(2)(10)	* %
Darnell L. Boehm	126,642	(11)	1.0%
Peter H. Shepard	22,742	(12)	* %
Richard W. Kramp	12,281	(13)	* %
All directors and executive officers as a group (9 persons)	2,575,590	(14)	20.8%

*
Indicates less than 1%.

(1)
Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes general voting power and/or investment power with respect to securities. Shares of common stock subject to options and restricted stock units currently exercisable or exercisable within 60 days of October 8, 2013 are deemed to be outstanding for the purpose of computing the percentage of the person holding such options and restricted stock units, but the options and restricted stock units are not deemed outstanding for computing the percentage of any other person.

(2)
The address of each of our executive officers is One Rochester Medical Drive, Stewartville, Minnesota 55976.

(3)
Messrs. Anthony J. Conway and Philip J. Conway are brothers.

(4)
Based on a Schedule 13D/A dated September 30, 2013, Mario J. Gabelli ("Mario Gabelli"), and various entities which he directly or indirectly controls or acts as chief investment officer, reported that they had power to vote and dispose of 2,305,082 shares. Each of the reporting persons and covered persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the shares reported as of September 30, 2013, as follows: 944,016 shares by GAMCO Asset Management Inc. ("GAMCO"), except that GAMCO does not have the authority to vote 109,400 of the reported shares; 606,332 shares by Gabelli Funds, LLC; 327,729 shares by Gabelli Securities, Inc. ("GSI"); and 427,005 shares by Teton Advisors, Inc. Mario Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing persons. GSI is deemed to have beneficial ownership of the shares owned beneficially by Gabelli & Company. GAMCO Investors, Inc. ("GBL") and GGCP, Inc. are deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing persons other than Mario Gabelli. Mario Gabelli, GBL and GGCP have indirect power with respect to the shares beneficially owned directly by other reporting persons. The reporting persons do not admit that they constitute a group.

(5)
Includes 316,432 shares that may be acquired within 60 days of October 8, 2013.

(6)
Includes 243,688 shares that may be acquired within 60 days of October 8, 2013.

(7)
Includes 203,784 shares that may be acquired within 60 days of October 8, 2013.

(8)
Includes 170,833shares that may be acquired within 60 days of October 8, 2013.

(9)
Includes 100,587 shares that may be acquired within 60 days of October 8, 2013.

(10)
Includes 20,476 shares that may be acquired within 60 days of October 8, 2013.

(11)
Includes 112,642 shares that may be acquired within 60 days of October 8, 2013. Mr. Boehm's address is 19330 Bardsley Place, Monument, Colorado 80132.

(12)
Includes 18,642 shares that may be acquired within 60 days of October 8, 2013. Mr. Shepard's address is 1246 N. Ontare Road, Santa Barbara, CA 93105.

(13)
Includes 12,281 shares that may be acquired within 60 days of October 8, 2013. Mr. Kramp's address is 9725 S. Robert Trail, Inver Grove Heights, MN 55077.

(14)
Bard may be deemed to have beneficial ownership of 1,386,825 shares of Common Stock as a result of the irrevocable proxy granted by the holders of such shares to Bard in the voting agreement. Neither the filing of this proxy statement nor any of its contents shall be deemed to constitute an admission by Bard that it is the beneficial owner of any Common Stock for purposes of Section 13(d) of the Exchange Act, or for any other purpose, and such beneficial ownership is expressly disclaimed.

SHAREHOLDER PROPOSALS

        Once the merger is completed, there will be no public participation in any future meetings of shareholders of Rochester Medical. If the merger is not completed, our public shareholders will continue to be entitled to attend and participate in our shareholder meetings. Any proposal by a shareholder to be included in our proxy material and presented at the 2013 Annual Meeting of Shareholders must have been received at our principal executive offices, One Rochester Medical Drive, Stewartville, Minnesota 55976-1647, Attention: Corporate Secretary, no later than August 25, 2012. In addition, in connection with any matter to be proposed by a shareholder at the 2013 Annual Meeting, but not proposed for inclusion in our proxy materials, the proxy holders designated by us for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal was not received by our Corporate Secretary at our principal executive office by August 25, 2012.

OTHER MATTERS

        As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

"HOUSEHOLDING" OF PROXY MATERIALS

        The SEC rules allow a single copy of the proxy statement to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as "householding" and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household Rochester Medical proxy statements, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statements, or if you are receiving multiple copies of proxy statements and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. For copies of the proxy statement, shareholders should write to Georgeson Inc., 480 Washington Blvd., 26th Floor, Jersey City, New Jersey 07310.

WHERE YOU CAN FIND MORE INFORMATION

        Rochester Medical files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Rochester Medical files with the SEC at the SEC's public reference room at the following location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "www.sec.gov." Copies of our SEC filings are also available through our website (www.rochestermedical.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC.

CERTAIN INFORMATION REGARDING ROCHESTER MEDICAL AND BARD

        We have supplied all information contained in this proxy statement relating to us, and Bard has supplied all information contained in this proxy statement relating to Bard.

MISCELLANEOUS

        If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

480 Washington Blvd.
26th Floor
Jersey City, New Jersey 07310
 (866) 767-8989 (Toll Free)

Banks and Brokerage Firms please call:
(212) 440-9800

        Our shareholders should not send in their Rochester Medical stock certificates until they receive the transmittal materials from the exchange agent. Our shareholders of record who have further questions about their stock certificates or the exchange of our capital stock for cash should call the exchange agent.

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER 10, 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. NEITHER THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS NOR THE ISSUANCE OF CASH IN THE MERGER CREATES ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

 Annex A
EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

C. R. BARD, INC.,

STARNORTH ACQUISITION CORP.

and

ROCHESTER MEDICAL CORPORATION

Dated as of September 3, 2013

A-i

A-ii

Page
Annexes
Annex I—Definitions	I-1
Exhibits
Exhibit A—Form of Voting Agreement
Exhibit B—Articles of Merger
Exhibit C—Form of Company Closing Certificate
Exhibit D—Form of Parent Closing Certificate

A-iii

 AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of September 3, 2013, by and among (i) Rochester Medical Corporation, a Minnesota corporation (the "Company"), (ii)) C. R. Bard, Inc., a New Jersey corporation ("Parent"), and (iii) Starnorth Acquisition Corp., a Minnesota corporation and a wholly-owned Subsidiary of Parent ("MergerSub"). The Company, MergerSub and Parent are each sometimes referred to herein individually as a "Party" and collectively as the "Parties." Certain capitalized terms used herein are defined in Annex I.

W I T N E S S E T H:

        WHEREAS, the respective boards of directors of Parent (for itself and as the sole shareholder of MergerSub) and MergerSub have approved this Agreement and the Merger, upon the terms of and subject to the conditions set forth in this Agreement;

        WHEREAS, pursuant to the Merger: (i) the Common Stock shall be converted into the right to receive, on the terms and subject to the conditions set forth herein, the Merger Consideration; (ii) each Option shall be converted into the right to receive, on the terms and subject to the conditions set forth herein, the Option Consideration; (iii) each share of Restricted Stock shall be converted into the right to receive, on the terms and subject to the conditions set forth herein, the Restricted Stock Consideration; and (iv) each Restricted Stock Unit shall be converted into the right to receive, on the terms and subject to the conditions set forth herein, the RSU Consideration;

        WHEREAS, the board of directors of the Company has determined that the Merger is advisable and in the best interests of the Company and its Shareholders and, in furtherance thereof, has unanimously: (i) adopted resolutions approving and declaring the advisability of the Merger, this Agreement and the other transactions contemplated by this Agreement; (ii) subject to the terms and conditions set forth herein, resolved to recommend the approval and adoption of this Agreement by the Shareholders in accordance with 302A.613 of the Minnesota Business Corporation Act (as amended from time to time, the "MBCA"); and (iii) received a written opinion of the Financial Advisor as set forth in Section 2.24(b) herein;

        WHEREAS, at or prior to the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and MergerSub to enter into this Agreement, holders of approximately 10.9% of the issued and outstanding Common Stock have entered into voting agreements with the Company, in the form attached hereto as Exhibit A (the "Voting Agreements"); and

        NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows:

ARTICLE I

MERGER; EFFECT OF THE MERGER ON CAPITAL STOCK; CLOSING

        1.1    The Merger.     Upon the terms and subject to the conditions of this Agreement, at the Effective Time, in each case, pursuant to the provisions of the MBCA: (a) MergerSub shall be merged with and into the Company (the "Merger"), and the separate corporate existence of MergerSub shall thereupon cease; and (b) the Company shall be the surviving corporation in the Merger and shall continue to exist as a Subsidiary of Parent. The separate corporate existence of the Company with all its rights, privileges, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in this Agreement, the Articles of Merger and the MBCA. From and after the Effective Time, the Company is sometimes referred to herein as the "Surviving Corporation."

        1.2    Articles of Merger.     As soon as practicable on the Closing Date, and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the MBCA, Parent, MergerSub and the Company shall cause the articles of merger attached hereto as Exhibit B (the "Articles of Merger") to be filed in accordance with the MBCA and shall make all other filings or recordings as required by applicable Law. The Merger shall be effective at the time and on the date of the filing of the Articles of Merger with the Secretary of State of the State of Minnesota in accordance with the MBCA; provided, however, that, upon the mutual consent of MergerSub, Parent and the Company, the Articles of Merger may provide for a later date or time of effectiveness of the Merger (the date and time of the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, or such later time as is specified in the Articles of Merger and as agreed to by MergerSub and the Company, being the "Effective Time").

        1.3    Articles of Incorporation.     At the Effective Time, the articles of incorporation of the Surviving Corporation shall be amended in its entirety to read as the articles of incorporation of MergerSub, except that the name of the Surviving Corporation shall not be amended.

        1.4    Bylaws.     From and after the Effective Time, the bylaws of MergerSub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.

        1.5    Directors and Officers.     The directors and officers of MergerSub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation and shall hold office until their successors are duly elected or appointed and qualify in the manner provided in the articles of incorporation or bylaws of the Surviving Corporation or as otherwise provided by Law, or until their earlier death, resignation or removal.

        1.6    Effect of the Merger on Capital Stock.

          (a)    Common Stock.     As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof or any Party, each share of Common Stock issued and outstanding as of the Effective Time (other than (i) Dissenting Shares and (ii) Common Stock to be canceled pursuant to Section 1.6(b)) shall be canceled and converted into the right to receive $20.00 per share in cash (the "Merger Consideration"), payable to the holder thereof, without interest or dividends, less any applicable withholding Taxes.

          (b)    Treasury Shares.     Notwithstanding any other provision of this Agreement to the contrary, each share of Common Stock held in the treasury of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled, retired and cease to exist as of the Effective Time and no payment shall be made with respect thereto.

          (c)    MergerSub Shares.     As of the Effective Time, each share of common stock of MergerSub issued and outstanding immediately prior to the Effective Time shall, without any action on the part of MergerSub, be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

          (d)    Dissenting Shares.     Notwithstanding anything in this Agreement to the contrary, shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held of record by holders who have not approved the Merger and who have properly exercised dissenters' rights in accordance with Sections 302A.471 and 302A.473 of the MBCA (the "Dissenting Shares") shall not be converted into the right to receive the amounts provided in this Section 1.6, and instead shall be canceled and cease to have any rights, except that the holders thereof shall be entitled to, and the Dissenting Shares shall represent only the right to receive, payment of the fair value (including interest determined in accordance with Section 302A.473 of the MBCA) of such Dissenting Shares in accordance with the provisions of Sections 302A.471 and 302A.473 of the MBCA; provided, however, that (i) if such a holder fails to properly exercise dissenters' rights with respect to his, her or its shares of Common Stock in accordance with Sections 302A.471 and 302A.473 of the MBCA or, after making a demand for dissenters' rights, subsequently delivers an effective written withdrawal of such demand, or fails to establish his, her or its entitlement to dissenters' rights as provided in Sections 302A.471 and 302A.473 of the MBCA, if so required; or (ii) if a court shall determine that such holder is not entitled to receive payment for his, her or its Dissenting Shares or such holder shall otherwise lose his, her or its dissenters' rights, then, in any such case, each share of Common Stock held of record by such holder or holders shall automatically be converted into and represent only the right to receive the amounts provided in this Section 1.6 upon surrender of the Certificate representing such share of Common Stock.

        1.7    Equity Awards.

          (a)    Options.     As of the Effective Time, without any action on the part of any holder thereof or any Party, each Option that is outstanding and unexercised as of immediately prior to the Effective Time shall, whether or not vested, become fully vested and exercisable and shall be canceled, in each case, in accordance with and pursuant to the terms of any of the Company Incentive Plans and related award agreements under which such Options were granted. In consideration of such cancellation, each holder of an Option that has a per-share exercise price less than the Merger Consideration, if any, will be entitled to receive in settlement of such Option, a cash payment from the Surviving Corporation, subject to any required withholding Tax, equal to the product of (i) the total number of shares of Common Stock otherwise issuable upon the exercise of such Option and (ii) the Merger Consideration less the applicable exercise price per share of Common Stock of such Option (the "Option Consideration"); provided, however, that with respect to any Person subject to Section 16 of the Exchange Act, any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such Person under Section 16(b) of the Exchange Act. If the exercise price of any Option is equal to or exceeds the Merger Consideration, then such Option (whether or not vested) shall, to the extent not exercised prior to the Effective Time, automatically be extinguished and canceled without the right to receive any consideration (with no payment being made hereunder with respect thereto).

          (b)    Restricted Stock.     As of the Effective Time, without any action on the part of any holder thereof or any Party, each share of Restricted Stock that is outstanding, including any Restricted Stock previously issued by the Company pursuant to the terms of any of the Company Incentive Plans and/or any applicable restricted stock award or restricted stock purchase agreement, shall be converted into the right to receive from the Surviving Corporation, an amount in cash equal to the Merger Consideration (the "Restricted Stock Consideration"), less any applicable withholding Taxes, and when so converted will be automatically canceled and will cease to exist.

          (c)    Restricted Stock Units.     Without any action on the part of any holder thereof or any Party, the Performance Period (as defined in the applicable award agreement) applicable to each Restricted Stock Unit that is outstanding, including any Restricted Stock Unit previously issued by the Company pursuant to the terms of any of the Company Incentive Plans and/or any applicable restricted stock unit award, shall end on the Closing Date and each such Restricted Stock Unit that vests on the Closing Date pursuant to the terms governing such Restricted Stock Unit shall, as of the Effective Time, be converted into the right to receive from the Surviving Corporation, an amount in cash equal to the Merger Consideration that the holder would have been entitled to receive had such vested Restricted Stock Unit been settled immediately prior to the Effective Time (the "RSU Consideration"), less any applicable withholding Taxes, and when so converted will be automatically canceled and will cease to exist. As of the Effective Time, all Restricted Stock Units that do not vest pursuant to the preceding sentence shall automatically be extinguished and canceled without the right to receive any consideration (with no payment being made hereunder with respect thereto).

          (d)    Payment.     Promptly following the Effective Time, but in no event more than one (1) Business Day following the Effective Time, Parent shall deposit, or Parent shall otherwise take all steps necessary to cause to be deposited, by wire transfer of immediately available funds, with the Surviving Corporation for the benefit of the holders of Options, Restricted Stock and Restricted Stock Units, cash in an aggregate amount equal to (i) the aggregate Option Consideration payable to all holders of Options pursuant to Section 1.7(a) (the "Option Fund"), (ii) the aggregate Restricted Stock Consideration payable to all holders of Restricted Stock pursuant to Section 1.7(b) (the "Restricted Stock Fund"), and (iii) the aggregate RSU Consideration payable to all holders of Restricted Stock Units pursuant to Section 1.7(c) (the "RSU Fund"). The Option Fund, the Restricted Stock Fund and the RSU Fund shall not be used for any other purpose except as provided in this Agreement.

        1.8    Payment for Common Stock in the Merger.

          (a)   Prior to the Effective Time, Parent shall appoint Wells Fargo Bank, National Association to act as exchange and paying agent, registrar and transfer agent (the "Paying Agent") to facilitate the receipt by the Company's stockholders of the Merger Consideration. Promptly following the Effective Time, but in no event more than one (1) Business Day following the Effective Time, Parent shall deposit, or Parent shall otherwise take all steps necessary to cause to be deposited, by wire transfer of immediately available funds, in trust with the Paying Agent for the benefit of the holders of Common Stock, cash in an aggregate amount equal to the product of (i) the number of shares of Common Stock issued and outstanding immediately prior to the Effective Time and entitled to receive the Merger Consideration in accordance with Section 1.6(a) and (ii) the Merger Consideration (the "Payment Fund"). The Paying Agent shall, pursuant to instructions provided by Parent, make the payments provided for in Section 1.6(a) out of the Payment Fund (it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent). The Payment Fund shall not be used for any other purpose except as provided in this Agreement.

          (b)   As promptly as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each Person who was, as of immediately prior to the Effective Time, a holder of record of Common Stock (i) a letter of transmittal (which shall be in customary form) which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing the Common Stock (the "Certificates") or uncertificated Common Stock represented by book entry ("Uncertificated Shares") shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Paying Agent and (ii) instructions for use in surrendering such Certificates or transfer of the Uncertificated Shares and receiving the Merger Consideration in respect thereof.

          (c)   Upon (i) surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal validly executed and duly completed in accordance with the instructions thereto or (ii) compliance with the reasonable procedures established by the Paying Agent for delivery of Uncertificated Shares, the holder of such Certificate or Uncertificated Share shall be entitled to receive, in exchange therefor, in the case of Common Stock (other than Dissenting Shares or Common Stock to be canceled pursuant to Section 1.6(b)), cash in an amount equal to the product of (i) the number of shares of Common Stock formerly represented by such Certificate or Uncertificated Shares, as applicable, and (ii) the Merger Consideration, which amount shall be paid by the Paying Agent in accordance with the instructions provided by such holder as set forth in such holder's letter of transmittal. No interest or dividends will be paid or accrued on the consideration payable upon the surrender of any Certificate or transfer of any Uncertificated Share. In the event of a transfer of ownership of Common Stock that is not registered in the transfer records of the Company, payment of the Merger Consideration in respect of the applicable Common Stock may be made to a Person (other than the Person in whose name the

  Certificate surrendered or the Uncertificated Shares so transferred is registered) if such Certificate shall be properly endorsed or otherwise in proper form for transfer or such Uncertificated Shares shall be properly transferred. The Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment of the Merger Consideration in respect thereof or such Person shall establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. Until surrendered or transferred, as the case may be, in accordance with the provisions of this Section 1.8, each Certificate or Uncertificated Share (other than those representing Dissenting Shares or Common Stock to be canceled pursuant to Section 1.6(b)) shall represent, for all purposes, only the right to receive cash in an amount equal to the product of (i) the number of shares of Common Stock formerly represented by such Certificate or Uncertificated Shares, as applicable and (ii) the Merger Consideration, without any interest or dividends thereon.

          (d)   The consideration issued upon the surrender of Certificates or transfer of Uncertificated Shares in accordance with this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such Common Stock formerly represented thereby. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article I.

          (e)   Any portion of the Payment Fund (including any amounts that may be payable to the former Shareholders in accordance with the terms of this Agreement) that remains unclaimed by the former Shareholders upon the twelve (12) month anniversary of the Closing Date shall be returned to the Surviving Corporation upon demand by the Surviving Corporation and any former Shareholders who have not theretofore complied with this Article I shall thereafter look, subject to Section 1.8(f), to the Surviving Corporation only as general unsecured creditors thereof for payment of any Merger Consideration, without any interest or dividends thereon, that may be payable in respect of each share of Common Stock held by such Shareholder. Following the Closing, the Paying Agent shall retain the right to invest and reinvest the Payment Fund, on behalf of the Surviving Corporation, in securities listed or guaranteed by the United States government or as otherwise directed by the Surviving Corporation, and the Surviving Corporation shall receive the interest earned thereon. Nothing contained in this Agreement and no investment losses resulting from the investment of the Payment Fund shall diminish the rights of any Shareholder to receive the Merger Consideration as provided in this Agreement.

          (f)    None of Parent, MergerSub, the Company or the Paying Agent shall be liable to a holder of Certificates, Uncertificated Shares or any other Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates shall not have been surrendered or any Uncertificated Shares shall not have been transferred by the first (1st) anniversary of the Closing Date (or immediately prior to such earlier date on which any Merger Consideration, dividends (whether in cash, stock or property) or other distributions with respect to Common Stock in respect of such Certificate or Uncertificated Share would otherwise escheat to or become the property of any Governmental Body), any such shares, cash, dividends or distributions in respect of such Certificate or Uncertificated Share shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation, free and clear of all Legal Proceedings or interests of any Person previously entitled thereto.

          (g)   In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit (in form and substance acceptable to the Surviving Corporation) of that fact by the Person (who shall be the record owner of such Certificate) claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent, the posting by such Person of a bond in such amount as the Paying Agent may direct as indemnity against any Legal Proceeding that may be made against it with respect to such Certificate, the Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect of the Common Stock formerly represented by such Certificate as contemplated by this Article I.

        1.9    Holders of Certificates.     From and after the Effective Time, the holders of Certificates, Option award agreements, Restricted Stock awards or purchase agreements and Restricted Stock Unit award agreements shall cease to have any rights with respect to the Common Stock, Options, Restricted Stock or Restricted Stock Units represented thereby, other than the right to receive any amounts provided in Section 1.7, or, with respect to the holders of Common Stock, the right to exercise their dissenters' rights in accordance with Section 302A.471 and 302A.473 of the MBCA.

        1.10    Withholding.     The Paying Agent, Parent, MergerSub and the Surviving Corporation shall be entitled to deduct and withhold from any payments otherwise payable to any Securityholder pursuant to this Agreement, such amount as the Paying Agent, Parent, MergerSub and the Surviving Corporation is required to deduct and withhold with respect to such payment under the Code, or any other applicable Law. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to such former Securityholder in respect of which such deduction and withholding was made.

        1.11    Adjustments to Prevent Dilution.     In the event that the Company changes the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for Common Stock issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Merger Consideration per share of Common Stock shall be equitably adjusted.

        1.12    Closing Date.     The consummation of the Merger (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York 10153 (or at such other place as the Parties may designate in writing) as promptly as practicable, but no later than two (2) Business Days after the satisfaction or waiver of the conditions set forth in Article V (other than conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at such time) or at such other date as mutually agreed by Parent and the Company (the date upon which Closing occurs is referred to as the "Closing Date").

ARTICLE II

REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

        Except (i) as set forth in the disclosure letter (the "Disclosure Letter") delivered by the Company to Parent on the date of this Agreement (it being agreed that disclosure of any item in the Disclosure Letter shall be deemed to apply to any Section or subsection of this Agreement to which its relevance is reasonably apparent on its face) or (ii) as set forth in the SEC Reports filed prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward looking statements or cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants to Parent and MergerSub as follows:

        2.1    Organization and Good Standing; Investments.     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business as now conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it leases Real Property and each other jurisdiction in which the conduct of the Business or the ownership of its properties requires such qualification or authorization except where the failure to so qualify is not material to the Business. The Company does not have any obligation, contingent or otherwise, to purchase or otherwise acquire any capital stock or other equity interests of any other Person or make any investment in (in the form of a loan, capital contribution or otherwise) or provide any guarantee with respect to the obligations of, any Person.

        2.2    Authorization of Agreement.

          (a)   The Company has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other Company Document, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Company Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all required action on the part of the Company. This Agreement and each of the other Company Documents have been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by each of the other parties hereto and thereto) this Agreement and each of the other Company Documents constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, and other similar Laws affecting the rights and remedies of creditors generally and general principles of equity.

          (b)   The vote of the holders of a majority of the voting power of the issued and outstanding shares of Common Stock represented and voting at a duly held Company Shareholder Meeting is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger, this Agreement, the Company Documents and the transactions contemplated hereby and thereby pursuant to (i) the Company's Articles of Incorporation (the "Articles of Incorporation"); (ii) the Company's Bylaws (the "Bylaws"); and (iii) the MBCA or otherwise (collectively, the "Required Approval").

        2.3    Conflicts; Consents of Third Parties.

          (a)   None of the execution and delivery by the Company of this Agreement or the other Company Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof conflict with, or result in any violation or breach of, conflict with or default under (with or without notice or lapse of time or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or give rise to any obligation of the Company or any of its Subsidiaries to make any payment under, or to any increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of: (i) the Articles of Incorporation or Bylaws; (ii) any Employee Plan or any Material Contract or Permit to which the Company or any of its Subsidiaries is a party or by which any of the properties or assets of the Company or any of its Subsidiaries are bound; (iii) any Order applicable to the Company, any of its Subsidiaries or any of the properties or assets of the Company or its Subsidiaries; or (iv) any applicable Law or rule of the NASDAQ Global Market ("Nasdaq").

          (b)   Except (i) for the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, (ii) for the Required Approval and (iii) for applicable requirements, if any, of the Exchange Act, the Securities Act and the applicable rules of Nasdaq, no material consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person is required on the part of the Company or any of its Subsidiaries (A) in connection with the execution and delivery of this Agreement, the other Company Documents, the compliance by the Company or any of its Subsidiaries with any of the provisions hereof and thereof, or the consummation of the transactions contemplated hereby or thereby; or (B) in order to ensure the continuing validity and effectiveness, immediately following the Effective Time, of any Permit or Material Contract of the Company or any of its Subsidiaries.

        2.4    Capitalization.

          (a)   The total authorized number of shares of all classes of capital stock of the Company is 40,000,000 shares of Common Stock. As of the date of this Agreement, (i) 12,359,643 shares of Common Stock were issued and outstanding, of which 211,726 were issued as Restricted Stock, (ii) 132,968 shares of Common Stock were reserved for future issuance pursuant to the Company Incentive Plans, (iii) 1,312,000 shares of Common Stock are subject to outstanding Options and (iv) 251,806 shares of Common Stock are subject to Restricted Stock Unit awards. All of the Common Stock was duly authorized for issuance and is validly issued, fully paid and non-assessable and was not issued in violation of any purchase or call option, right of first refusal, subscription right, pre-emptive right or other similar right. All outstanding shares of Common Stock, Options, Restricted Stock and Restricted Stock Units have been offered, sold, issued and granted in compliance with all applicable securities Laws and other applicable Laws.

          (b)   Except as set forth in this Section 2.4, there are no options, warrants, calls, subscriptions, or other rights, or other agreements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue, transfer or sell any shares of capital stock of, or other equity interests in, the Company. Section 2.4(b) of the Disclosure Letter sets forth the name of each registered holder of an Option, Restricted Stock or Restricted Stock Unit, and to the extent applicable, the vesting schedule of each such Option, Restricted Stock or Restricted Stock Unit, together with the grant date, exercise price and number of shares of Common Stock issuable upon exercise of each such Option and settlement of each such Restricted Stock or Restricted Stock Unit. There are no obligations, contingent or otherwise, of the Company to (i) repurchase, redeem or otherwise acquire any Common Stock or other equity interests of any Person; (ii) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise); or (iii) provide any guarantee with respect to the obligations of, any Person. There are no outstanding equity appreciation, phantom equity, profit participation, exit payments or similar rights to which the Company or any of its Subsidiaries is a party. There are no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote or consent (or that are convertible into, or exchangeable for, securities having the right to vote or consent) on any matters on which Securityholders (or other equity holders) of the Company may vote. There are no voting trusts, irrevocable proxies or other Contracts or understandings to which the Company, its Subsidiaries, or any Securityholder is a party or is bound with respect to the voting or consent of any Common Stock.

        2.5    Subsidiaries.

          (a)   Section 2.5 of the Disclosure Letter lists the name and jurisdiction of organization of each Subsidiary of the Company. Each Subsidiary of the Company is duly organized, validly existing and in good standing (except in any non-U.S. jurisdiction that does not recognize such good standing concept) under the Laws of the jurisdiction of its organization set forth in Section 2.5 of the Disclosure Letter. Each Subsidiary of the Company has all entity power and authority necessary to own, lease and operate all of its properties and assets, and to carry on its Business as currently conducted, except for failures to be so licensed, qualified or in good standing that, individually or in the aggregate, would not be materially adverse to the Company and its Subsidiaries, taken as a whole. All of the outstanding shares of capital stock of (or other equity interests in) of each Subsidiary of the Company have been duly authorized, validly issued, are fully paid and non-assessable, and are owned, directly or indirectly, by the Company free and clear of any and all Liens (except for such transfer restrictions of general applicability as may be provided under applicable Laws). No outstanding options, warrants or rights to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue, shares of capital stock of (or other equity interests in) a Subsidiary of the Company, are owned by a Person other than the Company or a wholly-owned Subsidiary of the Company. No outstanding securities of a Subsidiary of the Company convertible into or exchangeable or exercisable for shares of capital stock of (or other equity interests in) a Subsidiary of the Company are owned by a Person other than the Company or a wholly-owned Subsidiary of the Company.

          (b)   Except for the Subsidiaries of the Company specified in Section 2.5 of the Disclosure Letter, the Company does not own, directly or indirectly, any shares of capital stock of, or other equity interests in, any Person. Neither the Company nor any Subsidiary of the Company has any obligation, contingent or otherwise, to purchase or otherwise acquire any capital stock or other equity interests of any other Person or make any investment in (in the form of a loan, capital contribution or otherwise) or provide any guarantee with respect to the obligations of, any Person.

        2.6    Corporate Records.     The Company has delivered or made available to Parent and MergerSub true, correct and complete copies of the current Articles of Incorporation (certified by the Secretary of State of the State of Minnesota), the current Bylaws, and the organizational documents for each of its Subsidiaries, in each case, as amended. The Company is not in violation of any provision of the Articles of Incorporation or Bylaws.

        2.7    SEC Reports; Financial Statements; Internal Controls.

          (a)   Since January 1, 2010, the Company has timely filed and furnished all SEC Reports with the SEC required to be filed by it pursuant to the federal securities Laws and the SEC rules and regulations thereunder. The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and the published rules and regulations of the SEC thereunder, each as applicable to such SEC Reports and (ii) did not contain as of the time they were filed or furnished any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments issued by the staff of the SEC with respect to any of the SEC Reports. To the Knowledge of the Company, none of the Company's SEC Reports filed on or prior to the date hereof is the subject of ongoing SEC review or investigation.

          (b)   Each of the financial statements (including, in each case, any notes and schedules thereto) of the Company and its Subsidiaries included in the SEC Reports has been prepared in all material respects in accordance with the published rules and regulations of the SEC as at the date of the filing of such reports, has been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes) and fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to the absence of complete footnote disclosure and to normal and recurring year-end adjustments described therein, none of which, individually or in the aggregate, has had a material effect on the Company, is or could reasonably be expected to be material to the Company). The Company does not have any Indebtedness, except as may be incurred in compliance with Section 4.3(o).

          (c)   The Company is not indebted to any director or officer of the Company (except for amounts due as normal salaries and bonuses or in reimbursement of ordinary business expenses and directors' fees, in each case, in the Ordinary Course of Business, as described in Section 2.7(c) of the Disclosure Letter) and no such Person is indebted to the Company and, except as set forth in the SEC Reports filed prior to the date of this Agreement, between the date of the Company's last proxy statement filed with the SEC and the date of this Agreement, there have been no other transactions of the type required to be disclosed pursuant to Item 402 of Regulation S-K promulgated by the SEC.

          (d)   The Company has established and maintains "disclosure controls and procedures" (as such term is defined in Rule 13a-15(e) or 15d-15(e) promulgated by the SEC under the Exchange Act) reasonably designed to ensure that all information (both financial and non-financial) relating to the Company required to be disclosed by the Company in the SEC Reports (i) is accumulated and communicated to the Company's principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure and (ii) are effective to ensure that information is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. The Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company's auditors and the audit committee of the Company Board (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to properly record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (ii) any fraud or suspected fraud, whether or not material, that involves management, employees who have a significant role in the Company's internal control over financial reporting or others where the fraud could have a material effect on the financial statements contained in the SEC Reports, or that was received in communication from employees, former employees, regulators or others.

          (e)   The management of the Company has completed its assessment of the effectiveness of the Company's internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended September 30, 2012, and such assessment concluded that such controls were effective. To the Knowledge of the Company, there are no facts or circumstances that would prevent the Company's principal executive officer and principal financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

          (f)    There are no amendments or modifications, which are or, to the Knowledge of the Company, will be required to be filed with the SEC, but have not yet been filed, to (i) agreements, documents or other instruments which previously have been filed by the Company with the SEC pursuant to the Exchange Act or (ii) the SEC Reports. The Company has timely responded to all comment letters of the staff of the SEC relating to the SEC Reports, and the SEC has not asserted that any of such responses are inadequate, insufficient or otherwise non-responsive. The Company has delivered or made available to Parent true, correct and complete copies of all correspondence with the SEC occurring since January 1, 2010.

          (g)   The audit committee of the Company Board has established "whistleblower" procedures that meet the requirements of Exchange Act Rule 10A-3, and the Company has made available to Parent true, complete and correct copies of such procedures. No complaint seeking relief under Section 806 of the Sarbanes-Oxley Act has been filed with the United States Secretary of Labor and, to the Knowledge of the Company, no employee has threatened to file any such complaint.

          (h)   The Company does not have any material liabilities or obligations of any kind or nature required to be reflected or reserved against in the Company's consolidated balance sheet prepared in accordance with GAAP, except liabilities or obligations (i) specifically reflected on and fully reserved against in the Company's consolidated balance sheet as of September 30, 2012 (the "Balance Sheet Date"), (ii) that were incurred in the Ordinary Course of Business since the Balance Sheet Date and are not material to the Company or its Subsidiaries, taken as a whole, or (iii) incurred as contemplated by this Agreement.

        2.8    Absence of Certain Developments.     Between the Balance Sheet Date and the date hereof (a) the Company and its Subsidiaries have conducted the Business in all material respects only in the Ordinary Course of Business; and (b) there has not been any Material Adverse Effect. Without limiting the generality of the foregoing, between the Balance Sheet Date and the date hereof, neither the Company nor any of its Subsidiaries has taken any action which, had it been taken after the date of this Agreement, would be prohibited by the terms of Sections 4.3(a), 4.3(b), 4.3(c), 4.3(e) (but only to the extent that the actions taken in Section 4.3(e) were not taken in the Ordinary Course of Business), 4.3(f), 4.3(g), 4.3(h), 4.3(k), 4.3(o) or 4.3(s) .

        2.9    Taxes.

          (a)   (i) All material Tax Returns required to be filed by or on behalf of the Company or any of its Subsidiaries have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects; and (ii) all material Taxes (whether or not reflected on such Tax Returns) due and payable by or on behalf of the Company or any of its Subsidiaries have been fully and timely paid. Neither the Company nor any of its Subsidiaries have incurred any material liabilities for Taxes subsequent to the date of the most recent financial statements contained in the SEC Reports other than in the Ordinary Course of Business. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. With respect to any period for which material Tax Returns have not yet been filed or for which material Taxes are not yet due or owing, each of the Company and its Subsidiaries has made sufficient accruals for such Taxes in the financial statements included in the SEC Reports and its books and records in accordance with GAAP. The Company and its Subsidiaries, as appropriate, have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have duly and timely withheld and paid over to the appropriate Taxing Authority all material amounts required to be so withheld and paid over under all applicable Laws.

          (b)   The Company has delivered or made available to Parent true, correct and complete copies of (i) all federal income and material state, local and foreign income and franchise Tax Returns of the Company and its Subsidiaries relating to the taxable periods ending on or after December 31, 2010; and (ii) any audit report issued within the last three (3) years relating to any Taxes due from or with respect to the Company or any Subsidiary. All material Tax Returns of the Company through the tax year ended September 30, 2009, of Rochester Medical B. V. through the tax year ended December 31, 2009 and of Rochester Medical Limited through the tax year ended September 30, 2010, have been examined by the relevant Taxing Authority and closed or are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired. The Company (or its Subsidiaries, as applicable) possesses all Tax Returns and work papers necessary to support any carry-forwards of net operating losses, net capital losses, Tax credits and other Tax benefits.

          (c)   No claim has been made in writing, or, to the Knowledge of the Company, otherwise, by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, other than such claims which would not reasonably be expected to be material.

          (d)   There are no Liens for Taxes (other than Permitted Exceptions) upon any of the assets of the Company or any of its Subsidiaries.

          (e)   All material deficiencies asserted or assessments made as a result of any examinations by any Taxing Authority of the Company or any of its Subsidiaries have been fully paid, and no other deficiency for any material amount of Tax has been assessed in writing, or to the Company's Knowledge has been threatened, by any Taxing Authority against the Company or any of its Subsidiaries that is still outstanding, except in each case for deficiencies currently being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the Company's financial statements in accordance with GAAP. There are no actions, audits, investigations or other administrative or court proceedings presently pending with respect to the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has received any written notice from any Taxing Authority that it intends to conduct an audit or investigation with respect to the Company or any of its Subsidiaries.

          (f)    None of the Company, nor any of its Subsidiaries, nor any other Person acting on its behalf has (i) (A) agreed to or is required to make any adjustments pursuant to Section 481(a) of the code or any similar provision of Law; (B) any Knowledge that any Taxing Authority has proposed any such adjustment or (C) any application pending with any Taxing Authority requesting permission for any changes in accounting methods, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law; (iii) waived any statute of limitations in respect of Taxes or granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid, (iv) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed or (v) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

          (g)   Neither the Company nor any of its Subsidiaries (i) is a party to any Tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) with any Person other than the Company and its Subsidiaries pursuant to which it will have any obligation to make any payments after the Closing; (ii) is subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority; (iii) is or has been a member of any Affiliated Group nor has any Liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of Law), as a transferee or successor under applicable Law or by Contract or otherwise; (iv) has been or will be a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (v) has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transaction contemplated by this Agreement; (vi) is a party to a "gain recognition agreement" within the meaning of the Treasury Regulations under Section 367 of the Code; or (vii) is treated for any Tax purposes as resident in a country other than the country of its organization or has or has ever had a branch, agency or permanent establishment in any country other than the country of its organization, or is or has ever been subject to Tax in a jurisdiction outside the country of its organization.

          (h)   Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date with respect to income that was realized (and reflects economic income arising) prior to the Closing Date, including as a result of (i) an installment sale or open transaction disposition made on or prior to the Closing Date; (ii) any prepaid amount received or deferred revenue recognized on or prior to the Closing Date; (iii) any change in method of accounting under Section 481(a) of the Code or any similar provision of law for a taxable period ending on or prior to the Closing Date; or (iv) a closing statement pursuant to Section 7121 of the Code or any similar provision of law executed on or prior to the Closing Date.

          (i)    Section 2.9(i) of the Disclosure Letter lists each entity classification election and change in entity classification that has been made under Treasury Regulations Section 301.7701-3 with respect to the Company and each of its Subsidiaries for U.S. federal income Tax purposes.

          (j)    Except as set forth on its Tax Returns delivered or made available to Parent, Rochester Medical Limited has not, in the six (6) years ending on the date of this Agreement, been liable to pay any material penalty, surcharge, fine or interest in connection with any Taxes.

          (k)   Neither the Company nor any of its Subsidiaries is registered for the purposes of the Value Added Tax Act 1994 ("VATA") or any equivalent law in a relevant jurisdiction other than the United Kingdom.

          (l)    Neither the Company nor any of its Subsidiaries is a member of a group of companies for the purposes of section 43 VATA, or a member of a group for the purposes of Part 5 of the Corporation Tax Act 2010.

          (m)  All documents by virtue of which the Company or any of its Subsidiaries has any right which are required to be stamped have been stamped and all material duty, interest and penalties on those documents have been paid.

          (n)   Rochester Medical Limited has not entered into any arrangement or transaction (or series of arrangements or transactions) the main purpose, or one of the main purposes, of which was the avoidance of Tax.

          (o)   Rochester Medical B.V. has not, from a Dutch corporate income tax point of view, nor at any time in the last ten (10) years has had, its tax affairs dealt with on a consolidated basis pursuant to Article 15 of the Dutch Corporate Income Tax Act 1969 of which Rochester Medical B. V. was a part of before and on the Closing Date. There have not been any tainted transactions in the meaning of Article 15ai of the Dutch Corporate Income Tax Act 1969 between Rochester Medical B.V. and the members of any fiscal unity pursuant to Article 15 of the Dutch Corporate Income Tax Act 1969 of which Rochester Medical B.V. was a part of before and on the Closing Date.

          (p)   Rochester Medical B.V. has not acted during the last five (5) years as contractor or subcontractor as defined in the Chain Liability Act ("Wet Ketenaansprakelijkheid") of the Dutch Collection Act 1990 ("Invorderingswet") or other comparable provisions of applicable Laws in other countries.

          (q)   Rochester Medical B.V. has not claimed or been granted exemptions from Taxes in connection with reorganizations or mergers during the current financial year or the previous five (5) financial years. Reorganizations or mergers which have come into effect on or before the Closing Date will not give rise to the assessment or payment of Taxes after the Closing Date.

          (r)   All transactions between Rochester Medical B.V. and any Affiliate were effected on arm's length terms. No transactions or arrangements involving Rochester Medical B.V. have taken place or are in existence which are such that any provision relating to transfer pricing might be invoked by any applicable Governmental Body, affecting the Tax position of Rochester Medical B.V.

          (s)   Rochester Medical B.V. will not lose its right to carry forward and carry back losses as a result of entering into this Agreement or the execution thereof.

          (t)    Rochester Medical B.V. has no debts outstanding on which interest would not be deductible under Article 8b, 10(1)(d), 10a, 10b, 13(l) or 15ad of the Dutch Corporate Income Tax Act 1969.

          (u)   Rochester Medical B.V. has never distributed any dividends or deemed dividends distributions in cash or in kind.

          (v)   Articles 24, 34 and 39 of the Dutch Collection Act 1990 (Invorderingswet) has never been applied to Rochester Medical B.V. by the Dutch Taxing Authority.

          (w)  Neither the Company nor any of its Subsidiaries has (i) engaged in any "reportable transactions" as defined in Treasury Regulation Section 1.6011-4(b) or (ii) failed to disclose on its U.S. federal Tax Returns all positions taken therein that could give rise to substantial understatement of U.S. federal income tax within the meaning of Section 6662 of the Code.

        2.10    Properties and Assets.     The Company and its Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their Real Property and all of the items of tangible personal property used or held for use in the Business and reflected on the consolidated balance sheet of the Company as of September 30, 2012, free and clear of any Liens except for Permitted Exceptions. The Real Property listed in Section 2.10 of the Disclosure Letter constitutes all of the Real Property used or occupied by the Company and its Subsidiaries as of the date of this Agreement. The Company and its Subsidiaries' buildings, equipment and other tangible assets are in good operating condition (normal wear and tear excepted) to carry on the Business in all material respects as currently conducted. All material leases to which the Company or any of its Subsidiaries is a party are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, any existing default or event of default (or event which with or without notice or lapse of time or both would constitute a default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not reasonably be expected to, individually or in the aggregate, materially interfere with or impair the operation of the Business.

        2.11    Intellectual Property.

          (a)   Section 2.11(a)(i) of the Disclosure Letter sets forth an accurate and complete list of all registered or issued Patents, Marks and Copyrights or, in each case, applications therefor within the Owned Intellectual Property. Section 2.11(a)(i) of the Disclosure Letter lists (i) the jurisdictions in which each such item of Intellectual Property has been issued, registered, otherwise arises or in which any such application for such issuance and registration has been filed; (ii) the current status of each such item of Owned Intellectual Property, including a listing of all necessary actions or required payments that the Company or any of its Subsidiaries must take within ninety (90) days following the Closing Date to obtain, maintain, or renew said item of Owned Intellectual Property; and (iii) the registration or application date, as applicable. There are no filings, payments or similar actions that, to the Knowledge of the Company, must be taken by the Company or any of its Subsidiaries within ninety (90) days following the Closing Date for the purposes of obtaining, maintaining, or renewing any such Intellectual Property registrations and applications. Section 2.11(a)(i) of the Disclosure Letter sets forth an accurate and complete list of all unregistered Marks, identifying the Mark and, to the Knowledge of the Company, the associated goods or services with which they are used. Section 2.11(a)(ii) of the Disclosure Letter sets forth an accurate and complete list of all licenses and agreements (A) pursuant to which the Company or any of its Subsidiaries obtains the right to any Licensed Intellectual Property (excluding licenses for commercial off-the-shelf computer software that are generally available on nondiscriminatory pricing terms for an annual or one-time license fee of no more than $75,000 in the aggregate); (B) pursuant to which the Company or any of its Subsidiaries licenses or otherwise provides any other Person with any Intellectual Property rights other than in the ordinary course of sales of the products or services of the Business; or (C) containing a covenant not to compete or otherwise limiting the Company's or any of its Subsidiaries' ability to Exploit fully any of the Owned Intellectual Property or to conduct the Business in any market or geographical area or with any Person (each license or agreement required to be set forth in Section 2.11(a)(ii) of the Disclosure Letter, an "Intellectual Property License"). Section 2.11(a)(ii) of the Disclosure Letter lists (x) the item(s) of Intellectual Property or the technology(ies) that are the subject to each Intellectual Property License; and (y) the current status of each Intellectual Property License.

          (b)   Each of the Company and its Subsidiaries owns all right, title and interest in and to, or has valid rights to use, all Intellectual Property required to be set forth on Sections 2.11(a)(i) of the Disclosure Letter, and, to the Knowledge of the Company, all such Intellectual Property set forth in Section 2.11(a)(i) of the Disclosure Letter is valid, subsisting and enforceable.

          (c)   The Owned Intellectual Property, together with the Licensed Intellectual Property, constitute all of the Intellectual Property (excluding licenses for commercial off-the-shelf computer software that are generally available on nondiscriminatory pricing terms for an annual or one-time license fee of no more than $75,000 in the aggregate) necessary to the conduct of the Business and operations of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries (including the Business, operations, products, services and their current use of the Owned Intellectual Property) are not infringing, misappropriating, or otherwise violating or has not infringed, misappropriated, or otherwise violated any Intellectual Property right of any third party. There is no suit, claim or proceeding pending against or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries (i) alleging that the Company or any of its Subsidiaries is infringing, misappropriating, or otherwise violating or has infringed, misappropriated or otherwise violated any Intellectual Property right of any third party; or (ii) challenging the validity, enforceability, use or exclusive ownership of any Owned Intellectual Property.

          (d)   To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated or is currently infringing, misappropriating or otherwise violating any Owned Intellectual Property in any material respect.

          (e)   Each of the Company and its Subsidiaries has (i) taken adequate measures, consistent with commercially reasonable practices in the industry in which it operates, to protect the confidentiality of its material trade secrets and confidential and proprietary information; and (ii) executed valid written confidentiality and invention assignment agreements or written agreements substantially in the form delivered or made available to Parent with its past and present employees, contractors and consultants engaged since January 1, 2009 to work with Owned Intellectual Property, pursuant to which such Persons have assigned, without restriction, limitation or term (except as controlled by inventor or author protection laws) to the Company or its Subsidiaries all their respective rights in and to all Intellectual Property they develop or have developed in the course of their engagement with the Company and its Subsidiaries and agreed to hold all trade secrets and confidential and proprietary information of the Company and its Subsidiaries in confidence both during and after their engagement for a term provided therein.

          (f)    None of the Company's or its Subsidiaries' Intellectual Property is subject to any outstanding Order that restricts in any manner the use, transfer or licensing thereof or affects the validity, use or enforceability thereof.

          (g)   The information technology systems of the Company and its Subsidiaries are adequate for the Business and operations of the Company and its Subsidiaries as currently conducted. Such information technology systems have not suffered any material failure within the past two (2) years.

          (h)   Neither the Company nor any of its Subsidiaries is in breach of or default under any provision of any Intellectual Property License, other than breaches or defaults that would not result in a material adverse effect under such Intellectual Property License, nor, to the Knowledge of the Company, is any other party to an Intellectual Property License in default thereunder in any material respect, and no event has occurred which, with or without notice or lapse of time or both, would constitute such a default or violation in any material respect. No party to any of the Intellectual Property Licenses set forth in Section 2.11(a)(ii) of the Disclosure Letter has exercised any termination rights with respect thereto. The Company has delivered or made available to

  Parent true, correct and complete copies of all of the Intellectual Property Licenses set forth in Section 2.11(a)(ii) of the Disclosure Letter, together with all material amendments, modification or supplements thereto.

        2.12    Material Contracts.

          (a)   Section 2.12(a) of the Disclosure Letter sets forth as of the date hereof a list of (i) all material Contracts (within the meaning of Item 601(b)(10) of Regulation S-K), including all amendments thereto, of the Company that have not been filed as exhibits to the SEC Reports and (ii) each of the following Contracts to which the Company or any of its Subsidiaries is a party or by which any of its assets or properties are bound:

              (i)  any Real Property Lease;

             (ii)  any lease of personal property in excess of $25,000 in the aggregate;

            (iii)  any Contract pursuant to which any Intellectual Property which is presently being used by the Company or any of its Subsidiaries is or has been licensed (including Intellectual Property Licenses), sold, assigned or otherwise conveyed or provided to the Company or any of its Subsidiaries (excluding licenses for commercial off-the-shelf computer software that are generally available on nondiscriminatory pricing terms for an annual or one-time license fee of no more than $25,000 for each such license);

            (iv)  any Contract imposing any restriction on the Company's or any of its Subsidiaries' right or ability, or, after the Effective Time, Parent's or the Surviving Corporation's right or ability, or the right or ability of their respective Subsidiaries and Affiliates (A) to compete in any line of business or with any Person or in any area or which would so restrict the freedom of the Company, its Subsidiaries, Parent, the Surviving Corporation or the respective Subsidiaries and Affiliates of Parent or the Surviving Corporation after the Effective Time (including granting rights of first refusal, first look, last look or similar rights or preferences to license, market, sell, distribute or deliver any of the products or services offered by the Company or any of its Subsidiaries); (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person; or (C) develop or distribute any technology;

             (v)  any Contract for the purchase, acquisition or sale of materials, supplies, goods, services, equipment or other assets providing for aggregate payments to or receipts by the Company or any of its Subsidiaries of $50,000 or more, regardless of the term;

            (vi)  any Contract (other than customer, client or supply Contracts or any Employee Plan or employment or consulting Contract) that involves consideration (whether or not measured in cash) of greater than $25,000;

           (vii)  any merchandising, sales representative or distribution Contract;

          (viii)  any partnership or joint venture Contract or any Contract involving the sharing of revenues, profits, losses, costs or Liabilities;

            (ix)  any Contract for Indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) or any instrument pursuant to which Indebtedness for borrowed money may be incurred or is guaranteed by the Company or any of its Subsidiaries, except any such Contract with an aggregate outstanding principal amount not exceeding $25,000 and which may be prepaid on not more than thirty (30) days' notice without the payment of any penalty;

             (x)  any Contract under which (A) any Person has directly or indirectly guaranteed any Liabilities of the Company or any of its Subsidiaries; and (B) the Company or any of its Subsidiaries has directly or indirectly guaranteed any Liabilities of any other Person (in each case other than endorsements for the purposes of collection in the Ordinary Course of Business);

            (xi)  any Contract that restricts or otherwise limits the payment of dividends or other distributions on equity securities;

           (xii)  any Contract that contains any provision requiring the Company or any of its Subsidiaries to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products or services in the Ordinary Course of Business);

          (xiii)  any Contract with any Related Person;

          (xiv)  any Contract with a Service Provider of the Company or any of its Subsidiaries providing for severance, retention, change in control or other similar payments;

           (xv)  any Contract, other than the Company's or any of its Subsidiaries' standard form offer letter that does not contain any severance, retention, change in control or other similar payments, for the employment of any current Service Provider on a full-time, part-time, consulting or other basis providing for annual base compensation in excess of $50,000;

          (xvi)  any collective bargaining agreement or other contract with any labor union or association representing any Service Provider; and

         (xvii)  any commitment or agreement to enter into any of the foregoing.

          The Contracts listed in Section 2.12(a) of the Disclosure Letter, together with the Contracts filed as exhibits to the SEC Reports and those Contracts that are entered into after the date of this Agreement which, if entered into as of the date hereof, would have been listed in Section 2.12(a) of the Disclosure Letter, are referred to collectively as the "Material Contracts".

          (b)   Each Material Contract is in full force and effect and is the legal, valid and binding obligation of the Company or its Subsidiaries, as the case may be, and to the Knowledge of the Company, of the other parties thereto, enforceable against the Company or its Subsidiaries, as the case may be, and, to the Knowledge of the Company, the other parties thereto, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar Laws affecting the rights and remedies of creditors generally and the general principles of equity and, upon consummation of the transactions contemplated by this Agreement, shall, except as otherwise stated in Section 2.3(b) of the Disclosure Letter, continue in full force and effect without penalty or other adverse consequence. Neither the Company nor any of its Subsidiaries is in default under any provision of any Material Contract, and to the Knowledge of the Company, nor is any other party to any Material Contract in breach of or default under any provision thereunder, other than breaches or defaults that are not material under such Material Contract, and no event has occurred that with or without notice or lapse of time or both would constitute a breach or default by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereunder. No party to any Material Contract has exercised any termination right with respect thereto and no party has given notice to the Company or any of its Subsidiaries of any dispute with respect to any Material Contract and no right to terminate any such Material Contract shall be triggered solely as a result of the Merger. The Company has delivered or made available to Parent true, correct and complete copies of all of the Material Contracts, together with all amendments, modifications or supplements thereto.

          (c)   All Material Contracts, including all amendments thereto (within the meaning of Item 601(b)(10) of Regulation S-K) of the Company that have been filed or will be filed as exhibits to the SEC Reports contain a correct and complete copy of each exhibit and schedule attached thereto.

        2.13    Employee Benefits Plans.

          (a)   Section 2.13(a) of the Disclosure Letter sets forth a correct and complete list of all Employee Plans. The Company has delivered or made available to Parent true, correct and complete copies of the following documents with respect to the Employee Plans, to the extent applicable: (i) all plan documents, including any related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto; (iii) the most recent actuarial reports, if any; (iv) the most recent IRS determination letter or opinion letter, as applicable; (v) the most recent summary plan descriptions and any other material communications to the Service Providers regarding the Employee Plans; and (vi) written summaries of all non-written Employee Plans.

          (b)   The Employee Plans have been established, operated and maintained, in all material respects, in accordance with their terms and with all applicable provisions of ERISA, the Code and other applicable Laws. Each Employee Plan which is a "nonqualified deferred compensation plan" subject to Section 409A of the Code and the regulations and other guidance issued thereunder ("Section 409A") has been established, operated and maintained in compliance with Section 409A.

          (c)   Each Employee Plan intended to qualify under Section 401 does so qualify, and any trusts intended to be exempt from federal income taxation under the Code are so exempt. Nothing has occurred with respect to the operation of the Employee Plans that could reasonably be expected to cause the denial or loss of such qualification or exemption, or the imposition of any material Liability or Tax under ERISA or the Code.

          (d)   None of the Employee Plans is a Title IV Plan. None of the Company, or its Subsidiaries or any of its ERISA Affiliates currently has or has in the last six (6) years contributed to or has been obligated to contribute to, or had any Liability (contingent or otherwise) in respect of a Title IV Plan.

          (e)   None of the Employee Plans provides for post-employment health or life insurance benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state Law and at the sole expense of such participant or the participant's beneficiary.

          (f)    With respect to each Employee Plan, (i) no actions, suits, claims (other than routine claims for benefits in the ordinary course), audits, inquiries, proceedings or lawsuits are pending, or, to the Knowledge of the Company, threatened against the Employee Plan, the assets of any of the trusts under the Employee Plan or the plan sponsor or administrator, or against any fiduciary of the Employee Plans with respect to the operation of the Employee Plan; and (ii) to the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits, claims, audits, inquiries, proceedings or lawsuits. No event has occurred, and to the Knowledge of the Company, no condition exists that would, by reason of the Company's or any of its Subsidiaries' affiliation with any of its ERISA Affiliates, subject the Company or any of its Subsidiaries to any material Tax, fine, Lien, penalty or other Liability imposed by ERISA, the Code or other Laws.

          (g)   Neither the execution and delivery of this Agreement and the Company Documents, nor the consummation of the transactions contemplated hereby and thereby, shall, either alone or in connection with any other event(s), (i) result in any payment becoming due to any Service Provider or satisfy any prerequisite to, or trigger any obligation to make, any such payment; (ii) increase any amount of compensation or benefits otherwise payable under any Employee Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any benefits under any Employee Plan;

  (iv) limit the right to merge, amend or terminate any Employee Plan (except any limitations imposed by applicable Law, if any); or (v) give rise to any "excess parachute payment," as defined in Section 280G(b)(1) of the Code, or any other amount that would not be deductible under Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code.

          (h)   Each Service Provider has been, and is properly classified by the Company and its Subsidiaries as an employee, independent contractor or consultant under applicable Law. Neither the Company nor any of its Subsidiaries has had, or has, any direct or indirect Liability with respect to any misclassification of any Service Provider as an independent contractor rather than as an employee, as a part-time employee rather than a full-time employee, as exempt rather than non-exempt, or with respect to any employee leased from another employer. No Service Provider has been improperly excluded from participation in any Employee Plan.

          (i)    All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under each of the Employee Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof, and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on the Balance Sheet.

          (j)    With respect to each Employee Plan that is maintained outside of the United States substantially for employees who are situated outside the United States (the "Foreign Plans" and each, a "Foreign Plan"): (i) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current or former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (ii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

        2.14    Labor.

          (a)   Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining or works council agreement and there are no labor, collective bargaining or works council agreements to which the Company or any of its Subsidiaries and the current employees of the Company or any of its Subsidiaries are subject or to which the Company or any of its Subsidiaries has been subject with respect to any former employee of the Company or any of its Subsidiaries, when such former employee was employed by the Company or any of its Subsidiaries.

          (b)   No employees of the Company or any of its Subsidiaries are, or at any time during their employment by the Company or any of its Subsidiaries have been, represented by any labor organization or works council with respect to their employment by the Company or any of its Subsidiaries. No labor organization or group of current or former employees of the Company or its Subsidiaries has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Company or its Subsidiaries pending or, to the Knowledge of the Company, threatened by any labor organization or group of employees of the Company or its Subsidiaries.

          (c)   There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations; or (ii) material grievances or other labor disputes pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries by or on behalf of any current or former employee or group of employees of the Company or any of its Subsidiaries.

          (d)   There are no complaints, charges or claims against the Company pending or, to the Knowledge of the Company, threatened that could be brought or filed, with any Governmental Body based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of or failure to employ, any individual. Each of the Company and its Subsidiaries is in compliance in all material respects with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health and workers' compensation. There has been no "mass layoff" or "plant closing" (as defined by WARN) or redundancy under the Laws of the United Kingdom or the Netherlands with respect to the Company or any of its Subsidiaries within the six (6) months prior to Closing. As of the date of this Agreement, no Material Service Provider has given notice to the Company or its Subsidiaries that such employee intends to terminate his or her employment or service with the Company or any of its Subsidiaries.

        2.15    Litigation.     There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries is otherwise a party, before any Governmental Body, or relating to this Agreement or any Company Document or the transactions contemplated hereby or thereby, nor to the Knowledge of the Company is there any reasonable basis for any such Legal Proceeding. Neither the Company nor any of its Subsidiaries is subject to any Order or in breach or violation of any Order. Neither the Company nor any of its Subsidiaries is engaged in any legal action to recover monies due to it or for damages sustained by it. Since January 1, 2010, neither the Company nor any of its Subsidiaries has been party or subject to any adverse judgment or settlement of any Legal Proceeding in an amount exceeding $25,000 individually or that resulted in any material non-monetary relief. The Company has delivered or made available to Parent true, correct and complete copies of all written correspondence relating to matters included in Section 2.15 of the Disclosure Letter and all correspondence with any Securityholders regarding disputes with the Company or any of its Subsidiaries, any Legal Proceedings to which such Securityholder is a party, requests by such Securityholder for books and records of the Company or any of its Subsidiaries or other Securityholder disagreements with the Company or any of its Subsidiaries.

        2.16    Compliance with Laws; Permits.

          (a)   Each of the Company and its Subsidiaries is, and has been since January 1, 2010, in compliance, in all material respects, with all Laws applicable to its Business, operations and assets. Between January 1, 2010 and the date hereof, neither the Company nor any of its Subsidiaries has received any notice of or been charged with the violation of any Laws. To the Knowledge of the Company (i) neither the Company nor any of its Subsidiaries is, and at any time between January 1, 2010 and the date hereof, has been, under investigation with respect to the violation of any Laws; (ii) there are no facts or circumstances existing subsequent to January 1, 2010 which could form the basis for any such violation; and (iii) no facts, circumstances or conditions currently exist that could materially adversely affect such continued compliance with any Laws.

          (b)   Each of the Company and its Subsidiaries has obtained all Permits required for the operation of the Business as presently conducted, each of which is duly issued to the Company or its Subsidiaries, as applicable, and all of which are in full force and effect, other than those the failure of which to possess is not material to the operation of the Business. Section 2.16(b) of the Disclosure Letter contains a true, correct and complete list of all such material Permits. Neither the Company nor any its Subsidiaries is in default or violation, and, to the Knowledge of the Company, no event has occurred since January 1, 2010 which, with or without notice or lapse of time or both, would constitute a default or violation, in any material respect, of any term, condition or provision of any material Permit of the Company or any of its Subsidiaries, and no action or proceeding is pending or, to the Knowledge of the Company, threatened to revoke, modify or terminate any such Permit and there are no facts or circumstances existing subsequent to January 1, 2010 that could form the basis for any such default or violation. No Permits shall be impaired by the consummation of the transactions contemplated by this Agreement or the Company Documents. The Company has delivered or made available to Parent true, correct and complete copies of all Permits listed in Section 2.16(b) of the Disclosure Letter.

          (c)   The Company has not, since January 1, 2010, violated any Export Control Laws, or made a voluntary disclosure with respect to any violation of such Laws. The Company (i) has been and is in compliance with all applicable Export Control Laws since January 1, 2010, (ii) to the extent applicable, has prepared and applied for all import and export licenses required in accordance with the applicable Export Control Laws for the conduct of its Business and (iii) has at all times been in compliance with all applicable Laws relating to trade embargoes and sanctions. No product, service or financing provided by the Company has been, directly or indirectly, sold to, provided to, or performed for or on behalf of Cuba, Iran, Libya, North Korea, Sudan, Syria or any other country or Person against whom the United States maintains economic sanctions or an arms embargo unless authorized by license or by Law.

        2.17    Environmental Matters.

          (a)   Each of the Company and its Subsidiaries is, and in the five (5) year period prior to the date of this Agreement has been, in compliance with all applicable Environmental Laws for its operations and properties, which compliance includes obtaining, maintaining and complying with all Permits required under Environmental Laws ("Environmental Permits"), except for non-compliance that would not reasonably be expected to result in the Company or any of its Subsidiaries incurring material Environmental Costs or Liabilities.

          (b)   To the Knowledge of the Company, no facts, circumstances or conditions exist with respect to the Company or any of its Subsidiaries, or any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, or any property to which the Company, its Subsidiaries or any of their respective predecessors arranged for the disposal or treatment of Hazardous Materials that would reasonably be expected to result in the Company or any of its Subsidiaries incurring material Environmental Costs or Liabilities.

          (c)   No Legal Proceeding is pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, relating to any Environmental Law or Environmental Permit.

          (d)   The transactions contemplated hereunder do not require the consent of or filings with any Governmental Body with jurisdiction over the Company or any of its Subsidiaries with respect to environmental matters.

          (e)   The Company has delivered or made available to Parent true, correct and complete copies of all written environmental audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, operated or leased properties of the Company, its Subsidiaries or any of its predecessors and any material documents related to unresolved, material Legal Proceedings or material Environmental Costs and Liabilities, to the extent such written materials are in the possession, custody or control of the Company.

        2.18    Insurance.     The Company and its Subsidiaries have insurance policies in full force and effect for such amounts as are sufficient, in all material respects, to satisfy all requirements of Law and all Contracts to which the Company or any of its Subsidiaries is a party or by which it is otherwise bound.

Set forth in Section 2.18 of the Disclosure Letter is a list of all insurance and surety policies and all fidelity and surety bonds held by or applicable to the Company or any of its Subsidiaries setting forth, in respect of each such policy, the policy name, policy number, carrier, term, and the type and amount of coverage and annual premium. Excluding insurance policies that have expired and been replaced in the Ordinary Course of Business, no insurance policy has been canceled within the last two (2) years and, to the Knowledge of the Company, no threat has been made by an insurer to cancel any insurance policy of the Company or any of its Subsidiaries during such period. All such insurance will remain in full force and effect immediately following the consummation of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries has provided any notice or information, or has given any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company or any of its Subsidiaries under any such insurance policies.

        2.19    Regulatory Requirements; Warranties.

          (a)   Neither the Company nor any of its Subsidiaries has conducted, whether voluntarily or otherwise, nor is there currently under consideration by the Company or any of its Subsidiaries, any recall, removal, market withdrawal, field action or other similar corrective action with respect to any Product, and neither the Company nor any of its Subsidiaries has been restrained in the Exploitation of any Product in accordance with the Product labeling.

          (b)   Without limiting the generality of Section 2.16, each of the Company and its Subsidiaries has conducted and is conducting the Business and has used and is using the Products in compliance in all material respects with all applicable Laws, including, without limitation, the FDCA, the Directive and the applicable national legislation of the European Union Member States. Each Product that is a Regulated Product has been and is being developed, manufactured, processed, tested, packaged, labeled, handled, distributed, marketed, promoted, commercialized and sold in compliance in all material respects with applicable Laws, including those relating to (i) good manufacturing practices, including quality systems requirements; (ii) the Regulatory Applications; (iii) investigational devices; (iv) clinical studies and the protection of human subjects; (v) labeling; (vi) record keeping; and (vii) filing of MDRs and other reports to the FDA, Notified Body or other applicable Governmental Body.

          (c)   Neither the Company nor any of its Subsidiaries has received notice of, nor has the Company or any of its Subsidiaries been subject to, any adverse inspectional finding, Form 483, warning letter, untitled letter, finding of deficiency, finding of non-compliance, compelled or voluntary recall, data integrity review, investigation, penalty, fine, sanction, assessment, request for corrective or remedial action, or other compliance or enforcement action or communication by the FDA, any Notified Body or other Governmental Body relating to any Product, any Product-related marketing or promotional materials, statements or activities or any of the facilities in which any Products are manufactured, tested, packaged, labeled, stored or handled.

          (d)   None of the Company, its Subsidiaries, nor any of its Service Providers have (i) made, with respect to any Product or the Business, an untrue or fraudulent statement to the FDA or any other applicable Governmental Body or Notified Body, or in any records and documentation prepared or maintained to comply with the applicable Laws; or (ii) failed to disclose a material fact required to be disclosed to the FDA or any other similar Governmental Body or Notified Body. Each of the Company and its Subsidiaries complied in all respects with testing requirements or study protocols in connection with the work relied upon by the Company or any of its Subsidiaries in any submission or documentation for the FDA or other Governmental Body or Notified Body.

          (e)   None of the Company nor any of its Subsidiaries nor any of their respective officers, directors or employees have (i) been debarred, excluded or received notice of action or threat of action with respect to debarment, exclusion or other action under the provisions of

  21 U.S.C. §§ 335a, 335b, or 335c, 42 U.S.C. § 1320a-7, 21 C.F.R. Parts 312 or 812, 45 C.F.R. Part 76, 2 C.F.R. Parts 180 or 376 or any equivalent provisions in any other applicable jurisdiction; or (ii) received notice of or been subject to any other material enforcement action involving the FDA or any other similar Governmental Body, including any suspension, consent decree, notice of criminal investigation, indictment, sentencing memorandum, plea agreement, Order or target or no-target letter, and none of the foregoing are pending or, to the Knowledge of the Company, threatened in writing against same. None of the Company, its Subsidiaries and their respective officers, directors or employees have made or offered any payment, gratuity or other thing of value that is prohibited by any Law to personnel of the FDA or any other Governmental Body.

          (f)    There are not presently pending, nor, to the Knowledge of the Company, threatened in writing, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters or other communications relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any Product, or alleging that any Product is otherwise unsafe or ineffective for its intended use. Neither the Company nor any of its Subsidiaries has made any modification to any Product because of warranty, product liability, regulatory or other claims or communications concerning alleged hazards or defects in such Product.

          (g)   There is no publicly proposed or final Medicare national or local coverage determination that, if finalized, would restrict coverage for any of the Products.

          (h)   To the extent applicable to the Business:

              (i)  each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Laws regarding Company relationships with healthcare providers;

             (ii)  each of the Company and its Subsidiaries pays only reasonable travel and meal costs for health care professionals receiving training sponsored by the Company or any of its Subsidiaries in compliance with applicable Law, and each such health care professional has a bona fide need for such training;

            (iii)  each of the Company and its Subsidiaries provides educational grants only to third party educational sponsors that are not also healthcare providers and only if such sponsors have a genuine educational purpose or function, only in compliance with applicable Law and only when: (A) the educational gathering is primarily dedicated to promoting objective scientific and educational activities and discourse; (B) the training institution or the conference sponsor selects the attending health care professionals who are in training; and (C) any meals sponsored or furnished by the Company or its Subsidiaries at a conference sponsored by a third party are of modest value;

            (iv)  each of the Company and its Subsidiaries pays consultants no more than fair market value for their services, plus reasonable and actual expenses, and only purchases services for which there is a commercially reasonable need;

             (v)  any gift furnished by the Company or any of its Subsidiaries to physicians has never exceeded $100, or such lesser amount as may be prescribed by applicable Law, and has never been in the form of cash or a cash equivalent;

            (vi)  all grant making functions for the Company or any of its Subsidiaries are separated from each such entity's sales and marketing functions; and

           (vii)  all price concessions offered or furnished by the Company or any of its Subsidiaries to purchasers comply with the discount safe harbor (42 C.F.R. § 1001.952(h)).

          (i)    Neither the Company nor any of its Subsidiaries has established any reimbursement support program, such that payment for any Product is contingent upon a purchaser's receipt of payment from a third party payer. Neither the Company nor any of its Subsidiaries furnishes any coverage, coding or billing advice to any health care professionals regarding off-label indications of any Product. Without limiting the generality of the foregoing, each of the Company and its Subsidiaries is conducting the Business and using the Products, and has always conducted the Business and used the Products, in compliance with the Anti-Kickback Statute (42 U.S.C. § 1320a-7b), Civil Monetary Penalty Statute (42 U.S.C. § 1320a-7a), the Stark Law (42 U.S.C. § 1395nn), the False Claims Act (31 U.S.C. § 3729 et seq.) and all of the regulations promulgated under all such statutes.

        2.20    Product Warranty.     As of the date of this Agreement and since January 1, 2009, neither the Company nor any of its Subsidiaries has received any claim for or based upon breach of product warranty or product specifications. The products sold or delivered by the Company and its Subsidiaries comply in all respects with all contractual requirements, covenants or express or implied warranties applicable thereto and are not subject to any term, condition, guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale for such products. Neither the Company nor any of its Subsidiaries has sold any products or delivered any services that included a warranty for a period of longer than one (1) year. Neither the Company nor any of its Subsidiaries has any material Liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any product designed, manufactured, assembled, repaired, maintained, delivered, sold or installed, or services rendered, by or on behalf of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has committed any act or failed to commit any act, which would result in, and there has been no occurrence which would give rise to or form the basis of, any product Liability or other Liability for breach of warranty (whether covered by insurance or not) on the part of the Company or any of its Subsidiaries with respect to products designed, manufactured, assembled, repaired, maintained, delivered, sold or installed, or services rendered by or on behalf of the Company or any of its Subsidiaries.

        2.21    Related Person Transactions.     As of the date of this Agreement, no Person covered by Item 404 of Regulation S-K has entered into any transactions since January 1, 2010 with the Company or any of its Subsidiaries that were required to be disclosed by Item 404 of Regulation S-K but were not so disclosed in the SEC Reports.

        2.22    Certain Payments.     To the Knowledge of the Company, no director, officer or employee of the Company or any of its Subsidiaries, or other Person associated with or acting on behalf of any of them (a) has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services: (i) to obtain favorable treatment in securing business for the Company or any of its Subsidiaries; (ii) to pay for favorable treatment for business secured by the Company or any of its Subsidiaries; (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of the Company or any of its Subsidiaries; or (iv) in violation of any Law (including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA")); (b) has directly or indirectly established or maintained any fund or asset with respect to the Company or any of its Subsidiaries that has not been recorded in the books and records of the Company or any of its Subsidiaries, as applicable; (c) is, or has been, under administrative, civil, or criminal investigation, indictment, information, suspension, debarment, or audit (other than a routine contract audit) by any Person, in connection with alleged or possible violations of the FCPA or any other Law that prohibits payments to influence foreign or domestic government officials or health care professionals improperly; or (d) has received notice from, or made a voluntary disclosure to, the United States Department of Justice, the SEC, the United States Department of Health and Human Services, the UK Serious Fraud Office, or any other Governmental Body regarding alleged or possible violations of any the FCPA or any other Law that prohibits payments to influence foreign or domestic government officials or health care professionals improperly.

        2.23    Customers and Suppliers.

          (a)   Section 2.23(a) of the Disclosure Letter sets forth a list of the ten (10) largest customers and the ten (10) largest suppliers of each of the Company and its Subsidiaries, as measured by the dollar amount of purchases therefrom or thereby, during each of the fiscal years ended September 30, 2011 and September 30, 2012 and the last nine (9) months ended June 30, 2013 showing the approximate total sales by the Company and its Subsidiaries to each such customer, and the approximate total purchases by the Company and its Subsidiaries from each such supplier during such period.

          (b)   Since the Balance Sheet Date, no customer or supplier listed in Section 2.23(a) of the Disclosure Letter has terminated its relationship with the Company or any of its Subsidiaries, or materially reduced or changed the pricing or other terms of its business with the Company or any of its Subsidiaries and, to the Knowledge of the Company, no customer or supplier listed in Section 2.23(a) of the Disclosure Letter has notified the Company or any of its Subsidiaries that it intends to terminate or materially reduce or change the pricing or other terms of its business with the Company or any of its Subsidiaries. All of the customers listed in Section 2.23(a) of the Disclosure Letter are current in their payments due to the Company or any of its Subsidiaries, and such customers have consistently been current in their payments due to the Company or any of its Subsidiaries for the twelve (12) months prior to the date hereof.

        2.24    Financial Advisors.

          (a)   No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company and its Subsidiaries in connection with the transactions contemplated by this Agreement and no Person is or shall be entitled to any fee or commission or like payment in respect thereof.

          (b)   The Company Board has received the written opinion (the "Fairness Opinion") of Piper Jaffray & Co. (the "Financial Advisor"), dated as of the date of this Agreement, to the effect that, as of the date of this Agreement and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be received by the holders of Common Stock pursuant to the Merger is fair to such holders from a financial point of view. A correct and complete copy of the Fairness Opinion has been delivered to Parent. The Company has been authorized by the Financial Advisor to permit the inclusion of the Fairness Opinion and references thereto in the Proxy Statement.

        2.25    Takeover Laws; Rights Agreement.     The Company Board and the Company have taken all action necessary to exempt the Merger, this Agreement, the Company Documents and the other transactions contemplated hereby and thereby from any restrictions on (a) a "control share acquisition" (as defined in Section 302A.011 of the MBCA) set forth in Section 302A.671 of the MBCA; (b) "business combinations" with an "interested shareholder" (each as defined in Section 302A.011 of the MBCA) set forth in Section 302A.673 of the MBCA; and (c) any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation. The Company does not have in effect any shareholder rights plan, "poison pill" or similar plan or arrangement.

        2.26    Information in Proxy Statement.

          (a)   Each document required to be filed by the Company with the SEC in connection with the Merger and the transactions contemplated by this Agreement (the "Company Disclosure Documents"), including the proxy or information statement of the Company containing information required by Regulation 14A under the Exchange Act (collectively with all amendments and supplements thereto, the "Proxy Statement"), to be filed with the SEC in connection with the Merger, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. The representations and warranties contained in this Section 2.26 will not apply to statements included in or omissions from the Company Disclosure Documents based upon information furnished to the Company in writing by Parent or MergerSub or any of their representatives specifically for use therein.

          (b)   At the time the Proxy Statement or any amendment or supplement thereto is first mailed to the Shareholders, and at the time such Shareholders vote on adoption of this Agreement and the Merger, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 2.26(b) will not apply to statements included in or omissions from the Company Disclosure Documents based upon information furnished to the Company in writing by Parent or MergerSub or any of their representatives specifically for use therein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES RELATING TO PARENT AND MERGERSUB

        Parent and MergerSub hereby represent and warrant to the Company that:

        3.1    Organization and Good Standing.     Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey, and has all requisite corporate power and authority to own, lease and operate properties and carry on its business. MergerSub is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to own, lease and operate properties and carry on its business.

        3.2    Authorization of Agreement.     Each of Parent and MergerSub has full power and authority to execute and deliver this Agreement and each other Parent Document, as the case may be, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Parent and MergerSub of this Agreement and each other Parent Document has been duly authorized by all necessary corporate action on behalf of Parent and MergerSub. This Agreement and each Parent Document has been duly executed and delivered by Parent and MergerSub, as the case may be, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and each other Parent Document constitutes the legal, valid and binding obligation of Parent and MergerSub, enforceable against Parent and MergerSub in accordance with its respective terms, subject to applicable bankruptcy, insolvency, and other similar Laws affecting the rights and remedies of creditors generally and general principles of equity.

        3.3    Conflicts; Consents of Third Parties.

          (a)   None of the execution and delivery by Parent and MergerSub of this Agreement or the other Parent Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by Parent and MergerSub with any of the provisions hereof or thereof shall conflict with, or result in any violation or breach of, or default under (with or without notice or lapse of time or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or give rise to any obligation of Parent or MergerSub to make any payment under, or result in the creation of any Liens upon any of the properties or assets of Parent or MergerSub under, any provision of: (i) the certificate of incorporation and by-laws or comparable organizational documents of Parent and MergerSub; (ii) any Contract, or Permit to which Parent and MergerSub is a party or by which any of the properties or assets of Parent and MergerSub are bound; (iii) any Order applicable to Parent and MergerSub or by which any of the properties or assets of Parent and MergerSub are bound; or (iv) any applicable Law, that would reasonably be expected to have a material adverse effect on Parent's or MergerSub's ability to consummate the Merger.

          (b)   Except for (i) applicable requirements, if any, of the Exchange Act, the Securities Act and the applicable rules of the New York Stock Exchange and (ii) any filings, consents and approvals required under the HSR Act and/or any other Competition Laws in connection with the Merger, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person is required on the part of Parent and MergerSub in connection with the execution and delivery of this Agreement or Parent Documents or the compliance by Parent and MergerSub with any of the provisions hereof or thereof, without which, would reasonably be expected to have a material adverse effect on Parent's or MergerSub's ability to consummate the Merger.

        3.4    Litigation.     As of the date hereof, there are no Legal Proceedings pending or, to the knowledge of Parent and MergerSub, threatened against Parent or MergerSub or to which Parent or MergerSub is otherwise a party relating to this Agreement or the Parent Documents or the transactions contemplated hereby and thereby.

        3.5    Financial Advisors.     No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Parent and MergerSub in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

        3.6    Financial Capacity.     Parent and MergerSub have, and will have at the Effective Time, sufficient cash resources available to consummate the Merger on the terms and conditions contained in this Agreement.

ARTICLE IV

COVENANTS

        4.1    Regulatory Approvals.

          (a)   Each of the Parties shall cooperate with one another to prepare all necessary documentation (including furnishing all information required) under the HSR Act or other Competition Laws to effect promptly all necessary filings and to obtain all consents, waivers and approvals necessary to consummate the Merger as listed in Section 2.3(b) of the Disclosure Letter. Each Party shall promptly inform the other Parties of any written communications with any Governmental Antitrust Entity regarding any such filings or the Merger. Subject to applicable Law, the Parties will consult and cooperate with one another in connection with any analyses, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to proceedings under the HSR Act or other Competition Laws and/or responding to requests or objections made by any Governmental Antitrust Entity. In connection with and without limiting the foregoing, unless prohibited by applicable Law or by the applicable Governmental Antitrust Entity, the parties hereto agree to (i) give each other reasonable advance notice of all meetings with any Governmental Antitrust Entity relating to this Agreement, (ii) to the extent reasonably practicable, permit counsel for both Parties to participate in any in-person meetings with the Governmental Antitrust Authority, if permitted by that Authority, (iii) provide each other (or counsel of each party, as appropriate) with copies of all written communications from any Governmental Antitrust Entity relating to this Agreement, (iv) provide each other (or counsel of each party, as appropriate) with drafts of all proposed written communications with the Governmental Antitrust Authority and consider in good faith the comments of the other party on such draft; and (v) otherwise keep the other Party reasonably apprised with respect to any communications with any Governmental Antitrust Entity regarding this Agreement. Any such disclosures or provisions of information by one party to the other may be made on a counsel-only basis to the extent required under applicable Law or as appropriate to protect confidential business information.

          (b)   (i) Without limiting the generality of the undertakings pursuant to this Section 4.1, the Parties shall provide or cause to be provided as promptly as practicable to any Governmental Antitrust Entity information and documents requested by any Governmental Antitrust Entity or necessary, proper or advisable to permit consummation of the Merger, including filing no later than ten (10) Business Days after the date hereof, of any notification and report form and related material required under (A) the HSR Act by Parent and the Company; and (B) other applicable Competition Laws by Parent, and thereafter to respond promptly to any request for additional information or documentary material that may be made. Further, each of the Parties shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Antitrust Entity with respect to the Merger under any Competition Law. Each of Parent, the Company and its Subsidiaries shall use its commercially reasonable efforts to take such action as may be required to cause the timely expiration or early termination of the notice periods under the HSR Act or other Competition Laws with respect to the Merger as promptly as possible after the execution of this Agreement. In the event that Parent decides to litigate any decision by a Governmental Antitrust Entity, the Company and its Subsidiaries shall use their respective commercially reasonable efforts to cooperate with Parent in such litigation.

          (c)   If and to the extent necessary to consummate and make effective the Merger, to resolve objections, if any, as the FTC, the DOJ, or any other Governmental Antitrust Entity may assert under any applicable Laws or Orders with respect to the Merger, and/or to avoid or eliminate each and every impediment under any Law or Order that may be asserted by the FTC, the DOJ or any other Governmental Antitrust Entity with respect to the Merger so as to enable consummation of the Merger in the most expeditious manner practicable, Parent, the Company and their respective Subsidiaries shall promptly (and in any event on or before six (6) months from the date of this Agreement) agree to any sale, divestiture, license or other disposition of any business, product line or asset of the Company that is not, taken as a whole or individually, material to the Business (including any hold separate order related to such sale, divestiture, license or disposition), and the imposition of any restriction or limitation on the ability of any of them to own or exercise control of such non-material business, product line or asset of the Company (any such sale, divestiture, license, disposition, hold separate, restriction or limitation, a "Non-Material Divestiture"), and shall consummate any such Non-Material Divestiture in the most expeditious manner practicable (and in any event on or before the Termination Date); provided, that the geographic scope of any license pursuant to any such Non-Material Divestiture shall be limited to the United States. Notwithstanding anything to the contrary contained herein, in no event will Parent or the Company, nor their respective Subsidiaries, be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree or hold separate order, to make any divestiture, to accept any operational restriction or limitation that is, taken as a whole or individually, material to the Business, or to take any other action that is not conditional on the Merger being completed.

          (d)   With regard to any Governmental Antitrust Entity, none of the Company, any of its Subsidiaries, or any of its Related Persons shall, without Parent's prior written consent in Parent's sole discretion, discuss or commit to any divestiture transaction, or discuss or commit to alter their businesses or commercial practices in any way, or otherwise discuss, take or commit to take any action that limits Parent's freedom of action with respect to, or Parent's ability to retain any of their respective businesses, product lines or assets or otherwise receive the full benefits of this Agreement.

        4.2    Access to Books and Records.     From the date hereof until the earlier of the Closing and the termination of this Agreement pursuant to Article VI (the "Pre-Closing Period"), and subject to the requirements of any Law, the Company and each of its Subsidiaries shall (a) provide Parent and MergerSub and their authorized Representatives, upon reasonable notice, with reasonable access during normal business hours to the offices, properties, personnel, books and records of the Company or any of its Subsidiaries and shall instruct its Representatives to cooperate with Parent and MergerSub's Representatives as reasonably necessary in order for Parent and MergerSub to have the opportunity to make such investigation as they shall reasonably desire to make of the Business, affairs and properties of the Company or any of its Subsidiaries; provided, however, that the activities of Parent, MergerSub and Parent and MergerSub's Representatives shall be conducted in a manner so as not to interfere unreasonably with the operation of the business of the Company and its Subsidiaries; and (b) furnish to Parent, MergerSub and their respective Representatives such additional information as Parent, MergerSub and their respective Representatives may reasonably request from time-to-time Except as otherwise agreed to by the Company, and notwithstanding the termination of this Agreement, the terms and provisions of the Confidentiality Agreement, dated as of April 19, 2013, between Parent and the Company (the "Confidentiality Agreement") shall apply to all information furnished to any of Parent and MergerSub's authorized Representatives by the Company or any of its Subsidiaries. No investigation pursuant to this Section 4.2 or information provided, made available or delivered to Parent, MergerSub or any of Parent or MergerSub's authorized Representatives pursuant to this Section 4.2 shall affect any representations, warranties, covenants, conditions, remedies or rights of the Parties hereto contained in this Agreement.

        4.3    Conduct of the Business Pending the Closing.     During the Pre-Closing Period, except as otherwise expressly provided in or contemplated by this Agreement or with the consent of Parent, each of the Company and its Subsidiaries shall (i) operate its Business in the Ordinary Course of Business and (ii) use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and key employees and preserve its relationships with material customers, suppliers, licensors, licensees and distributors. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall not, and shall cause its Subsidiaries not to, without the prior written consent of Parent:

          (a)   (i) transfer, issue, sell, pledge, encumber or dispose of any shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries; (ii) grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries, other than as a result of the settlement of Restricted Stock Units or the exercise of Options, in each case, in accordance with their terms as in effect on the date hereof; or (iii) accelerate the vesting of any Options, Restricted Stock or Restricted Stock Units except as contemplated pursuant to Sections 1.7(a), 1.7(b) or 1.7(c);

          (b)   (i) effect any recapitalization, reclassification, stock split, combination or like change in the capitalization of the Company or any of its Subsidiaries, or amend the terms of any outstanding securities or the underlying agreements related thereto of the Company or any of its Subsidiaries; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or other property whether or not in respect of its capital stock; or (iii) redeem, purchase or otherwise acquire directly or indirectly any of the capital stock of the Company or any of its Subsidiaries;

          (c)   except as set forth in Sections 1.3 and 1.4, amend the Articles of Incorporation or Bylaws of the Company or similar organizational documents of any of its Subsidiaries, by operation of law or otherwise;

          (d)   spend or commit to any new capital expenditures (other than capital expenditures already reserved pursuant to the budget for the current fiscal year) in excess of $50,000, whether individually or in the aggregate;

          (e)   (i) grant or announce any increase in the salary, severance or other direct or indirect compensation or benefits payable or to become payable to any Service Provider (except as required by Law or under any existing Employee Plan as in effect on the date hereof); (ii) except as set forth in Section 4.3(e)(ii) of the Disclosure Letter, grant any bonus, benefit or other direct or indirect compensation to any Service Provider not required by any of the existing Employee Plans as in effect on the date hereof; (iii) loan or advance any money or other property to any Service Provider or any Related Person (except advancement of expenses as required by any of the existing Employee Plans as in effect on the date hereof in the Ordinary Course of Business); or (iv) except as required by Law, amend, terminate, modify, extend, or materially increase the benefits provided under, any Employee Plan or enter into, grant, or adopt any arrangement that would be an Employee Plan if in effect on the date hereof;

          (f)    subject any of its assets to any Lien, except Permitted Exceptions;

          (g)   except in the Ordinary Course of Business consistent with past practice, sell, assign, license, lease or transfer any of its assets or property;

          (h)   waive any rights of material value;

          (i)    amend, modify or change any of its accounting policies, practices or procedures, except as required by GAAP;

          (j)    (i) amend, modify, make, change or rescind any material Tax election; (ii) enter into any Tax sharing, Tax indemnity or closing agreement pursuant to Section 7121 of the Code (or any similar provision of Law); (iii) settle or compromise any Tax Claim, notice, audit report or assessment; (iv) file any amended income or other material Tax Returns; (v) amend, modify or make any change to (or make a request to change) its Tax accounting or reporting principles, periods, methods or practices; (vi) surrender any right to claim a refund of Taxes; (vii) file any income or other material Tax Return other than one prepared in the Ordinary Course of Business; or (viii) consent to any extension or waiver of the limitation period applicable to any income or other material Tax Return, Tax Claim or assessment;

          (k)   acquire (by merger, consolidation or other combination, or acquisition of stock or assets or otherwise) any interest in any Person;

          (l)    delay or postpone any payment of any accounts payable or other payables or expenses, or accelerate the collection of accounts receivable or cash collections of any type other than in the Ordinary Course of Business;

          (m)  amend, modify, elect not to renew or terminate any Material Contract or enter into any Contract that if entered into prior to the date hereof would have been a Material Contract;

          (n)   amend, modify or make any changes in the Company's or any of its Subsidiaries' standardized or other sales terms and conditions, except in the Ordinary Course of Business;

          (o)   (i) incur, create or assume Indebtedness or amend, modify or make any changes to the terms of any Indebtedness, whether individually or in the aggregate (it being understood that the Company or any of its Subsidiaries may satisfy any outstanding Indebtedness prior to Closing); (ii) guarantee any such Indebtedness or obligation of another Person; or (iii) issue or sell any debt securities or rights to acquire any debt securities of the Company or any of its Subsidiaries;

          (p)   settle or compromise any pending or threatened Legal Proceeding or any claim, except for settlements or compromises in an amount less than $10,000, whether individually or in the aggregate (and with respect to any demand for fair value under the MBCA, subject to the limitations set forth in Section 4.14), for which the Company its Subsidiaries receives a full release;

          (q)   amend, modify, terminate or make any changes to coverage levels of any insurance policy set forth in Section 2.18 of the Disclosure Letter;

          (r)   sell, modify, amend, license (other than non-exclusive licenses granted to customers in the Ordinary Course of Business pursuant to sales of Products not otherwise restricted by this Section 4.3) or otherwise transfer any rights under or to the Owned Intellectual Property, or terminate, default or otherwise fail to maintain any license to any material Licensed Intellectual Property;

          (s)   enter into any commitment or transaction which would constitute a breach of the representations, warranties or agreements contained in this Agreement, or take any action or fail to take an action or, to the extent within the Company's control, permit to occur any event that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; or

          (t)    agree or commit, whether in writing or otherwise, to do any of the foregoing.

        4.4    Publicity.     Promptly following the execution of this Agreement, each of Parent and the Company may issue a press release, in each case, in a form mutually agreed to by Parent and the Company announcing the execution of this Agreement and the transactions contemplated by this Agreement. Thereafter, the Company hereby agrees to (a) consult promptly with Parent prior to issuing any press release or otherwise making any public statement with respect to the Merger and the transactions contemplated by this Agreement and (b) provide to Parent for review a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to such consultation and review by Parent, unless required by applicable Law or rules and regulations of any securities exchange, in which case the Company shall use its commercially reasonable efforts to allow Parent reasonable time to comment on such release or announcement in advance of such issuance.

        4.5    Employee Covenants.

          (a)   During the period commencing at the Closing and ending on the first anniversary of the Closing Date (the "Continuation Period"), Parent shall or shall cause the Surviving Corporation to provide each employee of the Company or any of its Subsidiaries whose principal place of employment is located in the United States and who remains employed immediately after the Closing (each such employee, a "Continuing Employee"), subject to his or her continued employment, with a base salary or hourly wage rate, as applicable, that is no less than the base salary or hourly wage rate provided by the Company or any of its Subsidiaries immediately prior to the Closing. During the Continuation Period, Parent shall or shall cause the Surviving Corporation to provide the Continuing Employees with retirement and welfare benefits that are substantially similar to those provided to similarly situated employees of Parent or its Subsidiaries.

          (b)   With respect to any employee benefit plan maintained by Parent or its Subsidiaries including the Surviving Corporation (collectively, "Parent Benefit Plans") in which any Continuing Employees will participate following the Closing, Parent shall, or shall cause the applicable Subsidiary to, recognize all service of the Continuing Employees with the Company or any of its Subsidiaries, as the case may be as if such service were with Parent, for vesting and eligibility purposes (but not benefit accruals) in any Parent Benefit Plan in which such Continuing Employees may be eligible to participate after the Closing; provided, however, such service shall not be recognized to the extent that (i) such recognition would result in a duplication of benefits or (ii) such service was not recognized under the corresponding Employee Plan.

          (c)   In addition, and without limiting the generality of the foregoing, for purposes of each Parent Benefit Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, Parent shall use commercially reasonable efforts to cause each third-party insurer to (i) waive all pre-existing condition exclusions and actively-at-work requirements of such Parent Benefit Plan for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable Employee Plan in which such employee participated immediately prior to the Closing; and (ii) cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Employee Plan ending on the date such employee's participation in the corresponding Parent Benefit Plan begins to be taken into account under such Parent Benefit Plan for purposes of satisfying all deductible and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Parent Benefit Plan.

          (d)   Parent assents to the fulfillment by the Company of the Company's obligations under the letter agreements set forth in Section 4.5 of the Disclosure Letter, as amended in accordance with Section 4.5 of the Disclosure Letter.

          (e)   This Section 4.5 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 4.5, express or implied, shall confer upon any other Person, including Continuing Employees, any rights or remedies of any nature whatsoever under or by reason of this Section 4.5. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement. The parties hereto acknowledge and agree that the terms set forth in this Section 4.5 shall not create any right in any employee or any other Person to any continued employment with the Company, any of its Subsidiaries, the Surviving Corporation, Parent or any of their respective Affiliates or compensation or benefits of any nature or kind whatsoever.

        4.6    Notification of Certain Matters.     During the Pre-Closing Period, the Company shall give notice to Parent, and Parent shall give notice to the Company, as promptly as reasonably practicable, upon becoming aware of (a) any fact, change, condition, circumstance, event, occurrence or non-occurrence that has caused, or is reasonably likely to cause, any representation or warranty in this Agreement made by the Company, Parent or MergerSub, as the case may be, to be untrue or inaccurate in any respect, such that the conditions set forth in Section 5.1(a) or Section 5.2(a), as applicable, would not be satisfied; (b) any failure of the Company, Parent or MergerSub to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, in each case such that the conditions set forth in Section 5.1(b) or Section 5.2(b), as applicable, would not be satisfied; or (c) the institution of or the threat of institution of any Legal Proceeding against it related to this Agreement or the transactions contemplated hereby; provided, however, that the delivery of any notice pursuant to this Section 4.6 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice, or the representations or warranties of, or the conditions to the obligations of, the Parties hereto and thereto.

        4.7    Further Assurances.     During the Pre-Closing Period, the Parties shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement. Subject to appropriate confidentiality protections, during the Pre-Closing Period, each Party shall furnish to the other Parties such necessary information and reasonable assistance as such other Party may reasonably request in connection with the foregoing. Subject to Section 4.1, as promptly as practicable after the date hereof, Parent, MergerSub and the Company (a) shall make all filings and give all notices reasonably required to be made and given by such Party in connection with the Merger and the other transactions contemplated by this Agreement; and (b) shall use commercially reasonable efforts to obtain all third-party consents required in connection with the Merger.

        4.8    Payoff of Company Indebtedness.     In the event that the Company or any of its Subsidiaries has Indebtedness outstanding as of the Closing, the Company will deliver to Parent, not later than three (3) Business Days prior to the Closing Date, payoff letters (the "Payoff Letters") from each of the Company Creditors, which letters shall specify (a) the aggregate amount required to be paid in order to repay in full the Company Indebtedness related to such Payoff Letter (including any and all accrued but unpaid interest and prepayment penalty obligations due upon repayment); (b) payment instructions on the projected Closing Date, as well as the per diem amount to be added thereto in the event that the actual Closing Date is a date subsequent to the projected Closing Date; and (c) wire instructions of the Company's accounts to make such payoff from the Company's accounts. Each such Payoff Letter shall include customary undertakings to release in full, upon payment of the amounts set forth in such Payoff Letters, all Liens securing the Company Indebtedness related to such Payoff Letter and to promptly prepare and file with the appropriate Governmental Body such instruments as may be required to effect or evidence such release or shall include authorization for the Company or another party designated by the Company to prepare and file any such instruments.

        4.9    Shareholder Approval; Preparation of Proxy Statement.

          (a)   The Company Board has declared this Agreement, the Company Documents and the Merger and other transactions contemplated hereby and thereby, advisable and adopted a resolution recommending adoption and approval of this Agreement, the Company Documents, the Merger and the other transactions contemplated hereby and thereby by the Shareholders (the "Board Recommendation").

          (b)   The Company, acting through the Company Board, shall, in accordance with applicable Law and the Articles of Incorporation and Bylaws, duly call, give notice of, convene and hold a special meeting of its Shareholders (the "Company Shareholder Meeting") as promptly as reasonably practicable following the clearance by the SEC of the Proxy Statement (or, if the staff of the SEC has not informed the Company that it intends to review the Proxy Statement, duly call and give notice of the Company Shareholder Meeting no later than the first date following the tenth (10th) calendar day following the filing of the preliminary Proxy Statement) for the purpose of considering and voting upon the approval and adoption of this Agreement, the Merger and such other matters as may be necessary to effectuate the Transactions. The Company shall deliver: (i) the Proxy Statement; (ii) any other notice and information statement that may be required to be given to the Shareholders pursuant to the MBCA, the Articles of Incorporation and the Bylaws, in connection with the Merger, including, to the extent applicable, adequate notice of the Merger; and (iii) a statement in accordance with the MBCA regarding dissenters' rights, together with a copy of this Agreement, to allow the Shareholders to validly waive or assert any dissenters' rights and information concerning dissenters' rights under the MBCA, to all Shareholders entitled to receive such documents under the MBCA. Each of the documents to be mailed or delivered pursuant to clauses (ii) and (iii) of this Section 4.9(b) and which are not attached as Exhibits to this Agreement shall be provided to Parent at least five (5) Business Days prior to mailing or delivery for Parent's review and approval. Subject to Section 4.11(c) and Section 6.1(g), the

  Company Board shall (A) recommend to the Shareholders the approval and adoption of this Agreement and the Merger, (B) include in the Proxy Statement such recommendation of the Company Board that the Shareholders vote in favor of the approval and adoption of this Agreement, (C) use all reasonable best efforts to solicit such approval from the Shareholders and (D) not withdraw or modify such Board Recommendation. The Proxy Statement shall include a copy of the Fairness Opinion and (subject to Section 4.11(c) hereof) the Board Recommendation. Unless this Agreement is validly terminated in accordance with Section 6.1, the Company shall submit this Agreement, the Company Documents and the Merger to its Shareholders at the Company Shareholder Meeting.

          (c)   As promptly as reasonably practicable following the execution of this Agreement, and in connection with the Company Shareholder Meeting, the Company shall (i) prepare and, after prior review and approval by Parent and MergerSub, file with the SEC, use its commercially reasonable efforts to have cleared by the SEC and thereafter mail to the Shareholders as promptly as reasonably practicable, the Proxy Statement and all other proxy materials required in connection with such meeting, (ii) notify Parent and MergerSub of the receipt of any comments from the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent and MergerSub copies of all correspondence between the Company or any Representative of the Company and the SEC, (iii) give Parent and MergerSub and their counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, (iv) subject to Section 4.11(c), use commercially reasonable efforts to obtain the necessary approvals by the Shareholders of this Agreement and the Merger and (v) otherwise use its commercially reasonable efforts to comply with all legal requirements applicable to the Company Shareholder Meeting. If at any time prior to the Effective Time any information should be discovered by any Party hereto which should be set forth in a supplement or amendment to the Proxy Statement in order to ensure that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and disseminated by the Company to the Shareholders.

          (d)   Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Shareholder Meeting (i) if, on the basis of advice of outside counsel, it is necessary to do so in order to ensure that any information discovered by any Party hereto that should be set forth in a supplement or amendment to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, is provided to the Shareholders or (ii) if as of the time for which the Company Shareholder Meeting is originally scheduled there are insufficient shares of Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Company Shareholder Meeting.

        4.10    Company Action.     Prior to the Effective Time, the Company shall take all actions necessary and sufficient in accordance with applicable Law, the Company Incentive Plans and, as applicable, the terms of each Option award agreement, Restricted Stock award or purchase agreement and Restricted Stock Unit award agreement (including delivering all required notices and passing necessary resolutions of the Company Board and any applicable committee thereof), in each case, to give effect to the transactions contemplated by this Agreement (including this Section 4.10). Without limiting the foregoing, the Company shall take all actions necessary to ensure that the Company will not, at the Effective Time, be bound by any options, stock appreciation rights, restricted stock rights, restricted stock units, phantom equity awards, warrants or other rights or agreements which would entitle any Person, other than Parent and its Subsidiaries, to own any equity interest in the Surviving Corporation or to receive any payment in respect thereof. The Company shall take all actions necessary and sufficient to terminate all of its Company Incentive Plans, such termination to be effective at the Effective Time. Upon Parent's written request, made at least one (1) Business Day prior to the Closing Date, the Company shall terminate the Company's 401(k) Savings & Retirement Plan no later than the day immediately prior to the Closing Date. If Parent requests that the Company's 401(k) Savings & Retirement Plan be terminated, the Company Board shall adopt resolutions terminating the 401(k) Savings & Retirement Plan, such resolutions to be subject to review and approval by Parent's counsel

        4.11    No Solicitation or Negotiation.

          (a)   The Company acknowledges that neither it, nor any of its Company Representatives, are engaged in any discussions or negotiations with any Person with respect to an Acquisition Proposal and confirms that it has complied with, and is in current compliance with, its Standstill Obligations (as defined in that certain Indication of Interest, dated June 27, 2013, between Parent and the Company). The Company shall not, and shall not authorize or permit its Company Representatives to, directly or indirectly, from the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with the terms of Article VI: (i) solicit, initiate, facilitate or encourage an Acquisition Proposal; or (ii) (A) furnish or disclose to any Person non-public information with respect to an Acquisition Proposal; (B) negotiate or engage in discussions with any Person with respect to an Acquisition Proposal; or (C) enter into or amend or grant any waiver or release under any Contract (whether or not binding) or agreement in principle with respect to an Acquisition Proposal.

          (b)   The Company Board shall not: (i) withdraw, amend, or modify, or propose to withdraw, modify, or qualify in a manner adverse to Parent or MergerSub, its Board Recommendation; (ii) approve, recommend, or fail to recommend against, or propose to approve or recommend, any Acquisition Proposal; (iii) make any statement inconsistent with its recommendation that the Shareholders approve and adopt this Agreement and the Merger; (iv) fail to include its Board Recommendation to the Shareholders in the Proxy Statement; or (v) enter into any Contract (whether or not binding) or agreement in principle with respect to any Acquisition Proposal (any of the foregoing listed in (i), (ii), (iii) or (iv), an "Adverse Recommendation" and (v), an "Adverse Acquisition Agreement").

          (c)   Notwithstanding Sections 4.11(a) and 4.11(b), prior to the receipt of the Required Approval, the Company Board, directly or indirectly through any Representative, may, but subject to Sections 4.11(d) and 4.11(e): (i) participate in negotiations or discussions with any third-party that has made (and not withdrawn) a bona fide, unsolicited Acquisition Proposal in writing that did not result from violation of this Section 4.11 that the Company Board believes in good faith, after consultation with outside legal counsel and the Company's financial advisor, constitutes a Superior Proposal; (ii) thereafter furnish to such third party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement containing terms no less favorable to the Company, in the aggregate, than those set forth in the Confidentiality Agreement, including the standstill obligations set forth in Section 8 of the Confidentiality Agreement, except that each agreement will permit the sharing of information by the Company to Parent as contemplated by this Agreement (a copy of such confidentiality agreement shall be promptly (in all events within twenty-four (24) hours and such standstill obligations will apply despite the entry into this Agreement) provided to Parent); (iii) following receipt of and on account of a Superior Proposal, make an Adverse Recommendation and enter into an Adverse Acquisition Agreement; (iv) take any action that any court of competent jurisdiction orders the Company or any of its Subsidiaries to take (which order remains unstayed); and/or (v) upon the occurrence of an Intervening Event, make an Adverse Recommendation, but in each case referred to in the foregoing clauses (i) through (v), only if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to cause the Company Board to be in breach of its fiduciary duties under applicable Law. Nothing contained herein shall prevent the Company Board from disclosing to the Shareholders an Adverse Recommendation with regard to an Acquisition Proposal, if the Company determines, after consultation with outside legal counsel, that failure to disclose such position would constitute a violation of applicable Law.

          (d)   The Company Board shall not take any of the actions referred to in clauses (i) through (v) of Section 4.11(c) unless the Company complies with the provisions of this Section 4.11(d). The Company shall notify Parent promptly (but in no event later than twenty-four (24) hours) after the receipt by the Company (or any Company Representative) of any Acquisition Proposal, any inquiry that would reasonably be expected to lead to an Acquisition Proposal, any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any third-party or the determination of an Intervening Event. In such notice, the Company shall: (i) identify the third-party making any Acquisition Proposal and (ii) provide a summary of the material terms and conditions of any Acquisition Proposal, indication or request or the material details of any Intervening Event (including specifying the estimated dollar value or range of estimated dollar values attributed to such Intervening Event). The Company shall keep Parent fully informed, on a current basis, of the status and material terms of any such Acquisition Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof. The Company shall provide Parent with at least one (1) Business Day prior notice of any meeting of the Company Board (or such lesser notice as is provided to the members of the Company Board) at which the Company Board is reasonably expected to consider any Acquisition Proposal or, in the case of an Intervening Event, that causes the Company Board to adopt an Adverse Recommendation. The Company shall promptly provide Parent with a list of any non-public information concerning the Business and the Company's present or future performance, financial condition or results of operations, provided to any third-party, and, to the extent such information has not been previously provided to Parent, copies of such information.

          (e)   Notwithstanding Section 4.11(b), at any time prior to the receipt of the Required Approval, the Company Board may make an Adverse Recommendation in response to a Superior Proposal or Intervening Event, if: (i) the Company promptly notifies Parent, in writing, at least four (4) Business Days (the "Fiduciary Out Notice Period") before making an Adverse Recommendation, of its intention to take such action with respect to a Superior Proposal or Intervening Event, which notice (in the case of a Superior Proposal) shall state expressly that the Company has received an Acquisition Proposal that the Company Board intends to declare a Superior Proposal and that the Company Board intends to make an Adverse Recommendation; (ii) in the case of a Superior Proposal, the Company attaches to such notice the most current version of the proposed agreement with respect to (which version shall be updated on a prompt basis), and the identity of the third-party making, such Superior Proposal; (iii) the Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and its Subsidiaries' Representatives to, during the Fiduciary Out Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal or such Intervening Event ceases to exist, as the case may be, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Fiduciary Out Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the

  Fiduciary Out Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remains in the Fiduciary Out Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions)); and (iv) the Company Board determines in good faith, after consulting with outside legal counsel and its financial advisor, that (A) in the case of a Superior Proposal, such Acquisition Proposal continues to constitute a Superior Proposal or (B) in the case of an Intervening Event, such Intervening Event continues to constitute an Intervening Event, and in each case of (A) or (B), after taking into account any adjustments made by Parent during the Fiduciary Out Notice Period in the terms and conditions of this Agreement, including pursuant to clause (e)(iii) of this Section 4.11.

          (f)    Nothing contained in this Section 4.11 shall be deemed to prohibit the Company or the Company Board or any committee thereof from (i) complying with its disclosure obligations under applicable Law with regard to an Acquisition Proposal, including talking and disclosing to its Shareholders a position contemplated by Rule 14d-9 or Rule 14e-2 under the Exchange Act or (ii) complying with its disclosure obligations if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure to disclose would reasonably be expected to be inconsistent with its obligations under applicable Law. For avoidance of doubt, nothing set forth in this Section 4.11 shall prohibit the Company or the Company Board from issuing a "stop, look and listen" statement or other communication pending disclosure of its position, as contemplated by Rule 14d-9 or Rule 14e-2 under the Exchange Act.

        4.12    Termination of Affiliate Agreements.     Prior to the Closing, each of the Company and its Subsidiaries shall take all actions necessary and sufficient to cause to be terminated at the Effective Time the Contracts set forth in Section 4.12 of the Disclosure Letter.

        4.13    Directors' and Officers' Liability Indemnification and Insurance.

          (a)   For a period of six (6) years following the Closing Date, pursuant to the provisions of the Articles of Incorporation and Bylaws, the Surviving Corporation will, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless the present and former officers and directors of the Company and its Subsidiaries in respect of acts or omissions occurring while such persons are officers and directors to the same extent as is provided under the Articles of Incorporation and Bylaws as in effect on the date of this Agreement. For a period of six (6) years following the Closing Date, neither Parent nor the Surviving Corporation will amend, repeal or modify such provisions in any manner that would adversely affect in any material respect the rights thereunder of such persons; provided, however, that such indemnification shall be subject to any limitation imposed from time to time under applicable Law.

          (b)   For a period of six (6) years following the Closing Date, Parent shall provide, or cause the Surviving Corporation to provide, directors' and officers' liability insurance coverage, on terms and amounts no less favorable than those of such Company liability insurance policy in effect on the date of this Agreement, for any current or former officers and directors of the Company or any of its Subsidiaries with respect to any actions or omissions by such directors or officers occurring prior to the Effective Time; provided, however, that if such insurance policies are not available at an annual cost not greater than two hundred percent (200%) of the last annual premium paid prior to the date hereof under such policy (the "Insurance Cap"), then Parent shall obtain, or cause the Surviving Corporation to obtain, as much comparable insurance as can reasonably be obtained in Parent's good faith judgment at a cost up to but not exceeding the Insurance Cap. It shall be the right and responsibility of Parent, and thereby its insurance agent or representative, to negotiate and execute the terms and conditions of the aforementioned insurance coverage.

          (c)   The provisions of this Section 4.13 shall survive consummation of the Merger and are expressly intended to benefit each of the present and former officers and directors of the Company (or their respective heirs or representatives) who are entitled to indemnification by the Company or any of its Subsidiaries as of the date of this Agreement.

        4.14    Notice of Dissenting Shares.     The Company shall give Parent prompt written notice upon receipt by the Company at any time before the Effective Time of any notice of intent to demand the fair value of any shares of Common Stock under Section 302A.473 of the MBCA and any withdrawal of any such notice. The Company shall not, except with the prior written consent of Parent, negotiate, make any payment with respect to, or settle or offer to settle, any such demand at any time before the Effective Time, and prior to the Effective Time, Parent and MergerSub shall have the right to direct all negotiations and proceedings with respect to the Dissenting Shares.

        4.15    Termination of Registration.     Each of the Parties hereto agrees to cooperate with the other Party in taking, or causing to be taken, all actions reasonably necessary to terminate the registration of the Common Stock under the Exchange Act and to cause the delisting of the Common Stock from Nasdaq; provided that such termination and delisting shall not be effective until or after the Effective Time.

        4.16    Shareholder Litigation.     The Company shall promptly advise Parent orally and in writing of any Legal Proceeding brought by any Shareholder against the Company and/or its directors. Each of the Parties hereto shall give the others the reasonable opportunity to participate in the defense of any Shareholder Legal Proceeding against the Company, Parent or MergerSub, as applicable, and their respective directors relating to the Merger or the transactions contemplated under this Agreement. The Company shall not settle any Legal Proceeding currently pending, or commenced after the date of this Agreement, against the Company or any of its directors by any Securityholder relating to this Agreement or the Merger, in each case, without the prior written consent of Parent.

        4.17    Section 16 Matters.     Prior to the Effective Time, the Company shall take all such steps as may be reasonably necessary and permitted to cause the Merger or the transactions contemplated under this Agreement, including any dispositions of Common Stock (including derivative securities with respect to such Common Stock and including the deemed disposition and cancellation of the Options in the Merger) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        4.18    State Takeover Statutes.     If any "fair price," "moratorium," "control share acquisition," "business combination" or other similar anti-takeover Laws in the United States is or may become applicable to the Merger or the transactions contemplated under this Agreement, (a) the Parties shall use commercially reasonable efforts to take such actions as are reasonably necessary so that the Merger or the transactions contemplated under this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and (b) the Company Board shall take all actions necessary to render such statutes inapplicable to the Merger or the transactions contemplated under this Agreement.

        4.19    SEC Reports.     From the date of this Agreement to the Effective Time, the Company shall timely file with the SEC all SEC Reports required to be filed by it under the Exchange Act or the Securities Act. As of its filing date, or if amended after the date of this Agreement, as of the date of the last such amendment, each such SEC Report shall fully comply with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. As of its filing date or, if amended after the date of this Agreement, as of the date of the last such amendment, each such SEC Report filed pursuant to the Exchange Act shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each such SEC

Report that is a registration statement, as amended or supplemented, if applicable, filed after the date of this Agreement pursuant to the Securities Act, as of the date such registration statement or amendment became effective after the date of this Agreement, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made in light of the circumstances under which they were made, not misleading.

ARTICLE V

CONDITIONS TO CLOSING

        5.1    Conditions Precedent to Obligations of Parent and MergerSub.     The obligation of Parent and MergerSub to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions precedent (any or all of which may be waived in writing by Parent in whole or in part to the extent permitted by applicable Law):

          (a)   (i) the representations and warranties of the Company contained in Article II shall be true and correct in all respects (without giving effect to any materiality or Material Adverse Effect qualifications), in each case as of the date hereof and as of the Closing Date (except for such representations and warranties made only as of a specified date, which shall be true and correct as of the specified date); provided, however, that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute a Material Adverse Effect (other than representations and warranties set forth in Section 2.1 (Organization and Good Standing; Investments), Section 2.2 (Authorization of Agreement), Section 2.3 (Conflicts; Consents of Third Parties), Section 2.4 (Capitalization) (except as set forth in clause (ii) below), Section 2.5 (Subsidiaries), Section 2.24 (Financial Advisors) and Section 2.25 (Takeover Laws; Rights Agreement), which shall be true and correct in all respects) and (ii) the representations and warranties set forth in Section 2.4 (Capitalization), which shall be true and correct in all respects, except for insignificant deviations in numerical amounts set forth in the second sentence of Section 2.4(a) and the second sentence of Section 2.4(b);

          (b)   the Company shall have performed and complied in all material respects with all obligations and agreements required in this Agreement and the Company Documents to be performed or complied with by it on or prior to the Closing Date;

          (c)   there shall not have been a Material Adverse Effect since the date of this Agreement;

          (d)   on the Closing Date, (i) not more than ten percent (10%) of the outstanding shares of Common Stock shall be Dissenting Shares; and (ii) Parent shall have received a certificate to such effect, signed by the chief executive officer and the chief financial officer of the Company;

          (e)   there shall be no pending or threatened Legal Proceeding or enforcement action under any Law to which the Company or any of its Subsidiaries is subject, that (i) prevents the performance of this Agreement or the consummation of the transactions contemplated hereby; or (ii) declares unlawful the transactions contemplated by this Agreement or causes such transactions to be rescinded; and

          (f)    the Company shall have delivered to Parent each of the following items:

              (i)  a certificate of the Company substantially in the form attached hereto as Exhibit C, dated as of the Closing Date, stating that the conditions specified in Sections 5.1(a) and 5.1(b) have been satisfied (the "Company Closing Certificate");

             (ii)  a certificate by the Company dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445(b)(3) of the Code, stating that the Company is not and has not been a "United States real property holding corporation" (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and confirmation that the Company will, promptly following the Closing, provide notice of such certification to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h);

            (iii)  documentation in form and substance reasonably satisfactory to Parent, evidencing termination of the Contracts set forth in Section 4.12 of the Disclosure Letter;

            (iv)  written resignations, effective as of the Closing, from each of the persons set forth in Section 5.1(f)(iv) of the Disclosure Letter each in his or her capacity as an officer or a director of the Company or any of its Subsidiaries;

             (v)  documentation in form and substance reasonably satisfactory to Parent, evidencing that no more than 116,314 Restricted Stock Units shall be entitled to RSU Consideration; and

            (vi)  a copy of the Articles of Merger duly executed by the Company.

        5.2    Conditions Precedent to Obligations of the Company.     The obligation of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions precedent:

          (a)   the representations and warranties of Parent and MergerSub contained in Article III shall be true and correct in all material respects (without giving effect to any materiality or material adverse effect qualifications), in each case as of the date hereof and as of the Closing Date (except for such representations and warranties made only as of a specified date, which shall be true and correct as of the specified date);

          (b)   Parent and MergerSub shall have performed and complied in all material respects with all obligations and agreements required by this Agreement and the Parent Documents to be performed or complied with by Parent and MergerSub on or prior to the Closing Date; and

          (c)   Parent or MergerSub shall have delivered a certificate of an officer of Parent substantially in the form attached hereto as Exhibit D, dated as of the Closing Date, stating that the conditions specified in Sections 5.2(a) and 5.2(b) have been satisfied (the "Parent Closing Certificate").

        5.3    Conditions Precedent to All Parties' Obligations.     The obligations of all Parties to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions precedent:

          (a)   any and all waiting periods applicable to the Merger under the HSR Act and/or any other Competition Law set forth in Section 5.3(a) of the Disclosure Letter have expired or been terminated, or approval has been granted by the relevant Governmental Antitrust Entity;

          (b)   no Order issued by any Governmental Body of competent jurisdiction shall be in effect that prevents the consummation of the Merger on the terms contemplated by this Agreement and the other Ancillary Documents, and no applicable Law shall have been enacted or be deemed applicable to the Merger that makes consummation of the Merger illegal;

          (c)   there shall be no pending or threatened Legal Proceeding or enforcement action under any Law by any Governmental Body that (i) prevents the performance of this Agreement or the Ancillary Documents or the consummation of the transactions contemplated hereby or thereby; or (ii) declares unlawful the transactions contemplated by this Agreement or the Ancillary Documents or causes such transactions to be rescinded; and

          (d)   the Required Approval shall have been obtained.

 ARTICLE VI

TERMINATION

        6.1    Termination.     This Agreement may be terminated at any time prior to the Closing only:

          (a)   by mutual written consent of the Company and Parent;

          (b)   by Parent, upon an Adverse Recommendation;

          (c)   by the Company or Parent, if the Company Shareholder Meeting is held by the Company and the Required Approval is not obtained at such time;

          (d)   at the election of the Company or Parent on or after February 19, 2014 ("Termination Date"), if the Closing shall not have occurred by 11:59 pm EST on such date, provided, however, that the terminating Party is not in breach of any of its obligations hereunder that has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date; and provided, further, that the Termination Date may be extended for a period of no more than ninety (90) days by either Parent or the Company upon written notice to the other party if, as of the Termination Date, all conditions to Closing have been satisfied or waived (other than those that are to be satisfied by action taken at Closing) other than the condition set forth in Section 5.3(a);

          (e)   by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 5.1 and 5.3 would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within fifteen (15) days following receipt by the Company of notice of such breach from Parent; or

          (f)    by the Company, if Parent or MergerSub shall have breached or failed to perform any of their respective representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Parent or MergerSub shall have become untrue, in either case such that the conditions set forth in Sections 5.2 and 5.3 would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within fifteen (15) days following receipt by Parent and MergerSub of notice of such breach from the Company; or

          (g)   by the Company, at any time prior to obtaining the Required Approval, if (subject to the Company's compliance with this Agreement, including Section 4.11) the Company Board (or any committee thereof) authorizes the Company to enter into an Adverse Acquisition Agreement concerning a transaction that constitutes a Superior Proposal and the Company enters into such Adverse Acquisition Agreement concurrently with such termination, and as a condition to the effectiveness of such termination, the Company pays the Termination Fee to Parent by wire transfer of immediately available funds.

        6.2    Effect of Termination.     In the event of termination of this Agreement pursuant to Section 6.1, all obligations under this Agreement (other than those provisions set forth in this Article VI and Article VII) shall terminate and shall be of no further force or effect; provided, however, that any Party to this Agreement may seek to recover damages in the event of a termination of this Agreement pursuant to Section 6.1 as result of a willful breach of this Agreement by another Party prior to the termination of this Agreement.

        6.3    Fees and Expenses Following Termination.

          (a)   If this Agreement is terminated pursuant to:

              (i)  Section 6.1(b) or Section 6.1(e), then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a fee in an amount equal to the Termination Fee;

             (ii)  Section 6.1(c), then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days following receipt by the Company of documentation relating to Parent's and MergerSub's fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, an amount equal to all such fees and expenses; provided, however, that the amount payable pursuant to this Section 6.3(a)(ii) shall not exceed $2,000,000; or

            (iii)  Section 6.1(c) or Section 6.1(d) and (A) at or prior to the time of termination of this Agreement an Acquisition Proposal (which, for purposes of this Section 6.3(a)(iii) shall have the meaning set forth in the definition of Acquisition Proposal contained in Annex I, except that all references to "twenty percent (20%) or more" shall be deemed references to "more than fifty percent (50%)") shall have been made; and (B) on or before the twelve (12) month anniversary of the date of termination of this Agreement, the Company enters into a definitive Adverse Acquisition Agreement with any third-party other than Parent or its Affiliates (whether or not with the same party which made the Acquisition Proposal) then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after the date upon which the Company enters into such definitive Adverse Acquisition Agreement, a fee in an amount equal to the Termination Fee, less any amount previously paid to Parent under Section 6.3(a)(ii).

          (b)   The Company acknowledges and hereby agrees that the provisions of Section 6.1(g) and this Section 6.3 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, Parent and MergerSub would not have entered into this Agreement. If the Company shall fail to pay in a timely manner the amounts due pursuant to Section 6.1(g) and this Section 6.3, and, in order to obtain such payment, Parent makes a claim against the Company that results in a judgment against the Company, the Company shall pay to Parent the reasonable costs and expenses of Parent (including its reasonable attorneys' fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 6.3 at the prime lending rate prevailing during such period as published in The Wall Street Journal. Any interest payable hereunder shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a 360-day year. The Parties acknowledge and agree that in no event shall the Company be obligated to pay the Termination Fee on more than one occasion.

ARTICLE VII

MISCELLANEOUS

        7.1    Expenses.     Except as otherwise provided in this Agreement, the Company, its Subsidiaries, Parent and MergerSub shall each bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

        7.2    No Survival.     Subject to Section 6.2, the representations, warranties and agreements made in this Agreement and in any certificate delivered pursuant hereto shall not survive beyond the earlier of the Effective Time or the termination of this Agreement in accordance with Article VI hereof.

Notwithstanding the foregoing, the agreements set forth in Articles I and VII and Section 4.13 shall survive the Effective Time and those set forth in Sections 6.1, 6.2 and 6.3 shall survive termination.

        7.3    Remedies.     The Parties agree that irreparable damage may occur in the event that any term or provision of this Agreement was not performed by any Party in accordance with the terms hereof and that each Party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or specific performance of the terms and provisions hereof, in addition to any other remedies to which such Party is entitled at law or in equity, in each case without the requirement of posting any bond or other type of security. Each Party hereby agrees not to raise any objection or legal or equitable defense to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by another Party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of another Party under this Agreement.

        7.4    Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

          (a)   The Parties hereby irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery, and in the absence of such jurisdiction, the exclusive jurisdiction of Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each Party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b)   Each of the Parties hereby consents to process being served by any Party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 7.9.

          (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY TO THIS AGREEMENT AGREES AND CONSENTS THAT ANY SUCH LEGAL PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EACH PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THE WAIVER OF EACH RESPECTIVE PARTY'S RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER; (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.4(c).

        7.5    Interpretive Matters.     Unless otherwise expressly provided, for purposes of this Agreement and any Annexes, Exhibits and Schedules attached hereto, the following rules of interpretation shall apply:

          (a)   When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day;

          (b)   Any reference in this Agreement to $ shall mean U.S. dollars;

          (c)   The Annexes, Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Annexes, Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Annex, Exhibit or Schedule but not otherwise defined therein shall be defined as set forth in this Agreement;

          (d)   Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa;

          (e)   The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified;

          (f)    The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise expressly requires;

          (g)   The word "including" or any variation thereof means "including, without limitation," and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; and

          (h)   The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

        7.6    Entire Agreement; Amendments and Waivers.     This Agreement (including the Annexes, Schedules and Exhibits hereto), the Confidentiality Agreement and the Ancillary Documents represent the entire understanding and agreement between the Parties with respect to the subject matter herein and therein and can be amended only by a written instrument signed by each of Parent and the Company. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies, equitable or legal.

        7.7    No Third-Party Beneficiaries.     Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than Parent, MergerSub or the Company and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except the former officers and directors of the Company, which shall be express third party beneficiaries for purposes of Section 4.13 hereof.

        7.8    Governing Law.

          (a)   Except as set forth in Section 7.8(b), the mechanics relating to the effectuation of the Merger, this Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution, performance, validity, interpretation, construction and enforcement of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such state, without regard to any choice or conflict of laws provisions or rules (whether of the State of Delaware or otherwise) that would require the application of the Law of any other jurisdiction.

          (b)   All claims or causes of action (whether in contract or in tort) that may challenge the effectiveness of Sections 1.1 and 1.2 of this Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, to the extent required under Minnesota law.

        7.9    Notices.     All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt); (b) when sent by facsimile (with written confirmation of transmission); or (c) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case, at the following addresses and facsimile numbers (or to such other address or facsimile number as a Party may have specified by notice given to the other Party pursuant to this provision):

          If to the Company, to:

Rochester Medical Corporation One Rochester Medical Drive Stewartville, MN 55976-1647
Facsimile:	(507) 533-9725
Attention:	David A. Jonas, Chief Financial Officer

          With a copy (which shall not constitute notice) to (before the Closing):

Dorsey & Whitney LLP 50 South Sixth Street Minneapolis, MN 55402
Facsimile:	(612) 340-7800
Attention:	Christopher J. Bellini, Esq. Shawna Fullerton Anderson, Esq.

          With a copy (which shall not constitute notice) to (after the Closing):

Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153-0119
Facsimile:	(212) 310-8007
Attention:	Michael E. Lubowitz, Esq.

          If to Parent or MergerSub, to:

C. R. Bard, Inc. 730 Central Avenue Murray Hill, NJ 07974
Facsimile:	(908) 277-8025
Attention:	Office of General Counsel

          With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153-0119
Facsimile:	(212) 310-8007
Attention:	Michael E. Lubowitz, Esq.

        7.10    Severability.     If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties.

        7.11    No Third Party Liability.     This Agreement may only be enforced against the Parties. All claims or causes of action that may be based upon, arise out of or relate to this Agreement may be made only against the Persons that are expressly identified as Parties; and no past, present or future director, officer, employee, incorporator, member, partner, Securityholder, Affiliate, agent, attorney or representative of any Party (including any Person negotiating or executing this Agreement on behalf of a Party) shall have any Liability with respect to this Agreement or with respect to any claim or cause of action that may arise out of or relate to this Agreement.

        7.12    Binding Effect; Assignment.     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder by any Party may be made without the prior written consent of the other Parties and any attempted assignment without the required consents shall be void, provided, however, that Parent may assign, or may cause its permitted affiliates to assign, (without any other Party's consent) this Agreement to any entity in accordance with the procedures set forth in the following sentence. Parent, MergerSub or the Surviving Corporation may assign (without any other Party's consent) this Agreement and any or all of their respective rights or obligations hereunder to any Affiliate of Parent, MergerSub, the Surviving Corporation or any Person to which Parent or any its Affiliates proposes to sell all or substantially all of the assets relating to the Business, but no such assignment shall relieve Parent, MergerSub or the Surviving Corporation of any Liability hereunder; provided, however, that in the event of an assignment in connection with a sale of all or substantially all of the assets relating to the Business (including an assignment by operation of Law), such assignment shall relieve Parent, MergerSub and the Surviving Corporation of any respective obligation or Liability hereunder if the assignee agrees to be bound to the terms hereto in writing, including Sections 1.7(d) and 1.8(a) hereof.

        7.13    Counterparts.     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

**REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

PARENT:
C. R. BARD, INC.
By:	/s/ CHRISTOPHER S. HOLLAND
	Name:	Christopher S. Holland
	Title:	Senior Vice President and Chief Financial Officer
MERGERSUB:
STARNORTH ACQUISITION CORP.
By:	/s/ CHRISTOPHER S. HOLLAND
	Name:	Christopher S. Holland
	Title:	Vice President

[Signature Page to the Agreement and Plan of Merger]

COMPANY:
ROCHESTER MEDICAL CORPORATION
By:	/s/ DAVID A. JONAS
	Name:	David A. Jonas
	Title:	CFO

[Signature Page to the Agreement and Plan of Merger]

 ANNEX I

DEFINITIONS

        For purposes of this Agreement, certain terms shall have the meanings specified in this Annex I:

        "Acquisition Proposal" means a proposal, inquiry or offer from, or indication of interest by, any Person (other than Parent and its Subsidiaries, including MergerSub) relating to any (a) direct or indirect acquisition of assets of the Company or any of its Subsidiaries (including any voting equity interests of Subsidiaries) equal to twenty percent (20%) or more of the fair market value of the Company's consolidated assets or to which twenty percent (20%) or more of the Company's net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of twenty percent (20%) or more of the voting equity interests of the Company or any of its Subsidiaries; (c) tender offer or exchange offer that if consummated would result in any Person beneficially owning twenty percent (20%) or more of the voting equity interests of the Company; (d) merger, consolidation, other business combination or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person would own twenty percent (20%) or more of the consolidated assets, net revenues or net income of the Company and its Subsidiaries, taken as a whole; or (e) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Company or any of its Subsidiaries or the declaration or payment of an extraordinary dividend (whether in cash or other property) by the Company or any of its Subsidiaries.

        "Adverse Acquisition Agreement" has the meaning set forth in Section 4.11(b).

        "Adverse Recommendation" has the meaning set forth in Section 4.11(b).

        "Affiliate" means, with respect to any trust, shareholder, equity owner, officer, director, or family member of any Person, and with respect to any other Person, any Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

        "Affiliated Group" means an affiliated group (as defined in Section 1504 of the Code), and any combined, consolidated, unitary or similar group for state, local or foreign Tax purposes.

        "Agreement" has the meaning set forth in the Preamble.

        "Ancillary Documents" means, other than this Agreement, the Company Documents and Parent Documents.

        "Articles of Incorporation" has the meaning set forth in Section 2.2(b).

        "Articles of Merger" has the meaning set forth in Section 1.2.

        "Balance Sheet" means the balance sheet of the Company as of September 30, 2012.

        "Balance Sheet Date" has the meaning set forth in Section 2.7(h).

        "Board Recommendation" has the meaning set forth in Section 4.9(a).

        "Business" means the business of the Company and its Subsidiaries conducted as of the date hereof, including the research, development and sale of the Products.

        "Business Day" means any day of the year other than a Saturday or a Sunday on which national banking institutions in the United States are open to the public for conducting business and are not required or authorized to close.

        "Bylaws" has the meaning set forth in Section 2.2(b).

        "Certificates" has the meaning set forth in Section 1.8(b).

        "Closing" has the meaning set forth in Section 1.12.

        "Closing Date" has the meaning set forth in Section 1.12.

        "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        "Common Stock" means all of the issued and outstanding shares of common stock of the Company, par value $.01 per share.

        "Company" has the meaning set forth in the Preamble.

        "Company Board" means the board of directors of the Company.

        "Company Closing Certificate" has the meaning set forth in Section 5.1(f)(i).

        "Company Creditor" means a lender or creditor or any agent acting on behalf of such lender or creditor with respect to any Indebtedness of the Company or any of its Subsidiaries.

        "Company Disclosure Documents" has the meaning set forth in Section 2.26(a).

        "Company Documents" means this Agreement, the Company Closing Certificate, the Voting Agreements and each other agreement, document, instrument or certificate contemplated by this Agreement executed by the Company at or prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and thereby.

        "Company Incentive Plans" means, collectively, the Rochester Medical Corporation 2010 Stock Incentive Plan, and the Rochester Medical Corporation 2001 Stock Option Plan, each as amended.

        "Company Representatives" means the Company's Subsidiaries, Representatives and agents, including any investment banker, attorney or accountant retained by it.

        "Company Shareholder Meeting" has the meaning set forth in Section 4.9(b).

        "Competition Laws" means the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other federal, state, local or non-United States statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other Laws, each as amended from time-to-time, that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

        "Confidentiality Agreement" has the meaning set forth in Section 4.2.

        "Continuation Period" has the meaning set forth in Section 4.5(a).

        "Continuing Employee" has the meaning set forth in Section 4.5(a).

        "Contract" means any oral or written contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation.

        "Copyrights" has the meaning set forth in the definition of Intellectual Property.

        "Directive" means the European Union Directive, 93/42/EEC (OJ No L 169/1, 12 July 1993), as amended.

        "Disclosure Letter" has the meaning set forth in Article II.

        "Dissenting Shares" has the meaning set forth in Section 1.6(d).

        "DOJ" means the Antitrust Division of the United States Department of Justice.

        "Effective Time" has the meaning set forth in Section 1.2.

        "Employee Plans" means (a) all "employee benefit plans" (as defined in Section 3(3) of ERISA); and (b) all other retirement, pension, supplemental retirement, individual account based savings plans, bonus, employment, individual consulting, incentive compensation, collective bargaining, equity or equity-based compensation, stock purchase, employee stock ownership, employee loan, deferred compensation, change in control, tax gross-up, retention, severance, retiree medical or life insurance, Section 125 flexible benefit, sick leave, vacation pay, salary continuation, hospitalization, welfare benefit, educational or employee assistance and all other employee benefit plans, programs, agreements, policies, arrangements, or practices, whether or not subject to ERISA, oral or written, in each case of (a) and (b), sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has or could have any Liability, contingent or otherwise.

        "Environmental Costs or Liabilities" means, with respect to any Person, all losses (including special, consequential, punitive, treble or exemplary damages, diminution in value and/or lost profits or revenues) and all reasonable fees and expenses of counsel, experts and consultants and costs of investigation and feasibility studies, incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or otherwise, which relates to any environmental, health or safety condition, violation of Environmental Law or a Release or threatened Release of Hazardous Materials from the operations of the Company or at or under any Real Property owned or operated by the Company.

        "Environmental Law" means any Law pertaining to pollution, protection of the environment or natural resources or human health and safety as related to environmental matters.

        "Environmental Permits" has the meaning set forth in Section 2.17(a).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "ERISA Affiliate" means any trade or business, whether or not incorporated, that together with the Company or any of its Subsidiaries is, or has within the past six (6) years been, deemed a "single employer" within the meaning of Section 414 of the Code or Section 4001(b) of ERISA.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exploit" or "Exploitation" means, with respect to any product, invention, Intellectual Property, asset or property, to disclose, manufacture, have manufactured, produce, import, use, operate, research, design, develop, perform animal, clinical or other testing, perform quality assurance testing, commercialize, revise, repair, register, maintain, modify, enhance, upgrade, prepare derivative works, seek regulatory concurrences or approvals, package, label, improve, formulate, export, transport, distribute, promote, market, advertise, sell, have sold, offer for sale or license such product, invention, Intellectual Property, asset or property, or to have another Person do any of the same.

        "Export Control Laws" means all applicable Laws concerning the export or reexport of products, software, services and technology to, and other export and foreign trade control activities involving, foreign countries or foreign persons, and includes the Export Administration Act of 1979, as amended; the Export Administration Regulations; the International Emergency Economic Powers Act; the Arms Export Control Act; International Traffic in Arms Regulations; export and import laws and regulations administered by the Bureau of Alcohol, Tobacco, Firearms and Explosives; the Foreign Trade Regulations; Executive Orders of the President regarding restrictions on trade with designated countries and Persons; regulations and restrictions administered by the United States Office of Foreign Assets

Control; the antiboycott regulations administered by the United States Department of Commerce; the antiboycott provisions administered by the United States Department of the Treasury; and any other export controls and economic sanctions laws and regulations administered by an agency of the U.S. government or, as applicable, non-U.S. governments.

        "Fairness Opinion" has the meaning set forth in Section 2.24(b).

        "FCPA" has the meaning set forth in Section 2.22.

        "FDA" means the United States Food and Drug Administration or any successor regulatory agency in the United States.

        "FDCA" means the United States Federal Food, Drug and Cosmetic Act of 1938, as amended (21 U.S.C. §§ 301 et. seq.) and all regulations promulgated thereunder.

        "Fiduciary Out Notice Period" has the meaning set forth in Section 4.11(e).

        "Financial Advisor" has the meaning set forth in Section 2.24(b).

        "Foreign Plan" has the meaning set forth in Section 2.13(j).

        "FTC" means the United States Federal Trade Commission.

        "GAAP" means generally accepted accounting principles in the United States, as in effect from time-to-time.

        "Governmental Antitrust Entity" means any Governmental Body with regulatory jurisdiction over enforcement of any applicable Competition Law.

        "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

        "Hazardous Material" means any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as "hazardous," "toxic" or "radioactive" or as a "pollutant" or "contaminant" or words of similar meaning or effect, including petroleum and its by-products, asbestos and polychlorinated biphenyls.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Indebtedness" of any Person means, without duplication, and including the current portion thereof: (a) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for money borrowed; and (ii) indebtedness evidenced by notes, debentures, bonds, letters of credit or other similar instruments for the payment of which such Person is responsible or liable (for purposes of clarity, excluding any performance or surety bonds or letters of credit which have not been drawn or presented and which are issued in the Ordinary Course of Business); (b) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current Liabilities arising in the Ordinary Course of Business to the extent included in Net Working Capital (other than the current Liability portion of any indebtedness for borrowed money)); (c) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (d) all obligations of such Person under interest rate or currency obligations swap, hedges or similar arrangements (valued at the termination value thereof); (e) accrued or unpaid employee bonuses; (f) all obligations of the type referred to in clauses (a) through (e) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (g) all obligations of the type referred to in clauses (a) through

(f) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

        "Insurance Cap" has the meaning set forth in Section 4.13(b).

        "Intellectual Property" means all right, title and interest in or relating to intellectual property, whether protected, created or arising under the Laws of the United States or any other jurisdiction, including: (a) all patents and applications therefor, including all continuations, divisionals, and continuations-in-part thereof and patents issuing thereon, along with all reissues, reexaminations and extensions thereof (collectively, "Patents"); (b) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names, trade styles, logos and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof (collectively, "Marks"); (c) all internet domain names; (d) all copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith, along with all reversions, extensions and renewals thereof (collectively, "Copyrights"); (v) trade secrets and know-how; and (vi) all other intellectual property rights.

        "Intellectual Property License" has the meaning set forth in Section 2.11(a).

        "Intervening Event" means, in the absence of a Superior Proposal, there are material events or changes in circumstances after the date hereof that were neither known to nor reasonably foreseeable by the Company as of or prior to the date hereof, that are materially more favorable to the recurring financial condition of the Company and its Subsidiaries, taken as a whole, and that do not relate to (a) an Acquisition Proposal, (b) any events or changes in circumstances relating to Parent or Merger Sub (or any of their respective Affiliates), (c) clearance of the Merger under the HSR Act or any other applicable antitrust Laws, (d) the fact, in each case in and of itself, that the Company meets or exceeds any internal or published projections, forecasts or estimates of its revenue, earnings or other financial performance or results of operations for any period ending on or after the date hereof, or changes after the date of this Agreement in the market price or trading volume of the Common Stock or any credit rating of the Company or (e) developments or changes in the industries to which the Company and its Subsidiaries operate.

        "IRS" means the United States Internal Revenue Service.

        "Knowledge" means with respect to the Company, the actual knowledge, after due inquiry, of the Company's officers and their direct reports.

        "Law" means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation, Order or other legal requirement of any Governmental Body.

        "Legal Proceeding" means any judicial, administrative, arbitral or other actions, suits, mediation, investigation, inquiry, audits, proceedings or claims (including counterclaims), whether public or private, by or before a Governmental Body.

        "Liability" means any debt, loss, damage, adverse claim, fine, penalty, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto, including all fees and expenses of legal counsel, experts, engineers and consultants, and costs of investigation.

        "Licensed Intellectual Property" means all Intellectual Property owned by a third party and licensed or sublicensed to the Company or any of its Subsidiaries.

        "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation with respect to any property or asset of the Company or any of its Subsidiaries.

        "Marks" has the meaning set forth in the definition of Intellectual Property.

        "Material Adverse Effect" means any event, circumstance, change in or effect that, either alone or in combination, is or would reasonably be expected to be materially adverse to: (a) the Business, assets, properties, Liabilities, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries (taken as a whole), other than any such event, circumstance, change in or effect resulting from or arising in connection with: (i) any change in general economic or financial conditions; (ii) any change affecting the industries in which the Company and its Subsidiaries operate; (iii) any hurricane, earthquake or other natural disaster; or (iv) any action taken by the Company or any of its Subsidiaries at the request or with the consent of Parent or MergerSub, that, if taken without the request or the consent of Parent, would have been prohibited by the terms of this Agreement (but only in the case of the foregoing clauses (i), (ii) or (iii), to the extent such change or effect does not disproportionately affect the Company and its Subsidiaries relative to other industry participants); (iv) any change, in and of itself, in the share price or trading volume of the Common Stock, provided that this clause (iv) shall not preclude any fact, circumstance, effect, event, change or occurrence that may have contributed to or caused such changes from being taken into account in determining whether a Material Adverse Effect has occurred; (v) any fact, circumstance, effect, event, change or occurrence resulting from a change after the date of this Agreement in accounting rules or procedures announced with respect to GAAP, or a change after the date of this Agreement in Laws (or the interpretation thereof); (vi) any failure, in and of itself, to meet any internal budgets, plans, projections or forecasts of the Company's revenue, earnings or other financial performance or results of operations, or any published financial forecasts or analyst estimates of the Company's revenue, earnings or other financial performance or results of operations or any change in analyst recommendations, for any period, provided that this clause (vi) shall not preclude any fact, circumstance, effect, event, change or occurrence that may have contributed to or caused such failures from being taken into account in determining whether a Material Adverse Effect has occurred; (vii) any fact, circumstance, effect, event, change or occurrence attributable to the execution, performance or announcement of this Agreement; or (b) the ability of the Company to perform its obligations under this Agreement or the Company Documents. For the avoidance of doubt, the terms "material," "materially" and "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Material Adverse Effect.

        "Material Contract" has the meaning set forth in Section 2.12(a).

        "Material Service Provider" means a Service Provider whose salary or other compensation is more than $100,000 per year.

        "MBCA" has the meaning set forth in the Recitals.

        "MDRs" means reports of adverse events and malfunctions related to medical devices required to be filed by medical device manufacturers or user facilities pursuant to any applicable Law, including medical device reports under 21 C.F.R. Part 803, the Directive and medical device vigilance reports.

        "Merger" has the meaning set forth in Section 1.1.

        "Merger Consideration" has the meaning set forth in Section 1.6(a).

        "MergerSub" has the meaning set forth in the Preamble.

        "Nasdaq" has the meaning set forth in Section 2.3(a)(iv).

        "Non-Material Divestiture" has the meaning set forth in Section 4.1(c).

        "Notified Body" means the certification organization designated by the relevant member state of the European Union, authorized to conduct conformity assessments in accordance with the procedures listed in the Directive.

        "Option" means any option to acquire shares of Common Stock, including any option granted pursuant to any of the Company Incentive Plans.

        "Option Consideration" has the meaning set forth in Section 1.7(a).

        "Option Fund" has the meaning set forth in Section 1.7(d)(i).

        "Order" means any order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

        "Ordinary Course of Business" means the ordinary and usual course of day-to-day operations of the Business of the Company and its Subsidiaries through the date of this Agreement consistent with past practice.

        "Owned Intellectual Property" means all Intellectual Property owned by the Company or any of its Subsidiaries.

        "Parent" has the meaning set forth in the Preamble.

        "Parent Benefit Plans" has the meaning set forth in Section 4.5(b).

        "Parent Closing Certificate" has the meaning set forth in Section 5.2(c).

        "Parent Documents" means this Agreement, the Parent Closing Certificate and each other agreement, document, instrument or certificate contemplated by this Agreement executed by Parent or MergerSub in connection with the consummation of the transactions contemplated hereby and thereby.

        "Party" has the meaning set forth in the Preamble.

        "Patents" has the meaning set forth in the definition of Intellectual Property.

        "Paying Agent" has the meaning set forth in Section 1.8(a).

        "Payment Fund" has the meaning set forth in Section 1.8(a).

        "Payoff Letters" has the meaning set forth in Section 4.8.

        "Permit" means any clearance, exemption, approval, authorization, consent, license, permit, registration, listing or certificate of a Governmental Body, including the Regulatory Applications.

        "Permitted Exceptions" means: (a) all defects, exceptions, restrictions, easements, rights of way and encumbrances which are disclosed in policies of title insurance and recent surveys that have been delivered to Parent and MergerSub prior to the date hereof and do not materially interfere with the present use of such asset forth purpose for which such asset is currently used or proposed to be sue in connection with the Business; (b) Liens for current Taxes, assessments or other governmental charges not yet due or delinquent or the amount or validity of which is being diligently contested in good faith by appropriate proceedings, provided, that with respect to contested amounts, an appropriate reserve, as applicable, has been established therefor in the Company's financial statements included in the SEC Reports in accordance with GAAP; (c) mechanics', carriers', workers', and repairers' Liens arising or incurred in the Ordinary Course of Business that are not material to the business, operations and financial condition of the real property so encumbered and that are not resulting from a breach, default or violation by the Company of any Contract or Law; and (d) purchase money Liens and Liens securing rental payments under capital lease arrangements. For the avoidance of doubt, Permitted

Exceptions does not include Liens imposed pursuant to Laws that could impede the transfer of real property or materially affect the use of such land.

        "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

        "Pre-Closing Period" has the meaning set forth in Section 4.2.

        "Products" means all products that are owned by, used by, marketed or sold by, held for use by or licensed to (or otherwise available to) the Company or any of its Subsidiaries, as of the Effective Date, and any and all line extensions, modifications, improvements, additions, successors thereto and replacements therefor (each individually, a "Product").

        "Proxy Statement" has the meaning set forth in Section 2.26(a).

        "Real Property" means any land, buildings, structures, easements or other rights and interests appurtenant thereto, including air, oil, gas, mineral and water rights.

        "Real Property Leases" means all real property and interests in real property, currently used, occupied or held for use by the Company or any of its Subsidiaries in connection with the operation of the Business (each individually, a "Real Property Lease").

        "Regulated Product" means any Product or Product component, the development, testing, manufacturing, packaging, labeling, marketing, distribution, commercialization, sale or human use (including human research, investigation or clinical use) of which is regulated by FDA or any other Governmental Body, including any medical device, as such term is defined in 21 U.S.C. § 321(h) (Section 201(h) of the FDCA) or Article 1.2 of the Directive.

        "Regulatory Applications" means all investigational device applications, 510(k) pre-market notifications, pre-market approval applications, supplemental pre-market approval applications, Notified Body dossiers, master files, and any other permits, approvals, registrations, licenses, grants, authorizations, exemptions, orders, certifications, conformity assessments, declarations or consents relevant to any Regulated Product or required under the FDCA and any other applicable Law (including all CE marks and any applications or assessments to obtain marking authorization outside of the United States), whether pending or approved or cleared by a relevant Governmental Body, including all supplements or amendments thereto and all information submitted with or incorporated by reference therein.

        "Related Person" means any (a) officer, director or employee of the Company or any of its Subsidiaries; or (b) Securityholder of the Company beneficially owning greater than five percent (5%) of the outstanding shares of Common Stock (each individually, a "Related Person").

        "Release" means any release, spill, emission, leaking, pumping, poring, injection, deposit, dumping, emptying, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property.

        "Representatives" means officers, directors, employees, partners, agents, attorneys, accountants, advisors and representatives.

        "Required Approval" has the meaning set forth in Section 2.2(b).

        "Restricted Stock" means any share of restricted Common Stock, including any shares of restricted Common Stock granted pursuant to any of the Company Incentive Plans.

        "Restricted Stock Consideration" has the meaning set forth in Section 1.7(b).

        "Restricted Stock Fund" has the meaning set forth in Section 1.7(d)(ii).

        "Restricted Stock Unit" means any restricted stock unit to acquire shares of Common Stock, including any restricted stock unit granted pursuant to any of the Company Incentive Plans.

        "RSU Consideration" has the meaning set forth in Section 1.7(c).

        "RSU Fund" has the meaning set forth in Section 1.7(d)(iii).

        "Sarbanes-Oxley Act" means Sarbanes-Oxley Act of 2002, as amended.

        "SEC" means the United States Securities and Exchange Commission.

        "SEC Reports" means all forms, reports, statements, schedules, exhibits and other documents filed by the Company, including forms, reports, statements, schedules, exhibits and other documents required to be filed with the SEC after the date of this Agreement.

        "Section 409A" has the meaning set forth in Section 2.13(b).

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securityholders" means the Shareholders and any holder of Options, Restricted Stock or Restricted Stock Units (each individually, a "Securityholder").

        "Service Provider" means any current and former employee, individual, consultant, independent contractor, officer and non-employee director of the Company or any of its Subsidiaries.

        "Shareholders" means the holders of Common Stock.

        "Subsidiary" means, with respect to any Person, any Affiliate controlled by such Person, either directly or indirectly through one or more intermediaries.

        "Superior Proposal" means a bona fide written Acquisition Proposal that the Company Board determines in good faith (after consultation with outside legal counsel and its financial advisor, if applicable) is more favorable from a financial point of view to the Shareholders than the transactions contemplated by this Agreement, taking into account: (a) all financial considerations; (b) the identity of the third-party making such Acquisition Proposal; (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Acquisition Proposal; (d) the other terms and conditions of such Acquisition Proposal and the implications thereof on the Company; and (e) any revisions to the terms of this Agreement and the Merger proposed by Parent during the Fiduciary Out Notice Period set forth in Section 4.11(e).

        "Surviving Corporation" has the meaning set forth in Section 1.1.

        "Tax Claim" means any Legal Proceeding with respect to Taxes of the Company.

        "Taxes" means (a) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, escheat, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever; (b) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (a); and (c) all Liabilities in respect of any items described in clauses (a) or (b) payable by reason of Contract, assumption, transferee or successor Liability, operation of Law, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law), the merger of any Person with or liquidation or conversion of any Person into the Company or any of its Subsidiaries or otherwise.

        "Tax Return" means any return, report or statement filed or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated, unitary or similar returns for any group of entities that includes the Company, its Subsidiaries or any of its Affiliates.

        "Taxing Authority" means the IRS and any other Governmental Body responsible for the administration or collection of any Tax.

        "Termination Date" has the meaning set forth in Section 6.1(d).

        "Termination Fee" means, an amount equal to $7,868,941.

        "Title IV Plan" means any "employee pension benefit plan", as defined in Section 3(2) of ERISA, subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA).

        "Uncertificated Shares" has the meaning set forth in Section 1.8(b).

        "VATA" has the meaning set forth in Section 2.9(k).

        "Voting Agreements" has the meaning set forth in the Recitals.

        "WARN" means the federal Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. § 2101 et seq. (1988) and any similar state or local "mass layoff" or "plant closing" laws.

 EXHIBIT A

VOTING AND SUPPORT AGREEMENT

        This VOTING AND SUPPORT AGREEMENT (this "Agreement") dated as of September 3, 2013, is entered into among C. R. Bard, Inc., a New Jersey corporation ("Parent"), and the shareholders of Rochester Medical Corporation, a Minnesota corporation (the "Company"), identified on Schedule A hereto (each, a "Shareholder" and, collectively, the "Shareholders").

        WHEREAS, each Shareholder owns the number of shares of Common Stock set forth opposite his or her name on Schedule A hereto (such Common Stock held by each Shareholder together with any other shares of Common Stock of the Company acquired by each Shareholder after the date hereof and during the term of this Agreement being collectively referred to herein as the "Subject Shares"); and

        WHEREAS, each Shareholder owns the number of Options, Restricted Stock, Restricted Stock Units and other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, or exercisable for or convertible into Common Stock or other equity securities set forth opposite his or her name on Schedule B hereto (such Options, Restricted Stock, Restricted Stock Units and other securities held by each Shareholder together with any other Options, Restricted Stock, Restricted Stock Units or other securities of the Company acquired by each Shareholder after the date hereof and during the term of this Agreement being collectively referred to herein as the "Other Shares", and together with the Subject Shares, the "Company Shares"); and

        WHEREAS, concurrently with or following the execution of this Agreement, Parent, Starnorth Acquisition Corp., a Minnesota corporation ("Merger Sub") and the Company will enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), pursuant to which MergerSub will merge with and into the Company;

        WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Shareholders execute and deliver this Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

        SECTION 1.    Defined Terms.    Capitalized terms used herein but not otherwise defined herein have the meanings assigned to such terms in the Merger Agreement.

        SECTION 2.    Representations and Warranties of each Shareholder.    Each Shareholder hereby represents and warrants to Parent as follows:

          (a)    Authority; Execution and Delivery; Enforceability.

              (i)  Such Shareholder has all requisite power, authority and legal capacity to enter into, execute and deliver this Agreement and to perform the obligations and consummate the transactions contemplated hereby. The execution and delivery by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder. Such Shareholder has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, and other similar Laws affecting the rights and remedies of creditors generally and general principles of equity.

             (ii)  The execution and delivery by such Shareholder of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any breach of, require the consent, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of such Shareholder under, any provision of any contract or agreement to which such Shareholder is a party or by which any properties or assets of such Shareholder are bound or any provision of any Order or Law applicable to such Shareholder or the properties or assets of such Shareholder.

            (iii)  No consent or approval of, or registration, declaration or filing with, any Governmental Body or other Person is required to be obtained or made by or with respect to such Shareholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. No consent of such Shareholder's spouse is necessary under any "community property" or other Laws in order for such Shareholder to execute, deliver and perform under this Agreement or to consummate the transactions contemplated hereby.

          (b)    Company Shares.

              (i)  Such Shareholder is the record and beneficial owner of and has good and marketable title to the Company Shares, free and clear of all Liens and any other material limitation or restriction (including any restriction on the right to vote or otherwise transfer of the Subject Shares) other than pursuant to this Agreement and the Merger Agreement. Such Shareholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Company Shares. Such Shareholder has the sole right to dispose of the Company Shares, and none of such Shareholder's Company Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement.

             (ii)  Such Shareholder has the sole right to vote the Subject Shares, and none of such Shareholder's Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares.

          (c)    Acquisition Proposals.     Such Shareholder is not currently engaged in any discussions or negotiations with any Person (other than Parent and Merger Sub) regarding any Acquisition Proposal.

        SECTION 3.    Representations and Warranties of Parent.     Parent hereby represents and warrants to the Shareholders as follows: Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent. Parent has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. The execution and delivery by Parent of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent under, any provision of any contract or agreement to which Parent is a party or by which any properties or assets of Parent are bound or any provision of any Order or Law applicable to Parent or the properties or assets of Parent. Except as set forth in the Merger Agreement and as required under the Exchange Act, no consent or approval of, or registration, declaration or filing with, any Governmental Body is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

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        SECTION 4.    Covenants of the Shareholders.     Each Shareholder covenants and agrees as follows:

          (a)   Prior to the Expiration Date, at any Company Shareholder Meeting, and at any adjournment or postponement thereof, called to seek the Required Approval or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger Agreement, the Company Documents, the Merger or any other transaction contemplated thereby is sought, such Shareholder shall, including by executing a written consent solicitation if requested by Parent, vote (or cause to be voted), in person or by proxy, the Subject Shares in favor of (i) granting the Required Approval and (ii) any proposal to adjourn any Company Shareholder Meeting which Parent supports.

          (b)   Prior to the Expiration Date, at every meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which such Shareholder's vote, consent or other approval (including by written consent) is sought, such Shareholder shall vote (or cause to be voted) the Subject Shares against (i) any Adverse Acquisition Agreement or other merger agreement or merger (other than the Merger Agreement and the Merger), share exchange, consolidation, combination, dual listed structure, sale of substantial assets, issuance of securities, reorganization, recapitalization, dissolution, liquidation, winding up or other extraordinary transaction of or by the Company, (ii) any Acquisition Proposal or Superior Proposal and (iii) any amendment of the Company's Articles of Incorporation or the Bylaws or other action, proposal or transaction involving the Company or any of its Subsidiaries, which amendment or other action, proposal or transaction would reasonably be expected to impede, interfere with, delay, frustrate, prevent or nullify any provision of the Merger Agreement, the Ancillary Documents or any other agreement contemplated by the Merger Agreement, the Merger or any other transaction contemplated thereby, inhibit the timely consummation of the transactions contemplated thereby or change in any manner the voting rights of any class of capital stock of the Company. Such Shareholder shall not commit or agree to take any action inconsistent with the foregoing.

          (c)   Such Shareholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by Parent, and each of them individually, as such Shareholder's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Shareholder, to vote the Subject Shares, or grant a consent or approval in respect of the Subject Shares in a manner consistent with this Section 4. Such Shareholder understands and acknowledges that Parent is entering into the Merger Agreement and the applicable Ancillary Documents in reliance upon such Shareholders' execution and delivery of this Agreement. Such Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4(c) is given in consideration of the execution of the Merger Agreement by Parent and Merger Sub, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Such Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of all applicable Law, including Section 302A.449 of the Minnesota Business Corporations Act (the "MBCA"). The irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement. With respect to the proxy granted hereunder by such Shareholder, Parent agrees not to exercise this proxy if such Shareholder complies with his or her obligations in this Agreement. Such Shareholder shall take all further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

          (d)   Prior to the Expiration Date, such Shareholder shall not (i) directly or indirectly offer, sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option, agreement, understanding or other arrangement (including any profit sharing arrangement) with respect to a Transfer of, any of such

3

  Shareholder's Company Shares, or any interest therein, to any Person, (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of such Shareholder's Subject Shares or (iii) commit or agree to take any of the foregoing actions.

          (e)   Such Shareholder shall not engage, nor shall it authorize or permit any investment banker, attorney, accountant or other representative or agent (collectively, the "Shareholder Representatives") of such Shareholder to engage, directly or indirectly, in any activity that would be prohibited pursuant to Section 4.11 of the Merger Agreement. Notwithstanding anything to the contrary in this Agreement, if the Company, in compliance with the provisions of Section 4.11 of the Merger Agreement, has provided information to or entered into discussions or negotiations with, any Person in response to an Acquisition Proposal made by such Person, then such Shareholder and his or her Shareholder Representatives may provide information to and engage in discussions or negotiations with such Person only to the extent the Company and its Subsidiaries and their respective officers and directors and the Company Representatives are permitted to do so pursuant to the terms of Section 4.11 of the Merger Agreement, but only if instructed by the Company Board to provide such information or engage in such discussion or negotiation.

          (f)    Such Shareholder shall not issue any press release or make any other public statement with respect to the Merger Agreement, the Ancillary Documents, the Merger or any other transaction contemplated thereby without the prior consent of Parent.

          (g)   Such Shareholder shall not exercise any dissenters rights available to such Shareholder pursuant to Sections 302A.471 and 302A.473 of the MBCA.

          (h)   Notwithstanding anything in this Agreement to the contrary, each Shareholder shall not be limited or restricted in any way from acting in such Shareholder's fiduciary capacity as a director or officer of the Company, in order for such Shareholder to comply with such Shareholder's fiduciary duties as a director or officer of the Company. In addition, notwithstanding anything in this Agreement to the contrary, each Shareholder shall not be limited or restricted in any way from voting in such Shareholder's sole discretion on any matter other than the matters referred to in Sections 4(a) and (b) hereof. The parties acknowledge that this Agreement shall apply to each such Shareholder solely in such Shareholder's capacity as a shareholder of the Company and that each such Shareholder makes no agreement or understanding herein in his capacity as a director or officer of the Company.

        SECTION 5.    Maximum Shares Subject to Agreement.     Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring any Shareholder, together with each other Shareholder (collectively, the "Supporting Shareholders") to vote their shares of Common Stock subject thereto (the "Supporting Shareholder Shares") representing collectively in the aggregate more than 19.99% of the issued and outstanding shares of Common Stock in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. In the event that the aggregate number of Supporting Shareholder Shares and Subject Shares exceeds 19.99% of the issued and outstanding shares of Common Stock, then each Shareholder agrees to vote, or cause to be voted, a Proportionate Share of his or her Subject Shares in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, such that the aggregate number of Supporting Shareholder Shares and Subject Shares shall equal but not exceed 19.99% of the issued and outstanding shares of Common Stock. The "Proportionate Share" for each Shareholder shall be equal to the product of (i) the number of shares representing 19.99% of the issued and outstanding shares of Common Stock, multiplied by (ii) the quotient of the number of shares of Common Stock held by such Shareholder divided by the aggregate number of shares of Common Stock held by all of the Supporting Shareholders.

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        SECTION 6.    Termination.     This Agreement shall terminate upon the earliest to occur of (i) the mutual consent of the parties hereto, (ii) the Effective Time and (iii) the termination of the Merger Agreement in accordance with its terms (such earliest time, the "Expiration Date").

        SECTION 7.    Additional Matters.

          (a)   Each Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          (b)   All rights, ownership and economic benefits of and relating to the Company Shares shall remain vested in and belong to each Shareholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Shareholder in the voting of any of the Company Shares, except as otherwise provided herein.

        SECTION 8.    General Provisions.

          (a)    Entire Agreement; Amendments.     This Agreement (including the Schedules hereto) represents the entire understanding and agreement between the parties with respect to the subject matter herein and can be amended only by a written instrument signed by each of the parties. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies, equitable or legal.

          (b)    Notice.     All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt); (ii) when sent by facsimile (with written confirmation of transmission); or (iii) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case, to Parent in accordance with Section 7.9 of the Merger Agreement and to each Shareholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

          (c)    Interpretation.     Unless otherwise expressly provided, for purposes of this Agreement and any Schedules attached hereto, the following rules of interpretation shall apply:

              (i)  The Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. Any capitalized terms used in any Schedule but not otherwise defined therein shall be defined as set forth in this Agreement;

             (ii)  Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa;

            (iii)  The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified;

5

            (iv)  The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise expressly requires;

             (v)  The word "including" or any variation thereof means "including, without limitation," and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; and

            (vi)  The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

          (d)    Severability.     If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties.

          (e)    Counterparts.     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall be sufficient to bind the parties to the terms and conditions of this Agreement.

          (f)    No Third-Party Beneficiaries.     Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

          (g)    Governing Law.     This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution, performance, validity, interpretation, construction and enforcement of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such state, without regard to any choice or conflict of laws provisions or rules (whether of the State of Delaware or otherwise) that would require the application of the Law of any other jurisdiction.

          (h)    Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

              (i)  The parties hereby irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery, and in the absence of such jurisdiction, the exclusive jurisdiction of any other federal or state court located within the State of Delaware, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties

6

    agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

             (ii)  Each of the parties hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 8(b).

            (iii)  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY TO THIS AGREEMENT AGREES AND CONSENTS THAT ANY SUCH LEGAL PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EACH PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THE WAIVER OF EACH RESPECTIVE PARTY'S RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER; (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(h)(iii).

          (i)    Binding Effect; Assignment.     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder by any party may be made without the prior written consent of the other party and any attempted assignment without the required consent shall be void, provided, however, that Parent may assign, or may cause its permitted affiliates to assign, (without the other party's consent) this Agreement to any entity in accordance with the procedures set forth in the following sentence. Parent may assign (without the other party's consent) this Agreement and any or all of their respective rights or obligations hereunder (including Parent's rights to seek indemnification hereunder) to any Affiliate of Parent, but no such assignment shall relieve Parent of any Liability hereunder.

          (j)    Remedies.     The parties agree that irreparable damage would occur in the event that any term or provision of this Agreement was not performed by any party in accordance with the terms hereof and that each party shall be entitled to (after obtaining the appropriate court order pursuant to this Section 8(j)) an injunction or injunctions to prevent breaches of this Agreement or specific performance of the terms and provisions hereof, in addition to any other remedies to which such party is entitled at law or in equity, in each case without the requirement of posting any bond or other type of security. Each party hereby agrees not to raise any objection or legal or equitable defense to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by another party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of another party under this Agreement.

[Signature Page Follows]

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        IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

C. R. BARD, INC.
By:
Name:
Title:

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

Anthony J. Conway
David A. Jonas
Darnell L. Boehm
Peter H. Shepard
Richard W. Kramp
Philip J. Conway
Martyn R. Sholtis
Robert M. Anglin
James M. Carper
Sarah L. Grinde

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

 SCHEDULE A

Name and Address of Shareholder*	Number of Common Shares
Anthony J. Conway One Rochester Medical Drive Stewartville, MN 55976-1647	870,159
David A. Jonas One Rochester Medical Drive Stewartville, MN 55976-1647	62,500
Darnell L. Boehm One Rochester Medical Drive Stewartville, MN 55976-1647	14,000
Peter H. Shepard One Rochester Medical Drive Stewartville, MN 55976-1647	4,100
Richard W. Kramp One Rochester Medical Drive Stewartville, MN 55976-1647	0
Philip J. Conway One Rochester Medical Drive Stewartville, MN 55976-1647	403,743
Martyn R. Sholtis One Rochester Medical Drive Stewartville, MN 55976-1647	20,000
Robert M. Anglin One Rochester Medical Drive Stewartville, MN 55976-1647	10,600
James M. Carper One Rochester Medical Drive Stewartville, MN 55976-1647	500
Sarah L. Grinde One Rochester Medical Drive Stewartville, MN 55976-1647	1,223

[SCHEDULE A TO VOTING AND SUPPORT AGREEMENT]

 SCHEDULE B

Name and Address of Shareholder	Number of Options	Number of Shares of Restricted Stock	Number of Restricted Stock Units
Anthony J. Conway One Rochester Medical Drive Stewartville, MN 55976-1647	236,000	0	80,432
David A. Jonas One Rochester Medical Drive Stewartville, MN 55976-1647	174,000	30,000	39,688
Darnell L. Boehm One Rochester Medical Drive Stewartville, MN 55976-1647	88,000	10,642	0
Peter H. Shepard One Rochester Medical Drive Stewartville, MN 55976-1647	0	18,642	0
Richard W. Kramp One Rochester Medical Drive Stewartville, MN 55976-1647	0	12,281	0
Philip J. Conway One Rochester Medical Drive Stewartville, MN 55976-1647	137,000	0	33,833
Martyn R. Sholtis One Rochester Medical Drive Stewartville, MN 55976-1647	147,000	20,000	36,784
Robert M. Anglin One Rochester Medical Drive Stewartville, MN 55976-1647	55,000	0	22,004
James M. Carper One Rochester Medical Drive Stewartville, MN 55976-1647	70,000	0	30,587
Sarah L. Grinde One Rochester Medical Drive Stewartville, MN 55976-1647	0	12,000	8,476

[SCHEDULE B TO VOTING AND SUPPORT AGREEMENT]

 EXHIBIT B

ARTICLES OF MERGER OF

STARNORTH ACQUISITION CORP.,
a Minnesota corporation

WITH AND INTO

ROCHESTER MEDICAL CORPORATION,
a Minnesota corporation

        Pursuant to the provisions of Minnesota Statutes section 302A.615, the undersigned, Starnorth Acquisition Corp., a Minnesota corporation (the "Merging Company"), and Rochester Medical Corporation, a Minnesota corporation (the "Surviving Company"), hereby adopt the following Articles of Merger on this [    ] day of [                    ], 2013, for the purpose of merging the Merging Company with and into the Surviving Company (the "Merger"), with the Surviving Company as the surviving company following the Merger.

        1.     A copy of the Plan of Merger (the "Plan of Merger") required by Minnesota Statutes section 302A.611 is attached hereto as Exhibit A.

        2.     The Merging Company and the Surviving Company are the constituent companies in the Merger (the "Constituent Companies").

        3.     The board of directors of the Merging Company has approved the Plan of Merger pursuant to Minnesota Statutes section 302A.613, Subdivision 1.

        4.     The shareholders of the Merging Company have approved the Plan of Merger pursuant to Minnesota Statutes section 302A.613, Subdivision 2.

        5.     The board of directors of the Surviving Company has approved the Plan of Merger pursuant to Minnesota Statutes section 302A.613, Subdivision 1.

        6.     The shareholders of the Surviving Company have approved the Plan of Merger pursuant to Minnesota Statutes section 302A.613, Subdivision 2.

        7.     The Merger will be effective upon the acceptance for filing of these Articles of Merger by the Secretary of State of Minnesota.

        8.     The articles of incorporation of the Merging Company shall be the articles of incorporation of the Surviving Company, except that Article I of such Articles of Incorporation will be amended to read as follows: "The name of the Corporation is "Rochester Medical Corporation."

        IN WITNESS WHEREOF, the Merging Company and the Surviving Company have caused these Articles of Merger to be executed by their respective officers thereunto duly authorized effective as of the date set forth above.

STARNORTH ACQUISITION CORP. a Minnesota corporation

By:
Its:
ROCHESTER MEDICAL CORPORATION a Minnesota corporation

By:
Its:

2

 EXHIBIT A

PLAN OF MERGER

[Copy of Agreement and Plan of Merger to be Attached]

3

 EXHIBIT C

FORM OF COMPANY CLOSING CERTIFICATE

[                        ], 2013

        This certificate is delivered pursuant to Section 5.1(f)(i) of that certain Agreement and Plan of Merger, dated as of September 3, 2013 (as such may be modified, supplemented or amended in accordance with its terms, the "Agreement"), by and among Rochester Medical Corporation (the "Company"), C. R. Bard, Inc. and Starnorth Acquisition Corp. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

        The undersigned, being the duly elected and appointed [                        ] of the Company, does hereby certify on behalf of the Company, solely in [his/her] capacity as an officer and not in an individual capacity that:

  (a)
  (i) the representations and warranties of the Company contained in Article II of the Agreement are true and correct in all respects (without giving effect to any materiality or Material Adverse Effect qualifications), in each case as of the date hereof (except for such representations and warranties made only as of a specified date, which shall be true and correct as of the specified date); provided, however, that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute a Material Adverse Effect (other than representations and warranties set forth in Section 2.1 (Organization and Good Standing; Investments), Section 2.2 (Authorization of Agreement), Section 2.3 (Conflicts; Consents of Third Parties), Section 2.4 (Capitalization) (except as set forth in clause (ii) below), Section 2.5 (Subsidiaries), Section 2.24 (Financial Advisors) and Section 2.30 (Takeover Laws; Rights Agreement), which are true and correct in all respects) and (ii) the representations and warranties set forth in Section 2.4 (Capitalization), are true and correct in all respects, except for insignificant deviations in numerical amounts set forth in the second sentence of Section 2.4(a) and the second sentence of Section 2.4(b); and

  (b)
  the Company has performed and complied in all material respects with all obligations and agreements required in the Agreement and the Company Documents to be performed or complied with by it on or prior to the date hereof.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the undersigned officer has executed this Closing Certificate as of the date first written above.

ROCHESTER MEDICAL CORPORATION
By:
Name:
Title:

[SIGNATURE PAGE TO COMPANY CLOSING CERTIFICATE]

 EXHIBIT D

FORM OF PARENT CLOSING CERTIFICATE

[                        ], 2013

        This certificate is delivered pursuant to Section 5.2(c) of that certain Agreement and Plan of Merger, dated as of September 3, 2013 (as such may be modified, supplemented or amended in accordance with its terms, the "Agreement"), by and among Rochester Medical Corporation, C. R. Bard, Inc. ("Parent") and Starnorth Acquisition Corp. ("MergerSub"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

        The undersigned, being the duly elected and appointed [                        ] of Parent, does hereby certify on behalf of the Parent, solely in [his/her] capacity as an officer and not in an individual capacity that:

  (a)
  the representations and warranties of Parent and MergerSub contained in Article III of the Agreement are true and correct in all material respects (without giving effect to any materiality or material adverse effect qualifications), in each case as of the date hereof (except for such representations and warranties made only as of a specified date, which shall be true and correct as of the specified date); and

  (b)
  Parent and MergerSub have performed and complied in all material respects with all obligations and agreements required by the Agreement and the Parent Documents to be performed or complied with by Parent and MergerSub on or prior to the date hereof.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the undersigned officer has executed this Closing Certificate as of the date first written above.

C. R. BARD, INC.
By:
Name:
Title:

[SIGNATURE PAGE TO PARENT CLOSING CERTIFICATE]

 Annex B

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

        This VOTING AND SUPPORT AGREEMENT (this "Agreement") dated as of September 3, 2013, is entered into among C. R. Bard, Inc., a New Jersey corporation ("Parent"), and the shareholders of Rochester Medical Corporation, a Minnesota corporation (the "Company"), identified on Schedule A hereto (each, a "Shareholder" and, collectively, the "Shareholders").

        WHEREAS, each Shareholder owns the number of shares of Common Stock set forth opposite his or her name on Schedule A hereto (such Common Stock held by each Shareholder together with any other shares of Common Stock of the Company acquired by each Shareholder after the date hereof and during the term of this Agreement being collectively referred to herein as the "Subject Shares"); and

        WHEREAS, each Shareholder owns the number of Options, Restricted Stock, Restricted Stock Units and other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, or exercisable for or convertible into Common Stock or other equity securities set forth opposite his or her name on Schedule B hereto (such Options, Restricted Stock, Restricted Stock Units and other securities held by each Shareholder together with any other Options, Restricted Stock, Restricted Stock Units or other securities of the Company acquired by each Shareholder after the date hereof and during the term of this Agreement being collectively referred to herein as the "Other Shares", and together with the Subject Shares, the "Company Shares"); and

        WHEREAS, concurrently with or following the execution of this Agreement, Parent, Starnorth Acquisition Corp., a Minnesota corporation ("Merger Sub") and the Company will enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), pursuant to which MergerSub will merge with and into the Company;

        WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Shareholders execute and deliver this Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

        SECTION 1.    Defined Terms.     Capitalized terms used herein but not otherwise defined herein have the meanings assigned to such terms in the Merger Agreement.

        SECTION 2.    Representations and Warranties of each Shareholder.     Each Shareholder hereby represents and warrants to Parent as follows:

          (a)    Authority; Execution and Delivery; Enforceability.

              (i)  Such Shareholder has all requisite power, authority and legal capacity to enter into, execute and deliver this Agreement and to perform the obligations and consummate the transactions contemplated hereby. The execution and delivery by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder. Such Shareholder has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, and other similar Laws affecting the rights and remedies of creditors generally and general principles of equity.

             (ii)  The execution and delivery by such Shareholder of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any breach of, require the consent, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of such Shareholder under, any provision of any contract or agreement to which such Shareholder is a party or by which any properties or assets of such Shareholder are bound or any provision of any Order or Law applicable to such Shareholder or the properties or assets of such Shareholder.

            (iii)  No consent or approval of, or registration, declaration or filing with, any Governmental Body or other Person is required to be obtained or made by or with respect to such Shareholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. No consent of such Shareholder's spouse is necessary under any "community property" or other Laws in order for such Shareholder to execute, deliver and perform under this Agreement or to consummate the transactions contemplated hereby.

          (b)    Company Shares.

              (i)  Such Shareholder is the record and beneficial owner of and has good and marketable title to the Company Shares, free and clear of all Liens and any other material limitation or restriction (including any restriction on the right to vote or otherwise transfer of the Subject Shares) other than pursuant to this Agreement and the Merger Agreement. Such Shareholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Company Shares. Such Shareholder has the sole right to dispose of the Company Shares, and none of such Shareholder's Company Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement.

             (ii)  Such Shareholder has the sole right to vote the Subject Shares, and none of such Shareholder's Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares.

          (c)    Acquisition Proposals.     Such Shareholder is not currently engaged in any discussions or negotiations with any Person (other than Parent and Merger Sub) regarding any Acquisition Proposal.

        SECTION 3.    Representations and Warranties of Parent.     Parent hereby represents and warrants to the Shareholders as follows: Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent. Parent has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. The execution and delivery by Parent of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent under, any provision of any contract or agreement to which Parent is a party or by which any properties or assets of Parent are bound or any provision of any Order or Law applicable to Parent or the properties or assets of Parent. Except as set forth in the Merger Agreement and as required under the Exchange

Act, no consent or approval of, or registration, declaration or filing with, any Governmental Body is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

        SECTION 4.    Covenants of the Shareholders.     Each Shareholder covenants and agrees as follows:

          (a)   Prior to the Expiration Date, at any Company Shareholder Meeting, and at any adjournment or postponement thereof, called to seek the Required Approval or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger Agreement, the Company Documents, the Merger or any other transaction contemplated thereby is sought, such Shareholder shall, including by executing a written consent solicitation if requested by Parent, vote (or cause to be voted), in person or by proxy, the Subject Shares in favor of (i) granting the Required Approval and (ii) any proposal to adjourn any Company Shareholder Meeting which Parent supports.

          (b)   Prior to the Expiration Date, at every meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which such Shareholder's vote, consent or other approval (including by written consent) is sought, such Shareholder shall vote (or cause to be voted) the Subject Shares against (i) any Adverse Acquisition Agreement or other merger agreement or merger (other than the Merger Agreement and the Merger), share exchange, consolidation, combination, dual listed structure, sale of substantial assets, issuance of securities, reorganization, recapitalization, dissolution, liquidation, winding up or other extraordinary transaction of or by the Company, (ii) any Acquisition Proposal or Superior Proposal and (iii) any amendment of the Company's Articles of Incorporation or the Bylaws or other action, proposal or transaction involving the Company or any of its Subsidiaries, which amendment or other action, proposal or transaction would reasonably be expected to impede, interfere with, delay, frustrate, prevent or nullify any provision of the Merger Agreement, the Ancillary Documents or any other agreement contemplated by the Merger Agreement, the Merger or any other transaction contemplated thereby, inhibit the timely consummation of the transactions contemplated thereby or change in any manner the voting rights of any class of capital stock of the Company. Such Shareholder shall not commit or agree to take any action inconsistent with the foregoing.

          (c)   Such Shareholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by Parent, and each of them individually, as such Shareholder's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Shareholder, to vote the Subject Shares, or grant a consent or approval in respect of the Subject Shares in a manner consistent with this Section 4. Such Shareholder understands and acknowledges that Parent is entering into the Merger Agreement and the applicable Ancillary Documents in reliance upon such Shareholders' execution and delivery of this Agreement. Such Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4(c) is given in consideration of the execution of the Merger Agreement by Parent and Merger Sub, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Such Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of all applicable Law, including Section 302A.449 of the Minnesota Business Corporations Act (the "MBCA"). The irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement. With respect to the proxy granted hereunder by such Shareholder, Parent agrees not to exercise this proxy if such Shareholder complies with his or her obligations in this Agreement. Such Shareholder shall take all further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

          (d)   Prior to the Expiration Date, such Shareholder shall not (i) directly or indirectly offer, sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option, agreement, understanding or other arrangement (including any profit sharing arrangement) with respect to a Transfer of, any of such Shareholder's Company Shares, or any interest therein, to any Person, (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of such Shareholder's Subject Shares or (iii) commit or agree to take any of the foregoing actions.

          (e)   Such Shareholder shall not engage, nor shall it authorize or permit any investment banker, attorney, accountant or other representative or agent (collectively, the "Shareholder Representatives") of such Shareholder to engage, directly or indirectly, in any activity that would be prohibited pursuant to Section 4.11 of the Merger Agreement. Notwithstanding anything to the contrary in this Agreement, if the Company, in compliance with the provisions of Section 4.11 of the Merger Agreement, has provided information to or entered into discussions or negotiations with, any Person in response to an Acquisition Proposal made by such Person, then such Shareholder and his or her Shareholder Representatives may provide information to and engage in discussions or negotiations with such Person only to the extent the Company and its Subsidiaries and their respective officers and directors and the Company Representatives are permitted to do so pursuant to the terms of Section 4.11 of the Merger Agreement, but only if instructed by the Company Board to provide such information or engage in such discussion or negotiation.

          (f)    Such Shareholder shall not issue any press release or make any other public statement with respect to the Merger Agreement, the Ancillary Documents, the Merger or any other transaction contemplated thereby without the prior consent of Parent.

          (g)   Such Shareholder shall not exercise any dissenters rights available to such Shareholder pursuant to Sections 302A.471 and 302A.473 of the MBCA.

          (h)   Notwithstanding anything in this Agreement to the contrary, each Shareholder shall not be limited or restricted in any way from acting in such Shareholder's fiduciary capacity as a director or officer of the Company, in order for such Shareholder to comply with such Shareholder's fiduciary duties as a director or officer of the Company. In addition, notwithstanding anything in this Agreement to the contrary, each Shareholder shall not be limited or restricted in any way from voting in such Shareholder's sole discretion on any matter other than the matters referred to in Sections 4(a) and (b) hereof. The parties acknowledge that this Agreement shall apply to each such Shareholder solely in such Shareholder's capacity as a shareholder of the Company and that each such Shareholder makes no agreement or understanding herein in his capacity as a director or officer of the Company.

        SECTION 5.    Maximum Shares Subject to Agreement.     Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring any Shareholder, together with each other Shareholder (collectively, the "Supporting Shareholders") to vote their shares of Common Stock subject thereto (the "Supporting Shareholder Shares") representing collectively in the aggregate more than 19.99% of the issued and outstanding shares of Common Stock in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. In the event that the aggregate number of Supporting Shareholder Shares and Subject Shares exceeds 19.99% of the issued and outstanding shares of Common Stock, then each Shareholder agrees to vote, or cause to be voted, a Proportionate Share of his or her Subject Shares in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, such that the aggregate number of Supporting Shareholder Shares and Subject Shares shall equal but not exceed 19.99% of the issued and outstanding shares of Common Stock. The "Proportionate Share" for each Shareholder shall be equal to the product of (i) the number of shares representing 19.99% of the issued and outstanding shares of Common Stock, multiplied by

(ii) the quotient of the number of shares of Common Stock held by such Shareholder divided by the aggregate number of shares of Common Stock held by all of the Supporting Shareholders.

        SECTION 6.    Termination.     This Agreement shall terminate upon the earliest to occur of (i) the mutual consent of the parties hereto, (ii) the Effective Time and (iii) the termination of the Merger Agreement in accordance with its terms (such earliest time, the "Expiration Date").

        SECTION 7.    Additional Matters.

          (a)   Each Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          (b)   All rights, ownership and economic benefits of and relating to the Company Shares shall remain vested in and belong to each Shareholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Shareholder in the voting of any of the Company Shares, except as otherwise provided herein.

        SECTION 8.    General Provisions.

          (a)    Entire Agreement; Amendments.     This Agreement (including the Schedules hereto) represents the entire understanding and agreement between the parties with respect to the subject matter herein and can be amended only by a written instrument signed by each of the parties. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies, equitable or legal.

          (b)    Notice.     All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt); (ii) when sent by facsimile (with written confirmation of transmission); or (iii) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case, to Parent in accordance with Section 7.9 of the Merger Agreement and to each Shareholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

          (c)    Interpretation.     Unless otherwise expressly provided, for purposes of this Agreement and any Schedules attached hereto, the following rules of interpretation shall apply:

              (i)  The Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. Any capitalized terms used in any Schedule but not otherwise defined therein shall be defined as set forth in this Agreement;

             (ii)  Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa;

            (iii)  The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified;

            (iv)  The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise expressly requires;

             (v)  The word "including" or any variation thereof means "including, without limitation," and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; and

            (vi)  The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

          (d)    Severability.     If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties.

          (e)    Counterparts.     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall be sufficient to bind the parties to the terms and conditions of this Agreement.

          (f)    No Third-Party Beneficiaries.     Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

          (g)    Governing Law.     This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution, performance, validity, interpretation, construction and enforcement of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such state, without regard to any choice or conflict of laws provisions or rules (whether of the State of Delaware or otherwise) that would require the application of the Law of any other jurisdiction.

          (h)    Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

              (i)  The parties hereby irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery, and in the absence of such jurisdiction, the exclusive jurisdiction of any other federal or state court located within the State of Delaware, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

             (ii)  Each of the parties hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 8(b).

            (iii)  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY TO THIS AGREEMENT AGREES AND CONSENTS THAT ANY SUCH LEGAL PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EACH PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THE WAIVER OF EACH RESPECTIVE PARTY'S RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER; (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(h)(iii).

          (i)    Binding Effect; Assignment.     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder by any party may be made without the prior written consent of the other party and any attempted assignment without the required consent shall be void, provided, however, that Parent may assign, or may cause its permitted affiliates to assign, (without the other party's consent) this Agreement to any entity in accordance with the procedures set forth in the following sentence. Parent may assign (without the other party's consent) this Agreement and any or all of their respective rights or obligations hereunder (including Parent's rights to seek indemnification hereunder) to any Affiliate of Parent, but no such assignment shall relieve Parent of any Liability hereunder.

          (j)    Remedies.     The parties agree that irreparable damage would occur in the event that any term or provision of this Agreement was not performed by any party in accordance with the terms hereof and that each party shall be entitled to (after obtaining the appropriate court order pursuant to this Section 8(j)) an injunction or injunctions to prevent breaches of this Agreement or specific performance of the terms and provisions hereof, in addition to any other remedies to which such party is entitled at law or in equity, in each case without the requirement of posting any bond or other type of security. Each party hereby agrees not to raise any objection or legal or equitable defense to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by another party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of another party under this Agreement.

        [Signature Page Follows]

 EXECUTION VERSION

        IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

C. R. BARD, INC.
By:	/s/ CHRISTOPHER S. HOLLAND
	Name:	Christopher S. Holland
	Title:	Senior Vice President and Chief Financial Officer

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

/s/ ANTHONY J. CONWAY Anthony J. Conway
/s/ DAVID A. JONAS David A. Jonas
/s/ DARNELL L. BOEHM Darnell L. Boehm
/s/ PETER H. SHEPARD Peter H. Shepard
/s/ RICHARD W. KRAMP Richard W. Kramp
/s/ PHILIP J. CONWAY Philip J. Conway
/s/ MARTYN R. SHOLTIS Martyn R. Sholtis
/s/ ROBERT M. ANGLIN Robert M. Anglin
/s/ JAMES M. CARPER James M. Carper
/s/ SARAH L. GRINDE Sarah L. Grinde

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

 SCHEDULE A

Name and Address of Shareholder*	Number of Common Shares
Anthony J. Conway One Rochester Medical Drive Stewartville, MN 55976-1647	870,159
David A. Jonas One Rochester Medical Drive Stewartville, MN 55976-1647	62,500
Darnell L. Boehm One Rochester Medical Drive Stewartville, MN 55976-1647	14,000
Peter H. Shepard One Rochester Medical Drive Stewartville, MN 55976-1647	4,100
Richard W. Kramp One Rochester Medical Drive Stewartville, MN 55976-1647	0
Philip J. Conway One Rochester Medical Drive Stewartville, MN 55976-1647	403,743
Martyn R. Sholtis One Rochester Medical Drive Stewartville, MN 55976-1647	20,000
Robert M. Anglin One Rochester Medical Drive Stewartville, MN 55976-1647	10,600
James M. Carper One Rochester Medical Drive Stewartville, MN 55976-1647	500
Sarah L. Grinde One Rochester Medical Drive Stewartville, MN 55976-1647	1,223

[SCHEDULE A TO VOTING AND SUPPORT AGREEMENT]

 SCHEDULE B

Name and Address of Shareholder	Number of Options	Number of Shares of Restricted Stock	Number of Restricted Stock Units
Anthony J. Conway One Rochester Medical Drive Stewartville, MN 55976-1647	236,000	0	80,432
David A. Jonas One Rochester Medical Drive Stewartville, MN 55976-1647	174,000	30,000	39,688
Darnell L. Boehm One Rochester Medical Drive Stewartville, MN 55976-1647	88,000	10,642	0
Peter H. Shepard One Rochester Medical Drive Stewartville, MN 55976-1647	0	18,642	0
Richard W. Kramp One Rochester Medical Drive Stewartville, MN 55976-1647	0	12,281	0
Philip J. Conway One Rochester Medical Drive Stewartville, MN 55976-1647	137,000	0	33,833
Martyn R. Sholtis One Rochester Medical Drive Stewartville, MN 55976-1647	147,000	20,000	36,784
Robert M. Anglin One Rochester Medical Drive Stewartville, MN 55976-1647	55,000	0	22,004
James M. Carper One Rochester Medical Drive Stewartville, MN 55976-1647	70,000	0	30,587
Sarah L. Grinde One Rochester Medical Drive Stewartville, MN 55976-1647	0	12,000	8,476

[SCHEDULE B TO VOTING AND SUPPORT AGREEMENT]

 Annex C

September 3, 2013

Board of Directors
Rochester Medical Corporation
One Rochester Medical Drive
Stewartville, Minnesota 55976

Members of the Board:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the "Company Common Stock"), of Rochester Medical Corporation (the "Company"), of the Merger Consideration (as defined below), pursuant to a draft of the Agreement and Plan of Merger dated as of August 30, 2013 (the "Agreement"), to be entered into among the Company, C. R. Bard, Inc. (the "Acquiror") and Starnorth Acquisition Corp. ("Merger Sub"), a newly formed wholly-owned subsidiary of the Acquiror. The Agreement provides for, among other things, the merger (the "Merger") of the Merger Sub with and into the Company, pursuant to which each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury, will be converted into the right to receive $20.00 in cash (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement.

        In arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of a draft of the Agreement dated August 30, 2013; (ii) reviewed and analyzed certain financial and other data with respect to the Company which was publicly available, (iii) reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that were publicly available, as well as those that were furnished to us by the Company; (iv) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (ii) and (iii) above, as well as its business and prospects before and after giving effect to the Merger; (v) reviewed the current and historical reported prices and trading activity of Company Common Stock and similar information for certain other companies deemed by us to be comparable to the Company; (vi) compared the financial performance of the Company with that of certain other publicly-traded companies that we deemed relevant; and (vii) reviewed the financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

        We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.

        In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Merger.

        In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that neither the Company nor the Acquiror is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger.

        This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Company Common Stock may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

        We have been engaged by the Company to act as its financial advisor and we will receive a fee from the Company for providing our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. Our opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. We are currently providing financial advisory services to the Company and have, in the past, provided financial advisory and financing services to the Company and its affiliates and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we and our affiliates may actively trade securities of the Company and the Acquiror for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide investment banking and financial advisory services to the Company, the Acquiror or entities that are affiliated with the Company or the Acquiror, for which we would expect to receive compensation.

        Consistent with applicable legal and regulatory requirements, Piper Jaffray has adopted policies and procedures to establish and maintain the independence of Piper Jaffray's Research Department and personnel. As a result, Piper Jaffray's research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to the Company and the Merger and other participants in the Merger that differ from the views of Piper Jaffray's investment banking personnel.

        This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Merger or any other matter. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Jaffray Opinion Committee.

        This opinion addresses solely the fairness, from a financial point of view, to holders of Company Common Stock of the proposed Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, Acquiror's ability to fund the merger consideration or any other terms contemplated by the Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of the Company. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the compensation to be received by holders of Company Common Stock in the Merger or with respect to the fairness of any such compensation, including whether such payments are reasonable in the context of the Merger.

        Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock as of the date hereof.

Sincerely,

PIPER JAFFRAY & CO.

 Annex D

SECTIONS 471 AND 473 OF THE
MINNESOTA BUSINESS CORPORATION ACT

302A.471  Rights of Dissenting Shareholders.

        Subdivision 1.    Actions creating rights.     A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (a)   unless otherwise provided in the articles, an amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

            (1)   alters or abolishes a preferential right of the shares;

            (2)   creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

            (3)   alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

            (4)   excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section; or

            (5)   eliminates the right to obtain payment under this subdivision;

          (b)   a sale, lease, transfer, or other disposition of property and assets of the corporation that requires shareholder approval under section 302A.661, subdivision 2, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

          (c)   a plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3, and except for a plan of merger adopted under section 302A.626;

          (d)   a plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring organization, except as provided in subdivision 3;

          (e)   a plan of conversion adopted by the corporation; or

          (f)    any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

        Subdivision 2.    Beneficial owners.

          (a)   A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

          (b)   A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

        Subdivision 3.    Rights not to apply.

          (a)   Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or (2) the corporation whose shares will be acquired by the acquiring organization in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

          (b)   If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

          (c)   Notwithstanding subdivision 1, the right to obtain payment under this section, other than in connection with a plan of merger adopted under section 302A.621, is limited in accordance with the following provisions:

            (1)   The right to obtain payment under this section is not available for the holders of shares of any class or series of shares that is listed on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, or the NASDAQ Global Select Market.

            (2)   The applicability of clause (1) is determined as of:

                (i)  the record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action described in subdivision 1; or

               (ii)  the day before the effective date of corporate action described in subdivision 1 if there is no meeting of shareholders.

            (3)   Clause (1) is not applicable, and the right to obtain payment under this section is available pursuant to subdivision 1, for the holders of any class or series of shares who are required by the terms of the corporate action described in subdivision 1 to accept for such shares anything other than shares, or cash in lieu of fractional shares, of any class or any series of shares of a domestic or foreign corporation, or any other ownership interest of any other organization, that satisfies the standards set forth in clause (1) at the time the corporate action becomes effective.

        Subdivision 4.    Other rights.     The shareholders of a corporation who have a right under this section to obtain payment for their shares, or who would have the right to obtain payment for their shares absent the exception set forth in paragraph (c) of subdivision 3, do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473  Procedures for asserting dissenters' rights.

        Subdivision 1.    Definitions.

          (a)   For purposes of this section, the terms defined in this subdivision have the meanings given them.

          (b)   "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

          (c)   "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

          (d)   "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

        Subdivision 2.    Notice of action.     If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

        Subdivision 3.    Notice of dissent.     If the proposed action must be approved by the shareholders and the corporation holds a shareholder meeting, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

        Subdivision 4.    Notice of procedure; deposit of shares.

          (a)   After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to (i) all shareholders who have complied with subdivision 3, (ii) all shareholders who did not sign or consent to a written action that gave effect to the action creating the right to obtain payment under section 302A.471, and (iii) all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

            (1)   the address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

            (2)   any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

            (3)   a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

            (4)   a copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

          (b)   In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

        Subdivision 5.    Payment; return of shares.

          (a)   After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

            (1)   the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

            (2)   an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

            (3)   a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

          (b)   The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

          (c)   If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

        Subdivision 6.    Supplemental payment; demand.     If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

        Subdivision 7.    Petition; determination.     If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the Rules of Civil Procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the Rules of Civil Procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

        Subdivision 8.    Costs; fees; expenses.

          (a)   The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

          (b)   If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

          (c)   The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

ROCHESTER MEDICAL CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

Wednesday, November 13, 2013
2:00 p.m. local time

OFFICES OF DORSEY & WHITNEY LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota

ROCHESTER MEDICAL CORPORATION One Rochester Medical Drive Stewartville, Minnesota 55976-1647	proxy

________________________________________________________________________________

This proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Special Meeting of Shareholders and Proxy Statement dated October 10, 2013, appoints Anthony J. Conway and David A. Jonas proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the matters shown on the reverse side, all shares of common stock of Rochester Medical Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders of Rochester Medical Corporation, to be held on Wednesday, November 13, 2013 at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota at 2:00 p.m. local time and any adjournment thereof.

See reverse for voting instructions.

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Rochester Medical Corporation	c/o Shareowner ServicesSM P.O. Box 64873 St. Paul, MN 55164-0873

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – Shareholders of record can access www.proxypush.com/rocm and follow the on-screen instructions to vote their proxy. Have your proxy card available when you access the webpage.
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on November 12, 2013.

PHONE – Shareholders of record call toll-free 1-866-883-3382 from any touch-tone telephone and follow the instructions to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on November 12, 2013.  Have your proxy card available when you call.

Beneficial owners may vote by telephone or internet if their bank or broker makes those methods available, in which case, the bank or broker will include the instructions with the proxy materials.

Mail – Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Rochester Medical Corporation, c/o Shareowner ServicesSM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

Please detach here

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.

1.	Proposal to approve the Agreement and Plan of Merger, dated as of September 3, 2013, by and among C. R. Bard, Inc., Starnorth Acquisition Corp. and Rochester Medical Corporation	☐ For	☐ Against	☐ Abstain

2.

A proposal to approve, on a non-binding advisory basis, the compensation that may become payable to the named executive officers of Rochester Medical Corporation in connection with the completion of the merger.

		☐ For	☐ Against	☐ Abstain

3.	Proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement.	☐ For	☐ Against	☐ Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

Address Change? Mark Box ☐	Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name appears hereon.  Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted.  If signing in a representative capacity, please indicate title and authority.

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